UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ZeroFox Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED MARCH 8, 2024

ZeroFox Holdings, Inc. 1834 S. Charles Street Baltimore, Maryland 21230

Dear Stockholders:

You are cordially invited to attend a special meeting (the “Special Meeting”) of holders of common stock, par value $0.0001 per share, (“Company common stock”) of ZeroFox Holdings, Inc., a Delaware corporation (“ZeroFox” or “we”). The Special Meeting will be held on [•], 2024 at [•] [a.m./p.m.], Eastern Time (unless the Special Meeting is postponed or adjourned). ZeroFox will hold the Special Meeting virtually via a live interactive webcast at www.virtualshareholdermeeting.com/ZFOX2024SM. You will be able to listen to the Special Meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication, and cost savings for our stockholders. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting.

On February 6, 2024, ZeroFox entered into an Agreement and Plan of Merger (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the “merger agreement”) with ZI Intermediate II, Inc., a Delaware corporation (“Parent”), and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, on the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ZeroFox, with ZeroFox surviving as a wholly-owned subsidiary of Parent (the “merger”). Parent and Merger Sub are each affiliated with Haveli Investments Software Fund I, L.P. (“Haveli Software”) and Haveli Investments Software Fund I Cayman L.P. (“Haveli Cayman” and, together with Haveli Software, the “Haveli Funds”), funds managed by Haveli Investments L.P., a private equity firm focused on the software and technology-enabled services sectors.

If the merger is completed, you will be entitled to receive $1.14 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own at the effective time of the merger, unless you have properly exercised and validly perfected your appraisal rights.

At the Special Meeting, you will be asked to consider and vote on: (1) a proposal to adopt the merger agreement (the “merger agreement proposal”); and (2) a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or advisable, to permit further solicitation of proxies in the event that there are insufficient votes to adopt the merger agreement at the time of the Special Meeting (the “adjournment proposal”).

The Board of Directors of ZeroFox (the “Board of Directors”), after considering the factors more fully described in the accompanying proxy statement, and acting upon the recommendation of a special committee of the Board of Directors comprised of independent directors, has unanimously: (i) determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that ZeroFox stockholders adopt the merger agreement and approve the merger.

The Board of Directors unanimously recommends that you vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.

The accompanying proxy statement provides detailed information about the Special Meeting and a summary of the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the merger agreement and the merger. You should carefully read and consider the entire proxy statement and its annexes, including, but not limited to, the merger agreement, as they contain important information about, among other things, the merger and how it affects you.

Whether or not you plan to attend the Special Meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote by virtual ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares of Company common stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions.

Your vote is very important regardless of the number of shares of Company common stock that you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares of Company common stock, please contact our proxy solicitor, Okapi Partners LLC by calling (844) 203-3605 (toll-free) and (212) 297-0720 (for banks, brokers, trustees, and other nominees) or by e-mailing at info@okapipartners.com.

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

James C. Foster
Chief Executive Officer and Chairman of the Board

The merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission. Neither the U.S. Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [•], 2024 and, together with the enclosed form of proxy card, is first being mailed on or about [•], 2024.

ZeroFox Holdings, Inc. 1834 S. Charles Street Baltimore, Maryland 21230

Notice of Special Meeting

and Proxy Statement

Date and Time:	[•], 2024 [•] [a.m./p.m.], Eastern Time

Location:	Participate virtually at www.virtualshareholdermeeting.com/ZFOX2024SM

To our Stockholders:

ZeroFox Holdings, Inc., a Delaware corporation (the “Company,” “ZeroFox,” “we” and “our”), will hold a special meeting of stockholders (the “Special Meeting”) on [•], 2024, at [•] [a.m./p.m.], Eastern Time (unless the Special Meeting is adjourned or postponed). To provide the opportunity for participation by a broader group of stockholders and provide a consistent and convenient experience to all stockholders regardless of location, the Special Meeting will be held in a virtual-only meeting format via a live interactive webcast. Stockholders will be able to listen to the Special Meeting live, submit questions through the voting platform, and vote online. Stockholders will not be able to physically attend the Special Meeting. For purposes of attendance at the Special Meeting, all references in this notice and the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting.

At the Special Meeting, holders (“Company stockholders”) of our outstanding shares of common stock, par value $0.0001 per share (“Company common stock”), will be asked to consider and vote upon the following proposals:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 6, 2024 (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the “merger agreement”), by and among ZeroFox, ZI Intermediate II, Inc., a Delaware corporation (“Parent”), and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into ZeroFox and the separate corporate existence of Merger Sub will cease, with ZeroFox continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”). We refer to this proposal as the “merger agreement proposal;” and

2.

To consider and vote on a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or advisable, to permit further solicitation of proxies in the event that there are insufficient votes to adopt the merger agreement at the time of the Special Meeting. We refer to this proposal as the “adjournment proposal.”

Only Company stockholders of record as of the close of business on [•], 2024, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any postponement or adjournment thereof.

The accompanying proxy statement provides detailed information about the Special Meeting and a summary of the merger agreement and the merger. The accompanying proxy statement, including the copy of the merger agreement attached thereto as Annex A , is incorporated by reference into this notice.

The Board of Directors unanimously recommends that you vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.

Company stockholders who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the “fair value” of their shares of Company common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a written demand for appraisal before the vote is taken on the merger agreement proposal and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement under the section entitled “Appraisal Rights.” Section 262 of the DGCL is reproduced in its entirety in Annex E to the accompanying proxy statement. Section 262 of the DGCL may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Whether or not you plan to attend the Special Meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote by virtual ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares of Company common stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.

By Order of the Board of Directors,

Name: Thomas P. FitzGerald Title: General Counsel and Corporate Secretary

Baltimore, Maryland

[•], 2024

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.

If you hold your shares of Company common stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. Without your instructions, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting or be voted at the Special Meeting. If a quorum is present, that will have the same effect as voting “AGAINST” the merger agreement proposal but will have no effect on the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated.

If you are a Company stockholder of record, voting at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Company common stock through a bank, broker, or other nominee, you must obtain a “legal proxy” from the bank, broker, or other nominee that holds your shares of Company common stock in order to vote at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote by virtual ballot at the Special Meeting, your shares of Company common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a quorum is present, that will have the same effect as a vote “AGAINST” the merger agreement proposal but will have no effect on the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the merger agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the merger and how it affects you. If you have any questions concerning the merger agreement, the merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of Company common stock, please contact our proxy solicitor:

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(844) 203-3605 (Toll-Free)

(212) 297-0720 (for banks, brokers, trustees, and other nominees)

E-mail: info@okapipartners.com.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. To understand the merger agreement and the merger more fully and for a more complete description of the legal terms of the merger agreement and the merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the merger agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the merger agreement, the merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire merger agreement, which is the legal document that governs the merger.

Except as otherwise specifically noted in this proxy statement, “ZeroFox,” “we,” “our,” “us,” the “Company” and similar words refer to ZeroFox Holdings, Inc. Throughout this proxy statement, we refer to ZI Intermediate II, Inc. as “Parent” and HI Optimus Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to the Agreement and Plan of Merger, dated as of February 6, 2024, by and among Parent, Merger Sub, and ZeroFox as the “merger agreement,” our common stock, par value $0.0001 per share, as “Company common stock,” and the holders of Company common stock as “Company stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the merger agreement.

Parties Involved in the Merger (Page 25)

ZeroFox Holdings, Inc.

ZeroFox is an enterprise software-as-a-service leader in external cybersecurity. We have redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target customers’ brands, domains, people, and assets. Customers include some of the largest public sector organizations as well as finance, media, technology and retail companies. Customers use ZeroFox to stay ahead of adversaries and address the entire lifecycle of external cyber risks.

Our principal executive offices are located at 1834 S. Charles Street, Baltimore, Maryland 21230, and our telephone number is (855) 936-9369. The Company common stock is listed on The Nasdaq Global Market and the Company public warrants (as defined below) are listed on The Nasdaq Capital Market under the symbols “ZFOX” and “ZFOXW,” respectively.

ZI Intermediate II, Inc.

Parent was formed on January 26, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger. The principal executive offices of Parent are located at 405 Colorado St., Suite 1600, Austin, Texas 78701, and its telephone number is (512) 809-9092.

HI Optimus Merger Sub, Inc.

Merger Sub is a wholly-owned subsidiary of Parent and was formed on January 26, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger. The principal executive offices of Merger Sub are located at 405 Colorado St., Suite 1600, Austin, Texas 78701, and its telephone number is (512) 809-9092.

Parent and Merger Sub are each affiliated with Haveli Investments Software Fund I, L.P. (“Haveli Software”) and Haveli Investments Software Fund I, Cayman L.P. (“Haveli Cayman” and, together with Haveli Software, the “Haveli Funds”). The Haveli Funds are managed by Haveli Investments, L.P. (“Haveli”), a leading private equity firm focused on the software and technology-enabled services sectors. At the effective time of the merger (as defined below), the surviving corporation (as defined below), will be indirectly owned by the Haveli Funds. The principal executive offices of Haveli are located at 405 Colorado St., Suite 1600, Austin, Texas 78701, and its telephone number is (512) 809-9092.

The Merger (Page 34)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into ZeroFox and the separate corporate existence of Merger Sub will cease, with ZeroFox continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “surviving corporation”). As a result of the merger, the Company common stock and the Company public warrants will no longer be publicly traded and will be delisted from The Nasdaq Global Market and The Nasdaq Capital Market, respectively. In addition, the Company common stock and the Company public warrants will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ZeroFox will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the merger is completed, you will not own any shares of the capital stock of the surviving corporation. The time at which the merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Merger Sub and ZeroFox and specified in the certificate of merger in accordance with the DGCL, the “effective time of the merger”).

Consideration to be Received in the Merger (Page 85)

ZeroFox Common Stock

At the effective time of the merger, each share of Company common stock that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares of Company common stock that are owned by the Company, Parent or Merger Sub or any of their subsidiaries, (ii) shares of Company common stock as to which appraisal rights have been properly exercised and validly perfected in accordance with the DGCL, and (iii) the 1,293,750 shares of Company common stock held by JAR Sponsor, LLC, Joseph Lieberman, Albert Goldstein, and Kurt Summers Jr. that are subject to forfeiture if certain triggering events do not occur (the “Company Earnout Shares”), collectively, the “Excluded Shares”) will be cancelled and converted automatically into, and will thereafter represent only, the right to receive an amount in cash equal to $1.14 per share (which we refer to as the “merger consideration”), without interest and subject to any applicable withholding taxes. At or prior to the effective time of the merger, Parent will deposit or cause to be deposited an amount of cash sufficient to pay the aggregate merger consideration with a designated paying agent for payment of each share of Company common stock owned by each Company stockholder. At the effective time of the merger, each Company Earnout Share will be deemed forfeited and automatically cancelled for no consideration. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Consideration To Be Received in the Merger.”

After the merger is completed, you will have the right to receive the merger consideration of $1.14 per share of Company common stock, but you will no longer have any rights as a Company stockholder (except that Company stockholders who properly exercise and validly perfect their appraisal rights may have the right to receive payment for the “fair value” of their shares of Company common stock determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.”

Treatment of Company Equity Awards (Page 86)

Company Options

Each option to purchase shares of Company common stock (each, a “Company Option”) that is vested in accordance with its terms and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such vested Company Option, by (y) the total number of shares of Company common stock underlying such vested Company Option. Any vested Company Option with a per-share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration.

Each Company Option that is unvested and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such unvested Company Option, by (y) the total number of shares of Company common stock underlying such unvested Company Option. Such resulting amount will vest and become payable at the same time that the unvested Company Option from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the effective time of the merger. Any unvested Company Option with a per-share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration.

Company RSUs

Each restricted stock unit award in respect of shares of Company common stock (each, a “Company RSU”) that is outstanding as of immediately prior to the effective time of the merger and that is either held by a non-employee member of the Board of Directors of the Company (the “Board of Directors” or the “Board”) or vested in accordance with its terms as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying the Company RSU by (y) $1.14.

Each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either not held by a non-employee member of the Board of Directors of the Company or unvested as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying such Company RSU, by (y) $1.14. Such resulting amount will vest and become payable at the same time that the unvested Company RSU from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company RSU immediately prior to the effective time of the merger.

Equity Award Payments

Payments in respect of Company equity awards described above that are or become vested at the effective time of the merger will be made on the later of two business days following the effective time of the merger and the first regular payroll date of the surviving corporation that occurs following the effective time of the merger. Payments in respect of cash replacement amounts described above will be made on the later of two business days following the date on which the cash amount vests and the first regular payroll date of the surviving following the date on which such amount vests.

Treatment of Warrants (Page 86)

At the effective time of the merger, in accordance with the terms of that certain warrant agreement governing an aggregate of 16,213,419 warrants to purchase shares of Company common stock comprised of (i) publicly held warrants (the “Company public warrants”) and (ii) privately-issued warrants (the “Company private warrants” and, together with the Company public warrants, the “Company public/private warrants”), each Company public/private warrant that is unexercised and outstanding as of immediately prior to the effective time of the merger, will automatically, without action on the part of the holder thereof, cease to represent a warrant to purchase shares of Company common stock and instead represent a right by the holder thereof upon any subsequent exercise, to receive the merger consideration in respect of each share of Company common stock for which such Company public/private warrant was exercisable immediately prior to the effective time of the merger. The exercise price for the holder of any such Company public/private warrant that properly exercises such Company public/private warrant within 30 days following the public disclosure of the closing of the merger (the “closing”) pursuant to a current report on Form 8-K filed with the SEC will be reduced as provided for in the warrant agreement governing the Company public/private warrants. Such reduced exercise price will be the amount of $1.14 minus the Black-Scholes value of a warrant computed in accordance with the warrant agreement.

At the effective time of the merger, in accordance with the terms of that certain warrant to purchase common stock governing an aggregate of 128,676 warrants to purchase shares of Company common stock (“Company Stifel warrants”), each Company Stifel warrant will automatically terminate and be cancelled and extinguished for no consideration.

Material U.S. Federal Income Tax Consequences of the Merger (Page 79)

The receipt of cash by Company stockholders in exchange for shares of Company common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by a U.S. Holder (as defined in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Taxation of U.S. Holders of Common Stock”) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of Company common stock surrendered pursuant to the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Taxation of Non-U.S. Holders of Common Stock”) generally will not be subject to U.S. federal income tax with respect to the exchange of Company common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

For more information, Company stockholders should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Company stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local, or non-U.S. tax jurisdiction.

Appraisal Rights (Page 71)

If the merger is consummated and certain conditions are met, Company stockholders who continuously hold shares of Company common stock through the effective time of the merger, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares of Company common stock and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Company common stock in connection with the merger under Section 262 of the DGCL. This means that Company stockholders may be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery (the “Delaware Court”) and receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be “fair value,” if any, as determined by the Delaware Court (or in certain circumstances described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” on the difference between the amount determined to be the “fair value” and the amount paid by the surviving corporation in the merger to each Company stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their shares of Company common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Company stockholders considering seeking appraisal should be aware that the “fair value” of their shares of Company common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the merger consideration of $1.14 per share that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Company common stock.

To exercise appraisal rights, Company stockholders must: (i) submit a written demand for appraisal to ZeroFox before the vote is taken on the merger agreement proposal; (ii) not submit a proxy or otherwise vote in favor of the merger agreement proposal; (iii) continue to hold shares of Company common stock of record through the effective time of the merger; and (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court will dismiss appraisal proceedings in respect of ZeroFox unless certain stock ownership conditions are satisfied by Company stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section  262 of the DGCL is reproduced in Annex E to this proxy statement. If you hold your shares of Company common stock through a bank, broker, or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker, or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.”

Regulatory Approvals Required for the Merger (Page 100)

Under the merger agreement, the merger cannot be completed until the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. ZeroFox and Parent made the filings required under the HSR Act on February 28, 2024. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on March 29, 2024. Completion of the merger is also subject to the receipt of approval, clearance or expiration of the applicable review periods under the United Kingdom’s National Security and Investment Act 2021, as amended (the “NSI Act”).

For more information, please see the section of this proxy statement entitled “The Merger—Regulatory Approvals in Connection with the Merger.”

Conditions of the Merger (Page 103)

The obligations of ZeroFox, Parent and Merger Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter;

•

the approval or notification of non-objection to the merger, notification of no further action, or the expiration or termination of the waiting period, as applicable, under each of the HSR Act and the NSI Act; and

•	the absence of any law, injunction, or similar order making the merger illegal or otherwise prohibiting the merger.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

the Company having performed and complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by the Company prior to the closing;

•

the representations and warranties of the Company relating to the Company’s capitalization being true and correct (without giving effect to any materiality, Company material adverse effect—as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”—or similar qualifications set forth therein) as if made at and as of the closing date, except in the case of de minimis inaccuracies;

•

the representations and warranties of the Company relating to organization, good standing, subsidiaries, corporate power, enforceability, board approval, required Company stockholder approval, non-contravention of applicable laws and charter or bylaws, the opinion of Piper Sandler & Co. (“Piper Sandler”), brokers and anti-takeover laws being true and correct, subject to certain materiality or Company material adverse effect qualifications, as if made at and as of the closing date;

•

the representations and warranties of the Company relating to the absence of any Company material adverse effect since January 31, 2023, being true and correct in all respects as if made at and as of the closing date;

•

the other representations and warranties of the Company set forth in the merger agreement being true and correct (without giving effect to any materiality, Company material adverse effect or similar qualifications set forth therein) as if made at and as of the closing date, except where the failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have a Company material adverse effect;

•	the absence of any Company material adverse effect having occurred after the date of the merger agreement that is continuing;

•

the receipt by Parent of a certificate of the Company, dated as of the closing date and signed by its chief executive officer, certifying that the conditions described in the preceding six (6) bullets have been satisfied; and

•	the receipt by Parent of payoff letters or similar documents for certain specified indebtedness of the Company no later than three business days prior to the closing date.

In addition, the obligation of the Company to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

Parent and Merger Sub having performed and complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by Parent or Merger Sub prior to the closing;

•

the representations and warranties of Parent and Merger Sub set forth in the merger agreement relating to corporate power, enforceability, board approval, contracts or arrangements with Company management, applicability of foreign investment laws, and ownership of Company common stock being true and correct, subject to certain materiality or Parent material adverse effect qualifications, as if made at and as of the closing date;

•

the other representations and warranties of Parent and Merger Sub set forth in the merger agreement being true and correct (without giving effect to any materiality, Parent material adverse effect or similar qualifications set forth therein) as if made at and as of the closing date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement prior to the outside date (as defined in the section of this proxy statement entitled “Termination of the Merger Agreement—Termination by Either the Company or Parent”); and

•

the receipt by the Company of a certificate of Parent and Merger Sub, dated as of the closing date and signed by their respective authorized officers, certifying that the conditions described in the preceding three bullets have been satisfied.

Financing of the Merger (Page 69)

We presently anticipate that the total funds needed to complete the merger and the related transactions will be approximately $390.0 million, which will be funded by the equity and debt financing described below.

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. Parent and Merger Sub have represented to the Company that they will have available to them sufficient funds to pay the aggregate merger consideration and other amounts required to be paid at the closing by Parent and Merger Sub under the merger agreement.

Equity Financing

In connection with the financing of the merger, the Haveli Funds entered into an equity commitment letter in favor of Parent, dated as of February 6, 2024 for the commitment to invest up to an aggregate of $390.0 million in Parent (the “Equity Commitment Letter”), solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate merger consideration, cash payments in respect of vested Company equity awards, repayment of certain of the Company’s indebtedness, including payments required under the Note Repurchase Agreements (as defined in the section of this proxy statement entitled “The Merger—Financing of the Merger—Note Repurchase Agreements”), and the related fees and expenses required to be paid in connection with the closing. The Company is an express third-party beneficiary of the Equity Commitment Letter solely for the purpose of enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by the Haveli Funds to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the Haveli Funds to perform their funding obligations under the Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Equity Commitment Letter and (ii) the terms and conditions of the merger agreement. For more information, please see the section of this proxy statement entitled “The Merger—Equity Financing.”

Pursuant to the limited guarantee delivered by the Haveli Funds in favor of the Company, dated as of February 6, 2024 (the “Limited Guarantee”), the Haveli Funds have agreed to guarantee, severally, any termination fee payable by Parent, certain costs of enforcement and interest on the termination fee not exceeding $1.5 million and reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by ZeroFox, as specified in the Limited Guarantee and the merger agreement, in each case subject to (i) the limitations and conditions set forth in the Limited Guarantee and (ii) the terms and conditions of the merger agreement. For more information, please see the section of this proxy statement entitled “The Merger—Limited Guarantee.”

Debt Financing

Parent has also entered into a debt commitment letter (the “Debt Commitment Letter”), dated as of February 23, 2024, with Monroe Capital Management Advisors, LLC (the “Lender”), pursuant to which the Lender has committed to provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $130.0 million in debt financing (not all of which is expected to be drawn at the closing) (the “debt financing”).

The proceeds of the debt financing will be used on the closing date to, among other things, fund certain amounts in respect of the closing and related transactions on the closing date, including repayment of certain third-party indebtedness of ZeroFox, to pay fees and expenses related thereto and for any other purpose not prohibited by the documentation governing the debt financing. The obligations of the Lender to provide the debt financing under the Debt Commitment Letter are subject to certain customary conditions. Receipt of the proceeds of the debt financing is not a condition to Parent’s or Merger Sub’s obligations under the merger agreement.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Required Stockholder Approval (Page 7)

The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter (the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger.

The approval of the adjournment proposal requires the affirmative vote of a majority of the voting power of the shares of Company common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter. The approval of the adjournment proposal is not a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.

If a Company stockholder abstains from voting, that abstention will have the same effect as if a Company stockholder voted “AGAINST” the merger agreement proposal and the adjournment proposal. Although the Company does not expect any “broker non-votes,” each “broker non-vote,” if any, will count as a vote “AGAINST” the merger agreement proposal but will have no effect on the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated.

Voting by Company Directors and Executive Officers (Page 27)

On February 6, 2024, in connection with the execution of the merger agreement, all our directors (including James C. Foster, who is also our Chief Executive Officer), solely in their capacity as stockholders of the Company (in such capacity, the “covered stockholders”) entered into voting and support agreements with Parent (each such agreement, a “voting agreement”). A form of voting agreement is attached to this proxy statement as Annex C. Pursuant to the voting agreements, each covered stockholder agreed, among other things and subject to certain conditions, to vote his or her shares of Company common stock in favor of the adoption of the merger agreement and certain other matters. As of the Record Date (as defined below), the covered stockholders beneficially owned an aggregate of [11,596,583] shares of Company common stock or approximately [9.3]% of the then-outstanding shares of Company common stock. For more information regarding the voting agreements, see the section of this proxy statement entitled “The Voting Agreements.”

In addition, as of the Record Date, the non-director executive officers of the Company, who are not parties to the voting agreements, beneficially owned an aggregate of [4,928,654] shares of Company common stock, or approximately [3.8]% of the then-outstanding shares of Company common stock. We currently expect that our directors and executive officers will vote all of their respective shares of Company common stock “FOR” the merger agreement proposal and “FOR” the adjournment proposal. For more information regarding the security ownership of directors and executive officers of the Company, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

The Special Meeting (Page 26)

Date, Time and Place

A special meeting of Company stockholders to consider and vote on the merger agreement proposal will be held on [•], 2024 at [•] [a.m./p.m.], Eastern Time (the “Special Meeting”). ZeroFox will hold the Special Meeting virtually via the Internet at www.virtualshareholdermeeting.com/ZFOX2024SM (the “virtual meeting website”). You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

Record Date; Stockholders Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Company common stock at the close of business on [•], 2024 (the “Record Date”). Each holder of shares of Company common stock will be entitled to one (1) vote for each such share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were [124,556,726] shares of Company common stock issued and outstanding and entitled to be voted at the Special Meeting. The holders of a majority of the issued and outstanding shares of Company common stock entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Recommendation of the Board (Page 26)

Upon the recommendation of a special committee comprised of independent members of the Board of Directors (the “Special Committee”), the Board of Directors has unanimously: (i) determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that Company stockholders adopt the merger agreement and approve the merger.

Please also see the notice regarding ratification under Section 204 of the DGCL in the section of this proxy statement entitled “ The Merger—Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law.”

The Board of Directors unanimously recommends that you vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.

No Solicitation; Change in Board Recommendation (Page 94)

The merger agreement generally restricts the Company’s ability to directly or indirectly solicit acquisition proposals (as defined below under the section entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) from third parties (including by furnishing non-public information), to participate in discussions or negotiations with third parties regarding any acquisition proposal or to enter into agreements providing for any acquisition proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited acquisition proposal on the Board’s (or a Board committee’s) determination in good faith, after consultation with financial advisors and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”).

Prior to the adoption of the merger agreement by the Company stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board may effect a Change of Recommendation (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation ”), including by withdrawing or withholding its recommendation that the Company stockholders adopt the merger agreement under certain circumstances in connection with a superior proposal or in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation”) in each case, if the Board complies with certain procedures in the merger agreement. In the event of an intervening event or the termination of the merger agreement in accordance with its terms, the voting agreements will terminate.

Opinion of Piper Sandler (Page 59)

The Company retained Piper Sandler to act as its financial advisor in connection with a potential transaction such as the merger. At a meeting of the Board on February 5, 2024, Piper Sandler rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated the same date, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the merger consideration to be paid to holders of Company common stock (other than holders of Excluded Shares) was fair, from a financial point of view.

The full text of Piper Sandler’s written opinion dated February 5, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein. The summary of Piper Sandler’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Company common stock, of the merger consideration and does not address any other terms or agreements relating to the merger or any other terms of the merger agreement. Piper Sandler’s opinion was provided to the Board in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any Company stockholder as to how such Company stockholder should act or vote with respect to the merger or any other matter. Company stockholders are urged to read the opinion in its entirety.

For more information, see Annex B to this proxy statement and the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler.”

Interests of Executive Officers and Directors of ZeroFox in the Merger (Page 75)

When considering the foregoing recommendation of the Board of Directors that you vote to approve the merger agreement proposal, Company stockholders should be aware that certain of ZeroFox’s current and former directors and executive officers have interests in the merger that are different from, or in addition to, those of Company stockholders generally. The Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, approving the merger agreement and the merger, and recommending that the merger agreement be adopted by Company stockholders. These interests include:

•

at the effective time of the merger, each Company Option and Company RSU held by an executive officer or director will receive the treatment described in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards ”;

•

to promote retention and to incentivize efforts to both consummate the merger and allow for a smooth transition following the consummation of the merger, the Company granted cash retention bonus awards to our executive officers, as described in more detail in the section of this proxy statement entitled “The Merger Agreement—Interests of Executive Officers and Directors of ZeroFox in the Merger—Retention Bonuses”;

•

the eligibility of ZeroFox’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) in the event of certain qualifying terminations of employment under the terms of their employment agreements, as described in more detail in the section of this proxy statement entitled “The Merger Agreement—Interests of Executive Officers and Directors of ZeroFox in the Merger—Severance Entitlements”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by Parent and the surviving corporation.

If the merger agreement proposal is approved, the shares of Company common stock held by ZeroFox directors and executive officers will be treated in the same manner as outstanding shares of Company common stock held by all other Company stockholders. For more information, see the section of this proxy statement entitled “ The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Termination of the Merger Agreement (Page 105)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the transactions contemplated by the merger agreement if:

•	the effective time of the merger has not occurred on or prior to the outside date of August 6, 2024 (subject to extension under certain circumstances);

•

at any time prior to the effective time of the merger, any governmental entity has issued, enacted or entered any law, injunction or similar order permanently enjoining or prohibiting, or making illegal, the consummation of the merger and such law, injunction or other order has become final and non-appealable, provided that this right to terminate the merger agreement will not be available to a party if such party’s actions or failure to act are the primary cause of such injunction or order; or

•	the Special Meeting has been held at which a vote is taken to adopt the merger agreement and been concluded and the Company stockholder approval is not obtained.

Termination by the Company

The Company may also terminate the merger agreement and abandon the transactions contemplated by the merger agreement by written notice to Parent and Merger Sub if:

•

at any time prior to the effective time of the merger, either Parent or Merger Sub has breached or failed to perform any of its covenants or agreements under the merger agreement or any of their representations or warranties in the merger agreement has become inaccurate, in any such case where such breach, failure to perform or inaccuracy would result in a failure of one of the Company’s closing conditions and such failure has not been timely cured;

•

at any time prior to the effective time of the merger, (i) the closing obligations of Parent and Merger Sub have been and continue to be satisfied or waived, (ii) the Company has irrevocably confirmed by written notice to Parent and Merger Sub on or after the date that the closing should have occurred pursuant to the merger agreement that all the Company’s closing conditions have been satisfied or waived, and (iii) Parent has failed to consummate the merger within two business days following delivery of such notice; or

•

at any time prior to the adoption of the merger agreement by the Company stockholders, (i) the Company has received a bona fide written superior proposal after the date of the merger agreement, (ii) the Board has authorized the Company to enter into a definitive agreement with respect to such superior proposal in accordance with the terms of the merger agreement, (iii) the Company has complied in all material respects with the non-solicitation provisions of the merger agreement and the provisions of the merger agreement with respect to such superior proposal, and (iv) concurrently with such termination, the Company enters into a definitive agreement with respect to such superior proposal and pays to Parent a termination fee of $5,261,750.

Termination by Parent

Parent may also terminate the merger agreement and abandon the transactions contemplated by the merger agreement by written notice to the Company if:

•

at any time prior to the effective time of the merger, the Company has breached or failed to perform any of its covenants or agreements under the merger agreement or any of its representations or warranties in the merger agreement has become inaccurate, in any such case where such breach, failure to perform or inaccuracy would result in a failure of one of Parent’s or Merger Sub’s closing conditions and such breach has not been timely cured; or

•	at any time prior to the adoption of the merger agreement by the Company stockholders, the Board effects a Change of Recommendation.

Under certain circumstances, ZeroFox may be required to pay Parent a termination fee equal to $5,261,750 and Parent may be required to pay ZeroFox a termination fee equal to $10,000,000. Please see the sections of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees.”

Effect on ZeroFox if the Merger Is Not Completed (Page 107)

If the merger agreement is not adopted by the Company stockholders, or if the merger is not completed for any other reason:

•	Company stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement;

•

(i) ZeroFox will remain an independent public company, (ii) the Company common stock and the Company public warrants will continue to be listed and traded on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and registered under the Exchange Act, and (iii) ZeroFox will continue to file periodic reports with the SEC; and

•

if the merger agreement is terminated, under certain specified circumstances, ZeroFox either will be required to pay Parent a termination fee of $5,261,750 or will be entitled to receive a termination fee of $10,000,000 from Parent. For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement, and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the merger agreement, along with all of the documents we refer to or incorporate by reference in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. You may obtain the information incorporated herein by reference without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

On February 6, 2024, the Company entered into the merger agreement with Parent and Merger Sub. Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the Special Meeting described below under “What am I being asked to vote on at the Special Meeting?”

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held on [•], 2024 at [•] [a.m./p.m.], Eastern Time. ZeroFox will hold the Special Meeting virtually via the Internet at the virtual meeting website. You will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/ZFOX2024SM and using the 16-digit control number included in your proxy materials. You will not be able to attend the Special Meeting physically in person.

Q:	Why did ZeroFox choose to hold a virtual Special Meeting?

A:

The Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual special meeting makes it possible for more Company stockholders (regardless of size, resources, or physical location) to have direct access to information while saving us and Company stockholders time and money. We also believe that the online tools that we have selected will increase stockholder communication.

Q:	May I attend the Special Meeting and vote in person?

A:

Yes. If you are a Company stockholder of record, you may attend the Special Meeting virtually via the Internet at the virtual meeting website at www.virtualshareholdermeeting.com/ZFOX2024SM and complete a virtual ballot, whether or not you sign and return your proxy card. The Special Meeting will begin at [•] [a.m./p.m.], Eastern Time, on [•], 2024. Online check-in will begin a few minutes prior to the Special Meeting. If you are a Company stockholder of record, you will need your assigned control number to vote your shares of Company common stock electronically at the Special Meeting. The 16-digit control number can be found on the proxy card, voting instruction form, or other applicable proxy notices.

Even if you plan to attend the Special Meeting, to ensure that your shares of Company common stock will be represented at the Special Meeting, we encourage you to sign, date, and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares of Company common stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares of Company common stock in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you hold your shares of Company common stock in “street name,” you may not vote your shares of Company common stock in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal No. 1 — Merger Agreement Proposal	FOR	32

Proposal No. 2 — Adjournment Proposal	FOR	33

Q:	Who is entitled to vote at the Special Meeting?

A:	Only Company stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting.

Q:	How many votes do I have for the Special Meeting?

A:

Each holder of Company common stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share of Company common stock owned at the close of business on the Record Date.

Q:	What effect will the merger have on the Company?

A:

If the merger is completed, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Parent and the Company have agreed to cooperate with each other to cause the Company common stock and the Company public warrants to be delisted from The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and deregistered under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and, accordingly, following the consummation of the merger, the Company common stock and the Company public warrants will no longer be publicly traded.

Q:	What will I receive in respect of my shares of Company common stock if the merger is completed?

A:

Upon completion of the merger, you will be entitled to receive the merger consideration of $1.14 in cash, without interest and subject to any applicable withholding taxes, for each share of Company common stock that you own, unless you have properly exercised, validly perfected and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of Company common stock, you will receive $114.00 in cash in exchange for your shares of Company common stock, less any applicable withholding taxes.

Q:	What will the holders of outstanding Company public/private warrants, Company Options, and Company RSUs receive if the merger is completed?

A:	Upon completion of the merger:

Each Company public/private warrant that is unexercised and outstanding as of immediately prior to the effective time of the merger will cease to represent the right to purchase shares of Company common stock and instead represent the right, upon exercise, to receive the right to receive the merger consideration in respect of each share of Company common stock for which such Company public/private warrant was exercisable immediately prior to the effective time of the merger. The exercise price for the holder of any such Company public/private warrant that properly exercises such Company public/private warrant within 30 days following the public disclosure of the closing pursuant to a current report on Form 8-K filed with the SEC will be reduced as provided in the warrant agreement governing the Company public/private warrants. Such reduced exercise price will be the amount of $1.14 minus the Black-Scholes value of a Company public/private warrant computed in accordance with the warrant agreement governing the Company public/private warrants.

Each Company Stifel warrant will be cancelled for no consideration as of the effective time of the merger.

Each vested Company Option that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such vested Company Option, by (y) the total number of shares of Company common stock underlying such vested Company Option.

Each unvested Company Option that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such unvested Company Option, by (y) the total number of shares of Company common stock underlying such unvested Company Option. Such resulting amount will vest and become payable at the same time that the unvested Company Option from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the effective time of the merger.

All options with a per-share exercise price equal to or greater than the per share merger consideration will be cancelled for no consideration as of the effective time of the merger.

Each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either held by a non-employee member of the Board or vested in accordance with its terms as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying the Company RSU, by (y) $1.14.

Each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either not held by a non-employee member of the Board or unvested as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying such Company RSU, by (y) $1.14. Such resulting amount will vest and become payable at the same time that the unvested Company RSU from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such award immediately prior to the effective time of the merger.

Q:	What happens if the merger is not consummated?

A:

If the merger agreement is not adopted by Company stockholders or if the merger is not completed for any other reason, Company stockholders will not receive any payment for their shares of Company common stock. Instead, ZeroFox will remain a public company, the Company common stock will continue to be listed and traded on The Nasdaq Global Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

If the merger agreement is terminated, under specified circumstances, ZeroFox will be required to pay Parent a termination fee of $5,261,750 in cash or will be entitled to receive a termination fee of $10,000,000 from Parent as described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”

Q:	I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?

A:

The holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, constitute a quorum of Company stockholders for the transaction of business at the Special Meeting. As of the Record Date, there were [•] shares of Company common stock, issued, outstanding, and entitled to vote, which means that the holders of at least [•] shares of common stock must be present in person or represented by proxy at the Special Meeting to establish a quorum.

Your shares of Company common stock are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy. Shares of Company common stock of beneficial owners who hold such shares in “street name” through a bank, broker, trust, or other nominee and who fail to give voting instructions to their bank, broker, trust, or other nominee will not be counted towards a quorum. Beneficial owners who virtually attend the Special Meeting will not count towards a quorum unless they instruct their bank, broker, or other nominee how to vote or hold a legal proxy executed by their bank, broker, trust, or other nominee. With respect to a Company stockholder who is present in person or represented by proxy at the Special Meeting and who abstains, such Company stockholder’s abstention will be counted in connection with the determination of whether a quorum is present. We do not expect any “broker non-votes” at the Special Meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present.

Q:	What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

A:	The table set forth below illustrates the voting options, vote required, and effect of abstentions and broker non-votes for each proposal, assuming a quorum is present at the Special Meeting:

Voting Matter	Voting Options	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
Proposal 1 — Merger Agreement Proposal	For, against, or abstain	Affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter	No	Against*	Against

Proposal 2 — Adjournment Proposal	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares of Company common stock present in person or by proxy at the Special Meeting and entitled to vote on the matter	No	No effect*	Against

*

ZeroFox does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine.

Q:	How does the Board recommend that I vote?

A:

The Board recommends a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger.”

Q:	How do the Company’s directors and executive officers intend to vote?

A:

Pursuant to the voting agreements, all our directors (including James C. Foster, who is also our Chief Executive Officer) who collectively hold approximately [9.3]% of the outstanding shares of Company common stock as of the Record Date, solely in their capacity as stockholders of the Company, have agreed, among other things and subject to certain conditions, to vote their shares of Company common stock in favor of the adoption of the merger agreement and certain other matters. A fuller discussion may be found in the section of this proxy statement entitled “The Voting Agreements.”

We currently expect that all directors and executive officers of the Company, including non-director executive officers who are not party to the voting agreements (and who beneficially own [4,928,654] shares of the Company common stock, or approximately [3.8]% of the shares of Company common stock issued and outstanding as of the Record Date), will vote their shares of Company common stock “FOR” each of the proposals to be presented at the Special Meeting. For more information regarding the voting agreements and security ownership of directors and executive officers of the Company, see the sections of this proxy statement entitled “The Voting Agreements” and “Security Ownership of Certain Beneficial Owners and Management.”

Q:	What is the Special Committee?

A:

In connection with its consideration of the matters described in this proxy statement, the Board established the Special Committee, consisting of three independent directors of the Board: Todd Headley, Paul Hooper, and Teresa H. Shea. The Board also approved the delegation to the Special Committee, to the maximum extent permitted under Delaware law and our bylaws, of the power and authority of the Board to (i) review, evaluate, and negotiate the terms and conditions of any potential strategic transaction, (ii) determine, with assistance from advisors to ZeroFox or the Special Committee, whether any such strategic transaction is advisable and in the best interests of ZeroFox and its stockholders, (iii) recommend that the Board approve such strategic transaction and, if necessary, submit such strategic transaction to the stockholders of ZeroFox for their approval, (iv) recommend to the Board that pursuing a strategic transaction is not advisable, and (v) take such other actions with respect to any strategic transaction as the Special Committee deemed necessary, appropriate or advisable, including, without limitation, the solicitation of alternative transactions. For more information on the actions and determinations of the Board and the Special Committee in connection with their consideration of the merger agreement and the merger, see the section of this proxy statement entitled “The Merger—Background of the Merger.” After considering various factors described under the sections of this proxy statement entitled, “The Merger—Recommendation of the Special Committee and the Board” and “The Merger—Reasons for the Merger,” the Special Committee unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of ZeroFox and its stockholders; and (2) recommended that the Board authorize and approve ZeroFox’s execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger.

Q:	What do I need to do now?

A:

You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the merger agreement, together with all of the documents that we refer to or incorporate by reference in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. Then, even if you expect to attend the Special Meeting, sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card) so that your shares of Company common stock can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares of Company common stock in “street name,” please refer to the voting instruction forms provided by your bank, broker, or other nominee to vote your shares of Company common stock.

Q:	If my broker holds my shares of Company common stock in “street name,” will my broker vote my shares of Company common stock for me?

A:

No. Your bank, broker, or other nominee will only be permitted to vote your shares of Company common stock on any proposal currently scheduled to be considered at the Special Meeting if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares of Company common stock. Without instructions, your shares of Company common stock will not be voted on such proposals, which will have the same effect as if you voted against the merger agreement proposal but will have no effect on the adjournment proposal.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:

Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, Company stockholders who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the “fair value” of their shares of Company common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights will only be available to Company stockholders who properly deliver, and do not properly withdraw, a written demand for an appraisal to ZeroFox prior to the vote on the merger agreement proposal at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as, or less than the amount a Company stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex E to this proxy statement. For additional information, see the section of this proxy statement entitled “The Merger—Appraisal Rights.” Failure to strictly comply with Section 262 of the DGCL may result in your waiver of or inability to exercise appraisal rights.

Q:	Should I surrender my book-entry shares of Company common stock now?

A:

No. After the merger is completed, the paying agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of Company common stock represented by such holder’s book-entry shares of Company common stock for the merger consideration of $1.14 per share.

Q:	What happens if I sell or otherwise transfer my shares of Company common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the merger is expected to be completed. If you sell or transfer your shares of Company common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Company common stock and each of you notifies ZeroFox in writing of such special arrangements, you will transfer the right to receive the merger consideration of $1.14 per share, if the merger is completed, to the person to whom you sell or transfer your shares of Company common stock, but you will retain your right to vote those shares of Company common stock at the Special Meeting. Even if you sell or otherwise transfer your shares of Company common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a Company stockholder of record and as a beneficial owner?

A:

If your shares of Company common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, to be the “Company stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by ZeroFox.

If your shares of Company common stock are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares, to be the Company stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares of Company common stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the Company stockholder of record, you may not vote your shares of Company common stock at the Special Meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee.

Q:	How do I vote?

A:	If you are a Company stockholder of record (that is, if your shares of Company common stock are registered in your name with Continental, our transfer agent), there are four (4) ways to vote:

•	by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the Internet at the address on your proxy card;

•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•	by attending the Special Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Company common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company common stock, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares of Company common stock by proxy prior to the Special Meeting. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company common stock that you beneficially own, you may still vote your shares of Company common stock by virtual ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote by virtual ballot, your previous vote by proxy will not be counted.

If your shares of Company common stock are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting form provided by your bank, broker, or nominee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting virtually, at the Special Meeting before the polls close.

If you hold your shares of Company common stock as a record holder, you may change or revoke your proxy in any one of the following ways:

•	by re-voting at a subsequent time by Internet or by telephone as instructed above;

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•

by delivering a signed revocation letter to our Corporate Secretary at the Company’s address, ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230, before the Special Meeting, which states that you have revoked your proxy; or

•

by attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must vote by virtual ballot at the Special Meeting in order to revoke a previously-submitted proxy.

Your latest-dated proxy card, Internet, or telephone vote is the one that is counted.

If your shares of Company common stock are held in the name of a bank, broker, or other nominee, you may change your voting instructions by following the instructions of your bank, broker, or other nominee.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” Timothy S. Bender, our Chief Financial Officer, and Thomas P. FitzGerald, our General Counsel and Corporate Secretary, are each a proxy holder for the Special Meeting, each with full power of substitution and re-substitution.

Q:	If a Company stockholder gives a proxy, how are the shares of Company common stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares of Company common stock should be voted for, against, or to abstain from voting on all, some, or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted: (1) “FOR” the merger agreement proposal and (2) “FOR” the adjournment proposal.

Q:	What should I do if I receive more than one (1) set of voting materials?

A:

Please sign, date, and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one (1) set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Company common stock in more than one (1) brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a Company stockholder of record and your shares of Company common stock are registered in more than one (1) name, you will receive more than one (1)  proxy card. Please vote in the manner described under the section of this proxy statement entitled “Questions and Answers—How do I vote?” for each account to ensure that all of your shares of Company common stock are voted.

Q:	Who will count the votes?

A:

The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Company common stock for cash pursuant to the merger?

A:

The exchange of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of Company common stock for cash in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. A Non-U.S. Holder (as defined in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger ”), generally will not be subject to U.S. federal income tax with respect to the exchange of Company common stock for cash in the merger unless such Non-U.S. Holder has certain connections with the United States, but may be subject to U.S. backup withholding tax unless such Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from U.S. backup withholding tax.

For a more complete description of the U.S. federal income tax consequences of the merger, see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the first half of 2024. However, the exact timing of completion of the merger cannot be predicted, because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The expenses of soliciting proxies will be paid by ZeroFox. ZeroFox has retained Okapi Partners LLC (“Okapi”) to assist in soliciting proxies for a fee of up to $10,000, plus costs and expenses. ZeroFox and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, and employees of Okapi may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. ZeroFox will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares of Company common stock and to request authority for the exercise of proxies. In such cases, ZeroFox, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Do any of ZeroFox’s directors or officers have interests in the merger that may be in addition to or differ from those of Company stockholders generally?

A:

Yes. In considering the recommendation of the Board of Directors with respect to the merger agreement proposal, you should be aware that ZeroFox’s current and former directors and executive officers may have interests in the merger different from, or in addition to, the interests of Company stockholders generally. The Board and the Special Committee were aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, in making their respective recommendations and determinations, including in the case of the Board of Directors, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by Company stockholders. These interests may include:

•	the treatment of Company equity awards, including those held by an executive officer or director;

•

eligibility of our executive officers to receive severance and other benefits (including equity award vesting acceleration) in the event of certain qualifying terminations of employment under the terms of their employment agreements;

•	receipt of cash retention bonuses by our executive officers; and

•

continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries, and indemnification agreements the Company and any of its subsidiaries have entered into with each of its directors and executive officers.

For a description of the interests of ZeroFox’s directors and executive officers in the merger, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	What if I have technical difficulties or trouble accessing the virtual meeting website?

A:

The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Beginning 15 minutes prior to the start of and during the Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at www.virtualshareholdermeeting.com/ZFOX2024SM.

Q:	Where can I find the voting results of the Special Meeting?

A:

ZeroFox intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that ZeroFox files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement entitled “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of Company common stock, please contact our proxy solicitor, Okapi by calling (844) 203-3605 (toll-free) and (212) 297-0720 (for banks, brokers, trustees, and other nominees) or by e-mailing at info@okapipartners.com.

FORWARD-LOOKING STATEMENTS

This proxy statement, any document to which ZeroFox refers in this proxy statement and information included in oral statements or other written statements made or to be made by ZeroFox or on ZeroFox’s behalf, contain forward-looking statements. Such forward-looking statements include statements relating to ZeroFox’s strategy, goals, future focus areas, and the value of the proposed transaction to Company stockholders. These forward-looking statements are based on ZeroFox management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or similar expressions and the negatives of those terms. ZeroFox has based the forward-looking statements contained in this proxy statement primarily on its current expectations and projections, in light of currently available information, about future events and trends that it believes may affect ZeroFox’s business, financial condition, results of operations and prospects. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including, but not limited to, the following:

(i)	the ability of ZeroFox to meet expectations regarding the timing and completion of the merger;

(ii)

the possibility that the conditions to the closing are not satisfied, including the risk that the required regulatory approvals are not obtained or that ZeroFox’s stockholders do not approve the merger;

(iii)

the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the proposed transaction not being completed on the terms reflected in the merger agreement, or at all;

(iv)	the risk that the merger agreement may be terminated in circumstances that require ZeroFox to pay a termination fee;

(v)	potential litigation relating to the merger;

(vi)	the risk that the merger and its announcement could have adverse effects on the market price of ZeroFox’s common stock;

(vii)	the ability of each party to consummate the merger;

(viii)	risks related to the possible disruption of management’s attention from ZeroFox’s ongoing business operations due to the merger;

(ix)	the effect of the announcement of the merger on the ability of ZeroFox to retain and hire key personnel and maintain relationships with customers and business partners;

(x)	the risk of unexpected costs or expenses resulting from the proposed transaction; and

(xi)

such other risks and uncertainties described more fully in periodic reports that ZeroFox files with the SEC, including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q.

If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. In addition, other unpredictable or unknown factors not discussed in this document could also have material adverse effects on forward-looking statements. ZeroFox expressly qualifies in their entirety all forward-looking statements attributable to either ZeroFox or any person acting on ZeroFox’s behalf by the cautionary statements contained or referred to in this proxy statement. All information provided in this proxy statement is as of the date of this proxy statement and ZeroFox undertakes no duty to update this information except as required by law.

PARTIES INVOLVED IN THE MERGER

ZeroFox Holdings, Inc.

ZeroFox is an enterprise software-as-a-service leader in external cybersecurity. We have redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target customers’ brands, domains, people, and assets. Customers include some of the largest public sector organizations as well as finance, media, technology and retail companies. Customers use ZeroFox to stay ahead of adversaries and address the entire lifecycle of external cyber risks.

Our principal executive offices are located at 1834 S. Charles Street, Baltimore, Maryland 21230, and our telephone number is (855) 936-9369. The Company common stock is listed on The Nasdaq Global Market under the symbol “ZFOX.” The Company public warrants are listed on The Nasdaq Capital Market under the symbol “ZFOXW.”

ZI Intermediate II, Inc.

Parent was formed on January 26, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity and debt financing in connection with the merger. The principal executive offices of Parent are located at 405 Colorado St., Suite 1600, Austin, Texas 78701, and its telephone number is (512) 809-9092.

HI Optimus Merger Sub, Inc.

Merger Sub is a wholly-owned subsidiary of Parent and was formed on January 26, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and debt financing in connection with the merger. The principal executive offices of Merger Sub are located at 405 Colorado St., Suite 1600, Austin, Texas 78701, and its telephone number is (512) 809-9092.

Parent and Merger Sub are each affiliated with the Haveli Funds, which are private equity funds managed by Haveli. Haveli is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority, or structured equity and debt investments with a focus on software, data, gaming, and adjacent industries. The firm seeks to partner with innovative companies, entrepreneurs, and management teams throughout a company’s life cycle.

In connection with the transactions contemplated by the merger agreement, the Haveli Funds have committed to make equity contributions to Parent at the closing on the terms and subject to the conditions set forth in the Equity Commitment Letter. The amounts committed under the Equity Commitment Letter will be sufficient to fund the aggregate merger consideration and the other payments contemplated by the merger agreement to be paid at the closing. In addition, the Haveli Funds have guaranteed payment of the termination fee payable by Parent and certain costs of enforcement and interest on the termination fee not exceeding $1.5 million and amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by ZeroFox, as specified in the Limited Guarantee and the merger agreement. The terms of the financing of the merger and the limited guarantee are further described in detail under the sections of this proxy statement entitled “The Merger—Financing of the Merger” and “The Merger—Limited Guarantee.”

THE SPECIAL MEETING

We are furnishing this proxy statement to Company stockholders in connection with the solicitation of proxies by the Board for use at the Special Meeting and at any postponements or adjournments thereof. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares of Company common stock.

Date, Time and Place

The Special Meeting will be held on [•], 2024 at [•] [a.m./p.m.], Eastern Time. You may attend the Special Meeting via a live interactive webcast on the Internet by visiting the virtual meeting website at www.virtualshareholdermeeting.com/ZFOX2024SM. You will be able to listen to the Special Meeting live and vote online. You will need the 16-digit control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares of Company common stock).

Purpose of the Special Meeting

At the Special Meeting, we will ask stockholders to vote on the following proposals:

•	Proposal 1 — the merger agreement proposal; and

•	Proposal 2 — the adjournment proposal.

Recommendation of the Board

Upon the recommendation of the Special Committee, the Board of Directors has unanimously: (i) determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that Company stockholders adopt the merger agreement and approve the merger.

Please also see the notice regarding ratification under Section  204 of the DGCL in the section of this proxy statement entitled “The Merger—Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law.”

The Board of Directors unanimously recommends that you vote “FOR” the merger agreement proposal; and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger—Reasons for the Merger.”

Attending the Special Meeting

The Special Meeting will begin on [•], 2024 at [•] [a.m./p.m.], Eastern Time. Online check-in will begin a few minutes prior to the Special Meeting. We encourage you to access the Special Meeting prior to the start time. As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/ZFOX2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares of Company common stock). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the virtual meeting website.

Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the virtual meeting website in accordance with the rules for the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the Special Meeting.

Record Date; Shares Entitled to Vote

Only the holders of shares of Company common stock of record as of the close of business on [•], 2024, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof.

Quorum

A quorum is the minimum number of shares of Company common stock required to be present at the Special Meeting for it to be properly held under our bylaws and the DGCL. Pursuant to our bylaws, the holders of a majority of the voting power of shares of Company common stock issued and outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting is required to adopt the merger agreement. As of the Record Date, [•] shares of Company common stock constitute a majority of the outstanding shares of Company common stock. Adoption of the merger agreement by Company stockholders is a condition to the closing.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the Company common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming a quorum is present.

If a Company stockholder abstains from voting, that abstention will have the same effect as if a Company stockholder voted “AGAINST” the merger agreement proposal and the adjournment proposal. Each “broker non-vote” will also count as a vote “AGAINST” the merger agreement proposal but will have no effect on the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated.

A so-called “broker non-vote” results when banks, brokers, and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company common stock.

ZeroFox does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Company common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company common stock will have the same effect as a vote “AGAINST” the merger agreement proposal.

Voting by Company Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned, in the aggregate, [16,525,237] shares of Company common stock, representing approximately [12.8]% of the shares of Company common stock outstanding on the Record Date. For more information regarding the security ownership of directors and executive officers of the Company, see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

On February 6, 2024, in connection with the execution of the merger agreement, all our directors (including James C. Foster, who is also our Chief Executive Officer), solely in their capacity as stockholders of the Company, entered into voting agreements. A form of voting agreement is attached to this proxy statement as Annex C. Pursuant to the voting agreements, each covered stockholder agreed, among other things and subject to certain conditions, to vote his or her shares of Company common stock in favor of the adoption of the merger agreement and certain other matters. As of the Record Date, the covered stockholders beneficially owned an aggregate of [11,596,583] shares of Company common stock or approximately [9.3]% of the then-outstanding shares of Company common stock. For more information regarding the voting agreement, see the section of this proxy statement entitled “The Voting Agreements.”

We currently expect that all directors and executive officers of the Company, including non-director executive officers who are not party to the voting agreements, will vote their shares of Company common stock “FOR” each of the proposals to be presented at the Special Meeting.

The Company’s current and former directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. For more information, see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger .”

Voting of Proxies

If your shares of Company common stock are registered in your name with our transfer agent, Continental, you may cause your shares of Company common stock to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of Company common stock according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually at the Special Meeting, you will be given a virtual ballot at the Special Meeting. If your shares of Company common stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any previously submitted proxy.

Voting instructions are included on your proxy card. All shares of Company common stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted on at the Special Meeting in accordance with the instructions of the Company stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the merger agreement proposal and (2) “FOR” the adjournment proposal.

If your shares of Company common stock are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker, or other nominee by following the instructions on the voting form provided by your bank, broker, or other nominee. If you do not return your bank’s, broker’s, or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker, or other nominee, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the merger agreement proposal and will not have any effect on the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated.

Revocation of Proxies

You may change or revoke your previously-submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting virtually, at the Special Meeting before the polls close.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	by re-voting at a subsequent time by Internet or by telephone as instructed above;

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•

by delivering a signed revocation letter to our Corporate Secretary at the Company’s address, ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230, before the Special Meeting, which states that you have revoked your proxy; or

•

by attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must vote by virtual ballot at the Special Meeting in order to revoke a previously-submitted proxy.

Your latest-dated proxy card, Internet, or telephone vote is the one that is counted.

If your shares are held in the name of a bank, broker, or other nominee, you may change your voting instructions by following the instructions of your bank, broker, or other nominee.

Solicitation of Proxies

The expenses of soliciting proxies will be paid by ZeroFox. ZeroFox has retained Okapi to assist in soliciting proxies for a fee of up to $10,000, plus costs and expenses. ZeroFox and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, and employees of Okapi may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. ZeroFox will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares of Company common stock and to request authority for the exercise of proxies. In such cases, ZeroFox, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by Company stockholders of the merger agreement proposal, we anticipate that the merger will be consummated in the first half of 2024.

Appraisal Rights

If the merger is consummated, Company stockholders who continuously hold shares of Company common stock through the effective time of the merger, who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares of Company common stock prior to the taking of the vote on the merger and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Company common stock in connection with the merger under Section 262 of the DGCL. This means that Company stockholders who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares of Company common stock appraised by the Delaware Court and receive payment in cash of the “fair value” of their shares of Company common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest to be paid on the amount determined to be “fair value,” if any, (or in certain circumstances described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” on the difference between the amount determined to be the “fair value” and the amount paid by the surviving corporation in the merger to each Company stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their shares of Company common stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the “fair value” of their shares of Company common stock as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the merger consideration of $1.14 per share that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Company common stock.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to ZeroFox before the vote is taken on the merger agreement proposal; (ii) not submit a proxy or otherwise vote in favor of the merger agreement proposal; (iii) continue to hold your shares of Company common stock of record through the effective time of the merger; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court will dismiss appraisal proceedings in respect of the merger unless certain stock ownership conditions are satisfied by Company stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “The Merger—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex E to this proxy statement and incorporated herein by reference. If you hold your shares of Company common stock through a bank, brokerage firm, or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Adjournments or Postponements

Although it is not currently expected, the Special Meeting may be postponed or adjourned, subject to the terms of the merger agreement, if necessary or advisable, including for the purpose of soliciting a sufficient number of proxies in favor of the merger agreement proposal for such proposal to receive the Company stockholder approval. In the event that a sufficient number of shares of Company common stock is present or represented, in person or by proxy, and voted in favor of the merger agreement proposal at the Special Meeting such that the Company stockholder approval is obtained, the Company does not anticipate that it will adjourn or postpone the Special Meeting.

In accordance with our bylaws, our Board may postpone or reschedule any previously scheduled Special Meeting at any time, before or after the notice for such meeting has been sent to the stockholders. If a quorum is not present in person or represented by proxy at the Special Meeting, the chairperson of the Special Meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Special Meeting, without notice, provided that the time and place of the new meeting and the means of remote communication, if any, by which Company stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting, are announced at the Special Meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the Special Meeting. At any subsequent reconvening of the Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Special Meeting. Any adjournment or postponement of the Special Meeting will allow Company stockholders who have already sent in their proxies to revoke them at any time before their use at the Special Meeting that was postponed or postponed.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice or proxy statement and annual report addressed to those stockholders. This process is commonly referred to as “householding.” This process benefits both stockholders and ZeroFox because it can significantly reduce our printing and mailing costs and eliminates unnecessary mailings delivered to your home. It also helps the environment by conserving natural resources.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your bank, broker, or other nominee and contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. The same phone number and addresses may be used to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

In addition, we will promptly deliver, upon written or oral request, a separate copy of the proxy materials to a Company stockholder at a shared address to which a single copy of the documents was delivered. If you wish to receive a separate copy of the proxy materials please contact our Corporate Secretary at the Company’s address, ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, Maryland 21230 or via telephone at (855) 936-9369.

Other Matters

Pursuant to our amended and restated bylaws, any business transacted at any special meeting of stockholders is limited to the matters stated in the notice of the meeting, as properly brought before the meeting by or at the direction of our Board, Chairperson, Chief Executive Officer, or President. Therefore, there will be no other matters to be voted on at the Special Meeting.

Questions and Additional Information

If you have any questions concerning the merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please contact our proxy solicitor:

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(844) 203-3605 (Toll-Free)

(212) 297-0720 (for banks, brokers, trustees and other nominees)

E-mail: info@okapipartners.com

PROPOSAL 1: MERGER AGREEMENT PROPOSAL

We are asking you to vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.

Vote Required and Board of Directors Recommendation

The adoption of the merger agreement requires the affirmative vote of the holders of the majority of the outstanding shares of Company common stock entitled to vote on the matter. If you (i) abstain from voting, (ii) fail to cast your vote, in person or by proxy, or (iii) fail to give voting instructions to your brokerage firm, bank, trust, or other nominee, it will have the same effect as a vote “AGAINST” the merger agreement proposal.

The Board unanimously recommends a vote “FOR” the merger agreement proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL

We are asking you to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or advisable, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger agreement proposal. If Company stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Company stockholders that have previously returned properly executed proxies voting against the merger agreement proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger agreement proposal such that the merger agreement proposal would be defeated, we could adjourn the Special Meeting without a vote on the merger agreement proposal and seek to convince the holders of those shares of Company common stock to change their votes to votes in favor of the merger agreement proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting or otherwise at the discretion of the chairman of the Special Meeting without a vote of the Company stockholders.

Vote Required and Board of Directors Recommendation

The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided a quorum is present. Accordingly, assuming a quorum is present (i) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated, (ii) broker “non-votes” (if any) will have no effect on the outcome of the adjournment proposal, other than reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Company common stock from which the majority is calculated, and (iii) abstentions will be counted as votes “AGAINST” the adjournment proposal.

The Board unanimously recommends that you vote “FOR” the adjournment proposal.

THE MERGER

Overview

The Company is seeking the adoption by Company stockholders of the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent. Upon the recommendation of the Special Committee, the Board has unanimously (i) determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that Company stockholders adopt the merger agreement and approve the merger.

Background of the Merger

On August 3, 2022, the Company consummated the business combination as contemplated by the Business Combination Agreement, dated as of December 17, 2021, with L&F Acquisition Corp., a special purpose acquisition company (“L&F”), and ID Experts Holdings, Inc. (the “De-SPAC Merger”) and the Company common stock began trading on The Nasdaq Global Market.

Following the De-SPAC Merger, as part of the Board’s ongoing oversight of the Company’s business, the Board and the Company’s management regularly reviewed and evaluated the Company’s business and long-term strategy, competitive position, historical performance, future prospects and other opportunities to increase stockholder value. As part of these reviews, the Board and Company management considered, from time to time, potential financial and strategic alternatives to maximize stockholder value, along with the potential benefits and risks of such alternatives. In particular, the Board and management considered the Company’s options to address the August 2025 maturity date of the Notes given market conditions for convertible debt and other financing options and the continued downward pressure in the trading price of the Company common stock since the De-SPAC Merger.

On August 30, 2023, at the Board’s regularly-scheduled in person quarterly meeting, the Board directed the Company’s management to contact prospective investment banks with the goal of engaging a financial advisor to assist the Board in reviewing the Company’s potential strategic alternatives to maximize stockholder value.

During the month of September 2023, the Company’s management interviewed and considered seven investment banks as potential financial advisors to the Company.

On September 8, 2023, James C. Foster, the Company’s Chief Executive Officer, met with a representative of a financial sponsor (referred to herein as “Financial Sponsor F”) to discuss a potential strategic investment in the Company.

On September 20, 2023, Mr. Foster met with representatives of a financial sponsor (referred to herein as “Financial Sponsor G”) to discuss potential strategic opportunities with the Company.

On October 2, 2023, the Board held a meeting by videoconference with members of the Company’s management, and representatives of Piper Sandler, a financial advisor under consideration by the Board, and Venable LLP (“Venable”), the Company’s outside legal counsel, in attendance. At the meeting, representatives of Piper Sandler provided an overview of potential financial and strategic alternatives available to the Company, as well as Piper Sandler’s capabilities in assisting the Company in evaluating such alternatives. Representatives of Piper Sandler also presented to the Board on (i) market and industry dynamics, generally, and with respect to access to debt or equity capital, (ii) the Company’s business, (iii) M&A activity in the software and technology industries, (iv) Piper Sandler’s preliminary analysis of potential strategic acquirors and financial sponsors who could be contacted in connection with various strategic alternatives available to the Company and (v) a preliminary valuation analysis of the Company. Following Piper Sandler’s presentation, representatives of Venable reviewed with the Board its fiduciary duties under Delaware law, including in the context of considering financial and strategic alternatives, and discussed certain practical considerations for the Board in overseeing a strategic alternatives review process.

At the October 2, 2023 meeting, the Board discussed the formal engagement of Piper Sandler as the Company’s financial advisor in connection with the Board’s review of strategic alternatives, noting Piper Sandler’s extensive knowledge of the industry in which the Company operates, knowledge of the Company’s services business, and experience advising cybersecurity companies in connection with various potential financial and strategic transactions. On the basis of these considerations, at the October 2, 2023 meeting, the Board authorized the Company to engage Piper Sandler, which engagement was memorialized in a signed engagement letter later that day. The Board instructed the Company’s management and Piper Sandler to initiate the strategic alternatives review process (the “process”). At the meeting, the Board also discussed potentially establishing a special committee of the Board in connection with the Board’s consideration of pursuing a potential transaction, (i) in light of the administrative expediency of having a smaller group of directors assist with the process and (ii) to address any potential conflicts of interest or potential appearances of conflicts of interest that could arise among Company management or members of the Board, on the one hand, and potential counterparties, on the other hand, in any transaction that could develop as a result of the process.

On October 5, 2023, members of the Company’s management met with three executives from a portfolio company of Financial Sponsor G to discuss and evaluate a potential transaction, which meeting stemmed from the meeting between Financial Sponsor G and Mr. Foster in late September 2023.

On October 6, 2023, the Board adopted resolutions forming the Special Committee, consisting of three independent directors, to, among other things, evaluate and review potential strategic alternatives to maximize value for the Company’s stockholders and to make a recommendation to the Board regarding any approval thereof. The Special Committee was also delegated the power to recommend to the Board that pursuing a strategic transaction was not advisable. The Board appointed Mr. Headley, Mr. Hooper and Ms. Shea to the Special Committee. The Board reserved the right to revisit the composition of the Special Committee in the event that any of the members of the Special Committee were, in the future, deemed to be no longer independent or disinterested with respect to a prospective counterparty or potential transaction.

On October 10, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler in attendance to discuss the Notes and the debt markets generally. For a number of reasons, including continued downward pressure in the trading price of the Company common stock following the De-SPAC Merger, then-prevailing interest rates, other terms in the convertible debt market and the Company’s debt-to-equity ratio, the Special Committee and the Company’s management recognized that a re-negotiation or refinancing of the Notes was unlikely to be an attractive option at that time.

On October 10, 2023 and October 11, 2023, at the direction of the Board, members of the Company’s management met in person with representatives of Piper Sandler to begin to prepare a formal management presentation for potential bidders and a financial model for the Company, including financial projections for fiscal years 2024 through 2026.

On October 11, 2023, Thomas P. FitzGerald, the Company’s General Counsel, distributed a memorandum to members of the Board describing the procedures to be followed in connection with the process. This memorandum described, among other things, the role of the Special Committee, cooperation by management, and the importance of avoiding any conflicts of interest and maintaining confidentiality. On October 12, 2023, Mr. FitzGerald distributed to, and discussed this same memorandum with, executive officers of the Company.

On October 11, 2023, one member of the Special Committee, members of the Company’s management, representatives of Piper Sandler and representatives of ICR, the Company’s outside investor relations firm, met by videoconference to discuss public relations and strategy for maximizing stockholder value in connection with the process.

On October 13, 2023, the Special Committee held a meeting by videoconference with members of management and representatives of Piper Sandler and Venable in attendance. At the meeting, representatives of Piper Sandler provided an overview of its recommended process for consideration of strategic alternatives, including an initial list of potentially interested transaction parties and a proposed timeline of the process. Timothy S. Bender, the Company’s Chief Financial Officer, presented a draft financial model to the Special Committee, which had been distributed to the Special Committee in advance of the meeting. Following this discussion, the Special Committee asked questions and provided feedback on the financial model. The Special Committee then directed management to share a revised draft of the model with the full Board after updating the model to reflect the Special Committee’s feedback. A representative of Venable reviewed the delegation of authority granted by the Board to the Special Committee, including the power to hire its own advisors, and the importance of being mindful of issues that could give rise to a conflict of interest in connection with any transaction. The Special Committee determined that there was no need for it to engage its own advisors because the potential transactions under consideration did not raise a conflict of interest. The Special Committee directed Piper Sandler to begin its outreach to strategic and financial parties included in the initial list of potential parties who might be interested in a strategic transaction with the Company consistent with the timeline discussed at the meeting.

On October 16, 2023, the Board held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. At the meeting, representatives of Piper Sandler provided an overview of potential strategic alternatives available to the Company, including, among others, (i) a strategic transaction that could result in a change of control of the Company and (ii) amending and extending the maturity date of the Notes or otherwise refinancing the Notes with new financing sources. Representatives of Piper Sandler noted that the strategic transaction marketing process would likely have a longer timeline than exploring refinancing opportunities for the Notes and that a re-negotiation or refinancing of the Notes was unlikely to be an attractive option. Accordingly, the Special Committee determined to focus on the strategic transaction process in the first instance. Representatives of Piper Sandler then reviewed a preliminary list of potential parties to be included in the strategic transaction outreach and a preliminary timeline for the process. Representatives of Piper Sandler noted that, at the direction of the Special Committee, it had begun the process of contacting parties who might be interested in a strategic transaction with the Company and that the negotiation and execution of confidentiality agreements with such parties were in process. Mr. Bender presented management’s financial model, which incorporated the comments received from the Special Committee at its October 13, 2023 meeting, to the Board. The Board reviewed and discussed the financial model and provided feedback to Company management. Representatives of Venable also again reviewed with the Board its fiduciary duties under Delaware law. The Board also met in executive session with representatives of Venable and without the presence of Company management or representatives of Piper Sandler to discuss the financial model and the process.

Following the October 16, 2023 Board meeting, Piper Sandler continued to contact financial sponsors and potential strategic acquirors, indicating that the Company was prepared to enter into a confidentiality agreement with each such party to enable the party to receive access to due diligence materials and potentially submit a proposal for a potential transaction with the Company. Representatives of Piper Sandler and the Company continued the process of negotiating and executing confidentiality agreements with these potential counterparties over the course of the next several weeks. A total of 29 parties executed confidentiality agreements with the Company, including, among others, Financial Sponsor A, Financial Sponsor B, Financial Sponsor C, Financial Sponsor D, Financial Sponsor E, Financial Sponsor F, Financial Sponsor G and Financial Sponsor H. Each confidentiality agreement contained customary nondisclosure, nonuse and non-solicit provisions and a customary standstill provision that prohibited the counterparty from, among other things, offering to acquire or acquiring the Company, and from taking certain other actions, including soliciting proxies, in each case without the prior consent of the Company. The standstill provisions of each confidentiality agreement also included a “don’t ask, don’t waive” provision prohibiting the counterparty from requesting that the Company release the counterparty from its “standstill” restrictions, which standstill provisions terminated upon the Company’s entry into the merger agreement with Haveli.

On October 18, 2023, the Board adopted resolutions by unanimous consent approving the revised financial model (the “October 2023 Projections”) prepared by Company management with assistance from Piper Sandler, which was to be shared with potential counterparties as part of the process.

Beginning on October 20, 2023, the Company made available due diligence materials, including a management presentation and financial data of the Company, through a virtual data room to parties who had entered into a confidentiality agreement with the Company.

On October 24-25, 2023, members of the Company’s management held management presentations by videoconference with representatives of (i) a financial sponsor (referred to herein as “Financial Sponsor D”), (ii) Financial Sponsor G, along with representatives of Financial Sponsor G’s portfolio company in the software security and services business, (iii) Financial Sponsor F and (iv) a financial sponsor (referred to herein as “Financial Sponsor H”).

Also on October 25, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler in attendance. At the meeting, representatives of Piper Sandler provided an update regarding the process, including the potential transaction parties contacted and those that had executed confidentiality agreements with the Company to date, the expected timeline for management presentations to be made to such parties, preliminary feedback about the Company provided to Piper Sandler by certain parties and the current economic environment and market for strategic transactions. Company management also summarized management presentations made prior to the October 25, 2023 Special Committee meeting to two prospective transaction parties that had entered into confidentiality agreements with the Company.

On October 30 and 31, 2023, at the Special Committee’s direction, members of the Company’s management held management presentations by videoconference with (i) representatives of a financial sponsor (referred to herein as “Financial Sponsor B”), along with representatives of Financial Sponsor B’s portfolio company in the data analytics and software business, and (ii) a financial sponsor (referred to herein as “Financial Sponsor E”).

On November 1, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management in attendance. The Company’s management provided an update regarding the process and the management presentations conducted to date.

Between November 1, 2023 and November 9, 2023, also at the Special Committee’s direction, members of the Company’s management held management presentations by videoconference with representatives of eleven other financial sponsors and potential strategic acquirors, including Financial Sponsor B and another financial sponsor (referred to herein as “Financial Sponsor A”).

On November 6, 2023, the Company announced via a Current Report on Form 8-K filed with the SEC that it had received a letter, dated November 1, 2023, from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that, for the 30 consecutive business days prior to the date of such letter, the closing bid price for the Company common stock was below the $1.00 per share requirement for continued listing on The Nasdaq Global Market, and that the Company would have 180 calendar days, or until April 29, 2024, to regain compliance with the bid price requirement or be subject to possible delisting.

On November 8, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. At the meeting, representatives of Piper Sandler presented an update on the process, noting in particular that (i) Piper Sandler had contacted 43 financial sponsors and potential strategic acquirors to date, (ii) 16 management presentations had been held to date and (iii) feedback regarding the Company was being solicited from potential bidders. Representatives of Piper Sandler provided an update on a proposed timeline for requesting initial indications of interest from potential bidders. The Special Committee and representatives of Piper Sandler also discussed the due diligence on the Company provided to and conducted by financial sponsors and potential strategic acquirors, including financial diligence, separability of the software platform and breach response services businesses, M&A strategy, growth opportunities, go-to-market strategy and sustainability of the Company’s cash flows. The Special Committee also met in executive session without the Company’s management or representatives of Piper Sandler and Venable to discuss the process.

Also on November 9, 2023, representatives of Piper Sandler updated members of the Company’s management and the Special Committee on its outreach to financial sponsors and strategic acquirors, including that, as of such date, a total of 44 parties had been contacted, 20 parties had signed a confidentiality agreement and had been provided access to the virtual data room and that 17 management presentations had been held. Representatives of Piper Sandler also summarized the activity in the virtual data room and noted that a product demonstration by management was scheduled with Financial Sponsor H for the following week.

At the Special Committee’s direction and based on Piper Sandler’s recommendation, on November 10, 2023, Piper Sandler sent bid letters to certain financial sponsors and strategic acquirors, including, among others, Financial Sponsor A, Financial Sponsor B, a financial sponsor (referred to herein as “Financial Sponsor C”), Financial Sponsor D, Financial Sponsor E, Financial Sponsor F and Financial Sponsor H, requesting that these parties provide a preliminary indication of interest in acquiring the Company by November 22, 2023. In order for the Special Committee to evaluate the proposals on a comparable basis, parties were requested to submit bids to acquire the entire Company, rather than a portion of the Company’s businesses.

On November 15, 2023, members of the Company’s management held a management presentation by videoconference with representatives of a financial sponsor that had received a bid letter. Also, on November 15, 2023, bid letters were sent to Financial Sponsor G and a strategic acquiror, requesting that these parties provide a preliminary indication of interest in acquiring the Company by November 22, 2023. Neither Financial Sponsor G nor this strategic acquiror submitted an indication of interest to acquire the Company.

On November 17, 2023, members of the Company’s management hosted a product demonstration with Financial Sponsor H and separately held a management presentation by videoconference with representatives of a different financial sponsor that had a portfolio company in the cybersecurity software business. This different financial sponsor received a bid letter, but did not submit an indication of interest to acquire the Company.

Also on November 17, 2023, the Special Committee held a meeting by videoconference with all other members of the Board, members of the Company’s management and representatives of Piper Sandler and Venable in attendance. At the meeting, representatives of Piper Sandler provided an update on the process, noting that it sent out 23 bid letters to financial sponsors and potential strategic acquirors, requesting initial indications of interest in acquiring the Company by November 22, 2023, and that roughly half of those parties who received bid letters were engaged in ongoing diligence efforts. Members of the Board and representatives of Piper Sandler discussed the status of the process and feedback from various parties in the process, including that several parties had indicated a desire to separate the Company’s software platform and breach response services businesses. Representatives of Piper Sandler also noted that although the Company was generating strong interest from software investors, interest from potential strategic acquirors was limited due, in part, to the added complexity and risk associated with the breach response services business. Company management and members of the Special Committee discussed the benefits and risks of announcing via a press release that the Company was conducting a review of strategic alternatives. After such discussion, the Special Committee determined that such a press release at the time was not in the best interests of the Company or its stockholders due to, among other things, the breadth of the strategic alternatives outreach and the fact that the risks to the Company’s business outweighed the potential benefits. Management also noted that it expected the Company’s contract with the U.S. Office of Personnel Management (the “OPM contract”) to be extended for an additional six months through June 30, 2024 and that the OPM contract rebid process was underway. The Special Committee also met in executive session without the presence of representatives of Piper Sandler to discuss the process.

Between November 24, 2023 and November 28, 2023, Piper Sandler received written indications of interest to acquire the Company from each of Financial Sponsor A, Financial Sponsor B, Financial Sponsor C and Financial Sponsor D and two verbal indications of interest from Financial Sponsor E and Financial Sponsor F, each of which indications of interest were reviewed with the Board at its November 28, 2023 meeting. One of the parties who submitted a written indication of interest, Financial Sponsor B, was a private investment firm with a portfolio company in the data analytics and software business. Each of the other parties that submitted a written or verbal indications of interest was a private equity or other type of investment firm. Piper Sandler was also in contact with other parties in the process to whom a bid letter had been sent that indicated they were still considering the submission of an indication of interest to acquire the entire Company at that time. Financial Sponsor H never submitted an indication of interest to acquire the Company.

On November 27, 2023, members of the Company’s management held a management presentation by videoconference with representatives of another financial sponsor that had received a bid letter. This financial sponsor also did not submit an indication of interest to acquire the Company.

On November 28, 2023, the Board met in person for its regularly-scheduled quarterly meeting at the Company’s headquarters in Baltimore, Maryland with two directors participating remotely by videoconference. Members of the Company’s management attended the meeting in person, along with representatives of Venable who attended portions of the meeting in person. Representatives of Piper Sandler also attended portions of the meeting remotely by videoconference. At the meeting, representatives of Piper Sandler provided an update on the status of the process, including the indications of interest received, and Piper Sandler informed the Board that it had reached out to 46 total financial sponsors and potential strategic acquirors, 23 of which had been sent a bid letter requesting that such party submit a non-binding indication of interest to acquire the Company. Four parties had submitted written non-binding indications of interest to acquire the Company: (i) Financial Sponsor A submitted a non-binding proposal to acquire the Company at an enterprise valuation of $425-$450 million, (ii) Financial Sponsor B submitted a non-binding proposal to acquire the Company at an enterprise valuation of $350-400 million, (iii) Financial Sponsor C submitted a non-binding proposal to acquire the Company at an enterprise valuation of $320 million and (iv) Financial Sponsor D submitted a non-binding proposal to acquire the Company at an enterprise valuation of $250-275 million. Piper Sandler also received verbal, non-binding proposals for an acquisition of the Company from (i) Financial Sponsor E, which had submitted a non-binding proposal to acquire the Company at an enterprise valuation of $300-320 million and (ii) Financial Sponsor F, which had submitted a non-binding proposal to acquire the Company at a valuation in line with the then-current trading price of the Company common stock. Although Financial Sponsor F did not specify an enterprise valuation with its verbal proposal, its proposal implied an enterprise valuation of approximately $260 million. Representatives of Piper Sandler and the Board further discussed each of the six indications of interest in comparison to select precedent technology transactions, feedback from the bidders on the Company’s business and a timeline for the process going forward. Representatives of Piper Sandler also noted that several other parties indicated that they may submit bids later that week, however, other than Haveli, no other party submitted an indication of interest following the November 28, 2023 Board meeting. The Company’s management also discussed the pending OPM contract rebid, which the Company expected would be decided by the U.S. Office of Personnel Management during the week of December 17, 2023. At the meeting, the Board instructed management and the representatives of Piper Sandler to encourage each of the three highest bidders, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C, to continue their diligence efforts with the goal of obtaining improved proposals at higher valuations from each such bidder. The Board also instructed Piper Sandler to inform the other bidders that they would need to improve their bids in order to remain competitive in the process.

At the November 28, 2023 Board meeting, following the departure of the representatives of Piper Sandler from the meeting, representatives of Venable reviewed with the Board and those representatives of the Company’s management in attendance the importance of identifying and disclosing any actual or potential conflicts of interest between members of the Board and any proposed transaction and potential acquirors of the Company. Each of the members of the Board confirmed they had no known potential conflicts of interest or potential appearances of a conflict of interest with respect to any of the entities that had submitted non-binding indications of interest, but requested that the Company’s management send a list of the principals of each of the aforementioned entities for further review by the directors. Following the meeting, the Company’s management distributed a list of such principals, as requested by the Board, and each of the members of the Board and the Company’s management subsequently confirmed that no such conflict of interest existed. Following departure of the representatives of Venable from the meeting, the Board further discussed the indications of interest received on behalf of the Company and conducted the Board’s regular quarterly meeting agenda items.

After the Board meeting on November 28, 2023, at the direction of the Special Committee, representatives of Piper Sandler informed representatives of Financial Sponsor D and Financial Sponsor F that they would need to meaningfully increase their price in order for the Board to further engage with such parties with respect to a potential transaction. Similarly, Piper Sandler requested that Financial Sponsor E memorialize in writing its verbal indication of interest, and noted that Financial Sponsor E would similarly need to increase its price in order for the Board to engage further with Financial Sponsor E with respect to a potential transaction. During these calls, Financial Sponsor D and Financial Sponsor E indicated that they were unlikely to increase their price and would no longer actively pursue an acquisition of the Company. Representatives of Piper Sandler continued to engage with Financial Sponsor A, Financial Sponsor B and Financial Sponsor C on their diligence efforts with the goal of obtaining improved proposals at higher valuations from each bidder.

On December 1, 2023, at the direction of the Special Committee, members of the Company’s management and representatives of Piper Sandler and Venable discussed key terms of the draft merger agreement that was being prepared by Venable in advance of submitting the draft to potential bidders. Pursuant to that discussion, the Company’s management, Piper Sandler and Venable determined that the initial draft merger agreement should include, among other terms, (i) a proposed transaction structure using a reverse subsidiary merger in which the Company would survive the merger as the surviving corporation and a wholly-owned subsidiary of the acquiror, (ii) all cash merger consideration, (iii) customary representations and warranties for a public company transaction, (iv) a remedy of specific performance in favor of both parties in the event of a breach by the other party, (v) customary interim operating covenants, (vi) a fiduciary out, but no go-shop provision due to the broad nature of the pre-signing market check performed by the Company with Piper Sandler’s assistance, (vii) a termination fee payable by the Company, with the percentage to be proposed by the bidder(s) during negotiations, in the event that the merger agreement was terminated under certain circumstances, including in connection with a termination of the merger agreement by the Company in order to accept a superior proposal received prior to adoption of the merger agreement by the Company’s stockholders, (viii) a reverse termination fee payable by the acquiror, with the percentage to be proposed by the bidder(s) during negotiations, in the event that the merger agreement was terminated under certain circumstances and (ix) minimal closing conditions. The Company’s management instructed Venable to update the draft merger agreement based on the discussions at the meeting. The draft merger agreement was also shared with the Special Committee.

On December 5, 2023, the Company filed a Current Report on Form 8-K with the SEC and issued a press release announcing its financial results for the third quarter ending October 31, 2023. Also, on December 5, 2023, members of the Company’s management met in person with a representative of Monarch Alternative Capital LP (“Monarch”) at Monarch’s offices in New York City to discuss the Company’s business and capital markets generally.

On December 6, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management in attendance. Mr. Foster provided a summary of the recent management presentations held with interested parties. Mr. Foster also noted that Financial Sponsor A, Financial Sponsor B and Financial Sponsor C had demonstrated the most interest in a transaction with the Company based on the respective level of engagement with the Company and diligence efforts by such parties to date. Management also provided an update on the debt markets and recent debt refinancing transactions observed in the market, as well as the Company’s rebid of the OPM contract.

Later on December 6, 2023, members of the Company’s management met by videoconference with representatives of Financial Sponsor C in two separate sessions to discuss and evaluate its indication of interest in the Company.

On December 7, 2023, members of Company management met in person with representatives of Financial Sponsor B at Venable’s offices in Baltimore, Maryland to discuss and evaluate its indication of interest in the Company. Representatives of Piper Sandler were also in attendance.

After having learned that the Company was considering a potential strategic transaction from an advisor of Haveli, Haveli contacted representatives of Piper Sandler on December 8, 2023 to discuss its potential interest in a potential acquisition of the Company. Neither the Company nor Piper Sandler had reached out to Haveli prior to that date, because they were unfamiliar with Haveli, as a new financial sponsor, and were therefore unaware that Haveli might have interest in pursuing an acquisition of the Company and participating in the process.

On December 11, 2023, the Company made a draft of the merger agreement available in the virtual data room for review by all potential bidders who had entered into a confidentiality agreement with the Company.

On December 12, 2023, Haveli entered into a confidentiality agreement with the Company in substantially the same form as those entered into by other potential bidders.

On December 13, 2023, members of the Company’s management met by videoconference with representatives from Piper Sandler to discuss the process. Also on December 13, 2023, members of the Company’s management held a management presentation with representatives of Haveli.

Later on December 13, 2023, at the suggestion of a banker not involved in the process, Mr. Foster contacted the Chief Executive Officer of a private cyber technology company to discuss the possibility of a strategic transaction between the parties. No proposal was made with respect to any acquisition or other transaction between the party and the Company during the conversation, and Mr. Foster directed the party to contact Piper Sandler for further discussion.

On December 14, 2023, the Special Committee held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. Representatives of Piper Sandler updated the Special Committee with respect to the process. In particular, representatives of Piper Sandler noted that each of Haveli, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C were actively continuing their due diligence review of the Company. Each of these parties had indicated that they desired visibility on the OPM contract renewal in advance of submitting any definitive proposal to acquire the Company. The Special Committee discussed tentative timing of mid-January for requesting formal bids given that the renewal of the OPM contract was expected, but not certain, to be determined the week of December 17, 2023. The Special Committee also met in executive session without members of the Company’s management or representatives of Piper Sandler and Venable to further discuss the process and the related matters discussed earlier at the meeting.

Also on December 14, 2023, members of the Company’s management held a management presentation by videoconference with representatives of Financial Sponsor A and answered supplemental diligence questions.

On December 14, 2023, Financial Sponsor A informed representatives of Piper Sandler that it was no longer interested in pursuing an acquisition of the Company. As reasons for its decision, Financial Sponsor A cited concerns about the services business, OPM concentration, the cost take-out necessary to reach profitability and the likelihood of accelerating revenue growth.

On December 19, 2023, at the request of Haveli, members of the Company’s management gave two additional presentations to representatives of Haveli related to the Company’s finances and its software platform and breach response services businesses.

On December 20, 2023, members of the Special Committee met by videoconference with members of the Company’s management to discuss the process. Mr. Foster noted that Haveli,

Financial Sponsor B and Financial Sponsor C had demonstrated the most interest in a transaction with the Company, but that that diligence efforts by these parties had slowed down while they awaited visibility on the OPM contract renewal. Later on December 20, 2023, members of the Company’s management met by videoconference with representatives of Piper Sandler to discuss the status of the parties who remained engaged in the process.

On December 21, 2023, Financial Sponsor C informed representatives of Piper Sandler that it was no longer interested in pursuing an acquisition of the Company. As reasons for its decision, Financial Sponsor C cited concerns with the services business, OPM concentration, and the cost take-out necessary to reach profitability. However, Financial Sponsor C also communicated to Piper Sandler that, if its prior indication of interest became competitive in the process, it would consider reentering the process at that valuation level.

On December 21, 2023, Financial Sponsor F informed representatives of Piper Sandler that it was unable to meet the valuation range of the remaining parties in the process and would, thus, stand down from further participation in the process.

On December 21, 2023, a representative from Haveli spoke with a representative of Piper Sandler and made a verbal, non-binding indication of interest to acquire the Company at an enterprise valuation of between $400-$450 million.

On December 22, 2023, a representative of Haveli contacted a representative of L&F to express Haveli’s interest in the potential acquisition of the Company and the representative of L&F directed the representative of Haveli to reach out to Adam R. Gerchen, an independent director of the Company. On December 26, 2023, the representative of Haveli had a phone call with Mr. Gerchen and reiterated Haveli’s interest in the potential acquisition of the Company.

On January 2, 2024, the Board held a meeting by videoconference with the Company’s management and a representative from Venable in attendance. The Company’s management informed the Board that the Company had been awarded the new OPM contract with a total contract value of approximately $248 million through September 30, 2028, assuming all option periods are exercised. In addition, the current OPM contract had been extended through June 30, 2024, which six-month extension had a contract value of approximately $41 million. The Board also discussed the status of the process and proposed timing for requesting formal bid proposals. Following the announcement of the OPM contract renewal, Mr. Bender updated the October 2023 Projections to reflect the Company’s actual financial results for the third quarter ended October 31, 2023 (which were previously provided to the Board and approved by the Audit Committee of the Board) and interim monthly results through November 2023, and the impact of those actual results on future periods and to reflect the renewal of the OPM contract which is effective beginning on July 1, 2024 (the “January 2024 Projections”). The January 2024 Projections were shared with Piper Sandler. The January 2024 Projections were also summarized and shared with the Board in presentations made by Piper Sandler to the Board.

On January 3, 2024, members of the Company’s management met by videoconference with representatives of Piper Sandler to discuss the process.

On January 3, 2024, the confidentiality agreement, dated as of December 12, 2023, between the Company and Haveli was amended to clarify that certain additional representatives and advisors of Haveli would be covered by the confidentiality agreement.

On January 4, 2024, the Company filed a Current Report on Form 8-K with the SEC and issued a press release announcing that it had been awarded the new OPM contract and that the existing OPM contract had been extended for a six-month period.

On January 5, 2024, at the request of Haveli, members of the Company’s management gave an additional presentation to representatives of Haveli to answer supplemental due diligence questions regarding the Company’s technology and product. Also on January 5, 2024, at the request of Haveli, members of the Company’s management met with representatives of Haveli to answer supplemental tax due diligence questions regarding the Company.

On January 8, 2024, at the direction of the Special Committee, members of the Company’s management met with representatives of Haveli and Piper Sandler in person at Venable’s office in Baltimore, Maryland. Certain representatives of Haveli and the Company’s management participated by telephone. At the meeting, the parties discussed general business diligence.

On January 9, 2024, members of the Company’s management held a telephone call with Financial Sponsor B and representatives of Piper Sandler to discuss potential ways to reduce Company costs, both as a private company and as a combined company with Financial Sponsor B’s portfolio company.

Later on January 9, 2024, Piper Sandler sent letters to representatives of each of Haveli and Financial Sponsor B, requesting each party to submit a definitive offer to acquire the Company by January 26, 2024, and to provide to Venable by January 25, 2024 any proposed revisions to the draft of the merger agreement provided in the virtual data room.

On January 10, 2024, the Special Committee held a meeting by videoconference with representatives from Piper Sandler in attendance. Representatives of Piper Sandler updated the Special Committee with respect to due diligence workstreams and the status of the process, noting that following announcement of the OPM contract renewal, Haveli and Financial Sponsor B had resumed their diligence efforts. Additionally, representatives of Piper Sandler reported that it had also contacted Financial Sponsor A and Financial Sponsor C to provide an update on the OPM contract renewal, but that neither party had chosen to re-engage in the process at that time.

On January 11, 2024, Piper Sandler submitted to the Board a written disclosure statement, confirming that it had no prior or current engagements or relationships between itself and Haveli or Financial Sponsor B since January 2021. The disclosure statement provided by Piper Sandler was also reviewed by the Company’s management and by Venable and it was determined that the disclosure statement did not present any material conflicts that would impair the ability of Piper Sandler to continue to serve as the Company’s financial advisor.

On January 11-12, 2024, members of the Company’s management and representatives of Venable and Haveli’s legal counsel, Ropes & Gray LLP (“Ropes & Gray”), and other advisors to Haveli, participated in legal due diligence telephone calls, covering a variety of corporate, employee benefits, government contracts, compliance, real estate, privacy, product security and intellectual property matters.

Between January 12, 2024 and January 22, 2024, the Company’s management and representatives of Venable, Haveli and various third-party representatives and advisors of Haveli, including Haveli’s outside strategy consulting firm and tax and accounting advisors, met by videoconference on several occasions to discuss additional due diligence questions, including with respect to finance, sales, tax, accounting, government contracts, strategy and product matters.

On January 17, 2024, members of the Company’s management met by videoconference with representatives of Piper Sandler to discuss the status of due diligence matters.

On January 22, 2024, the Special Committee held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler in attendance. Representatives of Piper Sandler provided an update on the process and diligence efforts by Haveli and Financial Sponsor B. The Special Committee also met in executive session without members of the Company’s management or representatives of Piper Sandler and discussed the process.

On January 23, 2024, Mr. Foster had a conference call with representatives of Piper Sandler and representatives of Haveli. During the call, representatives of Haveli reviewed its third-party advisor’s findings on the Company and the Company’s market, including customer interviews. Mr. Foster also reviewed potential future M&A opportunities.

On January 24, 2024, Mr. Bender met by videoconference with representatives from Deloitte, in their capacity as outside tax and accounting advisors to Haveli, to discuss the Company’s financial statements.

On January 25, 2024, representatives of Ropes & Gray sent initial comments to the draft merger agreement to Venable, which, among other proposed changes, (i) required that all insiders, directors and officers of the Company execute voting agreements concurrently with the merger agreement, pursuant to which each would commit to vote in favor of adoption of the merger agreement and approval of the proposed merger and against any alternative transaction proposal, (ii) required the Company to provide payoff letters for all existing indebtedness of the Company as a condition to closing the merger, (iii) proposed a Company termination fee equal to 4% of the Company’s equity value and a Parent reverse termination fee equal to 5% of the Company’s equity value, (iv) included a cap on expenses for either party in seeking to enforce the payment of the Company termination fee or Parent reverse termination fee, as applicable, (v) expanded certain representations and warranties of the Company, (vi) expanded certain restrictions on the Company’s interim operating covenants and (vii) made other changes to the draft merger agreement that were generally favorable to Haveli.

On January 26, 2024, the Board held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. The primary focus of the meeting was to review and evaluate the strategic alternatives available to the Company, including (i) maintaining the Company’s status quo with combined software and services businesses, (ii) seeking to amend and extend or otherwise refinance the Notes, (iii) selling the breach response services business and using the proceeds to pay down, in part, the Notes and (iv) seeking a sale of the entire Company through the process. The Board, Piper Sandler and the Company’s management discussed various opportunities and risks of each alternative. In particular, the Company’s debt levels from the outstanding Notes relative to its current equity capitalization were viewed by the Board members, management and Piper Sandler as a significant challenge to the Company’s ability to (i) continue to successfully operate and grow the Company’s business, (ii) negotiate an amendment to the terms of, or otherwise refinance, the Notes or (iii) attract new capital, in each case, without exposing stockholders to increased risks. In addition, the Board discussed the challenges of remaining as a public company following a sale of the breach response services business given that the proceeds of such a divestiture would most likely be insufficient to pay off a majority of the Notes and would introduce additional risks by leaving a smaller company with only the platform business that was anticipated to be unprofitable in the near term. The Board, representatives of Piper Sandler and members of the Company’s management also discussed the feasibility and risks to stockholders of refinancing the Notes or seeking to amend the terms thereof in exchange for extending the maturity date thereof. The Board determined that refinancing the Notes was generally unattractive due to the relatively high interest rate environment, the Company’s debt-to-equity ratio and the limited time until the Notes would become a current liability for the Company. Representatives of Piper Sandler also summarized for the Board the indications of interest that had been received from each of Haveli, Financial Sponsor A, Financial Sponsor B, Financial Sponsor C, Financial Sponsor D, Financial Sponsor E and Financial Sponsor F regarding a potential acquisition of the Company. Representatives of Piper Sandler also summarized the feedback received from the parties who had submitted indications of interest. For instance, Piper Sandler reported that Financial Sponsor A viewed separating the software platform and breach response services businesses into two independent companies as a challenge and noted that profitability was a concern. In addition, Piper Sandler noted that the participants in the process had cited, among other things, (i) the challenges related to the Company’s size as larger financial sponsors were seeking to invest in larger platform investments, (ii) challenges regarding customer retention in the software business, (iii) lack of short-term profitability and (iv) perceived limited synergies between the Company’s software platform and breach response services businesses. Feedback from financial sponsors related to attractive features of the Company’s business were also discussed, including the successful integration of four acquisitions by the Company, its experienced management team, the organic growth of the platform business and potential market opportunities. Representatives of Piper Sandler noted that, based on the feedback in the process, it expected that each of the parties who had submitted an indication of interest would likely submit a bid at a lower valuation than submitted in its earlier indications of interest, if they were to submit updated bids at all. Representatives of Piper Sandler noted that Haveli had conducted the most detailed due diligence on the Company and had utilized various third party consultants, subject matter experts and other advisors throughout the process. Piper Sandler’s presentation also included a review of select Wall Street research analyst perspectives on the Company, including price targets for the Company ranging from $0.85 to $3.00 per share of Company common stock as of January 2024. Discussion continued on the Company’s strategic alternatives in light of the foregoing considerations identified by

Piper Sandler. The non-employee members of the Board also met separately in executive session with representatives of Venable, during which each of the directors engaged in a further discussion on the opportunities and risks of the strategic alternatives available to the Company. Venable also addressed certain questions posed by the directors. No formal decision on strategic alternatives was made by the Board at this meeting.

Following the January 26, 2024 meeting, representatives of Piper Sandler contacted representatives of Financial Sponsor B to discuss whether Financial Sponsor B would be submitting a proposal to acquire the Company. Representatives of Financial Sponsor B stated that it was focused on other matters and would be unable to meet the requested timeline.

Also on January 26, 2024, representatives of Haveli delivered to Piper Sandler a non-binding letter of intent to acquire 100% of the equity interests of the Company for an all-cash purchase price based on a total enterprise value of $318 million, representing a price of $0.90 per share of Company common stock, assuming a fully-diluted share count of 143.4 million shares of Company common stock. The letter of intent also stated that Haveli was willing to provide a full-equity backstop for the transaction. The letter of intent also requested an exclusivity period until 9:29 a.m., Eastern Time, on January 29, 2024. Haveli’s letter of intent also stated that the non-binding proposal would terminate at 11:59 p.m., Eastern Time, on January 26, 2024, unless accepted in writing by the Company at or prior to such time. Representatives of Haveli also sent an initial draft of its form of equity commitment letter and limited guarantee to representatives of Piper Sandler.

No other letters of intent or definitive proposals to acquire the Company were received from any other parties in the process.

On January 26 and 27, 2024, members of the Company’s management and representatives of Piper Sandler met with representatives of Haveli by videoconference to discuss Haveli’s proposal. During these discussions, members of Company’s management and representatives of Piper Sandler requested that Haveli increase its proposed purchase price for the Company to $364 million on a total enterprise value. In response, Haveli agreed to increase its offer from $318 million to $340 million on a total enterprise value. Then, pursuant to further negotiations, members of Company’s management and representatives of Piper Sandler requested that Haveli increase its proposed purchase price for the Company to $350 million on a total enterprise value, to which Haveli agreed.

On January 27, 2024, Haveli delivered a revised non-binding letter of intent to acquire the Company for a total enterprise value of $350 million, assuming a fully-diluted share count of 144.5 million shares of Company common stock. The letter of intent also requested an exclusivity period until 11:59 p.m., Eastern Time, on February 1, 2024, with an automatic extension to 11:59 p.m., Eastern Time, on February 4, 2024, if definitive transaction documents had not been executed prior to such earlier date and the parties continue to work in good faith toward definitive transaction documentation. Haveli’s revised letter of intent also stated that its offer would terminate upon the earlier of the termination of the exclusivity period, the execution of definitive transaction documents or the mutual agreement of the parties.

On January 28, 2024, the Board held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. The Board discussed Haveli’s revised non-binding letter of intent to acquire the Company. After discussion, the Board approved Haveli’s revised non-binding letter of intent with the $350 million total enterprise valuation. Later that same day, Mr. Foster countersigned the revised letter of intent and delivered the same to Haveli.

Later on January 28, 2024, representatives of Venable sent a revised draft of the merger agreement to representatives of Ropes & Gray. This draft of the merger agreement (i) requested Haveli to confirm the list of parties being requested to sign a voting agreement, (ii) clarified the treatment of Company warrants, (iii) revised the financing provisions to conform to a full-equity backstop transaction and eliminated references to Haveli needing debt financing to close the merger, (iv) modified certain procedural requirements contained in the fiduciary out provisions in favor of the Company and its stockholders, (v) proposed a Company termination fee equal to 2.75% of the Company’s equity value and a Parent reverse termination fee equal to 7% of the Company’s equity value, (vi) reserved for further discussion on the treatment of the Notes and (vii) made other changes to the contract that were generally favorable to the Company and its stockholders.

During the week of January 28, 2024, at the request of Haveli, members of the Company’s management and representatives of Venable negotiated a note repurchase agreement with Monarch and its counsel, pursuant to which funds advised by Monarch, as holders of the Notes, would agree to sell and the Company would agree to repurchase, substantially concurrent with the closing of the proposed merger, all of the outstanding Notes held by such holders. A note repurchase agreement was entered into, effective as of February 6, 2024, by funds advised by Monarch and the Company.

Between January 29, 2024 and February 5, 2024, members of the Company’s management and representatives of Piper Sandler negotiated business terms and discussed the Company’s business with representatives of Haveli and representatives of Venable and Ropes & Gray, on behalf of the Company and Haveli, respectively, exchanged drafts of the merger agreement, equity commitment letter, limited guarantee, form of voting agreement and ancillary transaction documentation and conducted various conference calls regarding the same. Among other items in the draft merger agreement and other transaction documents, the parties negotiated (i) an increase in the per share merger consideration from $1.12 to $1.14 based on updated fully diluted share calculations, (ii) a $10 million Parent reverse termination fee (equal to approximately 6.18% of the Company’s equity value) in lieu of a cap on monetary damages, which had been proposed by Haveli and rejected by the Company, (iii) a Company termination fee equal to $5,261,750 (equal to 3.25% of the Company’s equity value), (iv) voting agreements to be signed by each of the members of the Board, resulting in the holders of approximately 9.1% of the outstanding shares of Company common stock agreeing to vote in favor of adoption of the merger agreement, which voting agreements would terminate upon the earlier of the effective time of the merger, a termination of the merger agreement by the Company to enter into a superior proposal in accordance with the merger agreement, upon mutual agreement of Parent and the stockholder party thereto, and certain other events, (v) the Company’s agreement to use its reasonable best efforts to solicit the repurchase of the Notes, if requested by Haveli, and (vi) the other terms and conditions set forth in the merger agreement and the other transaction documents, as more fully described in the section of this proxy statement entitled “The Merger Agreement.”

On February 4, 2024, representatives of Haveli sent an amendment to the January 26, 2024 letter of intent to Mr. Foster solely to extend the exclusivity period from February 4, 2024 until 11:59 p.m., Eastern Time, on February 11, 2024. Later that day, Mr. Foster executed the revised letter of intent, but extended exclusivity only through February 7, 2024, which change Haveli accepted.

On February 5, 2024, the Board held a meeting by videoconference with members of the Company’s management and representatives of Piper Sandler and Venable in attendance. Representatives of Piper Sandler reviewed with the Board a summary of the process, including that Piper Sandler had reached out to a total of 47 financial sponsors and potential strategic acquirors (including 38 financial sponsors and nine strategic or sponsor-backed strategic acquirors), 21 management presentations had been conducted, seven parties had submitted written or verbal non-binding indications of interest, four parties (Haveli, Financial Sponsor A, Financial Sponsor B and Financial Sponsor C) had continued to conduct diligence on the Company following the November 22, 2023 deadline to submit indications of interest and one party (Haveli) had submitted a definitive written proposal to acquire the Company. Piper Sandler also reviewed selected terms of the proposed merger and its financial analyses of the merger consideration proposed by Haveli. Following discussion among the Board, members of the Company’s management and representatives of Piper Sandler, and, at the request of the Board, Piper Sandler rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated February 5, 2024, which is attached to this proxy statement as Annex B, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the merger consideration to be paid to holders of Company common stock (other than holders of Excluded Shares) was fair, from a financial point of view, as set forth in such opinion as more fully described in the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler.” Following the presentation from Piper Sandler, representatives of Venable reviewed with the Board its fiduciary duties under Delaware law and then presented the terms of the final draft of the merger agreement and the final drafts of the other proposed transaction documents, including the equity commitment letter, limited guarantee and form of voting agreement. The Board also discussed the positive and negative factors considered by the members of the Board in deciding whether to support the proposed merger, which factors are more fully described in the section of this proxy statement entitled “The Merger—Reasons for the Merger.” The Board then recessed its portion of the meeting, and the Special Committee conducted a separate meeting with representatives of Venable in attendance. The Special Committee discussed the proposed transaction and unanimously adopted resolutions, which (i) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders; and (ii) recommended that the Board authorize and approve the Company’s execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the proposed merger. Following the meeting of the Special Committee, the Board reconvened its meeting and the Special Committee presented its recommendation to the Board to approve the proposed merger with Haveli. After discussion and consideration of a variety of factors, including those discussed under “The Merger—Reasons for the Merger,” the Board resolved to proceed with the proposal from Haveli and unanimously

(i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that the Company’s stockholders adopt the merger agreement and approve the proposed merger.

Following the meeting of the Board, effective as of February 6, 2024, the parties executed the merger agreement and the other transaction documents, including the voting agreements, the equity commitment letter and the limited guarantee.

On the morning of February 6, 2024, the Company filed a Current Report on Form 8-K with the SEC and issued a press release announcing the execution of the merger agreement and the terms of the proposed merger.

On March 7, 2024, the Board held a regularly-scheduled meeting by videoconference with members of the Company’s management in attendance, along with a representative of Venable who attended a portion of the meeting. At the meeting, a representative of Venable presented to the Board an analysis of the potential ramifications of, and uncertainties related to the Board’s approval and the Company’s execution of the merger agreement created by the Activision decision of the Delaware Court on February 29, 2024. The representative of Venable also referred to additional materials provided to the Board in advance of the meeting (including, among other things, the certificate of incorporation of Merger Sub, the Company Disclosure Schedule and the Parent Disclosure Schedule (each such term as defined in the merger agreement)). The Board also conducted its regular quarterly meeting agenda items.

On March 8, 2024, in light of the Activision decision, the Board, by unanimous consent, ratified the adoption of the merger agreement, and the Company’s execution thereof, pursuant to Section 204 of the DGCL as described in the section of this proxy statement entitled “The Merger—Notice Regarding Ratification Under Section  204 of the Delaware General Corporation Law.”

Recommendation of the Special Committee and the Board

At a special meeting of the Board on February 5, 2024, after consideration, including the material factors described in the section of this proxy statement entitled “The Merger—Reasons for the Merger,” and detailed discussions with the Company’s management and its legal and financial advisors at such meeting and prior meetings of the Board, the Board unanimously:

(i)	determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement;

(ii)	authorized and approved the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and

(iii)	resolved to recommend that Company stockholders adopt the merger agreement and approve the merger.

Notice Regarding Ratification Under Section 204 of the Delaware General Corporation Law

On February 29, 2024, the Delaware Court of Chancery issued an opinion, Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), pursuant to which the Delaware Court held that, in approving a merger transaction in accordance with Section 251 of the DGCL, the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation. The Board believes that its prior approval of the merger agreement and the Company’s execution thereof complied with the requirements of Section 251 of the DGCL, and that, to the extent it did not, the Board adopted a unanimous written consent (i) confirming its approval of the merger agreement, and (ii) in accordance with Section 204 of the DGCL and in light of the Activision decision, ratifying and reaffirming the prior approval and execution of the merger agreement to eliminate the risk that, or any uncertainty as to whether the prior approval or execution did not comply with Section 251 of the DGCL or was otherwise a “defective corporate act” (as defined in Section 204(h)(1) of the DGCL). A copy of such unanimous written consent is attached as Annex F.

This notice constitutes the notice required to be given to our stockholders in accordance with Section 204 of the DGCL. Any claim that any potentially defective corporate act identified and ratified under Section 204 of the DGCL pursuant to the unanimous written consent attached as Annex F is void or voidable due to the failure of authorization, or that the Delaware Court should declare in its discretion that the ratification thereof in accordance with Section 204 of the DGCL not be effective or be effective only on certain conditions, must be brought within 120 days from the date this notice is given.

Reasons for the Merger

The Board and the Special Committee carefully reviewed and considered the proposed merger in consultation with the Company’s management and legal and financial advisors and, upon the unanimous recommendation of the Special Committee, the Board has unanimously (i) determined that it is in the best interests of ZeroFox and its stockholders, and declared it advisable, to enter into the merger agreement; (ii) authorized and approved the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger; and (iii) resolved to recommend that Company stockholders adopt the merger agreement and approve the merger.

In reaching these decisions, the Board and the Special Committee considered the following reasons to support the merger agreement and the transactions contemplated thereby, including the merger:

•	the fact that the price of $1.14 per share of Company common stock in cash payable in the merger provides certainty, immediate value and liquidity to Company stockholders;

•

the belief that, in light of the Board’s thorough and diligent consideration of strategic alternatives and the process, the feedback received from participants in the process regarding their inability to pay merger consideration above $1.14 per share of Company common stock, and the definitive proposal submitted by Haveli and lack of a definitive proposal submitted by any other participant in the process, it was unlikely that any other party would be willing to acquire the Company in an all-cash transaction for Company common stock in excess of $1.14 per share;

•

the historical market prices, volatility and trading information with respect to shares of Company common stock, including the fact that the $1.14 per share to be received by Company stockholders in the merger represents a premium of approximately 20% over the closing price per share as of February 2, 2024, two trading days before the public announcement of the merger, a premium of approximately 31% over the 30-day volume-weighted average price per share as of February 2, 2024, a premium of approximately 45% over the 90-day volume-weighted average price per share as of February 2, 2024 and a premium of approximately 27% over the 180-day volume-weighted average price per share as of February 2, 2024;

•

the belief that the merger is more favorable to Company stockholders than other strategic alternatives available to the Company, including remaining as a public company or asset dispositions, the feasibility of such alternatives, and the significant risks and uncertainties associated with pursuing such alternatives;

•	the risks and uncertainties of remaining as a public company and being able to raise new equity capital and expand the Company’s business through acquisitions;

•

the current and prospective business environment in which the Company operates, including international, national and local economic conditions, the competitive environment, and the likely effect of these factors on the Company and the execution of the Company’s plans;

•

the facts that the Company entered into confidentiality agreements with 29 potential bidders (or groups of bidders), that seven bidders submitted initial indications of interest and that Haveli was the only party to submit a final written offer to acquire the Company;

•

the judgment of the Board that the $1.14 per share of Company common stock in cash payable in the merger was more favorable to Company stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to the Company, based upon the directors’ extensive knowledge of the Company’s business, assets, liabilities, general financial condition and results of operations on a historical and prospective basis, the execution challenges that the Company potentially faces, the pending maturity of the Company’s 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025 (the “Notes”), the potential for delisting of the Company common stock from the Nasdaq Global Market due to the fact that the closing bid price for the Company common stock was below the $1.00 per share listing requirement between September 20, 2023 and October 31, 2023 and prior to the announcement of the merger had not been at or above $1.00 for the required period to alleviate the delisting risk, market dynamics, and the belief that the merger represented an attractive and comparatively certain value for Company stockholders relative to the risk-adjusted prospects for the Company in the absence of the merger;

•

the sale process conducted by the Company, with the assistance of Piper Sandler, to review other potential strategic alternatives and, in connection therewith, the engagement with 47 potential counterparties, 29 of which entered into confidentiality agreements, including both strategic parties and financial sponsors, regarding their interest in a potential acquisition of the Company;

•	the potential risk of losing the favorable opportunity with Haveli in the event the Company sought to pursue another strategic alternative;

•

the right of the Company, pursuant to fiduciary out provisions in the merger agreement, to consider unsolicited acquisition proposals from, and, subject to the terms of the merger agreement, the ability of the Special Committee and the Board to furnish information to, and conduct negotiations with, third parties in certain circumstances, and to terminate the merger agreement to accept a superior proposal upon payment of a termination fee of $5,261,750, which the Special Committee and the Board believed was reasonable under the circumstances and not preclusive of other offers;

•

the belief that, after multiple rounds of negotiations with Haveli and its representatives (as described in more detail under the section of this proxy statement entitled “The Merger—Background of the Merger”), $1.14 per share of Company common stock was the highest price that Haveli was willing to pay as of the date of execution of the merger agreement and that the terms of the merger agreement include the most favorable terms to the Company, in the aggregate, to which Haveli was willing to agree;

•

the oral opinion of Piper Sandler rendered to the Board, subsequently confirmed in writing, that, as of February 5, 2024, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Piper Sandler as set forth therein, the $1.14 per share in cash to be received by holders of shares of Company common stock (other than the holders of certain cancelled shares, dissenting shares and earnout shares) pursuant to the merger agreement was fair, from a financial point of view, to such Company stockholders, as more fully described below under the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the merger;

•	the high degree of confidence that the merger would close in a timely manner in light of the conditions and other terms set forth in the merger agreement;

•

the conditions to closing contained in the merger agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, is generally subject to a Company material adverse effect (as defined in the section of this proxy statement entitled “The Merger Agreement—Representations and Warranties”) qualification;

•	the outside date of August 6, 2024 (subject to extension under certain circumstances), which is expected to allow for sufficient time to complete the merger;

•	that the merger is subject to the approval of the holders of a majority of the outstanding shares of Company common stock;

•

the availability of statutory appraisal rights to Company stockholders who do not vote in favor of the adoption of the merger agreement and otherwise comply with all required procedures under the DGCL;

•

the absence of a financing condition in the merger agreement, the obligations of Parent under the merger agreement to arrange and consummate the financing, and the limited number and nature of the conditions in the Equity Commitment Letter;

•

the Company’s ability, under circumstances specified in the merger agreement and the Equity Commitment Letter, to specifically enforce Parent’s obligation to cause the equity financing to be funded as contemplated by the merger agreement and the Equity Commitment Letter;

•

the requirement that, in the event of a failure of the merger to be consummated under circumstances specified in the merger agreement related to Parent or Merger Sub’s failure to satisfy the closing conditions, the Company has a right to seek specific performance or require Parent to pay the Company a termination fee of $10,000,000, and the obligations of the Haveli Funds under the Limited Guarantee to fund the Parent Termination Fee (as defined in the section of this proxy statement entitled “The Merger Agreement—Termination Fees”);

•

representations by Parent in the merger agreement that it will have adequate resources to pay the merger consideration and other amounts required to consummate the merger, taking into account the proceeds from the Equity Commitment Letter;

•	the Company’s rights to specific performance under the terms and subject to the conditions set forth in the merger agreement;

•

the fact that the merger agreement was recommended by the Special Committee, which is comprised entirely of independent directors who are not employees of the Company or any of its subsidiaries, and unanimously approved by the Board, which is comprised of six of eight directors who are independent directors and seven of eight directors who are not employees of the Company or any of its subsidiaries, both of which received advice from the Company’s outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement;

•	the Board’s view that the merger agreement was the product of arms’-length negotiations and contained customary terms and conditions; and

•	the likelihood that the merger would be consummated, in light of the experience, reputation and financial capabilities of Haveli and the Haveli Funds.

In the course of its deliberations, the Board and the Special Committee also considered, among other things, the following negative factors:

•	the fact that Company stockholders will not participate in any future growth potential or benefit from any future increase in the value of the Company as a private company;

•

the fact that the Company’s closing of its business combination with L&F Acquisition Corp., a special purpose acquisition company, and ID Experts Holdings, Inc. was August 3, 2022 and based on an implied equity consideration value of $10.00 per share of Company common stock;

•

the potential negative effects of the public announcement of the merger on the Company’s sales, operating results and stock price, its ability to retain key management, sales, engineering and other personnel, and its relationships with customers, suppliers and partners;

•

the restrictions on the conduct of the Company’s business prior to the completion of the merger, requiring the Company to conduct its business in the ordinary course and preventing the Company from taking certain specified actions, subject to specific limitations and exceptions, all of which may delay or prevent the Company from undertaking business opportunities pending completion of the merger;

•

the significant costs involved in connection with entering into the merger agreement and completing the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of the Company’s management required to complete the merger, which may disrupt the Company’s business operations and have a negative effect on its financial results;

•	the conditions to the obligations of Parent to complete the merger and the right of Parent to terminate the merger agreement under certain circumstances;

•

the fact that the merger agreement precludes the Company from actively soliciting acquisition proposals, and the possibility that the Company may be obligated to pay Parent a termination fee of $5,261,750 in the event that the Company or Parent terminates the merger agreement under certain circumstances;

•	the fact that completion of the merger requires certain regulatory clearances and consents, including under applicable antitrust laws and certain foreign investment laws;

•	the possible loss of key management or other personnel of the Company during the pendency of the merger;

•	the risk of litigation;

•	the fact that the consideration consists of cash and will therefore be taxable to Company stockholders who are subject to taxation for U.S. federal income tax purposes; and

•

the interests that certain directors and executive officers of the Company may have with respect to the merger, in addition to their interests as Company stockholders generally, as described in the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger .”

The foregoing discussion of reasons for the recommendation to adopt the merger agreement is not meant to be exhaustive but addresses the material information and factors considered by the Board and the Special Committee in consideration of their respective recommendations. In view of the wide variety of factors considered by the Board and the Special Committee in connection with their evaluation of the merger and the complexity of these matters, the Board and the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determinations and recommendations. Rather, in considering the information and factors described above, individual members of the Board or the Special Committee each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board and the Special Committee based their respective unanimous recommendations on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Certain Financial Projections

Other than in connection with the Company’s regular earnings press releases and related investor materials, following the Company’s business combination on August 3, 2022, the Company has not, as a matter of course, publicly disclosed forecasts or projections as to future performance, earnings, or other results due to the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the evaluation of the potential strategic alternatives, the Company’s senior management in October 2023 prepared certain unaudited, preliminary financial projections for the Company for fiscal years 2024 through 2026; these projections are defined elsewhere in this proxy statement as the “October 2023 Projections.” In January 2024, the Company’s senior management updated the October 2023 Projections to reflect the Company’s actual financial results for the third quarter ended October 31, 2023 and interim monthly results through November 2023, and the impact of those actual results on future periods and to reflect the renewal of the OPM contract which is effective beginning on July 1, 2024; these projections are defined elsewhere in this proxy statement as the “January 2024 Projections.” The January 2024 Projections also extended the period covered by the projections to include 2027 and included unlevered free cash flow projections for the Company’s Platform and Response businesses (through 2029 for the Response business). The October 2023 Projections and the January 2024 Projections are referred to in this section together as the “Projections.”

The tables below present summaries of the October 2023 Projections and January 2024 Projections, as provided to the Board and the Special Committee. The January 2024 Projections were also provided to Piper Sandler for use and reliance by Piper Sandler in connection with its financial analyses and in connection with its opinion to the Board as described in the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler.” In addition, the October 2023 Projections were provided to the participants in the strategic process, including Haveli, for purposes of their due diligence review of the Company.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. Neither Deloitte & Touche LLP, the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The Deloitte & Touche LLP report incorporated by reference into this proxy statement relates to the Company’s previously issued audited financial statements. It does not extend to the Projections and should not be read to do so.

The Projections were developed by the Company’s senior management on a standalone basis without giving effect to the merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the merger. The Projections also do not consider the effect of any failure of the merger to be completed and should not be viewed as accurate or continuing in that context.

No assurances can be made regarding future events and the estimates and assumptions underlying the Projections involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to uncertainty, including business and economic conditions affecting the industry in which the Company operates, and the risks and uncertainties described in the section of this proxy statement entitled “Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of the Company. The Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections. The Projections may not be realized and actual results may be significantly higher or lower than the Projections. The Projections cover several years, and such information by its nature becomes less reliable with each successive year. The inclusion in this proxy statement of the Projections should not be regarded as an indication that the Company, Piper Sandler, their respective officers, directors, affiliates, advisors, or other representatives, or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Projections in this proxy statement should not be regarded as an indication that the Projections will be necessarily predictive of actual future events. No representation is made by the Company or any other person regarding the Projections or the Company’s ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about the Company contained in the Company’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Projections, Company stockholders are cautioned not to place undue, if any, reliance on the Projections.

Certain of the financial measures included in the Projections are “non-GAAP financial measures,” including Adjusted EBITDA, free cash flow, and unlevered free cash flow. These are financial performance measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Investors should also note that the non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that the non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by Haveli or any of its affiliates.

The non-GAAP financial measures included in the Projections were approved by the Board for use by Piper Sandler and were relied on by Piper Sandler for its financial analysis in connection with the preparation of its opinion and by the Board and the Special Committee in connection with their evaluation of the merger. The SEC rules regarding disclosures of non-GAAP financial measures that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly compatible GAAP measure do not apply to financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable GAAP financial measure. In addition, reconciliations of non-GAAP financial measures were not relied upon by Piper Sandler for purposes of its opinion or by the Board or the Special Committee in connection with their evaluation of the merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures.

Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures.

By including in this proxy statement summaries of the Projections below, neither the Company nor Haveli nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Projections. Accordingly, the Projections should not be construed as financial guidance, nor relied on as such. The inclusion of the Projections in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Projections reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any subsequent changes. NONE OF THE COMPANY, PARENT, MERGER SUB OR HAVELI OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR.

The Projections were relied on by the Board in reaching its determination on February 5, 2024 to authorize and approve the execution, delivery, and performance of the merger agreement, to declare the merger agreement advisable and to resolve to recommend that the Company stockholders adopt the merger agreement and approve the merger, and were the only projections prepared by management that were approved by the Company for use by Piper Sandler in connection with rendering its oral opinion delivered to the Board, which was subsequently confirmed by delivery of a written opinion dated as of February 5, 2024, and performing its financial analysis in connection therewith, as summarized in the section of this proxy statement entitled “The Merger—Opinion of Piper Sandler.”

The following tables set forth summaries of the Projections. The summaries are included solely to give Company stockholders access to information that was made available to the Board, the Special Committee, Piper Sandler, and, in the case of the October 2023 Projections only, Haveli, in connection with the merger, and are not included to induce any Company stockholder to vote in favor of adopting the merger agreement proposal or approving any other proposals to be voted on at the Special Meeting or to influence any Company stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to their shares of Company common stock.

The following table presents a summary of the October 2023 Projections:

	Q3 FY 2024E	Q4 FY 2024E	Fiscal Year Ending January 31,
($ in millions)			2024E	2025E	2026E
Subscription Revenue	$23.7	$24.7	$89.8	$114.8	$147.4
Services Revenue	$42.6	$30.9	$139.9	$158.9	$180.1
Total Revenue	$66.3	$55.6	$229.7	$273.7	$327.5
Adjusted EBITDA (1)	$(3.5)	$(3.6)	$(19.7)	$3.8	$13.6
Free Cash Flow (2)	$0.8	$1.1	$(15.9)	$10.3	$25.6

The following table presents a summary of the January 2024 Projections:

	Q3 FY 2024A	Q4 FY 2024E	Fiscal Year Ending January 31,
($ in millions)			2024E	2025E	2026E	2027E	2028E	2029E
Subscription Revenue	$23.7	$24.4	$89.6	$114.8	$148.2	$189.7
Services Revenue	$41.3	$37.9	$145.6	$149.1	$157.4	$184.9
Total Revenue	$65.0	$62.3	$235.1	$263.9	$305.6	$374.6
Adjusted EBITDA (1)	$(1.8)	$(2.6)	$(16.9)	$2.7	$9.1	$25.2
Free Cash Flow (2)	$1.6	$2.1	$(14.1)	$6.9	$20.3	$27.7
Unlevered Free Cash Flow—Platform (3)				$(13.1)	$(3.8)	$2.2
Unlevered Free Cash Flow—Response (3)				$20.9	$23.1	$26.3	$28.8	$29.1

(1)

Adjusted EBITDA is a non-GAAP financial measure defined as GAAP net loss from operations, excluding stock-based compensation expense, amortization of acquired intangible assets, costs incurred for the August 2022 business combination, purchase accounting adjustments from the August 2022 business combination, and goodwill impairment plus depreciation and amortization.

(2)	Free Cash Flow is a non-GAAP financial measure defined as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software.
(3)	Unlevered Free Cash Flow is a non-GAAP financial measure defined as Free Cash Flow plus cash paid for interest and other financing costs.

Opinion of Piper Sandler

The Company retained Piper Sandler to act as its financial advisor in connection with a potential transaction such as the merger. At a meeting of the Board on February 5, 2024, Piper Sandler rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion, dated the same date, to the effect that, as of such date, and based upon and subject to the various assumptions and limitations set forth in its written opinion and other factors Piper Sandler considered relevant, the merger consideration to be paid to the holders of Company common stock (other than the holders of Excluded Shares) was fair, from a financial point of view.

The full text of Piper Sandler’s written opinion dated February 5, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein. Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Company common stock, of the merger consideration and does not address any other terms or agreements relating to the merger or any other terms of the merger agreement. Piper Sandler’s opinion was provided to the Board in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any Company stockholder as to how such Company stockholder should act or vote with respect to the merger or any other matter. Company stockholders are urged to read the opinion in its entirety. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee.

In connection with rendering the opinion described above and performing its related financial analyses, Piper Sandler, among other things:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated February 4, 2024;

•	reviewed and analyzed certain financial and other data with respect to ZeroFox which was publicly available;

•

reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of ZeroFox that were publicly available, as well as those that were furnished to Piper Sandler by ZeroFox (referred to in this proxy statement as the “January 2024 Projections” and summarized in the section entitled “The Merger—Certain Financial Projections;”)

•

conducted discussions with certain members of senior management and representatives of ZeroFox concerning the two immediately preceding matters, as well as ZeroFox’s business and prospects before and after giving effect to the merger;

•

reviewed the current and historical reported prices and trading activity of shares of Company common stock and similar information for certain other companies deemed by Piper Sandler to be comparable to ZeroFox;

•	compared the financial performance of ZeroFox with that of certain other publicly traded companies that Piper Sandler deemed relevant;

•	performed a discounted cash flow analysis with respect to ZeroFox’s projections, for each of ZeroFox’s Platform and Response businesses; and

•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Sandler deemed relevant.

In addition, Piper Sandler conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion and reviewed with the Board at a meeting thereof held on February 5, 2024.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses conducted by Piper Sandler. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to any of these analyses by Piper Sandler or the Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 2, 2024 and is not necessarily indicative of current market conditions.

Unless the context indicates otherwise and except as set forth below, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value, or EV, based on the relevant company’s (i) fully diluted market capitalization per the treasury stock method using closing stock prices on February 2, 2024 and outstanding dilutive securities as of such company’s most recently reported quarter end, and (ii) net debt and minority interest (as applicable) as of such company’s most recently reported quarter end.

Piper Sandler calculated EV for ZeroFox based on the Company’s fully diluted market capitalization as of February 2, 2024, which (x) included shares of Company common stock issuable pursuant to (i) the remaining 5,558,552 earnout shares of Company common stock owed in connection with the Company’s acquisition of Lookingglass Cyber Solutions, Inc. (“Lookingglass”), (ii) all outstanding Company RSUs, (iii) all outstanding in-the-money Company Options (vested and unvested), and (iv) all outstanding in-the-money Company public/private warrants (for all scenarios, including shares of Company common stock issuable upon the exercise of Company public/private warrants based on the adjustment to the exercise price pursuant to Section 4.4 of the warrant agreement governing the Company public/private warrants and assumed Black-Scholes prices of $0.12 and $0.16 for the Company public warrants and the Company private warrants, respectively, per Section 4.4 provision of the warrant agreement) at the share price in reference and (y) did not include shares of Company common stock issuable pursuant to the Stifel Warrants (because such warrants were out of the money); and net debt (including certain tax liabilities but excluding operating leases of $3.9 million).

For each target company included in the analysis described below under the heading “—Valuation Methodologies—Platform Business—Selected M&A Transactions Analysis,” Piper Sandler calculated EV based on (i) the implied value of the relevant target company’s common equity (based on the company’s fully diluted market capitalization and consistent with the methodology used for determining ZeroFox’s EV) using the implied purchase price paid for such target company’s common equity in the selected M&A transaction and the relevant target company’s net debt as of such target company’s most recently reported quarter end immediately prior to announcement of the relevant M&A transaction (in the case of M&A transactions involving the acquisition of public companies) or (ii) the publicly announced EV for the target company at the time of announcement of the relevant M&A transaction.

References to LTM historical financial information are references to (i) for each publicly traded company included in the selected public companies analysis described below under the headings “—Valuation Methodologies—Platform Business—Selected Public Companies Analysis” and “—Valuation Methodologies—Whole Company—Selected Public Companies Analysis,” the last 12-month period for which financial information was publicly available as of February 2, 2024, based on such publicly available information, and (ii)  for each target company included in the selected M&A transactions described below under the heading “—Valuation Methodologies—Platform Business—Selected M&A Transactions Analysis,” the last 12-month period for which financial information was publicly available, or otherwise available to Piper Sandler, as of immediately prior to the announcement of the relevant M&A transaction, based on such information.

References to projected financial information (i) for each company included in the analyses described below under the headings “—Valuation Methodologies—Platform Business—Selected Public Companies Analysis” and “—Valuation Methodologies—Whole Company—Selected Public Companies Analysis,” are references to Wall Street consensus equity research estimates (“Consensus Estimates”) or disclosure of such projections by the company, and (ii) for ZeroFox, the January 2024 Projections.

Valuation Methodologies

As part of its analysis, Piper Sandler considered ZeroFox as two independent businesses: Platform (subscription software and software-based services), and Response (primarily non-recurring services and one significant agreement with the U.S. Office of Personnel Management, or OPM). After analyzing ZeroFox’s two businesses, Piper Sandler combined the high and low valuations of each business as implied by their respective valuation methodologies as summarized below to arrive at valuation ranges of ZeroFox on a sum-of-the-parts basis. Additionally, Piper Sandler compared ZeroFox to select cybersecurity peer companies on a whole company basis.

Platform Business

Selected Public Companies Analysis. Piper Sandler reviewed, among other things, historical financial information for ZeroFox for fiscal year 2024 (which fiscal year ends January 31, 2024), as well as projected financial data prepared by ZeroFox management for fiscal year 2025 as included in the January 2024 Projections and compared such data to corresponding historical financial information for calendar year 2023 and Consensus Estimates for calendar year 2024 for comparable public companies in the software industry with (i) less than 0% calendar year 2023 EBITDA margin, (ii) 60-80% calendar year 2023 gross margin, (iii) 10-40% revenue growth, and (iv) less than $300 million in annual revenue. No company used in the selected public companies analysis is identical to ZeroFox and, as a result, the summary below and underlying financial analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which ZeroFox was compared.

Based on these criteria, Piper Sandler selected the following public companies:

•	Backblaze, Inc.

•	Copperleaf Technologies Inc.

•	FiscalNote Holdings, Inc.

•	Thinkific Labs Inc.

•	Weave Communications, Inc.

For this selected public companies analysis, Piper Sandler calculated EV and the implied revenue multiples for each selected public company. The analysis indicated the following EV/revenue multiples for the selected public companies, and for ZeroFox based on the February 2, 2024 closing price and the merger consideration:

EV / Revenue
	CY2023	CY2024
Minimum	2.5x	2.2x
25th Percentile	3.2x	2.9x
Mean	4.1x	3.5x
Median	4.0x	3.3x
75th Percentile	4.9x	4.1x
Maximum	5.8x	5.1x
ZeroFox Common Stock Closing Stock Price at February 2, 2024	3.4x	2.5x
ZeroFox at merger consideration	3.7x	2.8x

This analysis resulted in implied high and low EVs of approximately (i) $282 million and $224 million, respectively, for calendar year 2023, and (ii) $339 million and $260 million, respectively, for calendar year 2024, without ascribing any value to the Response business.

Selected M&A Transactions Analysis. Piper Sandler reviewed selected M&A transactions announced since January 1, 2020 involving those businesses with less than $1.0 billion in total EV for which total EV and LTM revenue were disclosed and that Piper Sandler considered to be in the cybersecurity industry.

Based on these criteria, Piper Sandler selected the following six transactions:

Announcement Date	Target	Acquiror
May 11, 2023	Absolute Software Corp.	Crosspoint Capital Partners, L.P.

April 26, 2023	Lookout, Inc.	F-Secure Corp.

April 6, 2022	Tufin Software Technologies Ltd.	Turn/River Capital

February 9, 2022	Tripwire, Inc.	Fortra, LLC (TA Associates)

May 11, 2021	NetMotion Software, Inc.	Absolute Software Corp.

July 19, 2020	GlobalSCAPE, Inc.	Fortra, LLC (TA Associates)

For this selected M&A transactions analysis, Piper Sandler compared the total EV to LTM revenue for each selected M&A transaction, to the corresponding multiple for ZeroFox based on the February 2, 2024 closing price per share of Company common stock and the merger consideration. This analysis indicated the following implied multiples:

EV / LTM Revenue
Minimum	3.3x
25th Percentile	4.0x
Mean	4.8x
Median	4.9x
75th Percentile	5.6x
Maximum	5.9x
ZeroFox Common Stock Closing Stock Price at February 2, 2024	3.4x
ZeroFox at merger consideration	3.7x

This analysis resulted in implied high and low EVs of approximately $358 million and $292 million, respectively, without ascribing any value to the Response business.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical EVs for the standalone Platform business based on the present value of (i) forecasted unlevered free cash flows for fiscal year 2025 through fiscal year 2027 in the January 2024 Projections and (ii) a projected terminal value at January 31, 2027 based upon perpetual growth rates between 3.75% and 4.25% per the Projections, and in each case, discounted back to February 2, 2024. The free cash flows for each fiscal year and terminal year value were calculated from the Projections. Piper Sandler calculated the range of present values for free cash flows for such periods based on its estimation of ZeroFox’s weighted average cost of capital of 14.2% to 15.2%.

This analysis resulted in implied high and low EVs of approximately $265 million and $222 million, respectively, without ascribing any value to the Response business.

Response Business

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of net present values of cash flows for the standalone Response business based on the present value of (i) forecasted unlevered free cash flows for fiscal year 2025 through fiscal year 2029 (the end of the current OPM contract term assuming all extensions are exercised) in the January 2024 Projections and (ii) a projected terminal value of zero at fiscal year 2029 (assuming no cash flows after the end of the current OPM contract term), and in each case, discounted back to February 2, 2024. The free cash flows for each fiscal year were calculated from the January 2024 Projections and based on Piper Sandler’s estimation of ZeroFox’s weighted average cost of capital of 20.1%.

This analysis indicated high and low net present values of cash flows for the Response business (used as estimates for the EV of the Response business) of approximately $74 million and $34 million, respectively, where the low reflects cash flows through FY2027 (the first option period of the current OPM contract begins 2QFY2026) and the high reflects cash flows through FY2029 (end of the current OPM contract term assuming all extensions are exercised).

Whole Company

Sum-of-the-Parts. After analyzing ZeroFox’s Platform and Response business, Piper Sandler then combined the high and low valuations of each business as implied by their respective valuation methodologies described above to arrive at per share valuation ranges of ZeroFox on a whole company basis. For Platform valuations based on Select Public Companies and Select M&A Transactions analyses, Piper Sandler utilized the minimum multiple for the low-end of each range and the 25th percentile multiple for the high-end of each range due to ZeroFox’s significant debt burden relative to its market capitalization as well as the unprofitability of the Platform business. Piper Sandler observed that the merger consideration was within each of the ranges derived from the analyses.

➣	Platform Selected Public Companies Analysis plus Response Discounted Cash Flow

	CY2023 Per Share Value	CY2024 Per Share Value
High	$1.35	$1.75
Low	$0.66	$0.91

➣	Selected M&A Transactions Analysis plus Response Discounted Cash Flow

Per Share Value
High	$1.88
Low	$1.14

➣	Platform Discounted Cash Flow plus Response Discounted Cash Flow

Per Share Value
High	$1.23
Low	$0.64

Selected Public Companies Analysis. Piper Sandler reviewed publicly available information for selected cybersecurity peer companies with less than (i) 70% CY2023 gross margin, and (ii) $500 million in annual revenue for each of CY2023 and CY2024, and compared the results to ZeroFox on a whole company basis. No company used in the selected public companies analysis is identical to ZeroFox and, as a result, the summary below and underlying financial analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which ZeroFox was compared.

Based on these criteria, Piper Sandler selected the following public companies:

•	Cognyte Software Ltd.

•	OneSpan Inc.

•	Riskified Ltd.

•	SecureWorks Corp.

•	Telos Corporation

For this selected public companies analysis, Piper Sandler calculated EV and the implied revenue multiples for each selected public company. Piper Sandler utilized the minimum multiple for the low-end of the implied per share range and the 25th percentile multiple for the high-end of the implied per share range due to ZeroFox’s significant debt burden relative to its market capitalization.

The analysis indicated the following EV/revenue multiples for the selected public companies, and for ZeroFox based on the February 2, 2024 closing price and the merger consideration:

EV / Revenue
	CY2023	CY2024
Minimum	1.4x	1.2x
25th Percentile	1.4x	1.3x
Mean	1.5x	1.4x
Median	1.4x	1.3x
75th Percentile	1.4x	1.4x
Maximum	1.7x	1.7x
ZeroFox Common Stock Closing Stock Price at February 2, 2024	1.3x	1.1x
ZeroFox at merger consideration	1.4x	1.2x

This analysis resulted in implied high and low per share equity values of approximately (i) $1.19 and $1.09, respectively, for calendar year 2023, and (ii) $1.24 and $1.16, respectively, for calendar year 2024.

Other Information

Piper Sandler also noted for the Board the following additional information that was not relied upon in rendering its opinion, but was provided for reference only.

•

Premiums Paid Analysis. Piper Sandler reviewed selected M&A transactions involving acquisitions of public target companies (i) in the last two years in the technology sector that went public via De-SPAC (excluding companies that filed for bankruptcy); (ii) in the last seven years in the cybersecurity sector with less than $500 million in annual revenue; and (iii) in the last two years with net debt exceeding market capitalization. Piper Sandler then reviewed the implied premiums paid in those selected M&A transactions over the 30-day volume-weighted average price, or VWAP, preceding the announcement date to the premium that would be paid to the holders of Company common stock based on the February 2, 2024 closing price and the merger consideration as calculated by Bloomberg.

The analysis indicated the following premiums:

30-Day VWAP Premium
	Mean	Median
Technology De-SPACs	25%	31%
Cybersecurity (>$500m Revenue)	32%	33%
Net Debt Exceeding Market Capitalization	27%	22%
ZeroFox Common Stock Closing Stock Price at February 2, 2024		9%
ZeroFox at merger consideration		31%

•

Historical Trading Analysis. Piper Sandler reviewed the historical closing stock prices for the Company common stock over the last twelve months, last six months, and last 30 days (in each case, up to and including February 2, 2024), which reflected the following low and high closing prices during such periods:

Company Closing Stock Prices
	Low	High
Last Twelve Months	$0.51	$3.28
Last Six Months	$0.51	$1.23
Last 30 Days	$0.65	$1.00
ZeroFox at merger consideration		$1.14

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler and reviewed with the Board. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Piper Sandler’s opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of ZeroFox.

None of the selected companies or transactions used in the analyses above is directly comparable to ZeroFox or the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target businesses in the selected transactions and other factors that could affect the public trading values of such companies or transaction values of such businesses.

Piper Sandler performed its analyses for purposes of providing its opinion to the Board. In performing its analyses, Piper Sandler made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Sandler were based upon the Projections furnished to Piper Sandler by ZeroFox management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. The Projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from projected financial results.

Piper Sandler’s opinion was one of many factors taken into consideration by the Board in making the determination to approve the merger agreement. While Piper Sandler provided advice to the Board during ZeroFox’s negotiations with Haveli, Piper Sandler did not recommend any specific amount or type of consideration.

Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of ZeroFox management that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that ZeroFox management was not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Sandler assumed that with respect to the Projections, estimates and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of ZeroFox management as to the expected future results of operations and financial condition of ZeroFox. Piper Sandler expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with consent of the Board, on advice of the outside counsel and the independent accountants to ZeroFox, and on the assumptions of ZeroFox management, as to all accounting, legal, tax and financial reporting matters with respect to ZeroFox and the merger agreement.

In arriving at its opinion, Piper Sandler assumed that the executed merger agreement would be in all material respects identical to the last draft of the merger agreement reviewed by Piper Sandler. Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger will be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect ZeroFox or the contemplated benefits of the merger.

In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of ZeroFox, and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of ZeroFox under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses. Piper Sandler expressed no opinion regarding the liquidation value of ZeroFox or any other entity. Without limiting the generality of the foregoing, Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which ZeroFox or any of its affiliates is a party or may be subject, and at the direction of ZeroFox and with its consent, Piper Sandler’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither ZeroFox, Parent nor Merger Sub was party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of Piper Sandler’s opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler expressed no opinion as to the price at which shares of Company common stock may trade following announcement of the merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration set forth in the merger agreement and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to ZeroFox, Parent’s ability to fund the merger consideration, or any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of ZeroFox. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of compensation to any officer, director, or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of Company common stock in the merger or with respect to the fairness of any such compensation.

Information about Piper Sandler

As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses in cybersecurity and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Board selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the merger on the basis of such experience and its familiarity with ZeroFox.

Piper Sandler acted as financial advisor to ZeroFox in connection with the merger and will receive a fee from ZeroFox for providing its services, currently estimated to be approximately $5.25 million, the entirety of which is contingent upon the consummation of the merger. Piper Sandler also received a fee of $300,000 for rendering its fairness opinion. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. ZeroFox has also agreed to indemnify Piper Sandler against certain liabilities and to reimburse Piper Sandler for certain expenses in connection with its services. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of ZeroFox or entities that are affiliated with Haveli, for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to ZeroFox, Haveli or entities that are affiliated with ZeroFox or Haveli, for which Piper Sandler would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s research department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to ZeroFox and the merger and other participants in the merger that differ from the views of Piper Sandler’s investment banking personnel.

Since January 1, 2022, independent of Piper Sandler acting as financial advisor to ZeroFox in connection with the merger, Piper Sandler and its affiliates have provided financial advisory or other investment banking services to ZeroFox and its affiliates. In connection with those services, Piper Sandler has received gross fees of approximately (i) $1.5 million in the aggregate for acting as financial advisor to ID Experts Holdings, Inc. in connection with its business combination with L&F Acquisition Corp. and ZeroFox in August 2022, and (ii) $3.0 million in the aggregate for acting as an underwriter and placement agent in two separate securities offerings in December 2022 and May 2023 by X4 Pharmaceuticals, Inc., a portfolio company of New Enterprise Associates, a related party of ZeroFox. Since January 1, 2022, Piper Sandler and its affiliates have not received any revenue in connection with the provision of financial advisory or other investment banking services to Haveli or any known affiliate of Haveli.

Certain Effects of the Merger

If the Company stockholder approval is obtained, the other conditions to the closing are either satisfied or (to the extent permitted by law) waived and the merger is consummated, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly-owned subsidiary of Parent.

At the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than Excluded Shares) will be canceled and converted into the right to receive $1.14 in cash, without interest and less any applicable withholding taxes. Company stockholders who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company common stock as determined pursuant to an appraisal proceeding, as contemplated by the DGCL. For more information, please see the section of this proxy statement entitled “The Merger—Appraisal Rights.” Following the merger, all of the shares of Company common stock will be beneficially owned by Parent, and none of the current Company stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent.

Please see the section of this proxy statement entitled “The Merger Agreement—Consideration To Be Received in the Merger.”

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” and the section of this proxy statement entitled “The Merger Agreement—Treatment of Company Equity Awards.”

Shares of Company common stock are currently registered under the Exchange Act and listed on The Nasdaq Global Market under the trading symbol “ZFOX.” Following the consummation of the merger, shares of Company common stock will no longer be traded on The Nasdaq Global Market or any other public market. In addition, the registration of the Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock.

Effects on the Company if the Merger Is Not Consummated

In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock and the Company public warrants will continue to be listed and traded on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, the Company common stock and the Company public warrants will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of the Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement.”

Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Parent a $5,261,750 termination fee and, under certain other specified circumstances, Parent will be required to pay the Company the Parent Termination Fee of $10,000,000. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”

Financing of the Merger

We presently anticipate that the total funds needed to complete the merger and the related transactions will be approximately $390.0 million, which will be funded by the equity and debt financing described below.

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. Parent and Merger Sub have represented to the Company that, subject to satisfaction of certain conditions in the merger agreement, they will have available to them sufficient funds to satisfy all of their obligations under the merger agreement on the closing date and under the Equity Commitment Letter. This includes funds needed to: (1) pay Company stockholders the amounts due under the merger agreement for their shares of Company common stock, (2) make payments in respect of all outstanding Company public/private warrants, Company Options, and Company RSUs, in each case, to the extent payable at the closing pursuant to the merger agreement, (3) make payments of all amounts required to be paid under the Note Repurchase Agreements (as defined in the section of this proxy statement entitled “The Merger—Financing of the Merger—Note Repurchase Agreements”) and certain other indebtedness of the Company that accelerates upon the closing and (4) pay all fees and expenses required to be paid by Parent in connection with the foregoing (collectively, the “Required Amounts”).

Parent has obtained commitments from the Haveli Funds to provide equity pursuant to the terms of the Equity Commitment Letter. In connection with the merger agreement, Parent and Merger Sub have delivered to the Company a copy of the Equity Commitment Letter. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the equity financing.

Parent has obtained commitments from the Lender to provide for the debt financing pursuant to the terms of the Debt Commitment Letter. Parent and Merger Sub have delivered to the Company a copy of the Debt Commitment Letter. Other than as expressly set forth in the Debt Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the debt financing.

Equity Financing

Pursuant to the Equity Commitment Letter, the Haveli Funds have severally committed to contribute or cause to be contributed to Parent at the closing of certain equity financing in an amount up to $390.0 million for the purpose of funding the Required Amounts. The obligations of the Haveli Funds to provide the equity financing under the Equity Commitment Letter are subject to a number of conditions, including, but not limited to (1) the execution and delivery of the merger agreement, (2) the satisfaction or written waiver by the Company, Parent and Merger Sub, as applicable, of each of the conditions to the obligations of the Company, Parent and Merger Sub to consummate the merger set forth in the merger agreement (other than any conditions that by their nature are to be satisfied at or immediately prior to the closing, but subject to the satisfaction or waiver of these conditions at such time) and (3) the substantially concurrent consummation of the closing in accordance with the terms of the merger agreement.

The obligation of the Haveli Funds to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of (1) the consummation of the closing and the payment of the Required Amounts in accordance with the merger agreement, (2) the valid termination of the merger agreement in accordance with its terms, (3) the valid termination of the Limited Guarantee in accordance with its terms, (4) the payment of the Parent Termination Fee, (5) a final non-appealable decision of a court of competent jurisdiction as specified in the Equity Commitment Letter, declining to specifically enforce the obligations of Parent to cause the equity financing to be funded or to effect the closing pursuant to a claim of specific performance or other equitable relief brought against Parent pursuant to Section 9.5 of the merger agreement or (6) the Company or any of the Company’s affiliates, subsidiaries, officers or directors, or any other person acting on behalf of the foregoing, filing any formal claim or action against certain parties, as specified in the Equity Commitment Letter, in connection with the merger agreement, the Equity Commitment Letter, the Limited Guarantee or any transaction contemplated thereby, other than as expressly permitted by the Equity Commitment Letter, the Limited Guarantee, and the Mutual Confidentiality Agreement, dated as of December 12, 2023, by and between the Company and Haveli, as amended by the Amendment to the Mutual Confidentiality Agreement, dated as of January 3, 2024 (the “Confidentiality Agreement”).

The Company is an express third-party beneficiary of the Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letter by the Haveli Funds to be funded to Parent in accordance with the Equity Commitment Letter, and to cause Parent to enforce its rights against the Haveli Funds to perform its funding obligations under the Equity Commitment Letter, in each case subject to (1) the limitations and conditions set forth in the Equity Commitment Letter and (2) the terms and conditions of the merger agreement.

Debt Financing

Pursuant to the Debt Commitment Letter the Lender has committed to provide, upon the terms and subject to the conditions set forth in the Debt Commitment Letter, in the aggregate up to $130.0 million in debt financing (not all of which is expected to be drawn at the closing). The proceeds of such debt financing will be used on the closing date to, among other things, fund certain amounts in respect of the closing and related transactions on the closing date, including repayment of certain third-party indebtedness of ZeroFox, to pay fees and expenses related thereto and for any other purpose not prohibited by the documentation governing the debt financing. The obligations of the Lender to provide the debt financing under the Debt Commitment Letter are subject to certain customary conditions.

As of the date hereof, the documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Limited Guarantee

Pursuant to the Limited Guarantee, the Haveli Funds agreed to severally guarantee the due, punctual and complete payment of (1) the aggregate amount of the Parent Termination Fee solely if and when any of the Parent Termination Fee is payable pursuant to, and subject to the terms and conditions set forth in, Section 8.3(b) of the merger agreement, (2) up to $1.5 million in reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated seeking such payment), together with interest on the Parent Termination Fee when payable pursuant to, and subject to the terms and conditions set forth in, Section 8.3(c) of the merger agreement and (3) any reimbursement obligations payable pursuant to, and subject to the terms and conditions set forth in, Section 7.4(f) of the merger agreement. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.”

Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest of:

•	the consummation of the closing and the payment of the Required Amounts in accordance with the merger agreement;

•

the date that is 90 days following the valid termination of the merger agreement in accordance with its terms (the “Final Date”), unless the Company commences any litigation or other proceeding for payment against any Haveli Fund in a court of competent jurisdiction in accordance with the Limited Guarantee, prior to the Final Date;

•	the payment and performance in full of all of the Guaranteed Obligations; and

•

at the election of the Haveli Funds, on the date when the Company, any of the Company’s affiliates or any of their respective representatives has commenced certain litigation or other proceeding against the Haveli Funds as specified in the Limited Guarantee in a court of competent jurisdiction in accordance with the Limited Guarantee.

Note Repurchase Agreements

Pursuant to the Equity Commitment Letter, the Haveli Funds have committed to contribute or cause to be contributed to Parent at the closing financing in the amount of the Required Amounts, including, but not limited to, sufficient funds required to make payments required under certain note repurchase agreements (the “Note Repurchase Agreements”) with the beneficial holders (each, a “Noteholder” and collectively, the “Noteholders”) of the Notes, issued under the Indenture dated as of August 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee (the “Indenture”). Pursuant to the Note Repurchase Agreements, each Noteholder has agreed to sell and the Company has agreed to repurchase substantially concurrent with the merger the aggregate principal amount of the Notes held by such Noteholder and any additional Notes subsequently acquired by such Noteholder at a purchase price equal to the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon to, but excluding, the repurchase date. The aggregate principal amount of the Notes to be repurchased is expected to be approximately $172.5 million and represents all of the Notes that will be outstanding under the Indenture as of the closing. Each Noteholder has agreed not to offer, sell, pledge, contract to sell, grant any option to acquire, lend, or otherwise dispose of or encumber any of such Noteholder’s Notes, or agree to or authorize any of the foregoing, without the prior written consent of Parent and the Company unless the third party transferee agrees to be bound by the terms of the applicable Note Repurchase Agreement in the same manner as the applicable Noteholder.

Appraisal Rights

If the merger is consummated, persons who do not wish to accept the merger consideration are entitled to seek appraisal of their shares of Company common stock under Section 262 of the DGCL and, if all procedures described in Section 262 of the DGCL are strictly complied with, to receive payment in cash for the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262 of the DGCL.

Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement.

They will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 of the DGCL is required. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262 of the DGCL, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

This summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 of the DGCL and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should carefully review Section 262 of the DGCL and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262 of the DGCL. As used in this section entitled

“Appraisal Rights,” the word “stockholder” means a holder of record of shares of Company common stock, the words “beneficial owner” means a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person and the word “person” means any individual corporation, partnership, unincorporated association or other entity. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.

A holder of record or a beneficial owner of shares of Company common stock on the date of the making of a demand for appraisal with respect to such shares, who (1) continuously holds such shares through the effective time of the merger, (2) has not voted in favor of or otherwise consented to the merger in writing or otherwise withdrawn, lost or waived appraisal rights, (3) strictly complies with the procedures under Section 262, (4) does not thereafter withdraw his, her or its demand for appraisal of such shares and (5) in the case of a beneficial owner, a person who (a) reasonably identifies in his, her or its demand the holder of record of such shares of Company common stock for which the demand is made, (b) provides documentary evidence of such beneficial owner’s beneficial ownership of shares of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (c) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 of the DGCL requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. A copy of Section 262 of the DGCL is included as Annex E to this proxy statement. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Company common stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of Company common stock before the taking of the vote on the merger, which demand must reasonably inform us of the identity of the holder of record of shares of Company common stock who intends to demand appraisal of his, her or its shares of Company common stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of shares of Company common stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; you must not vote or submit a proxy in favor of, or otherwise consent to the proposal to adopt the merger agreement; you must hold your shares of Company common stock continuously through the effective time of the merger; and you must comply with the other applicable requirements of Section 262 of the DGCL.

A Company stockholder or beneficial owner who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:

ZeroFox Holdings, Inc.

Attention: Corporate Secretary

1834 S. Charles Street

Baltimore, Maryland 21230

A record holder who holds shares of Company common stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares of Company common stock held for all or less than all beneficial owners of shares of Company common stock as to which such person is the record owner. In such case, the demand must set forth the number of shares of Company common stock covered by such demand. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares of Company common stock outstanding in the name of such record owner. If you hold your shares of Company common stock through a bank, broker or other nominee and you wish such holder, as the holder of record of your shares of Company common stock, to exercise appraisal rights on your behalf, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Within ten days after the effective time of the merger, the surviving corporation must give written notice of the date that the merger has become effective to each of (1) each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of, or otherwise consent to the proposal to adopt the merger agreement and (2) any beneficial owner who has demanded appraisal under Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for that person’s shares of Company common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal.

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner of shares of Company common stock, demanding a determination of the fair value of the shares of Company common stock held by all persons that have demanded appraisal. There is no present intent on the part of the Company or the surviving corporation to file an appraisal petition and persons seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If, within 120 days after the effective time of the merger, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.

In addition, within 120 days after the effective time of the merger, any person who has theretofore complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be given within ten days after the written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange, the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (2) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.

When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same. Payment will be so made to each such person upon such terms and conditions as the Delaware Court may order. The Delaware Court’s decree may be enforced as other decrees of the Delaware Court may be enforced.

Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.

In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.

In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The costs of the appraisal proceeding may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

From and after the effective time of the merger, no person who has duly demanded appraisal in compliance with Section 262 of the DGCL will be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders at a date prior to the effective time of the merger.

If a person who has made a demand for appraisal in accordance with Section 262 of the DGCL delivers to the Company, within 60 days after the effective time of the merger or thereafter with the written approval of the Company, a written withdrawal of such person’s demand for an appraisal, then the right of such person to an appraisal of the shares of Company common stock subject to the withdrawal will cease. However, no appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under Section 262(j) of the DGCL; provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time of the merger. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.

To the extent, there are any inconsistencies between the foregoing summary, on the one hand, and Section 262 of the DGCL, on the other hand, Section 262 of the DGCL shall govern.

Interests of the Company’s Directors and Executive Officers in the Merger

The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement.

The Company’s executive officers for purposes of the discussion below are: James C. Foster, our Chief Executive Officer and Chairman of the Board, Timothy S. Bender, our Chief Financial Officer, Thomas P. FitzGerald, our General Counsel and Corporate Secretary, Scott O’Rourke, our Chief Revenue Officer, John R. Prestridge III, our Chief Product Officer, Michael Price, our Chief Technology Officer, and Kevin T. Reardon, our Chief Operating Officer.

The Company’s directors for purposes of the discussion below are: Adam Gerchen, Todd P. Headley, Paul Hooper, Thomas F. Kelly, Samskriti King, Teresa H. Shea, and Barbara Stewart.

In accordance with SEC rules, this discussion is also required to cover former directors of the Company who served as directors at any time since February 1, 2023, which are comprised of Peter Barris, Sean Cunningham, and Corey M. Mulloy, each of whom served as a director until his retirement on June 29, 2023. The aforementioned former directors do not have any interest other than (i) the interest arising from their ownership of shares of Company common stock and (ii) being entitled to certain ongoing indemnification pursuant to the terms of the merger agreement. Therefore, no further disclosure is provided in connection with the former directors of the Company.

Treatment of Company Equity Awards

Company Options

Each Company Option that is vested and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such vested Company Option, by (y) the total number of shares of Company common stock underlying such vested Company Option, except that any vested Company Option with a per share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration.

Each Company Option that is unvested and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such unvested Company Option, by (y) the total number of shares of Company common stock underlying such unvested Company Option. Such resulting amount will vest and become payable at the same time that the unvested Company Option from which such resulting amount was converted would have vested and been payable pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the effective time of the merger, except that any unvested Company Option with a per share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration.

Company RSUs

Each Company RSU that is either held by a non-employee member of the Board or vested in accordance with its terms as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying the Company RSU by (y) $1.14.

Each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either not held by a non-employee member of the Board or unvested as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying such Company RSU, by (y) $1.14. Such resulting amount will vest and become payable at the same time that the unvested Company RSU from which such resulting amount was converted would have vested, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such award immediately prior to the effective time of the merger.

Equity Award Payments

Payments in respect of Company equity awards described above that are vested as of the effective time of the merger will be made on the later of two business days following the effective time of the merger and the first regular payroll date of the surviving corporation that occurs following the effective time of the merger. Payments in respect of cash replacement amounts described above will be made on the later of two business days following the date on which the cash amount vests and the first regular payroll date of the surviving corporation following the date on which such amount vests.

Quantifying Information

As of [•], 2024 (the latest practicable date to determine such amounts before the filing of this proxy statement), and assuming that: (i) all Company RSUs and Company Options are valued based on the merger consideration of $1.14 per share of Company common stock, (ii) the merger closes on [•], 2024, which is the assumed closing date only for purposes of this compensation-related disclosure and (iii) the directors and executives do not receive any Company equity awards prior to completion of the merger, the estimated values of the equity awards (vested and unvested as of the effective time of the merger) held by each executive officer and director are as follows:

Name of Director or Officer	In-the-money Company Options		Company RSUs		Total Amount Payable ($)
	Number of options held	Amount Payable ($)	Number of RSUs held	Amount Payable ($)
James C. Foster, Chief Executive Officer, Chairman of the Board	—	—	1,754,561	$2,000,199.54	$2,000,199.54
Adam Gerchen, Director	—	—	43,000	$49,020	$49,020
Todd P. Headley, Lead Independent Director	—	—	43,000	$49,020	$49,020
Thomas F. Kelly, Director	—	—	43,000	$49,020	$49,020
Samskriti King, Director	—	—	43,000	$49,020	$49,020
Paul Hooper, Director	—	—	43,000	$49,020	$49,020
Teresa H. Shea, Director	—	—	43,000	$49,020	$49,020
Barbara Stewart, Director	—	—	43,000	$49,020	$49,020
Timothy S. Bender, Chief Financial Officer and Treasurer	620,479	$240,027.51	706,203	$805,071.42	$1,045,098.93
Thomas P. FitzGerald, General Counsel & Corporate Secretary	—	—	455,473	$519,239.22	$519,239.22
Scott O’Rourke, Chief Revenue Officer	493,252	$147,465.97	610,583	$696,064.62	$843,530.59
John R. Prestridge III, Chief Product Officer	—	—	328,101	$374,035.14	$374,035.14
Michael M. Price, Chief Technology Officer	654,981	$268,675.67	610,583	$696,064.62	$964,740.29
Kevin T. Reardon, Chief Operating Officer	—	—	610,583	696,064.62	$696,064.62

Retention Bonuses

On February 13, 2024, to promote retention and to incentivize efforts to both consummate the merger and allow for a smooth transition following the consummation of the merger, the Company granted cash retention bonus awards (the “Retention Bonuses”) as set forth in the table below:

Name	Title	Retention Bonus Amount
James C. Foster	Chief Executive Officer and Chairman of the Board	$250,000
Timothy S. Bender	Chief Financial Officer	$250,000
Thomas P. FitzGerald	General Counsel and Corporate Secretary	$200,000
Scott O’Rourke	Chief Revenue Officer	$200,000
John R. Prestridge III	Chief Product Officer	$60,000
Michael Price	Chief Technology Officer	$200,000
Kevin T. Reardon	Chief Operating Officer	$250,000

Each Retention Bonus is contingent upon the closing and the continued employment of each recipient of a Retention Bonus as of the closing.

Severance Entitlements

James C. Foster Employment Agreement

Pursuant to the Company’s employment agreement with James C. Foster, the Company’s Chief Executive Officer and Chairman, dated January 18, 2023, if Mr. Foster is terminated without cause or resigns for good reason (each, as defined in his employment agreement) within the 3 months prior to or 12 months following a change in control (as defined in his employment agreement, and which definition encompasses the merger), as long as he signs and does not revoke a separation agreement that includes a release of claims, and continues to comply with his restrictive covenant obligations, then Mr. Foster is eligible to receive (x) an amount equal to 18 months of his base salary plus 100% of his annual target bonus, all payable in a lump sum, (y) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 18 months following termination, provided Mr. Foster continues his required copayment of premiums, and (z) the acceleration of vesting of all of his then-outstanding unvested equity awards.

Timothy Bender, Thomas FitzGerald, Scott O’Rourke, John R. Prestridge III, Michael Price, and Kevin T. Reardon Employment Agreements

Pursuant to the Company’s employment agreements (each dated as of January 18, 2023) with each other executive officer of the Company, if such executive officer is terminated without cause or resigns for good reason (each, as defined in the pertinent employment agreement) within the three (3) months prior to or 12 months following a change in control (as defined in his employment agreement, and which definitions encompass the merger), as long as he signs and does not revoke a separation agreement that includes a release of claims, and continues to comply with his restrictive covenant obligations, then such executive officer is eligible to receive (x) an amount equal to 12 months of base salary plus a pro-rated portion of his annual target bonus, all payable in a lump sum, (y) payment by the Company of the employer-portion of premiums for continued health insurance coverage for 12 months following termination provided the executive officer continues his required copayment of premiums, and (z) the acceleration of vesting of all of his then-outstanding unvested equity awards.

New Management Arrangements

As of the date of this proxy statement, none of our executive officers have entered into any agreement or engaged in discussions with Parent or any of its affiliates regarding employment or compensation arrangements with Parent and its affiliates on a going-forward basis. Prior to or following the closing, certain of our executive officers may have discussions or may enter into agreements with Parent or one of its affiliates regarding employment or compensation arrangements with Parent and its affiliates, but the merger is not conditioned upon any such agreements or discussions.

Director and Officer Indemnification

Pursuant to the terms of the merger agreement, current and former members of the Board and officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement titled “The Merger Agreement—Indemnification and Insurance.”

Accounting Treatment

The merger involves only cash consideration and will be accounted for as a Business Combination using the acquisition method pursuant to ASC 805, Business Combinations.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the U.S. federal income tax considerations of the merger to Company stockholders. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, the final, temporary and proposed U.S. Treasury Regulations promulgated thereunder, administrative rulings and published positions of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change at any time or subject to different interpretations (possibly with retroactive effect). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to certain types of stockholders that may be subject to special tax treatment, such as, but not limited to, banks and other financial institutions, retirement plans, employee stock ownership plans, regulated investment companies or real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), tax-exempt entities or organizations, United States expatriates, entities subject to the U.S. anti-inversion rules, insurance companies, persons that have a principal place of business or “tax home” outside of the United States, persons subject to special rules under Section 892 of the Code, persons who receive our securities through the exercise of stock options or otherwise as compensation (including Company Options and Company RSUs), controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, “S” corporations, dealers in securities and foreign currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities, brokers, persons who hold our securities as part of a hedge, straddle, conversion, integrated, or other risk reduction or constructive sale transaction, persons required to report income no later than when such income is reported on an “applicable financial statement,” “U.S. Holders” (as defined below) whose functional currency is not U.S. dollars, U.S. Holders that hold our stock through non-U.S. brokers or other non-U.S. intermediaries, or persons subject to the alternative minimum tax. This summary also does not apply to stockholders that do not vote in favor of the merger and who properly demand appraisal of their shares of Company common stock under Section 262 of the DGCL.

This summary does not include any description of the tax laws of any state, local, or non-U.S. jurisdiction that may be applicable to a particular stockholder and does not consider any aspects of U.S. federal tax law other than income taxation (such as estate and gift tax or Medicare contribution tax laws).

In addition, this discussion is limited to persons who hold shares of Company common stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partners and the partnership. A beneficial owner that is a partnership, as well as the partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax consequences of owning shares of Company common stock.

This discussion is not binding on the IRS. The Company has not sought, and will not seek, any ruling from the IRS or an opinion from counsel with respect to the statements made in the following discussion. Accordingly, there can be no assurance that the IRS will not take a position contrary to such statements or that any such contrary position taken by the IRS would not be sustained by a court. Company stockholders are urged to consult with their own tax advisors to determine the specific consequences of acquiring, holding, and disposing of shares of Company common stock.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. COMPANY STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT LAWS AND ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Taxation of U.S. Holders of Common Stock

As used herein, the term “U.S. Holder” means a beneficial owner of shares of Company common stock, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof or otherwise treated as a U.S. tax resident for U.S. federal income tax purposes;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

U.S. Federal Income Tax Consequences of the Merger

Upon a disposition of shares of Company common stock pursuant to the merger, a U.S. Holder will realize gain or loss in an amount equal to the difference between the amount of cash received in the merger and the U.S. Holder’s adjusted tax basis in the shares of Company common stock surrendered in the merger. A U.S. Holder’s adjusted tax basis in shares of Company common stock generally will equal the U.S. Holder’s acquisition cost. Gain or loss on the disposition of shares of Company common stock in the merger will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year and otherwise as short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations.

Taxation of Non-U.S. Holders of Common Stock

As used herein, the term “Non-U.S. Holder” means any beneficial owner of shares of Company common stock that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Merger

Upon a disposition of shares of Company common stock pursuant to the merger, a Non-U.S. Holder will realize gain or loss in an amount equal to the difference between the amount of cash received in such disposition and the Non-U.S. Holder’s adjusted tax basis in such shares of Company common stock. A Non-U.S. Holder’s adjusted tax basis in shares of Company common stock generally will equal the Non-U.S. Holder’s acquisition cost.

Generally, subject to the discussion below concerning FIRPTA (as defined below), a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is entitled to the benefits of an applicable income tax treaty with the United States with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) (the “ECI Test”);

•

the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met (the “183 Day Test”); or

•

ZeroFox is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the merger and or such Non-U.S. Holder’s holding period with respect to the applicable shares of Company common stock (which we refer to as the “relevant period”) and such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of Company common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although we can make no assurances in this regard, the Company believes that it is not, and has not been, a USRPHC at any time during the five (5)-year period preceding the merger.

If the Non-U.S. Holder satisfies the ECI Test, any income or gain that is taxable as a result generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If a Non-U.S. Holder is a corporation, its effectively connected income and gain (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). If the Non-U.S. Holder satisfies the 183 Day Test, any gain that is taxable (net of certain U.S.-source losses) will be taxed at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

Backup withholding and information reporting may apply to proceeds of the sale or other disposition of shares of Company common stock pursuant to the merger.

U.S. Holders

A U.S. Holder may be subject to backup withholding at the rate of 24% unless such holder comes within certain exempt categories and, when required, demonstrates this fact, or provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Holder’s income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

A Non-U.S. Holder may be subject to backup withholding unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption by supplying the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability (which might entitle such Non-U.S. Holder to a refund), provided that the required information is timely furnished to the IRS.

Each Company stockholder is urged to consult its own tax advisor regarding the information reporting and backup requirements applicable to it.

Foreign Account Tax Compliance Act Withholding

The “Foreign Account Tax Compliance Act” (“FATCA”) (as set forth in Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations thereunder, including any successor provisions, subsequent amendments and administrative guidance promulgated thereunder) generally imposes a withholding tax of 30% on “withholdable payments” made to a “foreign financial institution” unless the foreign financial institution enters into an agreement with the IRS to collect and provide to the IRS on an annual basis substantial information regarding its U.S. account holders or an exception applies. If a foreign financial institution enters into such an agreement but is unable to obtain the relevant information from its direct and indirect account holders or owners on an annual basis, the foreign financial institution will be required to withhold 30% of any withholdable payment allocable to such account holders, and there is a risk that the IRS may determine that the foreign financial institution is not in compliance with its agreement, resulting in the foreign financial institution becoming subject to the 30% withholding tax on all of the withholdable payments made to it. The term “withholdable payment” generally includes any payment of fixed or determinable, annual or periodic income received from U.S. sources, including U.S. source dividends and interest to the extent not effectively connected with the conduct of a U.S. trade or business, and may include the gross proceeds of a disposition of stock or of debt instruments and “foreign pass-thru payments,” in each case with respect to any U.S. investment; however, pursuant to proposed regulations issued in December 2018 (which can be relied upon until final regulations are issued), withholding on payments of gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends would be eliminated, and withholding on payments of certain foreign source income would not be effective until two years after final regulations are promulgated. FATCA also generally imposes a withholding tax of 30% on withholdable payments made to a non-U.S. entity that is not a foreign financial institution unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which are generally defined as any U.S. persons who directly or indirectly own more than 10% of the entity, or unless an exception applies. An amount equal to 30% of any withholdable payments made to any Non-U.S. Holder that is a foreign financial institution or other non-U.S. entity in the merger may be withheld unless such stockholder complies with the applicable requirements discussed above. Accordingly, certain Company stockholders may be required to provide certain information to the Company in order to avoid the imposition of the 30% withholding tax on any withholdable payments made in connection with the merger. No additional amounts will be paid to Non-U.S. Holders in respect of amounts withheld.

The foregoing is only a general summary of certain provisions of FATCA. Non-U.S. Holders are urged to consult with their own tax advisors regarding the application of FATCA to the disposition of common stock pursuant to the merger.

THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF THE MERGER. COMPANY STOCKHOLDERS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, THE IMPACT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES, SUCH AS ESTATE AND GIFT TAXES) ON SUCH COMPANY STOCKHOLDERS AND STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

Regulatory Approvals in Connection with the Merger

The parties to the merger agreement are obligated to cooperate with each other and use their respective reasonable best efforts to, as promptly, as practicable, amongst other things, (1) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental authority or third party necessary to consummate the transactions, (2) execute and deliver any additional instruments necessary to consummate the transactions and (3) defend or contest any lawsuit or other legal proceedings brought by a third party that could prevent or impede, interfere with, hinder or delay the consummation of the merger or the transactions contemplated thereby, as described in the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts.” The management of each of Parent and the Company currently believes that the necessary regulatory approvals can be obtained in the first or second quarter of 2024; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

HSR Act Clearance

Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated thereunder by the FTC, which prevent certain transactions such as the merger from being consummated until (1) certain information and materials are furnished to the DOJ and the FTC and (2) the applicable waiting period expires or is terminated. The FTC and DOJ currently have suspended the practice of granting early termination under the HSR Act, subject to certain limited exceptions. Both the Company and Parent filed their respective Notification and Report Forms with the FTC and the DOJ on February 28, 2024. The waiting period applicable to the consummation of the merger under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on March 29, 2024.

At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including, for example, seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could also take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include, for example, seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

Non-U.S. Regulatory Approvals

The merger is a “notifiable acquisition” under the NSI Act. Accordingly, the completion of the merger is subject to obtaining a favorable outcome under the NSI Act either by (i) the United Kingdom Secretary of State (the “UK Secretary of State”) confirming that no further action will be taken in relation to the merger under the NSI Act; or (ii) the UK Secretary of State making a final order in relation to the merger under the NSI Act that permits the merger to be completed subject to the provisions of such final order (and, to the extent relevant, all conditions, provisions or obligations contained in such final order necessary for completion of the merger having been satisfied or complied with).

The UK Secretary of State could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. We cannot be certain that the merger will not be called in for a full review on national security grounds following the initial review period or that, if called in, we will prevail.

Delisting and Deregistration of the Company Common Stock

Parent and the Company have agreed to cooperate with each other to cause the Company common stock and the Company public warrants to be delisted from The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and deregistered under the Exchange Act as soon as reasonably practicable following the effective time of the merger.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is important to you, and is qualified in its entirety by the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to carefully read the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Parent, Merger Sub or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	have been made only for purposes of the merger agreement and solely for the benefit of the parties to the merger agreement;

•	have been qualified by certain documents filed with, or furnished to, the SEC by the Company and made publicly available after December 17, 2021 and prior to February 6, 2024;

•	have been qualified by confidential disclosures made by the parties to the merger agreement in connection with the merger agreement;

•	are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

•	were made only as of the date of the merger agreement or such other date as is specified in the merger agreement; and

•

have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of the Company, Parent or Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any additional material information necessary to provide Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See the section of this proxy statement entitled “Where You Can Find More Information.”

The Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the surviving corporation of the merger and as a wholly-owned subsidiary of Parent.

Closing and Effective Time of the Merger

The closing will take place at 9:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver (to the extent permitted under the merger agreement) of the conditions described below in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” below (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted under the merger agreement) of those conditions at the closing) or such other time as the Company and Parent may otherwise agree. If the Company is awarded the Parent Termination Fee (as defined in the section of this proxy statement entitled “The Merger Agreement—Termination Fees” below) and such award is nonappealable or not appealed by Parent or Merger Sub, Parent may require the Company to consummate the closing within 10 business days of notice provided by Parent in lieu of payment of the Parent Termination Fee, subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted under the merger agreement) of those conditions at the closing).

The merger will become effective at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by the Company and Merger Sub and specified in the certificate of merger.

Certificate of Incorporation and By-laws; Directors and Officers

At the effective time of the merger, the certificate of incorporation of Merger Sub, but amended so that the name of the surviving corporation will be “ZeroFox Holdings, Inc.,” will be the certificate of incorporation of the surviving corporation, until thereafter amended in accordance with its terms and the DGCL. The bylaws of Merger Sub, but amended so that the name of the surviving corporation will be “ZeroFox Holdings, Inc.,” will be the bylaws of the surviving corporation, until thereafter amended in accordance with its terms and the DGCL. A copy of the certificate of incorporation of Merger Sub is attached hereto as Annex D.

The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation immediately following the effective time of the merger, until their respective successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation and applicable law.

The officers of the Company immediately prior to the effective time of the merger will be the officers of the surviving corporation immediately following the effective time of the merger, until their respective successors are duly elected and qualified or their earlier death, resignation or removal.

Consideration To Be Received in the Merger

At the effective time of the merger, each issued and outstanding share of Company common stock (other than the Excluded Shares) will be canceled and converted automatically into, and will thereafter represent only, the right to receive an amount in cash equal to $1.14 per share, without interest and subject to any applicable withholding taxes. As of the effective time of the merger, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor.

Treatment of Company Equity Awards

Each Company equity award will be treated as follows:

•

each Company Option that is vested in accordance with its terms and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such vested Company Option, by (y) the total number of shares of Company common stock underlying such vested Company Option, except that any vested Company Option with a per-share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration;

•

each Company Option that is unvested and that is outstanding as of immediately prior to the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) $1.14 over (B) the per-share exercise price for such unvested Company Option, by (y) the total number of shares of Company common stock underlying such unvested Company Option, which resulting amount will vest and become payable at the same time that the unvested Company Option from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the effective time of the merger, except that any unvested Company Option with a per-share exercise price that is equal to or greater than $1.14 will, as of the effective time of the merger, be canceled for no consideration;

•

each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either held by a non-employee member of the Board or vested in accordance with its terms as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying the Company RSU by (y) $1.14; and

•

each Company RSU that is outstanding as of immediately prior to the effective time of the merger and that is either not held by a non-employee member of the Board of Directors of the Company or unvested as of the effective time of the merger will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company common stock underlying such Company RSU, by (y) $1.14, which resulting amount will vest and become payable at the same time that the unvested Company RSU from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company RSU immediately prior to the effective time of the merger.

Payments in respect of Company equity awards described above that are vested as of the effective time of the merger will be made on the later of two business days following the effective time of the merger and the first regular payroll date of the surviving corporation that occurs following the effective time of the merger. Payments in respect of cash replacement amounts described above will be made on the later of two business days following the date on which the cash amount vests and the first regular payroll date of the surviving corporation following the date on which such amount vests.

Treatment of Warrants

At the effective time of the merger, in accordance with the terms of that certain warrant agreement governing an aggregate of 16,213,469 Company public/private warrants, each Company public/private warrant that is unexercised and outstanding as of immediately prior to the effective time of the merger will automatically, without any action on the part of the holder thereof, cease to represent a warrant to purchase a share of Company common stock and instead represent a right by the holder thereof upon any subsequent exercise, to receive the merger consideration in respect of each share of Company common stock for which such Company public/private warrant was exercisable immediately prior to the effective time of the merger, provided that the exercise price for the holder of any such Company public/private warrant that properly exercises such Company public/private warrant within 30 days following the public disclosure of the closing pursuant to a current report on Form 8-K filed with the SEC will be reduced as provided in the warrant agreement governing the Company public/private warrants. Such reduced exercise price will be the amount of $1.14 minus the Black-Scholes value of a warrant computed in accordance with the warrant agreement.

At the effective time of the merger, in accordance with the terms of that certain warrant to purchase common stock governing an aggregate of 128,676 warrants to purchase shares of Company common stock, each Company Stifel warrant will automatically terminate and be cancelled and extinguished for no consideration.

Payment for Stock

Prior to or at the effective time of the merger, Parent will deposit (or cause to be deposited) with the paying agent cash sufficient to pay the aggregate per share merger consideration to Company stockholders.

As soon as reasonably practicable after the effective time of the merger (but in no event later than fifth business day following the closing), Parent will cause the paying agent to mail to each person who was, at the effective time of the merger, a holder of record of Company common stock (other than Company common stock to be cancelled in accordance with the merger agreement) (1) a letter of transmittal and (2) instructions advising such Company stockholder how to surrender share certificates or book-entry shares to the paying agent in exchange for payment of the merger consideration.

Upon surrender of a certificate or book-entry share to the paying agent, together with a letter of transmittal (duly completed and validly executed in accordance with the instructions thereto or, in the case of book-entry shares, receipt of an “agent’s message” by the paying agent), and such other documents as may customarily be required by the paying agent, the holder of such share certificate or book-entry share will be entitled to receive in exchange therefor the merger consideration into which the shares of Company common stock represented by such share certificates or book-entry shares have been converted, and the share certificate or book entry share so surrendered will forthwith be canceled.

At or prior to the effective time of the merger, Parent will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate merger consideration (the “payment fund”). Pending its disbursement in accordance with the merger agreement, the payment fund will be invested by the paying agent at the reasonable direction of Parent (subject to certain restrictions set forth in the merger agreement). Parent will deposit or cause to be deposited with the paying agent additional funds sufficient for the paying agent to make all payments of merger consideration in accordance with the merger agreement or necessary as a result of any losses from any investment of the payment fund or any other deficiency. No investment losses resulting from investment of the payment fund shall affect the amounts payable to any holder of shares of Company common stock as provided in the merger agreement.

Transfer Books; No Further Ownership Rights

At the effective time of the merger, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Company common stock that were outstanding immediately prior to the effective time of the merger. If at any time after the effective time of the merger, share certificates or book-entry shares are presented to the surviving corporation, Parent or the paying agent for transfer or any other reason, the holder of any such share certificates or book-entry shares will be given a copy of the letter of transmittal referred to above and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled to receive.

Lost, Stolen or Destroyed Certificates

A holder of a share certificate that has been lost, stolen or destroyed will have to make an affidavit of that fact (in customary form and substance reasonably acceptable to Parent) and, if required by the paying agent or Parent, post a bond in a customary amount as indemnity against any claim that may be made against it with respect to such share certificate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration.

Termination of Payment Fund

Upon the first anniversary of the closing date, any portion of the payment fund (including any proceeds from any investments thereof) that has not been disbursed to the former holders of shares of Company common stock will be delivered to the surviving corporation, and thereafter any such former holders will be entitled to look only to the surviving corporation (as general unsecured creditors thereof) for payment of their claim for the merger consideration.

No Liability

Notwithstanding any provision of the merger agreement to the contrary, none of the Company, Parent, Merger Sub, the surviving corporation, the paying agent or any other person will be liable to any former holder of shares of Company common stock or any other securities of the Company for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Withholding Taxes

Parent, Merger Sub, the surviving corporation, the paying agent and their affiliates and any agent thereof will be entitled to deduct and withhold from the merger consideration, and any other amounts payable pursuant to the merger agreement, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any applicable provision of state, local or non-U.S. tax law. To the extent amounts are so withheld and paid over to the appropriate governmental authority, the withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.

Representations and Warranties

The merger agreement contains representations and warranties of the Company, Parent, and Merger Sub.

Some of the representations and warranties in the merger agreement made by the Company are qualified as to materiality or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect” with respect to the Company means any event, change, occurrence, effect, state of facts, condition or development that (a) individually or taken together with all other events, changes, occurrences, effects, states of facts, conditions or developments that have occurred prior to the date of determination of the occurrence of such a material adverse effect, would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent, materially impair or materially delay the consummation by the Company of the merger prior to August 6, 2024 (which date may under certain circumstances to extended to November 6, 2024), except that solely with respect to clause (a), will not include any events, changes, occurrences, effects, states of facts, conditions or developments relating to or resulting from (i) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (ii) any decline in the market price or trading volume of the Company common stock or any change in the credit rating of the Company or any of its securities (it being understood that the underlying facts giving rise or contributing to such decline or change may be taken into account in determining whether there has been a material adverse effect), (iii) changes or developments generally affecting the industries in which the Company or its subsidiaries operate, (iv) changes in law after the date of the merger agreement or the interpretation or enforcement thereof, (v) the execution, delivery or performance of the merger agreement or the public announcement or pendency or consummation of the merger or other transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, partnerships, customers or suppliers, (vi) the identity of Parent or any of its affiliates as the acquiror of the Company, (vii) compliance with the terms of, or the taking of or omission to take of any action expressly required by, or prohibited by, the merger agreement (other than compliance by the Company with its covenant to conduct its business in the ordinary course) or consented to in writing or by electronic transmission by Parent, (viii) any act of civil unrest, civil disobedience, war, terrorism, cyber terrorism, military activity, or sabotage, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of the merger agreement, (ix) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (x) any pandemic, epidemic or disease outbreak (including COVID-19) or other comparable events or any COVID-19 Measures (as defined in the merger agreement), (xi) changes in GAAP after the date of the merger agreement or the interpretation or enforcement thereof, (xii) any stockholder litigation relating to or resulting from the merger agreement or the transactions contemplated thereby, including the merger, or (xiii) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (it being understood that the underlying facts giving rise or contributing to such failure may be taken into account in determining whether there has been a material adverse effect); except, with respect to the foregoing clauses (i), (iii), (iv), (viii), (ix), (x) and (xi), if the impact has a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to the operations of other participants operating in the industries in which the Company and its subsidiaries operate, the incremental material disproportionate impact may be taken into account in determining whether there has been a material adverse effect.

In the merger agreement, the Company has made representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties made by the Company relate to, among other topics, the following:

•	the due organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the capital structure of the Company;

•

the absence of any undisclosed contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any shares of Company common stock;

•

the Company’s corporate power and authority to enter into and perform its obligations under the merger agreement, the approval of the Board, the required vote of the Company stockholders to adopt the merger agreement and approve the merger, and the enforceability of the merger agreement;

•

the absence of any conflict or violation of any organizational documents, existing material contracts or applicable laws due to the performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and the Company’s performance thereunder;

•

the accuracy and required filings of the Company’s SEC filings and financial statements and the Company’s compliance with applicable securities laws and applicable listing and corporate governance rules and regulations;

•	the Company’s disclosure controls and procedures;

•	the Company’s internal accounting control over financial reporting;

•	the absence of specified undisclosed liabilities;

•

since January 31, 2023, the conduct of the Company’s business in the ordinary course, the absence of certain changes and any event, change, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company material adverse effect;

•	the Company’s compliance with applicable laws (including anti-corruption and trade control laws) and possession of necessary permits;

•	the absence of certain legal proceedings or government investigations;

•	certain employee benefits matters;

•	certain labor matters;

•	certain tax matters;

•	certain leased property matters;

•	trademarks, patents, copyrights and other intellectual property and information technology matters, including data security requirements and privacy;

•	the existence and enforceability of the Company’s material contracts, and any notices with respect to termination of or intent not to renew certain material contracts;

•	insurance coverage;

•

absence of any undisclosed transactions, agreements, arrangements, or understandings between the Company or any of its subsidiaries, on the one hand, and any director or executive officer of the Company or any of its affiliates, on the other hand;

•	the accuracy of information to be included in this proxy statement;

•

receipt of an opinion from Piper Sandler regarding the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of Company common stock (other than certain cancelled shares, dissenting shares and earnout shares);

•	brokers and other advisors;

•	absence of rights agreements and inapplicability of anti-takeover law;

•	compliance with government contracts and maintenance of internal controls with regard to government contracts;

•	certain environmental matters; and

•	the exclusivity of the representations and warranties made by Parent and Merger Sub.

In the merger agreement, Parent and Merger Sub have made representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties made by the Parent and Merger Sub relate to, among other topics, the following:

•	the due organization, valid existence, good standing, authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate power and authority to enter into and perform its respective obligations under the merger agreement, and the enforceability of the merger agreement;

•

the absence of any conflict or violation of any organizational documents, existing contracts or applicable laws due to the performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and Parent’s and Merger Sub’s performance thereunder;

•	the Equity Commitment Letter made available by Parent to the Company (including the enforceability thereof) and the financing contemplated thereunder;

•	the guarantee of Parent and Merger Sub’s obligations under the merger agreement by the Haveli Funds and the Haveli Funds’ access to funds sufficient to satisfy the Guaranteed Obligations;

•	ownership and operations of Merger Sub;

•	the absence of certain legal proceedings and government investigations;

•	the accuracy of information to be provided in this proxy statement;

•	brokers and other advisors;

•	the absence of any Company stockholder or management agreements or understandings relating to the merger;

•	neither Parent nor Merger Sub being a “foreign person” for purposes of applicable foreign investment regulations;

•	non-ownership of Company common stock;

•	the solvency of Parent and its subsidiaries immediately after the consummation of the transactions contemplated by the merger agreement; and

•	the exclusivity of the representations and warranties made by the Company.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

During the period of time between the date of the merger agreement and the first to occur of the effective time of the merger and the termination of the merger agreement (the “interim period”), except (i) as required by applicable law, (ii) as agreed in writing by Parent, (iii) as expressly contemplated, required or permitted by the merger agreement or (iv) as disclosed in the confidential disclosure schedules to the merger agreement, the Company will, and will cause its subsidiaries to:

•	conduct their respective businesses in all material respects in the ordinary course of business; and

•

use their reasonable efforts to preserve intact their respective business organizations, retain their officers and key employees, maintain existing business relationships, and comply in all material respects with applicable laws.

During the interim period, except (i) as required by applicable law, (ii) as consented to in writing or by electronics transmission by Parent (which consent will not be unreasonably withheld, delayed, or conditioned for certain actions), (iii) as expressly contemplated, required or permitted by the merger agreement, or (iv) as disclosed in the confidential disclosure schedules to the merger agreement, the Company will not, and will not permit any of its subsidiaries, to, among other things (and subject to certain exceptions):

•

declare, authorize, set aside or pay any dividend or make any other distribution with respect to the Company’s capital stock or enter into any voting agreement with respect to any of the Company’s capital stock;

•

adjust, split, subdivide, combine, or reclassify any of the Company’s capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interest, except for any such transaction by a wholly-owned subsidiary of the Company that remains a wholly-owned subsidiary after consummation of such transaction;

•	increase or decrease the compensation or other benefits payable or provided to any director, officer, employee, or independent contractor whose target annual base salary exceeds $250,000;

•

enter into any employment, consulting, change of control, severance or retention agreement, or other compensation or benefit agreement with any current or former director, officer, employee or independent contractor whose target annual base salary exceeds or exceeded $250,000;

•

increase or grant new change of control, severance, retention, pension or other cash, equity or equity-based compensation or benefits in respect of, or accelerate the funding, vesting or payment of any compensation or benefit for, officer, director, employee or independent contractor;

•

enter into, adopt, materially amend, terminate or materially increase the coverage or benefits available under any Company compensation or benefit arrangement other than in the ordinary course of business;

•

hire, engage, or terminate the employment, engagement or services of any director, officer, employee or independent contractor whose target annual base salary exceeds $250,000, other than a termination for cause or due to permanent disability;

•	materially change accounting or reporting practices, policies or procedures;

•	amend the organizational documents of the Company or any of its subsidiaries or adopt any rights plan, “poison pill” or similar agreement with respect to any equity securities of the Company;

•

issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of the Company’s capital stock or other ownership or equity or equity-based interests in the Company or any of its subsidiaries or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests (including warrants) or take any action to cause to be vested any otherwise unvested Company equity award or warrant;

•	purchase, repurchase, redeem or otherwise acquire any shares of the Company’s capital stock or any rights, warrants or options to acquire any such shares;

•

incur or assume any indebtedness or issue debt securities; assume, guarantee, endorse or otherwise become liable or responsible for the obligation of any other person; redeem, pay, discharge or satisfy any indebtedness that has a repayment cost, “make whole” amount, prepayment or other similar obligation; or cancel the Company’s existing credit agreement and other existing debt or amend or otherwise modify the terms of such credit agreement or debt;

•

sell, assign, lease, license, transfer, convey, exchange or swap, or subject to any lien (other than permitted liens), or otherwise dispose of, any portion of its material properties or assets, in each case, in excess of $500,000 individually or $1,000,000 in the aggregate;

•

except for non-exclusive licenses to customers in the ordinary course of business, sell, assign, lease, license, transfer, abandon, allow to lapse, convey, exchange or swap, or subject to any lien (other than permitted liens), or otherwise dispose of, any material intellectual property;

•

terminate, modify, amend, pledge or waive or fail to exercise, or allow to lapse, any material rights or any renewal or extension option under any Note Repurchase Agreement or any material contract, in the case of a material contract, in a manner that is adverse to the Company and its subsidiaries, taken as a whole;

•	enter into any material contract except in the ordinary course of business or materially increase the rate of purchasing services from any material vendor;

•

enter into any contract that restricts the Company or any of its subsidiaries or affiliates from competing or engaging in any material respect in any activity or line of business or with any person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging, or which, pursuant to its terms, would reasonably be expected to have such effect after the closing solely as a result of the consummation of the transactions contemplated by the merger agreement or that contains a change in control or similar provision that pursuant to its terms would require a payment to the other party or parties thereto in connection with the transactions contemplated by the merger agreement;

•

institute, settle, pay, discharge, compromise or satisfy any action, other than any action that involves only the payment of monetary damages not in excess of $500,000 individually or $1,000,000 in the aggregate;

•	incur, make or authorize any capital expenditures in excess of $500,000 in the aggregate;

•

propose, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•	undertake certain tax-related actions;

•

make any acquisition of or make any investment in any interest in, any corporation, partnership, or other business organization or material assets or division thereof, except for (i) purchases of inventory and supplies in the ordinary course of business or (ii) permitted capital expenditures;

•

recognize or certify any labor union, trade union, works council, or other employee representative body as the bargaining representative for any employees of the Company or its subsidiaries or negotiate, amend, extend, or enter into any collective bargaining agreement;

•

implement or announce any employee layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions or other such actions that could reasonably be expected to implicate notification requirements pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local, and foreign applicable laws;

•

engage in any transaction with, or enter into any contract with any affiliate of the Company or other person covered by Item 404 of Regulation S-K under the Securities Act of 1933, as amended, that would be required to be disclosed pursuant to Item 404;

•	make any loans or advances to any other person or entity;

•	purchase any real property or portion thereof or interest therein;

•	enter into any new line of business;

•

other than in the ordinary course of business, materially reduce the amount of insurance coverage under existing insurance policies or fail to renew or replace any material existing insurance policies;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

•	amend or otherwise modify the terms of any warrant of the Company; or

•	enter into agreements to do any of the foregoing.

Notwithstanding the restrictions set out above, nothing will prevent the Company or its subsidiaries from taking or failing to take any action that would otherwise be prohibited to the extent required in response to COVID-19 so long as, in each case, the Company or its applicable subsidiary consults in good faith with Parent prior to taking or failing to take such action required by applicable law.

Nothing contained in the merger agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the effective time of the merger. Prior to the effective time of the merger, the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ operations.

From the date of the merger agreement until the earlier of the date the merger agreement is validly terminated and the expiration or termination of the waiting period under the HSR Act applicable to the merger and the receipt of the required governmental consents, Parent and Merger Sub have agreed not to, and to cause their subsidiaries and affiliates not to, acquire or agree to acquire by merger or consolidation with, or by purchasing a material portion of the assets of or equity in, any person (a “specified acquisition”), if the entering into a definitive agreement with respect to or the consummation of a specified acquisition would reasonably be expected to (i) prevent or prohibit the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the merger and the receipt of governmental authority consents (or expiration of applicable waiting periods), or (ii) materially increase the risk of any governmental entity entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the merger agreement.

No Solicitation; Change in Board Recommendation

Subject to the terms of the merger agreement, the Company agreed that it will, and will cause each of its subsidiaries and its and their officers and directors to, and use its reasonable best efforts to cause its other representatives to, immediately following the date of the merger agreement until the effective time of the merger (or earlier if the merger agreement is terminated in accordance with its terms), (1) cease any solicitations, discussions or negotiations with any persons relating to, or that would reasonably be expected to result in, an acquisition proposal, cease providing any information with respect to the Company or its subsidiaries to any person or its representatives relating to, or that would reasonably be expected to result in, an acquisition proposal, and promptly (and in any event, within 48 hours following the execution of the merger agreement) terminate all access granted to any person and its representatives to any physical or electronic data room (or any other diligence access), and request the return or destruction of all confidential information furnished by the Company or on its behalf to any person and its representatives with respect to an acquisition proposal and (2) not, directly or indirectly:

•

solicit, initiate, induce, knowingly encourage or knowingly facilitate the making or submission of any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations regarding any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an acquisition proposal with, or furnish any nonpublic information relating to the Company or its subsidiaries to, any person relating to, or that would reasonably be expected to result in, an acquisition proposal (except, in each case, to notify such person as to the existence of the provisions of summarized in this section of this proxy statement), or afford any person access to the businesses, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries for the purpose of encouraging, inducing or facilitating or otherwise relating to, or that would reasonably be expected to result in, an acquisition proposal;

•	approve, endorse or recommend any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an acquisition proposal; or

•

enter into any letter of intent, agreement in principle, memorandum of understanding, or other acquisition agreement, merger agreement or similar agreement with respect to any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an acquisition proposal (except for an acceptable confidentiality agreement permitted hereunder).

Commencing on the date of the merger agreement and continuing until the earlier of the effective time of the merger and the termination of the merger agreement, the Company will enforce to the fullest extent permitted under applicable law, and will not waive, release, terminate, assign or modify any standstill provision or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board, except that the Company may waive a standstill or similar agreement solely to the extent necessary to allow for an acquisition proposal to be made to the Board in a confidential manner so long as (1) the Company notifies Parent thereof (including the circumstances related thereto and the identify of such counterparty) concurrently with granting any such waiver and (2) the Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (a) would prohibit the counterparty from making an acquisition proposal to the Board and (b) would be inconsistent with directors’ fiduciary duties to the stockholders of the Company under Delaware law.

On or after the execution of the merger agreement and prior to receipt of the Company stockholder approval, if the Company receives a bona fide acquisition proposal that does not result from a breach of the foregoing non-solicitation obligations, (1) the Company and its representatives may contact the third party making such acquisition proposal solely to clarify the terms and conditions thereof, and (2) if the Board determines in good faith, after consultation with its outside legal and financial advisors, that such acquisition proposal either constitutes, or would reasonably be expected to result in, a superior proposal and the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the following actions would be inconsistent with directors’ fiduciary duties under Delaware law, then the Company may:

•	engage in discussions or negotiations with such third party (including its representatives and potential equity and debt financing sources) with respect to such acquisition proposal; and

•

furnish nonpublic information to such third party making such acquisition proposal (and its representatives and potential equity and debt financing sources) if, prior to so furnishing such information, the third party has executed an acceptable confidentiality agreement with the Company; provided that the Company provides to Parent and Merger Sub (and their respective representatives) any information or data that is provided to such third party that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such third party (and in any event within 24 hours).

The Company will promptly (and in any event within 24 hours) notify Parent of any offer, proposal, inquiry, or request that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal received by the Company or any of its affiliates or their respective representatives which will identify the material terms and conditions thereof, and the person or group of persons making such offer, proposal inquiry or request and include true, correct and complete (unredacted) copies of all documents and other written materials containing any substantive terms relating to such offer, proposal inquiry or request (including any letter of intent, term sheet or draft or definitive agreement). The Company will keep Parent fully informed on a prompt basis (and in any event within 24 hours) of the status or material developments (including all amendments or proposed amendments, whether or not in writing) with respect to, or any material change to the terms of, any such offer, proposal, inquiry or request that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal, including by promptly (and in any event within 24 hours) providing true, correct and complete copies of any letter of intent, term sheet, draft or definitive agreement or additional written materials containing any substantive terms relating to such offer, proposal inquiry or request received by the Company, any of its affiliates or any of their respective representatives with respect to such offer, proposal, inquiry or request.

Prior to the adoption of the merger agreement by the Company stockholders, the Board may not take any of the following actions (any such action, a “Change of Recommendation”):

•

withdraw, withhold or qualify (or amend or modify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Parent or Merger Sub), the Board recommendation, provided that it will be considered a modification adverse to Parent if (1) an acquisition proposal structured as a tender or exchange offer is commenced and the Board fails to publicly recommend against acceptance of such tender or exchange offer by Company stockholders within 10 business days of commencement thereof pursuant to Rule 14d-2 under the Exchange Act or (2) an acquisition proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Board fails to issue a public press release within five business days of such public announcement providing that the Board reaffirms the Board recommendation;

•	adopt, approve, endorse, recommend, or declare advisable an acquisition proposal (or propose to adopt, approve, endorse, recommend, or declare advisable an acquisition proposal);

•

fail to publicly reaffirm the Board recommendation within five business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation more than once with respect to an acquisition proposal unless such acquisition proposal is subsequently publicly modified in any material respect, in which case, Parent may make such request once each time such a material modification is made);

•

fail to recommend against any acquisition proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within the earlier of three business days prior to the special meeting of Company stockholders and 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer or take any other action or make any other recommendation or public statement in connection with a tender offer;

•	fail to include the Board recommendation in this proxy statement; or

•	resolve to effect or publicly announce an intention to effect any of the foregoing.

Nothing contained in the merger agreement prohibits the Company or the Board or any Board committee from (i) complying with its disclosure obligations under applicable law or rules and policies of Nasdaq, including taking and disclosing to Company stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to Company stockholders if the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board to make such disclosure would reasonably be expected to be inconsistent with the exercise of its fiduciary duties under Delaware law; provided that (1) any such statement or disclosure must be subject to the terms and conditions of the merger agreement and will not limit or otherwise affect the obligations of the Company or the Board and the rights of Parent under the applicable section of the merger agreement, and (2) nothing in the foregoing will be deemed to permit the Company or the Board to effect a Change of Recommendation other than in accordance with the applicable section of the merger agreement; provided, further that any such statement or disclosure (other than a “stop, look and listen” communication pursuant to Rule 14d-9 under the Exchange Act) will be deemed a Change of Recommendation unless the Board expressly reaffirms the Company Recommendation in such disclosure and expressly rejects any applicable acquisition proposal.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by Company stockholders, if the Company has received a superior proposal that has not been withdrawn, the Board may effect a Change of Recommendation or cause the Company to terminate the merger agreement to enter into an agreement with respect to the superior proposal substantially concurrently with the termination of the merger agreement if:

•

the Board has determined in good faith (after consultation with its outside legal and financial advisors) that the acquisition proposal constitutes a superior proposal and that the failure to effect a Change of Recommendation or cause the Company to terminate the merger agreement in response to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law;

•

the Company has provided prior written notice to Parent at least four business days in advance of the Company’s intention to effect a Change of Recommendation or terminate the merger agreement in response to such superior proposal and the basis for its determinations described above, which notice will include a description of the terms and conditions of the superior proposal, the identity of the person or entity making the superior proposal and a copy of any proposed agreement(s) relating to such superior proposal;

•	the Company has complied in all material respects with its obligations pursuant to the merger agreement with respect to such superior proposal;

•

the Company and its representative have negotiated in good faith with Parent and its representatives (to the extent Parent desires to negotiate) with respect to the terms and conditions of the merger agreement or the Equity Commitment Letter so that such acquisition proposal would cease to constitute a superior proposal;

•

following such four business day period, the Board (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement) has determined that the acquisition proposal continues to constitute a superior proposal and the failure of the Board to make such a Change of Recommendation or to terminate the merger agreement in response to such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law; and

•

in the event of a termination of the merger agreement in order to cause the Company to enter into a definitive agreement with respect to such superior proposal, the Company will have validly terminated the merger agreement in accordance with the terms of the merger agreement, including paying to Parent a Company termination fee, as described in the section of this proxy statement entitled “The Merger Agreement—Termination Fees.”

In the event of any material amendments or modifications to such acquisition proposal, the Company is required to deliver a new written notice to Parent and to comply with the requirements of the merger agreement with respect to such new written notice (it being understood that the four business day period will be two business days with respect to such new written notice, but in no event shorter than four business days following the original written notice).

In addition, notwithstanding the restrictions described above, prior to the adoption of the merger agreement by the Company stockholders, the Board may effect a Change of Recommendation in response to an intervening event if:

•

the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Delaware law;

•

the Board has provided prior written notice to Parent at least four business days in advance of the Company’s intention to effect a Change of Recommendation in response to such intervening event and the basis for its determination that the failure of the Company Board to take such action would reasonably be expected to be inconsistent with directors’ fiduciary duties under Delaware law, which notice must include a description in reasonable detail of the applicable intervening event;

•

the Board has given Parent an opportunity to meet and negotiate with the Company and its advisors during the foregoing four business day period (to the extent that Parent desires to so meet and negotiate) to discuss the foregoing intervening event and any adjustments or revisions to the terms of the merger agreement proposed by Parent in response thereto to obviate the need to effect a Change of Recommendation; and

•

following such four business day period, the Board, after consultation with the Company’s outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of the merger agreement, has determined that the failure of the Board to make such a Change of Recommendation in response to such intervening event would reasonably be expected to be inconsistent with its fiduciary duties under Delaware law; provided that each time any material amendment or modification to the intervening event occurs, the Company will notify Parent of such amendment or modification in writing and the four business day period will instead be two business days, but in no event shorter than four business days following the original written notice.

For purposes of the merger agreement, “acceptable confidentiality agreement” means an agreement with the Company that is either (i) in effect as of the date of the merger agreement, or (ii) executed, delivered and effective after the date of the merger agreement, in either case containing provisions that require any counterparty thereto (and any of its affiliates and representatives named therein) that receive non-public information of or with respect to the Company and/or its subsidiaries to keep such information confidential; provided, however, that, with respect to such agreements executed and delivered following the execution and delivery of the merger agreement, the provisions contained therein relating to the confidential treatment of information and the use thereof are not favorable in any substantive respect to the Company than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal). An acceptable confidentiality agreement will not include any provisions (x) granting exclusivity to any person or entity, (y) prohibiting the Company from satisfying its obligations under the merger agreement or (z) requiring the Company or any of its subsidiaries to pay or reimburse the counterparty’s or any of its affiliates’ fees and expenses.

For purposes of the merger agreement, “acquisition proposal” means any offer, inquiry, proposal, request or indication of interest made by any person or group of persons (other than Parent or Merger Sub or their respective affiliates) relating to or concerning, and whether in a single or series of related transaction:

•

a merger, reorganization, share exchange, consolidation, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, in each case, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction;

•

the direct or indirect acquisition by any person (including through the acquisition of one or more subsidiaries of the Company) of assets constituting or accounting for 20% or more of the consolidated assets or 20% or more of the consolidated revenue or net income of the Company and its subsidiaries (including equity interests in any subsidiaries of the Company);

•

the direct or indirect acquisition by any person or group of persons of 20% or more of the outstanding shares of Company common stock or securities representing 20% or more of the total voting power of the Company; or

•

any other transaction having a similar effect (including such transactions that would preclude or materially restrict or delay the consummation of the merger) to those described in the foregoing bullets.

For purposes of the merger agreement, “superior proposal” means a bona fide written acquisition proposal substituting in the definition thereof “50%” for “20%” and for “80%” in each place each such phrase appears, that (i) was not solicited or received in violation of the non-solicitation obligations pursuant to the merger agreement and (ii) the Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, and considering such factors as the Board considers to be appropriate (including (a) all legal, regulatory and financial aspects of the proposal and (b) any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination in accordance with the change of recommendation provisions of the merger agreement), to be more favorable from a financial point of view to the Company and its stockholders than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, an “intervening event” means any event, change, occurrence or development that materially improves the business, assets or operations of the Company and its subsidiaries, taken as a whole, and was not known to, or reasonably foreseeable by, the Board on or prior to the date of the merger agreement (or, if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable to the Board as of or prior to the date of the merger agreement); provided, however, that such event, change, effect, state of facts, condition, occurrence or development that involves or relates to (a) an acquisition proposal or superior proposal, (b) actions taken pursuant to the merger agreement, (c) changes in the trading price or trading volume of Company common stock (provided, that, the underlying cause of such changes may be taken into account in determining whether an intervening event has occurred) or (d) any overachievement by the Company or any of its subsidiaries with respect to any revenue, earnings or other financial projections, budgets, plans or forecasts (provided, that, the underlying cause of such overachievement may be taken into account in determining whether an intervening event has occurred), in each case, will not be deemed to be an intervening event.

Efforts to Obtain the Company Stockholder Approval

The Company has agreed to take all action necessary in accordance with applicable law, the rules and regulations of The Nasdaq Stock Market LLC and its organizational documents to hold the Special Meeting for the purpose of obtaining the Company stockholder approval. Subject to the provisions of the merger agreement summarized in the section of this proxy statement entitled “The Merger Agreement—No Solicitation; Change in Board Recommendation,” the Company will solicit and use its reasonable best efforts to obtain the Company stockholder approval at the Special Meeting (including by soliciting proxies in favor of the adoption of the merger agreement). Unless the merger agreement is terminated as provided in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement,” the Company’s obligations discussed in this section will not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of an acquisition proposal or the making of a Change of Recommendation.

The Company may adjourn or postpone the Special Meeting (1) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law, (2) if as of the time that the Special Meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting, (3) if the Company reasonably determines in good faith that the Company stockholder approval is unlikely to be obtained or (4) with the prior written consent of Parent; provided, that, without Parent’s prior consent, the Company will (a) not adjourn the Special Meeting to a date that is more than 15 days past the originally scheduled date for each adjournment and (b) only be permitted to effect up to two adjournments or postponements.

Reasonable Best Efforts

Each of the parties to the merger agreement has agreed to use its reasonable best efforts to take (or cause to be taken) all actions, and promptly do (or cause to be done) and assist and cooperate with the other party or parties in doing (or causing to be done) all things, that are necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable, including:

•

delivering all required notices or the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods under the NSI Act;

•

obtaining all actions or nonactions, authorizations, permits, waivers, consents, clearances and approvals from third parties that may be necessary, advisable or reasonably requested by Parent to consummate the merger and the other transactions contemplated by the merger agreement;

•

defending of any lawsuits or other legal proceedings challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•	executing and delivering any additional instruments necessary to consummate the merger and the other transactions contemplated by the merger agreement,

•

in each case other than with respect to filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, approvals, consents, registrations, permits, authorizations, and other confirmations relating to regulatory approvals, which are discussed below and subject to additional limitations under the merger agreement.

Notwithstanding the foregoing, the obligations described above will not require the Company or any of its subsidiaries or Parent or any of its subsidiaries to pay (and without the consent of Parent, none of the Company nor any of its subsidiaries will pay or agree to pay) prior to the effective time of the merger any fee, penalty or other consideration to any third party for any consent required for or triggered by executing the merger agreement or the consummation of the transactions contemplated by the merger agreement under any contract or agreement or otherwise.

Regulatory Approvals Required for the Merger

General

The Company and Parent have agreed to take all action necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under the HSR Act and the NSI Act.

HSR Act and U.S. Antitrust Matters

The merger is subject to the HSR Act. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (“FTC”) or the Antitrust Division of the Department of Justice (“DOJ”) issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. The parties made the required filings with the FTC and the DOJ on February 28, 2024, and the initial 30-day waiting period is expected to expire at 11:59 p.m., Eastern Time, on March 29, 2024.

At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC, the DOJ, or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties, or seeking to require the parties to license or hold separate assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

Other Regulatory Approvals

The merger is subject to the expiration of the applicable review periods under, or the receipt of approvals or clearances under, the NSI Act. In addition, relevant regulatory bodies could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the merger on regulatory grounds will not be made or, if such a challenge is made, that it would not be successful.

Financing

The merger agreement provides that, in the event that all conditions contained in the Equity Commitment Letter (other than those conditions that by their nature are to be satisfied at closing) have been satisfied, Parent will cause the Haveli Funds to comply with their respective obligations under the Equity Commitment Letter, including to fund the equity financing on the closing date, to the extent the proceeds thereof are required to consummate the merger and the other transactions contemplated by the merger agreement.

Parent may not, without the prior written consent of the Company, permit any amendment or modification to, or any waiver of any provision or remedy under, the Equity Commitment Letter if such amendment, modification, waiver, or remedy: (1) adversely affects the ability of Parent to enforce its respective rights against other parties to the Equity Commitment Letter as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its respective rights against the other parties to the Equity Commitment Letter as in effect on the date of the merger agreement or (2) otherwise would reasonably be expected to materially hinder, delay or prevent the closing. Parent will promptly deliver to the Company true, correct and complete copies of any written amendment, modification, waiver or replacement relating to the equity financing promptly upon execution thereof.

Parent will provide the Company with prompt written notice of any material breach, default, termination, cancellation or repudiation by any party to the Equity Commitment Letter relating to the equity financing contemplated to be funded on closing of which it becomes aware.

Compliance by Parent with the provisions described in this section of this proxy statement will not relieve Parent of its obligations to consummate the transactions contemplated by the merger agreement whether or not the equity financing is available.

The Company has agreed that prior to the closing, it will use its reasonable best efforts, and cause its subsidiaries and its and their representatives to use reasonable best efforts, to provide customary cooperation to Parent and Merger Sub (at Parent’s sole cost and expense) in connection with the debt financing, subject to certain limitations provided in the merger agreement, including: furnishing Parent any pertinent financial and other information with respect to the Company that is customarily required for completion of the debt financing; participating in investor and lender meetings, presentations, and due diligence sessions; providing reasonable and customary assistance to Parent and the Lender in the preparation of customary offering documents, lender presentations, private placement memoranda, bank information memoranda, syndication memoranda, and ratings agency presentations to obtain reasonable and customary corporate and facilities credit ratings; providing documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations; assisting in the preparation of, and executing and delivering at the closing, definitive documentation as is necessary and customary for the debt financing; taking reasonable corporate actions reasonably necessary to permit the consummation of the debt financing; and cooperating in satisfying the conditions precedent set forth in any definitive agreement relating to the debt financing.

The debt financing is not a condition to Parent’s or Merger Sub’s obligations under, and will not relieve either Parent or Merger Sub of its obligations to consummate the transactions contemplated by the merger agreement, whether or not the debt financing is available and, even if definitive agreements with respect to any debt financing are entered into by Parent, and whether or not the debt financing contemplated by any such definitive agreements, is funded.

Cooperation as to the Notes

The merger agreement provides that, if requested by Parent, the Company will, and will cause its subsidiaries and direct its representatives to, in accordance with the Indenture, use their reasonable best efforts to solicit the repurchase of Notes from any of the holders of Notes on terms substantially similar to the note repurchase agreement executed on February 6, 2024, or such other terms satisfactory to Parent, and enter into note repurchase agreements in order to consummate such repurchases. Any such note repurchase will be subject to and only effective upon the occurrence of the closing and from funds provided by Parent to the Company or paid directly by Parent to the counterparty to the note repurchase agreement. The Company will enforce, to the fullest extent permitted under applicable law, each note repurchase agreement and comply with any instructions of Parent to assign its rights and obligations under any note repurchase to Parent or any affiliate of Parent. For information about the Note Repurchase Agreements, please see the section of this proxy statement entitled “The Merger—Financing of the Merger—Note Repurchase Agreements.”

Indemnification and Insurance

Parent, Merger Sub and the Company have agreed that all indemnification or other similar agreements between any current or former directors, officers or employees, on the one hand, and the Company or any of its subsidiaries, on the other hand, as in effect and disclosed to Parent on the date of the merger agreement (“existing indemnification agreements”), will survive the merger and remain in full force and effect in accordance with their respective terms. For a period of six years after the effective time of the merger, Parent and the surviving corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the certificates of incorporation and bylaws or similar organizational documents of the Company and of any subsidiaries as in effect immediately prior to the effective time of the merger, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of the Company or any of its subsidiaries; provided that all rights to indemnification in respect of any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (“Proceeding”), pending or asserted or any claim made within such period will continue until the final disposition of the Proceeding or resolution of such claim, even if beyond such six-year period. From and after the effective time of the merger, Parent will assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and will cause the surviving corporation and its subsidiaries to honor, in accordance with their respective terms, the indemnification provisions of the merger agreement.

From and after the effective time of the merger, Parent and the surviving corporation will, to the fullest extent provided in the governing and organizational documents of the Company and its subsidiaries and any applicable existing indemnification agreements, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its subsidiaries (each, an “indemnified party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with a Proceeding, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the effective time of the merger (including acts or omissions in connection with such persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company or its subsidiaries), whether asserted or claimed prior to, at or after the effective time of the merger, in all cases solely to the extent provided in the governing and organizational documents of the Company and its subsidiaries. In the event of any such Proceeding, Parent and the surviving corporation will cooperate with the Indemnified Party in the defense of any such Proceeding.

In addition, prior to the effective time of the merger, the Company will purchase a six-year “tail” insurance policy on the Company’s current policies of directors’ and officers’ liability insurance on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger, covering without limitation the transactions contemplated by the merger agreement; provided that the aggregate cost of such “tail” policy will not exceed 300% of the last annual premium paid by the Company, and if the annual premium of such insurance coverage exceeds such maximum amount, the Company will purchase as much coverage as reasonably practicable for such amount. Parent and the surviving corporation will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and no other party will have any further obligation to purchase or pay for insurance under the indemnification provisions of the merger agreement.

Employee Benefits Matters

The merger agreement provides that from and after the effective time of the merger, the surviving corporation will honor all Company employee benefit plans then in effect as required by their terms (it being understood that nothing in the merger agreement will be deemed to prohibit the surviving corporation, Parent or its affiliates from amending, modifying, replacing or terminating such arrangements in accordance with their terms). Parent acknowledges that a “change in control” (or similar phrase) will occur at the effective time of the merger for purposes of the employee plans.

For a period commencing at the effective time of the merger and ending on the first anniversary of the effective time of the merger (or, if shorter, the applicable employee’s period of employment) (such period, the “Continuation Period”), Parent will cause the surviving corporation or its affiliates to provide to each current employee of Company and its subsidiaries as of the effective time of the merger who remains so employed immediately after the effective time of the merger (“Company employees”) (i) annual base salary or base hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (including target short-term commission-based cash incentive opportunities but excluding change of control, retention-related, and equity-based opportunities) that, in each case, are no less favorable than were provided to the Company employee immediately before the effective time of the merger, and (ii) broad-based employee retirement, health, and welfare benefits (excluding, without limitation, defined benefit, retiree medical, non-qualified deferred compensation, long-term incentive, retention-related, change of control, and equity and equity-based compensation) that are substantially comparable in the aggregate to those that were provided to the Company employee immediately before the effective time of the merger. Parent will cause the surviving corporation or its applicable affiliate to provide each Company employee whose employment terminates during the Continuation Period under circumstances that would give rise to cash severance pay or benefits under the existing terms of the Company employee benefit plans, cash severance pay equal to the cash severance pay provided under such plans.

For all purposes of vesting, eligibility to participate and level of benefits under the corresponding employee benefit plans of Parent and its subsidiaries providing benefits to any Company employees after the effective time of the merger (“New Plans”), each Company employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time of the merger, to the same extent and for the same purpose as such Company employee was entitled, before the effective time of the merger, to credit for such service under any analogous Company employee benefit plan in which such Company employee participated or was eligible to participate immediately prior to the effective time of the merger. However, the foregoing will not apply with respect to any defined benefit pension benefits or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company employee will be immediately eligible to participate, without any waiting time, in any New Plans to the extent coverage under such New Plan is comparable to and replaces a Company employee benefit plan in which such Company employee participated immediately before the effective time of the merger (“Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, and vision insurance benefits to any Company employee, Parent will use commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent will cause any eligible expenses incurred by such Company employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the extent such amounts were credited to such person for the same purpose under the Old Plan.

Certain Additional Covenants and Agreements

The merger agreement also contains additional covenants between the Company, Parent and Merger Sub relating to, among other things, (1) public announcements with respect to the transactions; (2) access to information and confidentiality; (3) coordination with respect to litigation relating to the merger; (4) the delisting of the shares of Company common stock and the Company public warrants from The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and deregistering such Company common stock and such Company public warrants under the Exchange Act; (5) the filing of this proxy statement; (6) the payment of the remaining shares of Company common stock or the merger consideration into which such shares are converted in connection with the Company’s 2023 acquisition of Lookingglass; and (7) matters relating to Section 16 of the Exchange Act.

Conditions of the Merger

The obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock;

•

the approval or notification of non-objection to the merger, notification of no further action, or the expiration or termination of the waiting period as applicable under each of the HSR Act and the NSI Act; and

•	the absence of any law, injunction, or similar order making the merger illegal or otherwise prohibiting the merger.

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the Company having performed and complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by the Company prior to closing;

•

the representations and warranties of the Company relating to organization, good standing, subsidiaries, corporate power, enforceability, board approval, required Company stockholder approval, non-contravention of applicable laws and charter or bylaws, the opinion of Piper Sandler, brokers, and anti-takeover laws being true and correct, subject to certain materiality or Company material adverse effect qualifications, as if made at and as of the closing date;

•

the representations and warranties of the Company relating to the Company’s capitalization being true and correct (without giving effect to any materiality, Company material adverse effect or similar qualifications set forth therein) as if made at and as of the closing date, except in the case of de minimis inaccuracies;

•

the representations and warranties of the Company relating to the absence of any Company material adverse effect since January 31, 2023, being true and correct in all respects as if made at and as of the closing date;

•

the other representations and warranties of the Company set forth in the merger agreement being true and correct (without giving effect to any materiality, Company material adverse effect or similar qualifications set forth therein) as if made at and as of the closing date, except where the failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, have a Company material adverse effect;

•	the absence of any Company material adverse effect having occurred after the date of the merger agreement that is continuing;

•

the receipt by Parent of a certificate of the Company, dated as of the closing date and signed by its chief executive officer, certifying that the conditions described in the preceding six bullets have been satisfied; and

•	the receipt by Parent of payoff letters or similar documents for certain specified indebtedness of the Company no later than three business days prior to the closing date.

In addition, the obligation of the Company to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•

Parent and Merger Sub having performed and complied in all material respects with all obligations and covenants required by the merger agreement to be performed or complied with by Parent or Merger Sub prior to the closing;

•

the representations and warranties of Parent and Merger Sub set forth in the merger agreement relating to corporate power, enforceability, board approval, contracts or arrangements with Company management, applicability of foreign investment laws, and ownership of Company common stock being true and correct, subject to certain materiality or Parent material adverse effect qualifications, as if made at and as of the closing date;

•

the other representations and warranties of Parent and Merger Sub set forth in the merger agreement being true and correct (without giving effect to any materiality, Parent material adverse effect or similar qualifications set forth therein) as if made at and as of the closing date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement prior to the outside date; and

•

the receipt by the Company of a certificate of Parent and Merger Sub, dated as of the closing date and signed by their respective authorized officers, certifying that the conditions described in the preceding three bullets have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after receipt of the Company stockholder approval, by the mutual written consent of the Company and Parent.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the merger agreement and abandon the merger by written notice to the other party if:

•

the effective time of the merger has not occurred on or prior to August 6, 2024 (which date may be extended by either the Company or Parent until November 6, 2024 if the approval or notification of non-objection to the merger, notification of no further action, or the expiration or termination of the waiting period as applicable under each of the HSR Act and the NSI Act, have not been satisfied, or there are any laws or court orders enjoining, making the merger illegal or otherwise prohibiting the consummation of the merger, but all other conditions set forth in the merger agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing)), provided that this right to terminate the merger agreement will not be available to a party if such party’s actions or failure to act are the primary cause of the failure to satisfy the conditions to such party’s obligation to consummate the merger (the date of August 6, 2024 as it may be extended as described above is referred to as the “outside date”);

•

at any time prior to the effective time of the merger, any governmental entity has issued, enacted or entered any law, injunction or similar order permanently enjoining or prohibiting, or making illegal, the consummation of the merger and such law, injunction or other order has become final and non-appealable, provided that this right to terminate the merger agreement will not be available to a party if such party’s actions or failure to act are the primary cause of such injunction or order; or

•	the Special Meeting has been held at which a vote is taken to adopt the merger agreement and been concluded and the Company stockholder approval is not obtained.

Termination by the Company

The Company may also terminate the merger agreement and abandon the merger by written notice to Parent and Merger Sub if:

•

at any time prior to the effective time of the merger, either Parent or Merger Sub has breached or failed to perform any of its covenants or agreements under the merger agreement or any of their representations or warranties in the merger agreement has become inaccurate, in any such case where such breach, failure to perform or inaccuracy (i) would result in a failure of any of the conditions set forth under the first, second, third, twelfth, thirteenth and fourteenth bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” and (ii) cannot be cured by the earlier of the outside date or within 30 calendar days following the Company’s delivery of written notice that the Company intends to terminate the merger agreement because of such breach, failure to perform or inaccuracy; provided that the Company will not have the right to terminate the merger agreement pursuant to this right to terminate if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in a failure of any of the conditions set forth under the first through ninth and eleventh bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger”;

•

at any time prior to the effective time of the merger, (i) the closing obligations of Parent and Merger Sub have been and continue to be satisfied or waived, (ii) the Company has irrevocably confirmed by written notice to Parent and Merger Sub on or after the date that the closing should have occurred pursuant to the merger agreement that all the Company’s closing conditions have been satisfied or waived, and (iii) Parent has failed to consummate the merger within two business days following delivery of such notice; or

•

at any time prior to the adoption of the merger agreement by the Company stockholders, (i) the Company has received a bona fide written superior proposal after the date of the merger agreement, (ii) the Board has authorized the Company to enter into a definitive agreement with respect to such superior proposal in accordance with the terms of the merger agreement, (iii) the Company has complied in all material respects with the non-solicitation provisions of the merger agreement and the provisions of the merger agreement with respect to such superior proposal, and (iv) concurrently with such termination, the Company enters into a definitive agreement with respect to such superior proposal and pays to Parent a termination fee of $5,261,750;

Termination by Parent

Parent may also terminate the merger agreement and abandon the merger by written notice to the Company if:

•

at any time prior to the effective time of the merger, the Company has breached or failed to perform any of its covenants or agreements under the merger agreement or any of its representations or warranties in the merger agreement has become inaccurate, in any such case where such breach, failure to perform or inaccuracy (i) would result in a failure of any of the conditions set forth under the first through ninth and eleventh bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” and (ii) cannot be cured by the earlier of the outside date or within 30 calendar days following Parent’s delivery of written notice that Parent intends to terminate the merger agreement because of such breach, failure to perform or inaccuracy; provided that Parent will not have the right to terminate the merger agreement pursuant to this right to terminate if Parent is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in a failure of any of the conditions set forth under the first, second, third, twelfth, thirteenth and fourteenth bullets described above in the section of the proxy statement entitled “The Merger Agreement—Conditions of the Merger”; or

•	at any time prior to the adoption of the merger agreement by the Company stockholders, the Board effects a Change of Recommendation.

In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that no such termination will relieve any party of its obligation to pay its required termination fee and certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any fraud or willful and material breach of the merger agreement prior to its termination. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or the Limited Guarantee, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees

Parent will be entitled to receive a termination fee of $5,261,750 from the Company if the merger agreement is terminated:

•

by the Company pursuant to the provisions described above in the third bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by the Company;”

•

by Parent pursuant to the provisions described above in the second bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by Parent;”

•

(i) after the date of the merger agreement, an acquisition proposal is publicly proposed or publicly disclosed, (ii) the merger agreement is terminated (A) because Company stockholders fail to adopt the merger agreement at the Special Meeting or any adjournment or postponement thereof, (B) pursuant to the provisions described above in the first bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by Parent;” or (C) pursuant to the provisions described above in the first bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by Either the Company or Parent” and at such time Parent could have terminated the merger agreement for either of the reasons set forth in clauses (A) or (B), and (iii) concurrently with or within twelve months after such termination, the Company has (A) consummated an acquisition proposal (substituting in the definition thereof “50%” for “20%” and for “80%” in each place each such phrase appears) or (B) entered into a definitive agreement providing for an acquisition proposal (substituting in the definition thereof “50%” for “20%” and for “80%” in each place each such phrase appears), whether or not consummated.

The Company will be entitled to receive a termination fee of $10,000,000 from Parent (the “Parent Termination Fee”) if the merger agreement is terminated:

•

by the Company pursuant to the provisions described in the first bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by the Company;”

•

by the Company pursuant to the provisions described in the second bullet described above in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement; Termination by the Company;” or

•	by Parent because the Merger has not been consummated by the outside date, and at such time, the Company could have terminated pursuant to either of the prior two (2) bullets above.

Specific Performance

Parent, Merger Sub and the Company have agreed that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Parent, Merger Sub and the Company have agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the merger agreement: (i) the non-breaching party will be entitled (in addition to any other remedy to which it may be entitled at law or in equity, including monetary damages), to obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (B) an injunction restraining such breach or threatened breach and (ii) the termination fee provisions of the merger agreement are not intended to and would not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of the merger agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (iii) the right of specific enforcement is an integral part of the merger and without that right, neither the Company nor Parent would have entered into the merger agreement.

The Company will be entitled to specific performance to cause Parent to cause the equity financing to be funded under the Equity Commitment Letter and Parent’s and Merger Sub’s obligations to consummate the merger, provided that the conditions set forth under the first through ninth and eleventh bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” have been, and continue to be, satisfied or waived at the time the closing is required to have occurred pursuant to the merger agreement and the Company has irrevocably confirmed by written notice to Parent and Merger Sub on or after the date that the closing should have occurred pursuant to merger agreement that all conditions set forth under the first through third and eleventh through thirteenth bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” have been satisfied or waived or that it is willing to irrevocably waive any unsatisfied conditions among the conditions set forth under the eleventh through thirteenth bullets described above in the section of this proxy statement entitled “The Merger Agreement—Conditions of the Merger” and that it is ready, willing and able to consummate the closing. Additionally, the election to pursue an injunction, specific performance or other equitable relief will not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the merger agreement and collect the Parent Termination Fee; provided that in no event will the Company be entitled to receive more than one of the following: (x) the Parent Termination Fee, (y) a grant of specific performance to cause the closing to occur and (z) if applicable, any monetary damages or award.

Parent, Merger Sub and the Company have agreed not to raise any objections to (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the merger agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (ii) the specific performance of the terms and provisions of the merger agreement or the Equity Commitment Letter to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the merger agreement or to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement or the Equity Commitment Letter will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Limitation of Liability

Except in the case of fraud or willful and material breach, the maximum aggregate monetary damages of the Company or any of its affiliates or related parties for any cost, expense, loss, or damage suffered as a result of, or arising from or otherwise in connection with (i) the merger agreement or any of the other agreements, instruments, and documents contemplated thereby or executed in connection therewith, the transactions contemplated thereby, (ii) the failure of the merger or the other transactions contemplated by the merger agreement to be consummated, or (iii) any breach (or threatened or alleged breach) of, or failure (or threatened or alleged failure) to perform under, the merger agreement or any of the other documents contemplated thereby or executed in connection therewith or otherwise (collectively, the “Transaction Related Matters”) will not exceed $5,261,750 plus certain costs and expenses (which will not exceed $1,500,000). The maximum aggregate monetary damages of Parent, Merger Sub or any of their affiliates or related parties for any cost, expense, loss, or damage suffered as a result of, or arising from or otherwise in connection with any Transaction Related Matters (including as a result of willful and material breach and, to the fullest extent permitted by Delaware law, fraud) will not exceed $10,000,000 plus certain costs and expenses (which will not exceed $1,500,000) plus any reimbursement obligations payable pursuant to, and subject to the terms and conditions set forth in, Section 7.4(f) of the merger agreement, except that the foregoing will not relieve Parent of certain confidentiality obligations. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub, and the Company may be entitled to an injunction, specific performance or other equitable relief as provided in the merger agreement. In addition, in the event, the Company is awarded the Parent Termination Fee and such award is nonappealable or Parent or Merger Sub elects not to appeal such award, if Parent delivers to the Company a written notice stating its intention to consummate the closing, within 10 business days following delivery of such notice, the Company will be obligated to, and will, promptly consummate the closing in accordance with such notice and the merger agreement in lieu of payment of the Parent Termination Fee.

Fees and Expenses

Except in specified circumstances, whether or not the merger is completed, all costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any and all filings under the antitrust and foreign investment laws will be borne by Parent and that generally Parent will pay or cause to be paid all transfer, documentary, sales, use, stamp, registration, real property transfer and other similar taxes and fees imposed with respect to, or as a result of, entering into the merger agreement and completing the merger and that such taxes and fees expressly will not be a liability of Company stockholders or holders of Company equity awards.

Amendment

Prior to the effective time of the merger, the merger agreement may be amended by the parties in an executed written instrument at any time before or after adoption of the merger agreement by Company stockholders. However, after adoption of the merger agreement by Company stockholders, no amendment that requires further approval by such Company stockholders pursuant to applicable law or in accordance with the rules and regulations of The Nasdaq Stock Market LLC may be made without such approval.

Governing Law

The merger agreement is governed by Delaware law.

THE VOTING AGREEMENTS

In connection with the execution of the merger agreement, on February 6, 2024, Mr. Foster and all other members of the Board, solely in their capacity as covered stockholders, entered into voting agreements with Parent. The following is a summary of the material provisions of the voting agreements, a form of which is attached as Annex C to this proxy statement and incorporated by reference herein. The summary of the voting agreements in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreements.

As of the close of business on [•], 2024, the latest practicable date before the filing of this proxy statement, the covered stockholders beneficially owned an aggregate of approximately [9.3]% of the outstanding shares of Company common stock entitled to vote at the special meeting. The shares of Company common stock subject to the voting agreements, including any shares of Company common stock acquired by the covered stockholders subsequent to the date of the voting agreements, are referred to in this section as “covered shares.”

Voting Provisions

Under the voting agreements, each covered stockholder has agreed to vote or cause to be voted his or her covered shares:

•	in favor of the adoption of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	against any acquisition proposal; and

•

against any proposal, action, or agreement that would reasonably be expected to (1) result in any of the conditions to the Company to consummate the merger not being satisfied, (2) result in a breach in any respect of any covenant, representation, warranty, or any other obligation or agreement of the Company under the merger agreement, or (3) impede, interfere with, delay, discourage, adversely affect, frustrate, prevent or nullify any provision of the merger agreement or the merger.

Each covered stockholder has also agreed to be represented in person or by proxy at every meeting of Company stockholders during the term of the voting agreement in order for his or her covered shares to be counted as present for purposes of establishing a quorum.

Restrictions on Transfer

Pursuant to the voting agreements, each covered stockholder has agreed that during the term of the voting agreement, he or she will not (1) directly or indirectly transfer, pledge, hypothecate, encumber, assign, or otherwise dispose of any covered shares or any interest in any covered shares, (2) enter into any contract, option or other agreement or understanding with respect to any such transfer or other action, (3) grant any proxy, power-or-attorney or other authorization or consent with respect to covered shares, (4) deposit any covered shares into a voting trust or enter into a voting agreement or arrangement (other than the voting agreement) with respect to any covered shares, or (5) take any other action that would in any way restrict, limit or interfere with the covered stockholder’s performance under the voting agreement or the transactions contemplated by the merger agreement, including the merger.

The foregoing restrictions on transfer do not apply to sale of shares of Company common stock pursuant to a trading plan established by a covered stockholder pursuant to Rule 10b5-1 under the Exchange Act, which plan is in effect as of, and has been provided to Parent prior to, the date of the voting agreement, solely to the extent such sales are sales to cover tax withholding obligations in connection with and upon the vesting of Company RSUs.

Non-Solicitation

Pursuant to the voting agreements, each covered stockholder has agreed to non-solicitation provisions substantially the same as the Company’s non-solicitation provisions under the merger agreement.

Waiver of Appraisal Rights

Pursuant to the voting agreement, the covered stockholders have waived all appraisal rights under Section 262 of the DGCL with respect to the merger and the transactions contemplated by the merger agreement.

Termination

Each voting agreement will terminate on the earliest to occur of (1) the mutual agreement of Parent and the covered stockholder, (2) the effective time of the merger, (3) the termination of the merger agreement in accordance with its terms, (4) upon a Change of Recommendation as a result of an intervening event only made in compliance with Section 7.3(f) of the merger agreement, and (5) the effectiveness of any amendment to the merger agreement that decreases the merger consideration or changes the form of the merger consideration payable to the stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company common stock as of [•], the Record Date for the Special Meeting, by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of the Company common stock;

•	each of our directors and named executive officers; and

•	all our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the following table are based on [124,639,135] shares of Company common stock outstanding as of the Record Date. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. Unless otherwise indicated, the address of each individual listed below is c/o ZeroFox Holdings, Inc., 1834 S. Charles Street, Baltimore, MD 21230.

Name of Beneficial Owner	Number of Shares of ZeroFox Common Stock Beneficially Owned	% of Ownership
Five Percent Holders
New Enterprise Associates 14, L.P.(1)	18,068,513	14.5%
Highland Capital(2)	14,200,706	11.4%
Redline Capital Fund SCSp(3)	11,259,545	9.0%
JAR Sponsor(4)	9,652,767	7.4%
James C. Foster(5)	9,007,844	7.2%
Peloton Equity(6)	6,240,486	5.0%
Directors and Named Executive Officers
James C. Foster(5)	9,007,844	7.2%
Adam Gerchen(7)	92,918	*
Todd P. Headley	349,252	*
Thomas F. Kelly	2,002,176	1.6%
Samskriti King	93,393	*
Paul Hooper	—	*
Teresa H. Shea	—	*
Barbara Stewart	51,000	*
Timothy S. Bender(8)	1,106,619	*
Scott O’Rourke(9)	837,190	*
All Directors and Executive Officers of the Company as a Group (14 persons)(10)	16,525,237	12.8%

*	Represents beneficial ownership of less than 1%.

(1)

Based on information supplied by New Enterprise Associates 14, L.P. (“NEA 14”) in a Schedule 13D filed with the SEC on August 12, 2022. Consists of 18,068,513 shares of Company common stock held by NEA 14. The shares of Company common stock held directly by NEA 14 may be deemed to be beneficially owned by NEA Partners 14, L.P. (“NEA Partners 14”), the sole general partner of NEA 14, and NEA 14 GP, LTD (“NEA 14 LTD”), the sole general partner of NEA Partners 14. The individual directors of NEA 14 LTD are Forest

Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, Scott D. Sandell, and Peter W. Sonsini (together, the “NEA 14 Directors”). NEA Partners 14, NEA 14 LTD, and the NEA 14 Directors may be deemed to share voting and dispositive power with regard to the shares of Company common stock directly held by NEA 14. The address for each of these entities and Mr. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. The address of Mr. Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of Messrs. Baskett and Sonsini is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of Mr. Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001. All indirect holders of the above-referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.
(2)

Based on information supplied by Highland Capital in a Schedule 13D filed with the SEC on August 12, 2022. Consists of (i) 9,326,445 shares of Company common stock held by Highland Capital Partners 9 Limited Partnership (“HCP 9”), (ii) 4,017,272 shares of Company common stock held by Highland Capital Partners 9-B Limited Partnership (“HCP 9B”), (iii) 814,071 shares of Company common stock held by Highland Entrepreneurs’ Fund 9 Limited Partnership (“HEF 9”), and (iv) 42,918 shares of Company common stock held by Corey Mulloy, which were received as a result of the settlement of RSUs. Pursuant to an agreement between Highland Capital Partners LLC (“HCP”) – the investment adviser to HCP 9, HCP 9B, and HEF 9 – and Mr. Mulloy, upon the vesting of the RSUs held by Mr. Mulloy, any proceeds from the sale of the shares of Company common stock underlying RSUs will be transferred to HCP. The general partner of each of HCP 9, HCP 9B, and HEF 9 is Highland Management Partners 9 Limited Partnership (“Highland 9 GP LP”), whose general partner is Highland Management Partners 9 LLC (“Highland 9 GP LLC”). Highland 9 GP LP and Highland 9 GP LLC may be deemed to have voting and dispositive power over shares of Company common stock held by each of HCP 9, HCP 9B, and HEF 9. Robert Davis, Dan Nova, Paul Maeder, and Corey Mulloy (“Managing Members”) are the managing members of Highland 9 GP LLC and may be deemed to share voting and dispositive power over shares of Company common stock held by each of HCP 9, HCP 9B, and HEF 9. The principal business address of each of the foregoing entities and the Managing Members is One Broadway, 14th Floor, Cambridge, Massachusetts 02142.

(3)

Based on information supplied by Redline Capital Fund SCSp in a Schedule 13G filed with the SEC on August 15, 2022. Represents shares of Company common stock issued in the Business Combination held directly by Redline Capital Fund SCSp (“Redline Capital Fund”), a legal successor of Redline Capital Fund, FCP-FIS, including its sub-fund Redline Capital Fund Universal Investments. Redline Capital GP SARL (“Redline Capital GP”) acts as managing general partner of Redline Capital Fund, and Redline Capital (UK) Limited (“Redline Adviser”) serves as the investment adviser to Redline Capital Fund. As the Investment Director of Redline Capital GP and an executive director of Redline Adviser, Tatiana Evtushenkova may be deemed to share investment power, together with each of Redline Capital Fund, Redline Capital GP and Redline Adviser, over the shares of Company common stock held by Redline Capital Fund. The principal business address of Redline Adviser and Ms. Evtushenkova is Victoria House, Bloomsbury Square, London WC1B 4 DA, United Kingdom. The principal business address of the other Redline entities is 26 Avenue Monterey, Luxembourg City, L-2163 Luxembourg. Pursuant to a letter agreement, dated December 7, 2021, Redline Capital Fund and its affiliates granted to ZeroFox’s chief executive officer an irrevocable proxy to vote all of their shares of Company common stock, which will be voted proportionally to the overall votes cast by other shareholders of ZeroFox on proposals or resolutions voted on by ZeroFox’s stockholders. Alastair Cookson, Executive Director and Partner of Redline Adviser, served as a director of ZeroFox from 2017 until December 7, 2021.

(4)

Includes 5,450,000 shares of Company common stock issuable upon exercise of 5,450,000 warrants of the Company purchased by the JAR Sponsor, LLC (the “Sponsor”), the sponsor of a special purpose acquisition corporation, L&F Acquisition Corp., a Cayman Islands exempted company (“L&F”) (which subsequently entered a business combination agreement contemplating L&F’s domestication and continuation of L&F as a Delaware corporation, changing its name to “ZeroFox Holdings, Inc.”) in connection with the initial public offering of L&F. MSBD 2020 Series LLC and Victory Park Capital Advisors, LLC, as the voting members of the Sponsor, exercise voting control over the entirety of shares of Company common stock held directly by the Sponsor. Jeffrey C. Hammes, by virtue of his role as managing member of MSBD 2020 Series LLC has voting and dispositive power over the shares of Company common stock held by the Sponsor, and therefore may be deemed to have beneficial ownership of the shares of Company common stock held directly by the Sponsor. Richard Levy has voting and dispositive power on behalf of Victory Park Capital, LLC over the shares of Company common stock held by the Sponsor, and therefore may be deemed to have beneficial ownership of the shares of Company common stock held directly by the Sponsor. The address of the Sponsor is 150 North Riverside Plaza, Suite 5200 Chicago, IL 60606.

(5)

Based on information supplied by Mr. Foster and Wolf Acquisitions, L.P. (“Wolf”) in Amendment No. 1 to Schedule 13D filed with the SEC on February 6, 2024. Consists of (i) 8,696,457 shares of Company common stock held directly by Mr. Foster; (ii) 60,475 shares of Company common stock held by Wolf; and (iii) 250,912 shares of Company common stock issuable upon settlement of RSUs that will vest within 60 days of [•]. Wolf is wholly owned by Mr. Foster.

(6)

Consists of (i) 3,595,044 shares of Company common stock held by Peloton Equity I, L.P. (“Peloton Equity”) and (ii) 2,645,442 shares of Company common stock held by Peloton ID Experts, LLC (“Peloton ID”). Based on information supplied by Peloton, Peloton Equity GP (“Peloton GP”) is the general partner of Peloton and Peloton ID. Carlos Ferrer and Theodore B. Lundberg are the managing members (the “Managing Members”) of Peloton GP. Peloton GP and the Managing Members may be deemed to share voting and dispositive power over the shares of Company common stock held by Peloton Equity and Peloton ID. The business address of the foregoing persons and entities is 66 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(7)

Consists of (i) 42,918 shares of Company common stock held directly by Mr. Gerchen and (ii) 50,000 shares of Company common stock held by GCP-OI I, LLC. Mr. Gerchen controls GCP-OI I, LLC by virtue of his role as manager of GCP-OI I, LLC, and as such, has voting and investment direction with respect to the securities held by GCP-OI I, LLC and may be deemed to have beneficial ownership of the securities held by GCP-OI I, LLC.

(8)

Includes (i) options to purchase 836,974 shares of Company common stock, exercisable as of or within 60 days of [•] and (ii) 91,241 shares of Company common stock issuable upon settlement of RSUs that will vest within 60 days of [•].

(9)

Includes (i) options to purchase 605,077 shares of Company common stock, exercisable as of or within 60 days of [•] and (ii) 82,117 shares of Company common stock issuable upon settlement of RSUs that will vest within 60 days of [•].

(10)

Includes (i) options to purchase 3,974,825 shares of Company common stock, exercisable as of or within 60 days of [•], (ii) 679,744 shares of Company common stock issuable upon settlement of RSUs that will vest within 60 days of [•], and (iii) 110,475 shares of Company common stock beneficially owned as discussed in footnotes (5) and (7).

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public Company stockholders and there will be no public participation in any future meetings of Company stockholders. However, if the merger is not completed, Company stockholders will continue to be entitled to attend and participate in stockholder meetings.

ZeroFox will hold an annual meeting of Company stockholders in 2024 only if the merger has not already been completed.

Stockholder Proposals for the 2024 Annual Meeting of Stockholders

Rule 14a-8 of the Exchange Act

If a Company stockholder intended to have a proposal considered for inclusion a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must have been received by our Corporate Secretary at our corporate headquarters on or before January 16, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should have been addressed to:

ZeroFox Holdings, Inc.

Attention: Corporate Secretary

1834 S. Charles Street

Baltimore, Maryland 21230

Advance Notice Procedure

Our amended and restated bylaws also establish an advance notice procedure for Company stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting of stockholders under the advance notice provisions of our amended and restated bylaws, the Company stockholder must provide timely written notice to our Corporate Secretary at our corporate headquarters, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a Company stockholder’s written notice must have been received by our Corporate Secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Eastern Time, on December 17, 2023; and

•	no later than 5:00 p.m., Eastern Time, on January 16, 2024.

In the event that we hold our 2024 annual meeting more than 30 days before or more than 60 days after the first anniversary of our 2023 annual meeting, then written notice required by our amended and restated bylaws must be received by our Corporate Secretary at our corporate headquarters:

•	no earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the day of the 2024 annual meeting of stockholders; and

•	no later than the later of

(A)	5:00 p.m., Eastern Time, on the 90th day before the 2024 annual meeting of stockholders; or

(B)	5:00 p.m., Eastern Time, on the 10th day following the day on which the public announcement of the date of the 2024 annual meeting of stockholders was first made by us.

“Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by ZeroFox with the SEC pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

If a Company stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear at such meeting to present his, her, or its proposal (and no qualified representative of such stockholder appears in person at such meeting to present his, her or its proposal), we are not required to present the proposal for a vote at such meeting.

In addition to satisfying the foregoing requirements, to comply with newly-enacted Rule 14a-19 under the Exchange Act (the universal proxy rules), Company stockholders who intend to solicit proxies in support of director nominees other than our nominees for our 2024 annual meeting of stockholders must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such Company stockholder intends to solicit the holders of shares of Company common stock representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, as required by Rule 14a-19(b) under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates herein by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated herein by reference.

The following ZeroFox filings with the SEC are incorporated herein by reference:

•	ZeroFox’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 15, 2023;

•	ZeroFox’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed on March 30, 2023;

•	ZeroFox’s Quarterly Reports on Form 10-Q:

•	for the fiscal quarter ended April 30, 2023, filed on June 9, 2023;

•	for the fiscal quarter ended July 31, 2023, filed on September 12, 2023;

•	for the fiscal quarter ended October 31, 2023, filed on December 7, 2023; and

•

ZeroFox’s Current Reports on Form 8-K, filed on February 22, 2023; April  17, 2023; April 24, 2023; May 12, 2023; June 30, 2023; October 24, 2023; November 06, 2023; January 4, 2024; February 6, 2024, February 20, 2024, and March 6, 2024.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated herein by reference.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

You may also request copies of any of the documents we file with the SEC by requesting in writing from us at the following address:

ZeroFox Holdings, Inc.

Attn: Investor Relations

1834 S. Charles Street

Baltimore, Maryland 21230

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. You may obtain any of the documents we file with the SEC through the SEC’s website at www.sec.gov, or from our website at https://ir.zerofox.com/. The information included on our website is not incorporated herein by reference.

If you have any questions concerning the merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company common stock, please contact our proxy solicitor:

OKAPI PARTNERS LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(844) 203-3605 (Toll-Free)

(212) 297-0720 (for banks, brokers, trustees and other nominees)

E-mail: info@okapipartners.com

MISCELLANEOUS

ZeroFox has supplied all information relating to ZeroFox, and Parent has supplied, and ZeroFox has not independently verified, all of the information relating to Parent, Merger Sub, Haveli and the Haveli Funds contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement, and the documents that we incorporate by reference in this proxy statement in voting on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Company Stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ZI INTERMEDIATE II, INC.

HI OPTIMUS MERGER SUB, INC.

and

ZEROFOX HOLDINGS, INC.

Dated as of February 6, 2024

A-i

A-ii

Annexes

Annex A - Definitions

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of February 6, 2024 by and among ZI Intermediate II, Inc., a Delaware corporation (“Parent”), HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and ZeroFox Holdings, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub and the Company are sometimes referred to herein collectively as the “Parties”, and individually as a “Party”. All capitalized terms used herein shall have the respective meanings ascribed thereto in Annex A or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise.

W I T N E S S E T H:

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee (the “Special Committee”), consisting solely of three of the Company’s independent members of the Company Board to, among other things, consider, assess and negotiate the terms of this Agreement and the transactions contemplated hereby, including the Merger, and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement;

WHEREAS, acting upon the recommendation of the Special Committee, the Company Board has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub;

WHEREAS, the board of directors of Parent has unanimously approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Equity Financing;

WHEREAS, prior to the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company have entered into Voting Agreements (the “Voting Agreements”) in connection with the Merger and the other transactions contemplated by this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Parent and the Company shall cause Merger Sub to merge with and into the Company, whereupon the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware Law as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent.

Section 1.2 Effective Time of Merger. Subject to the terms and conditions of this Agreement, at the Closing, Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL in order to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.3 General Effects of Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.4 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of Parent, Merger Sub or the Company:

(a) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, any certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Conversion of Company Common Stock. Each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares, Dissenting Shares and Earnout Shares, shall be converted automatically into the right to receive $1.14 per share of Company Common Stock in cash (the “Merger Consideration”), without interest thereon and subject to Section 2.5. All shares of Company Common Stock that have been converted into the right to receive the Merger Consideration as provided in this Section 1.4(b) shall be automatically cancelled and cease to exist on the conversion thereof, and uncertificated shares of Company Common Stock represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration into which the shares of Company Common Stock represented by such Book-Entry Share or Certificate have been converted pursuant to this Section 1.4(b).

(c) Treatment of Cancelled Shares. Each share of Company Common Stock that is owned by the Company (as treasury stock or otherwise), Parent or Merger Sub or any of their direct or indirect wholly-owned Subsidiaries immediately prior to the Effective Time, shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(d) Treatment of Dissenting Shares. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Earnout Shares) and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised and validly perfected appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such shares held by any such holder (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with, but only if, as and when required by, the provisions of such Section 262 of the DGCL, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares shall thereafter be no longer considered Dissenting Shares under this Agreement and shall be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon and subject to Section 2.5, in accordance with Section 1.4(b). At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall notify Parent promptly, and in any event within two (2) Business Days, of any demands received by the Company for appraisals of shares of Company Common Stock under Section 262 of the DGCL in connection with the Merger and afford Parent the opportunity to participate in all negotiations and proceedings with respect to any such demands and the Company shall consider in good faith comments or suggestions proposed by Parent with respect to such demands. The Company shall not make any payment with respect to any such demands for appraisal or settle any such demands without the prior written consent of Parent. Prior to the Effective Time, Parent shall not require the Company to make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

(e) Treatment of Earnout Shares. At the Effective Time, each outstanding Earnout Share shall be deemed forfeited and automatically cancelled and cease to exist and no consideration shall be delivered in exchange therefor.

(f) Treatment of Warrants.

(i) At the Effective Time in accordance with that certain Warrant Agreement, dated November 23, 2020, by and between L&F Acquisition Corp., a Cayman Islands exempted company and predecessor to the Company, and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Public/Private Warrant Agreement”), each Public/Private Warrant that is unexercised and outstanding as of immediately prior to the Effective Time shall automatically, without any action on the part of the holder thereof, cease to represent a warrant to purchase shares of Company Common Stock and instead represent a right by the holder thereof upon any subsequent exercise, to receive only the Merger Consideration, if any, in respect of each share of Company Common Stock for which such Public/Private Warrant was exercisable immediately prior to the Closing; provided, that the exercise price for the holder of any Public/Private Warrant that exercises such Public/Private Warrant within thirty (30) days following the public disclosure of the Closing pursuant to a current report on Form 8-K filed with the SEC shall be reduced as provided for in the last proviso of the first sentence of Section 4.4 of the Warrant Agreement.

(ii) At the Effective Time in accordance with that certain Warrant To Purchase Common Stock, dated April 21,2023, executed by the Company in favor of Stifel Bank (the “Stifel Warrant Agreement”), each Stifel Warrant shall automatically terminate and be cancelled and extinguished and no consideration shall be payable with respect to such Stifel Warrant.

(iii) As soon as reasonably practicable following the date of this Agreement, the Company shall provide, in accordance with the terms of each Public/Private Warrant and each Stifel Warrant, any notices required to be provided to the holder of such Public/Private Warrant or such Stifel Warrant, the form of which shall be given to Parent and its counsel for a reasonable opportunity to review and comment before such notice is provided to the holder of such Public/Private Warrant or Stifel Warrant, and take all such other actions that may be required in accordance with the terms of such Public/Private Warrant and the Stifel Warrants in connection with the transaction contemplated by this Agreement prior to the Effective Time.

(g) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class or series of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 1.5 Effect of Merger on Company Equity Awards.

(a) Company Options.

(i) At the Effective Time, each Company Option that is vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”) shall, automatically and without any required action on the part of the holder thereof, be deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the excess, if any, of (I) the Merger Consideration over (II) the per-share exercise price for such Vested Company Option, by (B) the total number of shares of Company Common Stock underlying such Vested Company Option (such aggregate amount, the “Vested Company Option Consideration”), subject to Section 2.5; provided, however, that if the exercise price per share of Company Common Stock of such Vested Company Option is equal to or greater than the Merger Consideration, such Vested Company Option shall be cancelled without any cash payment or other consideration being made in respect thereof.

(ii) At the Effective Time, each Company Option that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company Option (each, an “Unvested Company Option”) shall, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the excess, if any, of (I) the Merger Consideration over (II) the per-share exercise price for such Unvested Company Option, by (B) the total number of shares of Company Common Stock underlying such Unvested Company Option (such aggregate amount, the “Unvested Company Option Consideration”), subject to Section 2.5; provided, however, that if the exercise price per share of Company Common Stock of such Unvested Company Option is equal to or greater than the Merger Consideration, such Unvested Company Option shall be cancelled without any cash payment or other consideration being made in respect thereof. Such Unvested Company Option Consideration amounts will vest and become payable at the same time as the Company Option from which such Unvested Company Option Consideration was converted would have vested and been payable pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company Option immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested Company Option Consideration amounts, provided that no such changes shall materially impair the rights of the applicable holder of Unvested Company Option Consideration), including, without limitation, any obligation to continue service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, with respect to their receipt of the Unvested Company Option Consideration.

(b) Company RSUs.

(i) At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and either is (A) held by a non-employee member of the Company Board or (B) vested in accordance with its terms as of the Effective Time (each, a “Vested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Company Common Stock underlying such Company RSU, by (y) the Merger Consideration (the “Vested Company RSU Consideration”), subject to Section 2.5.

(ii) At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and not a Vested Company RSU shall, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Company Common Stock underlying such Company RSU, by (y) the Merger Consideration (such aggregate amount, the “Unvested Company RSU Consideration”), subject to Section 2.5. Such Unvested Company RSU Consideration amounts will vest and become payable at the same time as the Company RSU from which such Unvested Company RSU Consideration was converted would have vested and been payable pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the underlying Company RSU immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested Company RSU Consideration amounts, provided that no such changes shall materially impair the rights of the applicable holder of Unvested Company RSU Consideration) with respect to their receipt of the Unvested Company RSU Consideration.

(c) Treatment of Employee Stock Purchase Plan. The Company never implemented the Company ESPP and as soon as practicable (but in any event within ten (10) Business Days) following the date of this Agreement, the Company Board shall adopt such resolutions or take such other actions as may be required to terminate the Company ESPP effective immediately prior to, but contingent upon the occurrence of, the Effective Time. The Company shall deliver copies of any resolutions adopted to Parent promptly following the adoption thereof and keep Parent reasonably informed of any other actions taken in connection with the termination of the Company ESPP.

(d) Certain Actions. Prior to the Effective Time, the Company, acting through the Company Board, shall take or cause to be taken, all actions, and provide all notices that are required to effectuate the terms of this Section 1.5. All Company Equity Plans (other than the agreements underlying, and the terms of the Company Equity Plans applicable to, the Unvested Company Option Consideration and the Unvested Company RSU Consideration, in each case, solely to the extent relevant to the terms and conditions of this Section 1.5) will terminate as of the Effective Time and the Company will take all action necessary to effect the foregoing. The Company will use its reasonable best efforts to ensure that following the Effective Time no participant in any such Company Equity Plans will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries. Following the date hereof, the Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s timely comments thereto.

Section 1.6 The Surviving Corporation.

(a) Certificate of Incorporation of Surviving Corporation. Subject to Section 7.8, at the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation shall be “ZeroFox Holdings, Inc.”) shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation.

(b) Bylaws of Surviving Corporation. Subject to Section 7.8, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation shall be “ZeroFox Holdings, Inc.”) shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.

(c) Directors of Surviving Corporation. The directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(d) Officers of Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any Certificates or Book-Entry Shares.

ARTICLE 2

THE CLOSING

Section 2.1 The Closing. The Merger shall be consummated at a closing (the “Closing”) taking place (a) via the electronic exchange of documents and signature pages at 9:00 a.m., Eastern Time, on the fifth (5th) Business Day after the satisfaction or waiver (if and to the extent permitted hereunder) of the conditions set forth in Section 2.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (if and to the extent permitted hereunder) of such conditions), (b) at such other place, time and date as the Company and Parent may otherwise agree in writing or (c) in accordance with any written notice delivered by Parent to the Company pursuant to the last sentence of Section 8.3(e), but subject in each case to the satisfaction or waiver (if and to the extent permitted hereunder) of the conditions set forth in Section 2.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (if and to the extent permitted hereunder) of such conditions). The date on which the Closing actually occurs is referred to as the “Closing Date”.

Section 2.2 Conditions to Closing.

(a) Conditions to Obligation of Each Party. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(i) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(ii) Regulatory Approvals. (A) Any waiting period under the HSR Act applicable to the Merger shall have expired or been earlier terminated, and (B) all other Consents of (or filings or registrations with) any Governmental Entity required in connection with the execution, delivery and performance of this Agreement in relation to the Antitrust and Foreign Investment Laws set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules shall have been obtained.

(iii) No Legal Restraints. No Law, injunction or similar Order by any Governmental Entity of competent jurisdiction shall have been issued, enacted, entered, promulgated or enforced and continue to be in effect that prohibits or makes illegal the consummation of the Merger.

(b) Additional Conditions to Obligation of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction (or waiver by Parent and Merger Sub) of the following conditions:

(i) The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(ii) Other than the representations and warranties listed in clauses (iii) and (iv) of this Section 2.2(b), the representations and warranties of the Company set forth in ARTICLE 3 shall be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) at and as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect.

(iii) The representations and warranties of the Company set forth in Section 3.1, Section 3.3, Section 3.4(a), Section 3.4(b)(i), Section 3.22, Section 3.23 and Section 3.24 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects at and as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) at and as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iv) The representations and warranties of the Company set forth in Section 3.2 and Section 3.8(b) shall be true and correct (and in the case of Section 3.2, without giving effect to any materiality, Company Material Adverse Effect or similar qualification set forth therein) at and as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except in the case of Section 3.2 only, for de minimis inaccuracies.

(v) Parent shall have received from the Company a certificate, dated as of the Closing Date and signed by its chief executive officer, certifying (on behalf of the Company) that the conditions set forth in Section 2.2(b)(i) through Section 2.2(b)(iv) and Section 2.2(b)(vi) have been satisfied.

(vi) No Company Material Adverse Effect will have occurred after the date hereof that is continuing.

(vii) The Company shall have delivered to Parent, no later than three (3) Business Days prior to the Closing, the Payoff Letters.

(c) Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions:

(i) Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

(ii) Other than the representations and warranties listed in clauses (iii) of this Section 2.2(c), the representations and warranties of Parent and Merger Sub set forth in ARTICLE 4 shall be true and correct (without giving effect to any materiality, Parent Material Adverse Effect or similar qualifications set forth therein) at and as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(iii) The representations and warranties of Parent and Merger Sub set forth in Section 4.2, Section 4.10, Section 4.11 and Section 4.12 that (A) are not qualified by Parent Material Adverse Effect or other materiality qualifications will be true and correct in all material respects at and as of the Closing as if made at and as of such time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Parent Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Parent Material Adverse Effect or other materiality qualifications) as of the Closing as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iv) The Company shall have received from Parent and Merger Sub a certificate, dated as of the Closing Date and signed by a duly authorized officer of Parent and Merger Sub, certifying (on behalf of Parent and Merger Sub, respectively) that the conditions set forth in Section 2.2(c)(i) through Section 2.2(c)(iii) have been satisfied.

Section 2.3 Payment of Merger Consideration.

(a) Payment Fund.

(i) Creation of Payment Fund. Prior to or at the Effective Time, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company, a New York corporation (the “Paying Agent”), for the benefit of holders of shares of Company Common Stock, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration (which shall consist solely of the Merger Consideration, but not the Vested Company Option Consideration, Unvested Company Option Consideration, Vested Company RSU Consideration or Unvested Company RSU Consideration, which payments shall be subject to the procedures set forth in Section 2.4 below) payable at the Closing pursuant to Section 1.4, and, from and after the Effective Time, if necessary, deposit additional cash in U.S. dollars with the Paying Agent sufficient to pay the amounts payable at the Closing pursuant to Section 1.4. Such cash deposited with the Paying Agent shall be referred to as the “Payment Fund.”

(ii) Investment of Payment Fund. The Paying Agent shall invest all cash included in the Payment Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Section 2.3, and following any losses from any such investment or any other deficiency in the Payment Fund, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of shares of Company Common Stock. Any interest and other income resulting from such investments shall be taxable income of the Surviving Corporation and shall be paid to the Surviving Corporation pursuant to Section 2.3(a)(iii).

(iii) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company Common Stock on the one-year anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation, and any former holders of shares of Company Common Stock who have not surrendered their shares in accordance with this Section 2.3 shall thereafter look only to the Surviving Corporation (as general unsecured creditors) for payment of their claim for the Merger Consideration without any interest thereon, on due surrender of their shares.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.4(b), (A) a letter of transmittal with respect to Book-Entry Shares (to the extent applicable) and Certificates (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only on delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree prior to the Effective Time), and (B) instructions for use in effecting the surrender of Book-Entry Shares (to the extent applicable) or Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Paying Agent shall be required to promptly deliver to each such holder, the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to Section 1.4(b), subject to Section 2.5. No interest shall be paid or accrued on any amount payable on due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established that such Tax either has been paid or is not required to be paid, in each case, to the satisfaction of Parent.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.3(b)(i) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Section 2.3.

(d) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in accordance with Section 1.4(b), as applicable, with respect to the shares of Company Common Stock represented by such lost, stolen or destroyed Certificate.

(e) No Liability. Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of shares of Company Common Stock or any other securities of the Company for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.4 Payment of Equity Award Consideration.

(a) Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of a Vested Company Option or Vested Company RSU, the Vested Company Option Consideration or Vested Company RSU Consideration, respectively, subject to Section 2.5, without interest, on the later of (i) two (2) Business Days and (ii) the next regularly scheduled payroll date, in each case, following the Effective Time.

(b) Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of an Unvested Company Option or Unvested Company RSU, the Unvested Company Option Consideration or Unvested Company RSU Consideration, respectively, subject to Section 2.5, without interest, on the later of (i) two (2) Business Days and (ii) the next regularly scheduled payroll date, in each case, following such time as such Company Option or Company RSU from which such Unvested Company Option or Unvested Company RSU Consideration, as applicable, was converted would have vested and been payable pursuant to its terms.

(c) Notwithstanding anything herein to the contrary, with respect to Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the Parties hereto shall use commercially reasonable efforts to cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in Section 1.5 and this Section 2.4 (it being understood that Parent and Merger Sub need not take, and the Company shall not take, any action which would increase the costs associated with terminating the Company Equity Awards).

Section 2.5 Withholding. The Paying Agent, the Company, Parent, Merger Sub, the Surviving Corporation and their Affiliates and any agent thereof, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable to any holder or former holder of Company Common Stock, Warrants or Company Equity Awards, or any other Person, pursuant to this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or non-U.S. Tax Law with respect to the making of such payment. To the extent that any amounts are to be withheld from value deliverable to any Person (excluding any withholding arising from amounts payable pursuant to Section 2.4 or any withholding arising from any recipient’s failure to provide applicable tax information required to be delivered to the Paying

Agent in accordance with the terms of the Paying Agent Agreement), Parent shall use commercially reasonable efforts to provide notice to the applicable holder at least five (5) Business Days prior to the day the relevant withholding is to be made (and all Parties agree to use commercially reasonable efforts to cooperate to reduce or eliminate any such withholding). To the extent that amounts are so deducted or withheld (consistent with the terms of this Section 2.5) and paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding and remittance was made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this ARTICLE 3, except, as contemplated by Section 9.15 or as set forth in the disclosure schedules delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Qualification, Organization, Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Section 3.1(a) of the Company Disclosure Schedules contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders and members, as applicable, of each Subsidiary of the Company as of the date hereof. Except where the failure to be in good standing would not reasonably be expected to be, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries has all requisite corporate, limited liability company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation and bylaws of the Company and the governance and organizational documents of each Subsidiary of the Company, in each case, as amended and in effect on the date hereof. No Subsidiary of the Company is in violation of its charter, bylaws or other similar governance or organizational documents in any material respect. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued and are owned by the Company or by another Subsidiary of the Company, free and clear of all Liens (other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary or any Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests) other than immaterial restrictions that would not limit, restrict or impair, in any material respect, such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.

Section 3.2 Capitalization.

(a) The authorized share capital of the Company consists of 1,000,000,000 shares of Company Common Stock, par value $0.0001 per share, and 100,000,000 shares of Company Preferred Stock, par value $0.0001 per share (the “Company Preferred Stock”). As of the close of business on February 2, 2024, there were (i) 124,639,135 shares of Company Common Stock issued and outstanding, (ii) no shares of Company Common Stock held in treasury, (iii) no shares of Company Preferred Stock issued and outstanding, (iv) 6,469,893 shares of Company Common Stock subject to outstanding Company Options (of which 5,854,666 were vested and 615,227 were unvested), (v) 10,571,337 shares of Company Common Stock subject to outstanding Company RSUs (of which none were vested), (vi) 16,213,419 shares of Company Common Stock subject to outstanding Public/Private Warrants, (vii) 128,676 shares of Company Common Stock subject to outstanding Stifel Warrants, (viii) there are no Working Capital Warrants (as defined in the Public/Private Warrant Agreement) issued and outstanding, and (ix) 5,558,552 shares of Company Common Stock reserved for issuance pursuant to the LGCS Merger Agreement, which represents the maximum number of shares of Company Common Stock that remain issuable in any circumstance under the terms of the LGCS Merger Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to, and were not issued in violation of, any preemptive or similar right, purchase option, call or right of first refusal or similar right. Section 3.2(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Company Equity Awards outstanding as of the close of business on February 2, 2024, including with respect to each such Company Equity Award: (A) the name of the applicable grantee; (B) the type of award; (C) the number of shares of Company Common Stock subject to such Company Equity Award; (D) the grant date; (E) the exercise price, if applicable; (F) the vesting schedule and whether any accelerated vesting will be triggered; and (G) the expiration date, if applicable. The Company has made available to Parent true, correct and complete copies of the Company Equity Plans. Each Company Equity Award was granted in material compliance with all applicable Laws, including Section 409A of the Code, and all terms and conditions of the applicable Company Equity Plan. Since February 2, 2024, the Company has not issued any shares of Company Common Stock, shares of Company Preferred Stock, Company Equity Awards or Warrants.

(b) (i) Except as set forth in Section 3.2(a), as of the date of this Agreement, the Company does not have any shares of its capital stock issued or outstanding, other than shares of Company Common Stock that have become outstanding after the close of business on February 2, 2024, which were reserved for issuance as of the close of business on February 2, 2024 as set forth in Section 3.2(a), and (ii) except as set forth on Section 3.2(b) of the Company Disclosure Schedules, there are no outstanding subscriptions, options, warrants, calls, preemptive rights, convertible securities or other similar rights, agreements or commitments relating to the capital stock of, or other equity interests in, the Company or any of the Company’s Subsidiaries, or the holders or such capital stock or equity interests) to which the Company or any of the Company’s Subsidiaries is a party (including stockholder agreements or similar agreements) or obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other equity interests in, the Company or any of the Company’s Subsidiaries or securities convertible into, exercisable for or exchangeable for such shares or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (C) repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests.

(c) Except for the Convertible Notes, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities of the Company having the right to vote) with the stockholders of the Company on any matter.

(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Common Stock.

(e) There has been no amendment to, or other modification of, the Public/Private Warrant Agreement or the Stifel Warrant Agreement.

Section 3.3 Authority; Enforceability.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The Company Board has established the Special Committee, consisting solely of three of the Company’s independent members of the Company Board to, among other things, consider, assess and negotiate the terms of this Agreement and the transactions contemplated hereby, including the Merger, and to make a recommendation to the Company Board as to whether the Company should enter into this Agreement. Acting upon the recommendation of the Special Committee, the Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof, and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required to approve this Agreement and consummate the transactions contemplated hereby, including the Merger.

(c) Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its covenants and obligations hereunder and the consummation of the transactions contemplated hereby.

(d) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

Section 3.4 Consents and Approvals; No Violation.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require the Company or any of its Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign national or supranational, state or local governmental or regulatory agency, commission, court, body, entity or authority or any public or private arbitral body or mediator (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) compliance with any applicable requirements of any other Antitrust and Foreign Investment Laws set forth on Section 2.2(a)(ii) and Section 3.4(a) of the Company Disclosure Schedules, (iv) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Stockholder Approval (as amended or supplemented from time to time, the “Proxy Statement”), (v) compliance with the rules and regulations of NASDAQ, and (vi) the Consents set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules (the foregoing clauses (i) through (vi), collectively, the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not (A) reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Merger.

(b) Assuming compliance with the matters referenced in Section 3.4(a) and receipt of the Company Approvals and the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) require consent or notice under any provision of, result in any breach of, violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, any Contract that is required to be disclosed on Section 3.18 of the Company Disclosure Schedules or any permit binding on the Company or any of its Subsidiaries or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, other than, in the case of the foregoing clauses (ii), (iii) and (iv), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss, or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports and Financial Statements.

(a) Since December 17, 2021, the Company has filed or furnished all forms, schedules, statements, prospectuses, registration statements, documents and reports with the SEC on a timely basis that have been required to be filed or furnished by it pursuant to applicable Law (the “Company SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and no Company SEC Document as of its date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Since August 3, 2022, (i) there has been no material correspondence between the SEC and the Company that is not publicly available on the Electronic Data Gathering, Analysis and Retrieval database of the SEC or that is not set forth or reflected in the Company SEC Documents or that has not otherwise been disclosed to Parent prior to the date of this Agreement and (ii) the Company has not received written notice from the SEC that any of the Company SEC Documents are the subject of ongoing SEC review.

(c) Since December 17, 2021, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(d) No Subsidiary of the Company is required to file or furnish any forms, reports, schedules, statements, prospectuses, registration statements or documents with the SEC pursuant to the applicable Law.

(e) The consolidated financial statements (including all related notes and schedules) of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Documents filed or furnished with the SEC on or after August 3, 2022 (or, if any such Company SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Company SEC Document) (i) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), (ii) were prepared in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) as of their respective filing dates (or, if any such Company SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Company SEC Document), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

Section 3.6 Internal Controls and Procedures.

(a) (i) The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) in material compliance with Rule 13a-15 and Rule 15d-15 under the Exchange Act (the “Internal Controls”); and (ii) the Internal Controls are reasonably designed to ensure that all material information required to be disclosed by the Company with respect to the Company and its consolidated Subsidiaries in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, including by the Company’s management completing an assessment of the effectiveness of the Company’s Internal Controls over financial reporting in compliance with the applicable provisions of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended January 31, 2023, and such assessment concluded that such system was effective. Since December 17, 2021, the principal executive officer and principal financial officer of the Company have made all certifications required by the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(b) Since December 17, 2021, the Company and its Subsidiaries have established and maintained a system of Internal Controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of Internal Controls over financial reporting utilized by the Company that is or was reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the Internal Controls over financial reporting utilized by the Company. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents.

Section 3.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2023, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s report on Form 10-K for the fiscal year ended January 31, 2023, and in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 2023, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s report on Form 10-Q for the fiscal quarter ended October 31, 2023, (b) as expressly contemplated by this Agreement, (c) for liabilities or obligations that have been discharged or paid in full prior to the date hereof, (d) for liabilities arising in connection with obligations under existing Contracts or applicable Law (none of which relates to any breach of contract, breach of warranty, tort, infringement or misappropriation) or (e) for liabilities and obligations incurred in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement or misappropriation) since January 31, 2023, neither the Company nor any Subsidiary of the Company has any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act. Since January 31, 2023, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto.

Section 3.8 Absence of Certain Changes.

(a) Since January 31, 2023 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business. Since January 31, 2023 through the date of this Agreement, none of the Company or any of its Subsidiaries has taken any action that would be prohibited by Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(v), Section 5.1(b)(vi), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1(b)(x), Section 5.1(b)(xiii), Section 5.1(b)(xv), Section 5.1(b)(xvi), Section 5.1(b)(xvii), Section 5.1(b)(xix) or Section 5.1(b)(xxvi) if taken or proposed to be taken after the date of this Agreement through the Effective Time.

(b) Since January 31, 2023 through the date of this Agreement, there has not been any event, change, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Compliance with Laws.

(a) The Company and its Subsidiaries are, and have been during the last three (3) years, in compliance in all material respects with and not in default under or in violation of any Law applicable to the Company and its Subsidiaries.

(b) The Company and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, accreditations and approvals of any Governmental Entity (“Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (such Permits, the “Company Permits”). All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) During the last three (3) years, neither the Company nor any of its Subsidiaries has received any written notice that the Company or its Subsidiaries is in violation of any Law applicable to the Company or any of its Subsidiaries or any Permit in any material respect. There are no Actions pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any such Permit, except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, during the last five (5) years, none of the Company or any of its Subsidiaries or any of their directors, officers, employees, or to the Knowledge of the Company, agents or other Persons acting on behalf of any of the Company or its Subsidiaries, in their capacity as such, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other similar applicable Law that prohibits corruption or bribery (collectively, “Anti-Corruption Laws”) or (ii) has directly or indirectly made, offered, agreed, requested or taken any other act in furtherance of an offer, promise or authorization of any unlawful payment in violation of any of the applicable Anti-Corruption Laws. The Company and its Subsidiaries maintain reasonably detailed and accurate books and records, including records of payments to any agents, consultants, representatives, third parties, and Government Officials.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any of their directors, officers, or employees, agents or other Persons acting on behalf of any of the Company or its Subsidiaries, in their capacity as such, is currently, or has been during the last five (5) years: (i) a Sanctioned Person or a Restricted Person, (ii) organized, ordinarily resident or located in a Sanctioned Country, or (iii) engaged in any business or dealings with or for the benefit of any Sanctioned Person or Restricted Person, or (iv) otherwise in violation of applicable Trade Control Laws.

(f) During the last five (5) years, none of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any of their directors, officers, employees agents or other Persons acting on behalf of any of the Company or its Subsidiaries, in their capacity as such; (i) has received from any Governmental Entity any written or, to the Knowledge of the Company, oral notice or inquiry, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit concerning any violation or wrongdoing, in each case, related to, or in connection with Anti-Corruption Laws or Trade Control Laws.

(g) For purposes of this Agreement:

(i) “Restricted Person” means any Person identified on any applicable export-related restricted party list, including the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List.

(ii) “Sanctioned Country” means Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine.

(iii) “Sanctioned Person” means (A) any Person listed on any applicable sanctions list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List; (B) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (A); or (C) any Person located, organized, or ordinarily resident in a Sanctioned Country.

(iv) “Trade Control Laws” means applicable Laws relating to economic or trade sanctions and export controls, including those administered or enforced by OFAC, the U.S. Department of Commerce, and the U.S. Department of State.

Section 3.10 Investigations; Litigation. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (a) to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries; and (b) there are no Actions pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties at law or in equity, and there are no Orders of any Governmental Entity against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties or that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules contains a true, correct and complete list of all material Company Benefit Plans.

(b) The Company has made available to Parent, with respect to each material Company Benefit Plan, as applicable, true, correct and complete copies of (i) each plan document (or, to the extent no such plan document exists, a written summary of its material terms), including all amendments thereto, (ii) the summary plan description and any summaries of material modifications thereto, (iii) any related trust documents, insurance contracts, or other documentation of funding arrangements, (iv) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (v) the most recent determination, advisory, or opinion letter from the Internal Revenue Service, and any request for such determination, for such Company Benefit Plan, (vi) the results of nondiscrimination testing for each of the two (2) most recently completed plan years, and (vii) any non-routine notices, letters, filings, or other material correspondence with any Governmental Entity related to such Company Benefit Plan received in the previous six (6) years.

(c) (i) Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code or to be exempt from taxation under Section 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion issued by the Internal Revenue Service and nothing has occurred that would reasonably be expected to materially adversely affect the qualification of such Company Benefit Plan, the ability of the Company or any of its Subsidiaries to rely on such letter or opinion, or otherwise result in material Liability to the Company or any of its Subsidiaries with respect to such Company Benefit Plan; (iii) all contributions or payments have, in all material respects, been made timely, and all contributions or payments that are not yet due have, in all material respects, been made or properly accrued with respect to the Company Benefit Plans; (iv) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) or breaches of duty by a “fiduciary” (as defined in Section 3(21) of ERISA) with respect to the Company Benefit Plans; (v) none of the Company or any of its Subsidiaries has incurred or could reasonably be expected to incur any material penalty or Tax (whether or not assessed) under Section 4980B or 4980H of the Code; (vi) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against, or related to any of the Company Benefit Plans or any trusts related thereto that could reasonably be expected to result in any material Liability to or of the Company or any of its Subsidiaries; and (vii) none of the Company or any of its Subsidiaries has any Liability under a plan or arrangement that provides (or has promised to provide) for post-employment, post-service or retiree health, medical or life insurance benefits (except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable Law and at the expense of the applicable employee).

(d) No Company Benefit Plan is, and none of the Company or any of its Subsidiaries has any Liability (including on account of an ERISA Affiliate) with respect to: (i) any plan or arrangement that is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (ii) a Multiemployer Plan or a plan subject to Title IV of ERISA that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA); (iv) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA); (v) a welfare benefit fund (as such term is defined in Section 419 of the Code); or (vi) a voluntary employees’ beneficiary association in accordance with Section 501(c)(9) of the Code.

(e) Without limiting the generality of the foregoing, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (a “Foreign Plan”): (i) each Foreign Plan required to be registered has been registered and has been maintained in all material respects in good standing with applicable regulatory authorities, (ii) each Foreign Plan intended to receive favorable tax treatment under applicable tax Laws has been qualified or similarly determined to satisfy the requirements of such Laws in all material respects, (iii) no Foreign Plan is in the nature of a defined benefit plan, and (iv) no Foreign Plan has any material unfunded Liabilities, nor are such material unfunded Liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any current or former officer, employee, independent contractor or director of the Company or any of its Subsidiaries to severance pay, or any other payment or benefit from the Company or its Subsidiaries, (ii) accelerate the time of funding, payment or vesting of, or increase the amount of, compensation or benefits due to any such employee, officer, independent contractor or director, (iii) result in any obligation to fund (through a grantor trust or otherwise) any compensation or benefit, or (iv) result in the payment of any amount that could, individually or in combination with any other amount, constitute a “parachute payment” as defined in Section 280G of the Code.

(g) The Company and its Subsidiaries are not party to nor do they have any current or contingent obligation under any Company Benefit Plan to compensate, gross-up, indemnify or otherwise make-whole any Person for Taxes or related interest or penalties.

(h) Each Company Benefit Plan that is, in whole or in part, a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies with and has been maintained, in each case, in all material respects, in accordance with the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and no amount under any such plan is or has been subject to the interest and additional tax set forth under Section 409A(a)(1)(B) of the Code.

Section 3.12 Labor Matters.

(a) (i) The Company and its Subsidiaries are neither party to nor bound by any Collective Bargaining Agreement, no Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries, and no employees of the Company or its Subsidiaries are represented by any Union with respect to the employment with the Company or its Subsidiaries, (ii) there are no labor-related arbitrations, grievances, strikes, lockouts, work stoppages, work slowdowns, picketing, handbilling, demands for recognition, unfair labor practice charges or other material labor disputes pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and there have been no such troubles at any time during the last five (5) years, (iii) to the Knowledge of the Company, there is no effort currently being made or threatened by, or on behalf of, any Union to organize employees of the Company or any of its Subsidiaries, nor has any petition been filed or proceedings instituted by an employee or group of employees of the Company with any labor relations board seeking recognition of a bargaining representative, and no such effort has been made or threatened at any time during the last five (5) years, and (iv) there are no notice, consent, or consultation obligations with respect to any Unions or employees of the Company and its Subsidiaries that will be triggered by the execution of this Agreement or the consummation of the transactions contemplated hereby.

(b) Each of the Company and its Subsidiaries is, and has been during the last three (3) years, in material compliance with all applicable Laws relating to employment and employment practices, including the classification and payment of employees and independent contractors, wages and hours (including minimum wage, overtime, meal and rest breaks, vacation time, sick leave and work-related expense reimbursement), child labor, withholdings and deductions, background checks and drug testing, pay equity, collective bargaining, unlawful discrimination, unlawful harassment, non-retaliation in employment, disability rights, family and medical leave, occupational health and safety, workers’ compensation, immigration, and plant closing or mass layoffs.

(c) True, correct and complete information as to the name, current job title and compensation for all current employees of the Company and its Subsidiaries has been provided to Parent (including, but not limited to any target annual bonus amounts established for the 2024 fiscal year for executives of the Company and its Subsidiaries). No officer or executive of the Company or any of its Subsidiaries, or any other employee of the Company or any of its Subsidiaries with the title of Vice President or above, (i) has, to the Knowledge of the Company, given notice of termination of employment or otherwise disclosed plans to terminate employment with the Company or any of its Subsidiaries prior to the one (1)-year anniversary of the Closing, (ii) is employed pursuant to a non-immigrant work visa, work permit or other work authorization that is limited in duration.

(d) (i) To the Knowledge of the Company, no allegations of sexual harassment, other sexual misconduct or race discrimination have been made against any employee of the Company or its Subsidiaries, (ii) there are no Actions pending or, to the Knowledge of the Company, threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination, and there have been no such Actions during the last three (3) years, and (iii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or race discrimination by any employee of the Company or its Subsidiaries.

(e) To the Knowledge of the Company, all employees of the Company and its Subsidiaries have the legal right to work in the jurisdiction of their place of work.

Section 3.13 Tax Matters.

(a) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required by Law to be filed by the Company or such Subsidiary and all filed Tax Returns are complete and accurate in all material respects.

(b) All material amounts of Taxes required to have been withheld and timely paid in connection with amounts paid by the Company or any of its Subsidiaries to any employee, creditor, shareholder, independent contractor and other third parties have been withheld and timely paid to the appropriate Governmental Entity. The Company and each of its Subsidiaries have complied, in all material respects, with information reporting, collection and retention provisions of applicable Laws with respect thereto.

(c) The Company and each of its Subsidiaries have timely paid in full all material amounts of Taxes required to be paid by any of them (whether or not shown on any Tax Return).

(d) There are no audits, examinations, investigations or other proceedings currently being conducted in respect of material amounts of Taxes of the Company or any of its Subsidiaries. There are no requests for rulings or determinations in respect of any income or other material Tax pending between any of the Company or any of its Subsidiaries, on the one hand, and any Governmental Entity, on the other hand.

(e) Other than customary extensions of the due date to file a Tax Return obtained in the ordinary course of business, none of the Company or any of its Subsidiaries has requested, granted, or become the beneficiary of, or consented to, any extension or waiver of any statute of limitations period related to the assessment or collection of any material amount of Tax, which period (after giving effect to such extension or waiver) has not yet expired.

(f) There are no Liens for Taxes on any property or other assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(g) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the three (3)-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries has participated in or is participating in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(i) Neither the Company nor any of its Subsidiaries has (i) been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company) or (ii) any material amount of liabilities for Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), operation of Law, as a transferee or successor, or by contract (other than contracts entered into in the ordinary course of business the primary purpose of which is not Taxes) or (iii) is a party to or bound by any Tax allocation, sharing or similar agreement (other than contracts entered into in the ordinary course of business the primary purpose of which is not Taxes).

(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date and made prior to the Closing, (ii) closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) entered into prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing (other than any installment sale or open transaction disposition made in the ordinary course of business), (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing (other than any prepaid amount received or deferred revenue accrued in the ordinary course of business), (v) inclusion pursuant to Section 965 of the Code with respect to the income, business or operations of the Company or any of its Subsidiaries for any taxable periods ending on or prior to the Closing Date, or (vi) excess loss account or deferred intercompany transaction, as described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Tax Law), created or entered into on or prior to the Closing Date.

(k) Within the prior three (3) years, neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries do not pay a certain Tax or file a certain type of Tax Return that the Company or any of its Subsidiaries is subject to such taxation by that jurisdiction or required to file a certain such type of Tax Return in that jurisdiction.

(l) There is no material unclaimed property or escheat obligation with respect to property or other assets held or owned by the Company and each of its Subsidiaries and the Company and each of its Subsidiaries are in compliance in all material respects with applicable Law relating to unclaimed property or escheat obligations.

(m) Neither the Company nor any of its Subsidiaries has or is reasonably expected to have any material liability under Section 482 of the Code (or any similar provision of state, local or non-U.S. Law).

(n) No non-U.S. Subsidiary or Affiliate of the Company (or its Subsidiaries) has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code nor is it treated as a U.S. corporation under Section 7874(b) of the Code, nor was any such Subsidiary or Affiliate created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulations Section 301.7701-5(a).

(o) Neither the Company nor any of its Subsidiaries has participated, nor is it participating, in an international boycott within the meaning of Section 999 of the Code.

(p) Neither the Company nor any Subsidiary owns, or has owned, directly or indirectly, any interests in an entity that has been or would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code. Each of the Company’s non-U.S. Subsidiaries is, and has been since the time of its respective formation, treated as a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Section 3.14 Real Property. Neither the Company nor any of its Subsidiaries owns, nor has ever owned, nor is currently subject to any written commitments, contracts options to purchase or acquire any real property or any direct or indirect interest therein that remain in effect as of the date hereof. Section 3.14 of the Company Disclosure Schedules contains a (a) true, correct and complete list of the street address of all real property in which the Company or its Subsidiaries holds a leasehold or subleasehold interest or other rights to use or occupy such real property (such real property, together with buildings, structures, improvements or fixtures thereon, the “Leased Real Property”), (b) true, correct and complete list of each Lease as well as the original date of, and names of the parties that are currently party to, each of the Leases together with all amendments thereto pertaining to such Leased Real Property, and (c) a true, correct and complete description of any current plans for, and status of, any sale process for the real property located at 1834 S. Charles Street, Baltimore, Maryland, including, without limitation, the name of the broker(s) (if any) which is marketing such real property, whether one or more offers have been received and the details of any offers being considered by the owner. A true, correct and complete copy of each of the Leases together with all guarantees with respect to each Leased Real Property has been made available to Parent. The Company or one of its Subsidiaries holds a valid, binding and enforceable leasehold interest in all of the Leased Real Property, and such leasehold interest is free and clear of all Liens (other than Permitted Liens). The Leased Real Property constitutes all parcels of real property and interests in real property used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, each Lease is in full force and effect as of the date hereof. With respect to each Lease or Leased Real Property, as applicable, and except as would not have a Material Adverse Effect: (i) neither the Company nor any of its

Subsidiaries is in breach of, or default under, any Lease to which it is a party; (ii) to the Knowledge of the Company, no landlord is in default or breach of, or default under, any Lease (or would be in default upon the giving of notice or passage of time or both); (iii) to the Knowledge of the Company, no event has occurred which would allow the other party thereto to terminate or accelerate performance under or otherwise modify (including upon the giving of notice or the passage of time, or both) any Lease; (iv) as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of, and to the Knowledge of the Company, there are no pending or threatened condemnation or eminent domain proceedings affecting the Leased Real Property, and as of the date hereof, there has not occurred any casualty or damage to the Leased Real Property that has not been fully and completely restored; (v) there are no ongoing or outstanding capital expenditures or tenant improvement projects on the part of the Company or any of its Subsidiaries; (vi) to the Knowledge of the Company, either the Company or the applicable Subsidiary has possession and quiet enjoyment of the Leased Real Property; and (vii) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any Lease or any interest therein that remains effective as of the date hereof. None of the Company nor any of its Subsidiaries lease or sublease to any third party, or otherwise permits any third party to use or occupy, the Leased Real Property.

Section 3.15 Intellectual Property.

(a) A true, correct and complete list of all registrations and applications for registration for any Patents, Marks, Copyrights, and material Internet domain names, in each case owned by the Company or any of its Subsidiaries (the “Company Registered Intellectual Property”) and are set forth on Section 3.15(a) of the Company Disclosure Schedules, and all such items list the Company or a Subsidiary as the record owner (or in the case of Internet domain names, the registrant either directly or by proxy). (i) No Company Registered Intellectual Property has expired or been cancelled or abandoned except in accordance with the natural expiration of the term of such rights or in a manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) all Company Intellectual Property is subsisting and (iii) all Company Registered Intellectual Property (other than any applications therefor) is valid and enforceable.

(b) The Company and its Subsidiaries exclusively own free and clear of all Liens (other than Permitted Liens), all right, title, and interest in, or are licensed to or otherwise have valid and enforceable rights to use all Intellectual Property used in or necessary for the conduct the business of the Company and its Subsidiaries, and will continue to own, license or have such rights to use all such Intellectual Property immediately following the Closing to the same extent as prior to the Closing. All licenses granted to the Company Intellectual Property are non-exclusive and have been granted in the ordinary course of business.

(c) (i) to the Knowledge of the Company, neither the conduct of the business of the Company and its Subsidiaries, nor any of the Company Products, infringe, violate or constitute misappropriation of, and have not, in the six (6) year period prior to the date hereof, infringed, violated or constituted misappropriation of, any Intellectual Property rights of any third party, (ii) to the Knowledge of the Company, as of the date of this Agreement, no third party is infringing, violating, or misappropriating or has during the last six (6) years infringed, violated or misappropriated, any Company Intellectual Property, (iii) there is no (and during the last six (6)

years there has not been any) pending claim or asserted claim in writing asserting that the Company or any Subsidiary, or any Company Products or the use thereof, has infringed, violated or misappropriated, or is infringing, violating or misappropriating any Intellectual Property rights of any third party (including any unsolicited demand or request from any Person to license any Intellectual Property) or that any Company Intellectual Property is invalid or unenforceable, (iv) the Company and its Subsidiaries take and have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets disclosed to (and subject to confidentiality obligations), owned or claimed by them, and there has not been any unauthorized disclosure of or access to, or misappropriation or theft of, any such Trade Secrets, and (v) there is no (and during the last six (6) years there has not been any) claim by the Company or any of its Subsidiaries against any third party with respect to the alleged infringement, misappropriation or other violation of any Company Intellectual Property or unenforceability or invalidity of any Intellectual Property.

(d) (i) Each Person who has participated in the authorship, conception, creation, reduction to practice, or development of any Company Intellectual Property for, on behalf of or under the direction or supervision of the Company or any of its Subsidiaries has executed a valid and enforceable written Contract providing for (A) the confidentiality and non-disclosure by such Person of all Trade Secrets and confidential information disclosed to, owned or possessed by the Company and its Subsidiaries, and (B) the irrevocable assignment by such Person (by way of a present grant of assignment) to the Company or an applicable Subsidiary of all right, title and interest in and to such Company Intellectual Property and (ii) to the Knowledge of the Company, no Person is or has been in breach of any Contract referenced in this Section 3.15(d).

(e) (i) Neither the Company nor any of its Subsidiaries has used, incorporated, linked, combined, modified, or distributed any Open Source Software in any Software owned or by the Company in a manner that: (A) requires (or has failed to meet any condition on any license or right that results in) the disclosure, licensing or distribution of any source code that is Company Intellectual Property or incorporated into any Company Products; (B) imposes any restriction on the consideration to be charged for the distribution of any Company Intellectual Property or Company Products; or (C) other than any attribution or notice requirement, imposes any other limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use or distribute any Company Intellectual Property or Company Products; and (ii) the Company and its Subsidiaries are in compliance with the terms of all Open Source Licenses for Open Source Software used by any of them.

(f) (i) No source code for any Company Intellectual Property has been disclosed, delivered, licensed or made available to any escrow agent or other third party who was not, as of the time thereof, an employee or contractor of the Company or its Subsidiaries in connection with their performance of services for the Company or its Subsidiaries and subject to standard confidentiality obligations, and (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any source code for any Company Intellectual Property to any other Person who is not, as of the date of this Agreement, an employee or contractor of the Company or its Subsidiaries for the performance of such services.

(g) Section 3.15(g) of the Company Disclosure Schedules sets forth an true, correct and complete list of the Contracts as of the date of this Agreement (i) pursuant to which the Company or any of its Subsidiaries is granted a right or license to use the Intellectual Property of a third party, other than any (A) Contracts for generally available software or commercially available technology that is not included in any Company product or service or necessary to the development of any Company product or service, (B) non-disclosure or confidentiality agreements entered into in the ordinary course of business, (C) non-exclusive licenses authorizing limited use of brand materials, feedback, or other Intellectual Property that are incidental to the primary purpose of the Contract, (D) Contracts between the Company or any Subsidiary and its employees, consultants and contractors substantially on the Company’s standard forms, which forms have been made available to Parent, and (E) Open Source Licenses and other third party off the shelf commercial software; and (ii) pursuant to which the Company or any of its Subsidiaries grants to a third party any license to use any Company Intellectual Property other than any (A) non-disclosure or confidentiality agreements entered into in the ordinary course of business, (B) non-exclusive licenses to Company Products granted to end users or customers in the ordinary course of business, and (C) licenses granted to consultants, contractors and vendors solely as required for such counterparty’s provision of products or services to or for the Company or any of its Subsidiaries.

Section 3.16 Information Technology. Since December 17, 2021, (a) the Company and its Subsidiaries have implemented, maintained and monitored reasonable measures with respect to technical, administrative and physical security designed to preserve and protect the confidentiality, availability, security and integrity of the Company IT Assets and Company Products, (b) the Company and its Subsidiaries have implemented and maintain commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures and business continuity plans, procedures and facilities, and test such plans and procedures on a regular basis, (c) the Company IT Assets are reasonably adequate for, and perform the functions reasonably necessary to carry on the conduct of their respective businesses, and to the Knowledge of the Company, the Company IT Assets and Company Products are free of Malicious Code, (d) except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no intrusions or breaches of the security of or any other Security Incident with respect to the Company IT Assets or Company Products and (e) the Company and its Subsidiaries own or have sufficient rights pursuant to a written Contract to access and use all Company IT Assets. During the last four (4) years, the Company and its Subsidiaries have not been subjected to a required audit and review of the Company IT Assets in connection with any Contract pursuant to which they use any third-party system.

Section 3.17 Privacy.

(a) Since December 17, 2021, the Company and its Subsidiaries have no claims pending, or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries with respect to any actual or alleged noncompliance with any Data Requirements (including related to any fines or other sanctions) from any Governmental Entity or other Person.

(b) Since December 17, 2021, neither the Company nor any of its Subsidiaries has experienced a Security Incident, nor has the Company or any Subsidiaries been required to notify any Person of any Security Incidents under any Data Requirements.

(c) Since December 17, 2021, the Company and its Subsidiaries, (i) have complied in all respects, and are in compliance in all respects, with all Data Requirements, including with respect to the Processing of Personal Data, (ii) have required by Contract that all vendors and other service providers who have access to, receive, or otherwise Process Personal Data, from or on behalf of the Company and its Subsidiaries, comply with all Privacy Laws and, to the knowledge of the Company and its Subsidiaries, no such vendor or service provider has violated any Privacy Laws with respect to Personal Data Processed on behalf of the Company or its Subsidiaries, and (iii) have adopted and published complete and accurate privacy notices and policies, which have not contained any material omissions of such Company’s or its Subsidiaries’ privacy practices or practices concerning the Processing of Personal Data. The distribution, license, and sale of the products and services by the Company and its Subsidiaries, and the storage, Processing, distribution, and use by the Company and its Subsidiaries of all Personal Data Processed in connection with such products or services, comply with all Data Requirements.

(d) The entry into the transactions contemplated by this Agreement shall not result in a breach or violation of, or constitute a default under, any Data Requirement.

(e) The Company and its Subsidiaries have implemented and maintain a written information security program comprising reasonable organizational, physical, administrative, and technical safeguards, consistent with the Company and its Subsidiaries’ requirements under applicable Data Requirements, to protect the security, confidentiality, integrity, and availability of Sensitive Data and Company IT Assets.

(f) The Company and its Subsidiaries have written information security policies to the extent required under applicable Data Requirements that govern an information security program that (i) identifies internal and external risks to the confidentiality, integrity, and availability of the Sensitive Data or Company IT Assets of the Company and its Subsidiaries; and (ii) implements, monitors, and improves adequate and effective safeguards to control such risks. The Company and its Subsidiaries’ information security policies are consistent in all respects with applicable Data Requirements. The Company and its Subsidiaries comply in all respects with the information security policies.

Section 3.18 Material Contracts.

(a) Except for this Agreement, agreements filed as exhibits to the Company SEC Documents as of the date of this Agreement or as set forth in Section 3.18 of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or bound by any Company Material Contract.

(b) True, correct and complete copies of each Company Material Contract (along with all amendments, modifications, schedules, annexes, exhibits and attachments thereto) have been publicly filed prior to the date of this Agreement or otherwise made available to Parent. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, as of the date of this Agreement, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material

Contract where such breach or default would reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions.

(c) The Company has not received any written notice from or on behalf of any Material Customer indicating that such Material Customer intends to cancel, terminate or not renew or adversely modify in any material respect, any Company Material Contract with such Material Customer or otherwise materially alter its business with the Company.

(d) The Company has not received any written notice from or on behalf of any Material Vendor indicating that such Material Vendor intends to cancel, terminate or not renew or adversely modify in any material respect, any Company Material Contract with such Material Vendor or otherwise materially alter its business with the Company.

Section 3.19 Insurance Policies. The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as required to comply with applicable Law and, in all material respects, the Company Material Contracts that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all such insurance policies are in full force and effect, (ii) no notice of cancellation has been received and, (iii) there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, (iv) the Company and its Subsidiaries have filed claims as required under the respective insurance policies with insurers with respect to all material matters and material occurrences for which it has coverage, including those which fall within any self-insured retentions or deductibles and (v) the Company and its Subsidiaries do not have any pending claims for such matters under any insurance policy that has been denied or rejected, by any insurer or as to which any insurer has refused to cover all or any portion of such claim. The Company has provided Parent with true, correct and complete copies of all material insurance policies held by the Company or any of its Subsidiaries in effect as of the date of this Agreement.

Section 3.20 Affiliate Party Transactions. Since December 17, 2021, through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer of the Company or any of its Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business employment agreements.

Section 3.21 Proxy Statement. The Proxy Statement will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference therein.

Section 3.22 Opinion of Financial Advisor. The Company Board has received the opinion of Piper Sandler & Co, to the effect that, as of the date of such opinion and subject to the assumptions made, procedures followed, matters considered, and limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than the holders of Cancelled Shares, Dissenting Shares and Earnout Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Stock. As of the date of this Agreement, such opinion has not been withdrawn, rescinded or modified. A true, correct and complete copy of such opinion will be made available to Parent, for informational purposes only on a non-reliance basis by Parent or Merger Sub, promptly after the execution and delivery of this Agreement by each of the Parties (it being understood and agreed that such opinion is for the benefit of the Company Board only).

Section 3.23 Finders or Brokers. Except for Piper Sandler & Co, neither the Company nor any of its Subsidiaries has employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or on consummation of the Merger. True, correct and complete copies of all agreements between the Company and Piper Sandler & Co have been made available to Parent.

Section 3.24 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.12 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover Law (including Section 203 of the DGCL) or any comparable anti-takeover provisions in the certificate of incorporation or bylaws of the Company is, and the Company is not party to any rights plan, “poison pill” or similar agreement with respect to any equity securities of the Company, applicable to this Agreement, the Merger or the other transactions contemplated hereby and the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

Section 3.25 Government Contracts.

(a) During the last six (6) years, neither the Company nor any of its Subsidiaries has (i) breached or violated in any material respect any Government Contract; (ii) been audited, with the exception of routine audits, or investigated by any Governmental Entity with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Entity or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; (v) had any Government Contract terminated for cause or default by any Governmental Entity or any other Person for default or failure to perform; or (vi) been required to renegotiate in any material respect any Government Contract.

(b) During the last six (6) years, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of their respective principals (as defined at 48 C.F.R. § 2.101) have been suspended, debarred, or proposed for debarment by any Governmental Entity or otherwise excluded by any Governmental Entity from participating in any federal procurement or non-procurement programs and, to the Knowledge of the Company, no circumstances exist that would reasonably be expected to lead to the institution of suspension or debarment proceedings against the Company, any of its Subsidiaries, or any of their respective principals.

(c) With respect to each Government Contract and Government Bid, during the last six (6) years, all representations, certifications and disclosures made by the Company and each of its Subsidiaries were complete and accurate in all material respects as of their effective date, and the Company and each of its Subsidiaries has complied in all material respects with all such representations, certifications and disclosures.

(d) During the last six (6) years, none of the Company’s or any of its Subsidiaries’ Government Contracts were awarded as a small business set-aside or as a result of any other preferential status.

(e) Neither the Company nor any of its Subsidiaries has granted to any Governmental Entity any rights in or licenses to its Intellectual Property that differ from its standard commercial licenses relating to the use of such Intellectual Property. All Intellectual Property delivered by the Company or its Subsidiaries in connection with a Government Contract or Government Bid has been properly and sufficiently marked. No Intellectual Property used in any product or service of the Company or any of its Subsidiaries was conceived or first actually reduced to practice in the performance of work under a Government Contract. During the last six (6) years, neither the Company nor its Subsidiaries has received any written performance evaluation containing a materially adverse or negative performance rating.

(f) To the Knowledge of Company, no actual or potential organizational conflict of interest would prevent the Company or any of its Subsidiaries from fully performing any existing Government Contract or from being awarded a Government Contract as a result of any pending Government Bid, nor, to the Knowledge of the Company will arise solely as a result of the consummation of the transactions contemplated by this Agreement; provided, however, the Company makes no representation as to the impact of Parent’s ownership of the Company post-Closing or the impact of any of Parent’s Affiliates.

(g) During the last six (6) years, the Company and its Subsidiaries have established and maintained in all material respects adequate internal controls for compliance with their respective Government Contracts. All invoices and claims for payment, reimbursement or adjustment submitted by the Company and its Subsidiaries were current, accurate and complete in all material respects as of their respective submission dates. There are no outstanding, anticipated, or contemplated material claims or disputes in connection with any of the Company’s or any of its Subsidiaries’ Government Contracts. To the Knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits, with the exception of routine audits, by any Governmental Entity with regard to any of the Company’s or its Subsidiaries’ Government Contracts, nor has the Company nor any Subsidiary taken any action that would reasonably be expected to give rise to liability for fraud, false claims or overpayments.

(h) No Government Contract being performed by the Company or any Subsidiary as of the date of this Agreement has incurred or projects to incur material losses or cost overruns.

Section 3.26 Environmental Matters.

(a) The Company and its Subsidiaries are, and have been during the last three (3) years, in compliance in all material respects with all applicable Environmental Laws.

(b) Except for matters that have been resolved, the Company and its Subsidiaries have not received any written notice regarding any proceeding related to, violation of, or any liability (threatened, contingent or otherwise) under, any Environmental Law.

(c) There has been no release of any Hazardous Substances by the Company, its Subsidiaries or, to the Knowledge of the Company, by any other Person at, upon, into, or from the Leased Real Property or any other real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, in any case in a manner that would reasonably be expected to result in material liability or remedial obligations for the Company or any of its Subsidiaries under Environmental Law.

(d) The Company and its Subsidiaries have furnished to Parent all environmental audits, reports and other material environmental documents relating to the environmental condition of the Leased Real Property or any other real property currently or formerly owned, leased or operated by the Company, its Subsidiaries, its affiliates or predecessors, or relating to the compliance of the Company and its Subsidiaries with Environmental Law which are in their possession or under their reasonable control.

Section 3.27 No Other Representations or Warranties; No Reliance. The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 4 and in the Commitment Letter and the Limited Guarantee, none of Parent, Merger Sub or any other Person acting on behalf of Parent or Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to Parent, Merger Sub, their respective Affiliates or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company or any of its representatives by or on behalf of Parent or Merger Sub. The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 4 and in the Commitment Letter and the Limited Guarantee, none of Parent, Merger Sub nor any other Person acting on behalf of Parent or Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to Parent or Merger Sub.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in the corresponding sections or subsections of the disclosure schedules delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedules”) (it being acknowledged and hereby agreed that disclosure of any information in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Parent Disclosure Schedules to the extent that the relevance thereof is reasonably apparent on the face of such disclosure), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Qualification, Organization, Subsidiaries. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby prior to the End Date (a “Parent Material Adverse Effect”). Parent has delivered to the Company prior to the date of this Agreement a true, correct and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date of this Agreement, and neither Parent nor Merger Sub is in violation of its respective organizational documents.

Section 4.2 Authority; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate or similar power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The board of directors (or equivalent governing body) of Parent has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Equity Financing, and the board of directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (ii) authorized and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Merger Sub.

(b) Except for the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (which such adoption shall occur immediately following the execution of this Agreement and be delivered to the Company immediately following execution of this Agreement) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate or similar proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No vote of the equityholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent in order for Parent to consummate the transactions contemplated hereby.

(c) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.3 Consents and Approvals; No Violation.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub do not and will not require Parent, Merger Sub or any of their Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Certificate of Merger, (ii) compliance with the HSR Act, and (iii) compliance with any applicable requirements of any other Antitrust and Foreign Investment Laws set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules (the foregoing clauses (i) through (iii), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Assuming compliance with the matters referenced in Section 4.3(a) and receipt of the Parent Approvals and adoption of this Agreement by Parent as the sole stockholder of Merger Sub, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent, Merger Sub or any of their respective Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under any Contract, instrument, permit, concession, franchise, right or license binding on Parent, Merger Sub or any of their respective Subsidiaries, or (iv) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, other than in the case of clauses (ii), (iii) and (iv) above, any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Equity Financing.

(a) Parent and certain of its controlled Affiliates are a party to and has accepted a fully executed equity commitment letter, dated as of the date of this Agreement, between each Equity Investor and Parent (the “Commitment Letter”), pursuant to which, on the terms and subject to the conditions set forth therein, each Equity Investor has agreed to invest in Parent the amount set forth therein. The equity financing committed pursuant to the Commitment Letter is referred to in this Agreement as the “Equity Financing.” The Commitment Letter provides that the Company is an express third-party beneficiary of the Commitment Letter, and, subject to the terms and conditions set forth therein, entitled to enforce the Commitment Letter.

(b) As of the date hereof, Parent has delivered to the Company a true, correct and complete copy of the executed Commitment Letter.

(c) Except as expressly set forth in the Commitment Letter, there are no conditions precedent to the obligations of each Equity Investor to provide the Equity Financing contemplated to be funded on the Closing Date or any contingencies that would permit either Equity Investor to reduce the aggregate principal amount of the Equity Financing contemplated to be funded on the Closing Date. As of the date hereof, assuming the conditions set forth in Section 2.2(a) and Section 2.2(b) are satisfied, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in the Commitment Letter on or prior to the Closing Date, nor does Parent have knowledge as of the date hereof that either Equity Investor will not perform its obligations thereunder. There are no side letters, understandings or other agreements, contracts or arrangements of any kind relating to the Commitment Letter, except as set forth in the Commitment Letter.

(d) The Equity Financing, if funded in accordance with the Commitment Letter, shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction on the Closing Date of all of Parent’s obligations under this Agreement and the Commitment Letter to be funded on the Closing Date, including the payment of the Merger Consideration payable on the Closing Date, and any fees and expenses of or payable by Parent or Merger Sub or Parent’s other Affiliates, and for any repayment or refinancing of any outstanding indebtedness of the Company and/or its Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Commitment Letter (such amounts, collectively, the “Financing Amounts”). From and after the Closing Date, Parent, together with the Surviving Corporation, will have sufficient cash on hand or other sources of immediately available funds to enable it to settle conversions or effect repurchases or repayments of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture.

(e) As of the date hereof, the Commitment Letter constitutes the legal, valid, binding and enforceable obligations of Parent and its applicable Affiliates and, to the Knowledge of Parent, any other parties thereto and are in full force and effect. To the Knowledge of Parent, as of the date hereof and assuming the accuracy of the representations and warranties in ARTICLE 3 (subject to all qualifications or limitations on such representations and warranties), no event has occurred which (with or without notice, lapse of time or both) would constitute a breach or failure to satisfy a condition by Parent under the terms and conditions of the Commitment Letter. As of the date hereof, the Commitment Letter has not been modified, amended or altered and none of the respective commitments thereunder have been terminated, reduced, withdrawn or rescinded in any respect and, to the Knowledge of Parent, assuming the conditions set forth in Section 2.2(a) and Section 2.2(b) are satisfied, there is no basis for termination, reduction, withdrawal or rescission thereof.

(f) In no event shall the receipt or availability of any funds or financing (including the Equity Financing) by Parent or any of its Affiliates or any other financing be a condition to any of Parent’s obligations under this Agreement.

Section 4.5 Limited Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the limited guarantee addressed to the Company from each Equity Investor guaranteeing certain of the payment obligations of Parent and Merger Sub under this Agreement on the terms set forth therein (the “Limited Guarantee”). As of the date hereof, the Limited Guarantee is valid and in full force and effect and constitutes the legal, valid and binding obligation of each Equity Investor, enforceable in accordance with its terms (subject to the Enforceability Exceptions). As of the date hereof, neither Equity Investor is in default or breach under the terms and conditions of the Limited Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under the terms and conditions of the Limited Guarantee. Each Equity Investor has, and at all times will have, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Limited Guarantee.

Section 4.6 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person may acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.7 Investigations; Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no investigation or review pending or, to the Knowledge of Parent, threatened by any Governmental Entity with respect to Parent, Merger Sub or any of their respective Affiliates; and (b) there are no Actions pending or, to the Knowledge of Parent, threatened against or affecting Parent, Merger Sub or any of their respective Subsidiaries or any of their respective assets or properties at law or in equity, and there are no Orders of any Governmental Entity against or affecting Parent, Merger Sub or any of their respective Subsidiaries or any of their respective assets or properties.

Section 4.8 Proxy Statement; Other Information. None of the information supplied by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement (the “Parent Information”) will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.9 Finders or Brokers. Except as set forth on Section 4.9 of the Parent Disclosure Schedules, neither Parent nor any Subsidiary of Parent (including Merger Sub) has employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission from the Company or any of its Subsidiaries in connection with or on consummation of the Merger or the other transactions contemplated hereby.

Section 4.10 Certain Arrangements. As of the date of this Agreement, except for the Voting Agreements, there are no Contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or Merger Sub, each Equity Investor or any of their Affiliates, on the one hand, and any beneficial owner of outstanding shares of Company Common Stock, any member of the Company’s or its Subsidiaries’ management or board, or any other Affiliate of the Company or its Subsidiaries, on the other hand, relating in any way to the Company, its Subsidiaries or their respective Affiliates, the transactions contemplated by this Agreement or to the operations of the Surviving Corporation or any of its Subsidiaries or Affiliates after the Effective Time.

Section 4.11 Foreign Person. Neither Parent nor Merger Sub is a foreign person within the meaning of title 31 of the Code of Federal Regulations part 800 section 800.224. The transactions contemplated by this Agreement will not (i) constitute an investment, direct or indirect, by a “foreign person,” as defined at 31 C.F.R. § 800.224, that affords the foreign person any access, rights, or involvement in the Company, as described at 31 C.F.R. § 800.211(b), (ii) result in any “foreign person,” as defined at 31 C.F.R. § 800.224, gaining control, as defined at 31 C.F.R. § 800.208, of the Company, or (iii) otherwise constitute a “covered transaction,” as defined at 31 C.F.R. § 800.213.

Section 4.12 Ownership of Common Stock. None of Parent, Merger Sub, either Equity Investor or any of their respective Subsidiaries or Affiliates, or respective directors or officers, beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub, either Equity Investor or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Company Common Stock, except pursuant to this Agreement. None of Parent, Merger Sub, either Equity Investor or any of their “affiliates” or “associates” is, or at any time during the three (3) year period prior to the date of this Agreement been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.13 Solvency.

(a) Assuming (i) the satisfaction of the conditions set forth in Section 2.2 and (ii) the accuracy of the representations and warranties in ARTICLE 3 (subject to all qualifications or limitations on such representations and warranties), immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the Equity Financing):

(i) the Fair Value of the assets of Parent and its Subsidiaries, including the Surviving Corporation and its Subsidiaries, on a consolidated basis, shall be greater than the total amount of Parent’s and its Subsidiaries’, including the Surviving Corporation and its Subsidiaries, liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), on a consolidated basis;

(ii) Parent and its Subsidiaries, including the Surviving Corporation and its Subsidiaries, on a consolidated basis, shall be able to pay their debts and obligations in the ordinary course of business as they become due on a non-accelerated basis;

(iii) Parent and its Subsidiaries, including the Surviving Corporation and its Subsidiaries, on a consolidated basis, shall not have unreasonably small capital for the operation of the businesses in which they are engaged or proposed to be engaged thereafter; and

(iv) For the purposes of this Section 4.13, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries, including the Surviving Corporation and its Subsidiaries, would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the transactions contemplated hereby (or any series of related transactions or any other transactions in close proximity with the transactions contemplated hereby) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.

Section 4.14 No Other Representations or Warranties; No Reliance. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 3 and in any other document, agreement or instrument delivered by the Company pursuant to this Agreement, none of the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company, its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, Merger Sub or any of their respective representatives by or on behalf of the Company or any of its Subsidiaries. Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 3 and in any other document, agreement or instrument delivered by the Company pursuant to this Agreement, neither the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company.

ARTICLE 5

INTERIM OPERATION OF BUSINESS

Section 5.1 Conduct of Company Business During Pendency of Merger.

(a) From and after the date of this Agreement and prior to earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1 (the “Termination Date”), except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent, (iii) as may be expressly contemplated, required or permitted by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedules, the Company shall, and shall cause its Subsidiaries to, (A) conduct their respective business in all material respects in the ordinary course of business and (B) use its reasonable efforts to (I) preserve intact its business organization, (II) retain its officers and key employees, (III) maintain existing business relationships, including relationships with Material Customers and Material Vendors, and (IV) comply in all material respects with applicable Law; provided, however, that no action taken by the Company or its Subsidiaries that is expressly permitted by any provision of Section 5.1(b) (including any qualification or exception to any of the restrictions set forth in Section 5.1(b)) shall be deemed to be a breach of this Section 5.1(a).

(b) From and after the date of this Agreement and prior to the earlier of the Effective Time and the Termination Date, except (w) as may be required by applicable Law, (x) as may be consented to in writing or by electronic transmission by Parent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Sections 5.1(b)(iii), 5.1(b)(iv), 5.1(b)(v), 5.1(b)(x), 5.1(b)(xi), 5.1(b)(xii), 5.1(b)(xiii), 5.1(b)(xxii) and 5.1(b)(xxvii) (as it relates to Sections 5.1(b)(iii), 5.1(b)(iv), 5.1(b)(v), 5.1(b)(x), 5.1(b)(xi), 5.1(b)(xii), 5.1(b)(xiii) and 5.1(b)(xxii))), (y) as may be expressly contemplated, required or permitted by this Agreement or (z) as set forth in Section 5.1 of the Company Disclosure Schedules, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) declare, authorize, set aside or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), or enter into any agreement with respect to the voting of any such capital stock, except dividends and distributions paid by Subsidiaries of the Company to the Company or to any of the Company’s other wholly-owned Subsidiaries;

(ii) adjust, split, subdivide, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interest, except as may be permitted by Section 5.1(b)(vii), and except for any such transaction by a wholly-owned Subsidiary of the Company that remains a wholly-owned Subsidiary after consummation of such transaction;

(iii) except as required under the existing terms of a Company Benefit Plan (set forth on Section 3.11(a) of the Company Disclosure Schedules), (A) increase or decrease the compensation or other benefits payable or provided to Specified Employees, (B) enter into any employment, consulting, change of control, severance or retention agreement or other compensation or benefit agreement with any current or former Specified Employee, (C) increase or grant any new change of control, severance, retention, pension or other cash, equity or equity-based compensation or benefits in respect of, or accelerate the funding, vesting or payment of any compensation or benefit for, any employees, officers, directors, or independent contractors of the Company or any of its Subsidiaries, or (D) enter into, adopt, materially amend, terminate or materially increase the coverage or benefits available under any Company Benefit Plan (or other compensation or benefit plan, program, policy, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement) other than in the ordinary course of business;

(iv) hire, engage, or terminate the employment, engagement or services of any Specified Employee, other than a termination for cause or due to permanent disability;

(v) change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, in each case, in any material respect and except as required by GAAP or SEC rule or policy;

(vi) (A) adopt any amendments to the Company’s or any of its Subsidiaries’ certificate of incorporation or bylaws or any other similar organizational or governance document other than immaterial amendments to such organizational or governance documents of the Company’s Subsidiaries or (B) adopt any rights plan, “poison pill” or similar agreement with respect to any equity securities of the Company;

(vii) except for transactions among the Company and its Subsidiaries or among the Company’s wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership or equity or equity-based interests in the Company or any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests (including warrants) or take any action to cause to be vested any otherwise unvested Company Equity Award or Warrant (except as otherwise expressly provided by the terms of this Agreement or required by the express terms of any such Company Equity Award or Warrant or Convertible Notes, as appliable, outstanding on the date of this Agreement and made available to Parent), other than (A) issuances of shares of Company Common Stock in respect of any exercise of or settlement of Company Equity Awards or Warrants in accordance with the terms of such Company Equity Award or Warrant, as applicable, outstanding on the date of this Agreement or as may be granted after the date of this Agreement as set forth on Section 5.1(b)(iii) of the Company Disclosure Schedules, and (B) as required by the existing terms of Company Benefit Plans or agreements in effect prior to the execution of this Agreement (or refinancings thereof permitted pursuant to Section 5.1(b)(ix)(D)) and set forth on Section 5.1(b)(vii)(C) of the Company Disclosure Schedules;

(viii) except for transactions solely among the Company and its wholly-owned Subsidiaries or solely among the Company’s wholly-owned Subsidiaries, purchase, repurchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares of Company Common Stock from a holder of Company Equity Awards, Warrants or Convertible Notes, as applicable, upon the vesting, settlement or sale thereof in satisfaction of withholding obligations or in payment of the exercise price in accordance with the terms of such Company Equity Award, Warrant or Convertible Notes, as applicable;

(ix) (A) incur or assume any indebtedness or issue any debt securities, except for (I) any indebtedness solely among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (II) indebtedness incurred under a revolving facility in the ordinary course of business for working capital purposes in accordance with the Existing Credit Agreement not to exceed $1,000,000 in the aggregate, and (III) indebtedness other than the Existing Credit Agreement and Other Existing Debt incurred by the Company or any of its Subsidiaries pursuant to credit cards utilized, or other short-term debt incurred, by the Company or any of its Subsidiaries in the ordinary course of business for working capital purposes and not to exceed $1,000,000 in the aggregate; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other Person, except with respect to obligations of the Company or any of the Company’s wholly-owned Subsidiaries; (C) redeem, pay, discharge or satisfy any indebtedness that has a repayment cost, “make whole” amount, prepayment or other similar obligation or (D) (I) cancel the Existing Credit Agreement and the Other Existing Debt or (II) amend or otherwise modify the terms of the Existing Credit Agreement, Other Existing Debt or any agreement relating thereto other than as directed by Parent in accordance with the terms of Section 7.5 or as otherwise agreed in writing by Parent;

(x) sell, assign, lease, license, transfer, convey, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any portion of its material properties or assets, including the capital stock of its Subsidiaries, in each case in excess of $500,000 individually or $1,000,000 in the aggregate, and except (A) Liens pursuant to indebtedness permitted pursuant to Section 5.1(b)(ix)(A)(III), and (B) transactions solely among the Company and its Subsidiaries or solely among the Company’s Subsidiaries;

(xi) except for non-exclusive licenses to customers in the ordinary course of business, sell, assign, lease, license, transfer, abandon, allow to lapse, convey, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any material Intellectual Property;

(xii) (A) terminate, modify, amend, pledge or waive or fail to exercise, or allow to lapse, any material rights or any renewal or extension option under any Company Material Contract, in a manner that is adverse to the Company and its Subsidiaries, taken as a whole (provided that any of the foregoing actions with respect to a Note Repurchase Agreement shall be deemed adverse to the Company and its Subsidiaries), (B) materially increase the rate of purchasing services from any Material Vendor, (C) enter into any Contract or Lease that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, other than in the ordinary course of business, or (D) enter into any Contract or Lease that contains (I) any provisions restricting the Company or any of its Subsidiaries or Affiliates

from competing or engaging in any material respect in any activity or line of business or with any Person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging, or which, pursuant to its terms, would reasonably be expected to have such effect after the Closing solely as a result of the consummation of the transactions contemplated hereby or (II) a change in control or similar provision that pursuant to its terms would require a payment to the other party or parties thereto in connection with the transactions contemplated hereby;

(xiii) institute, settle, pay, discharge, compromise or satisfy (or agree to do any of the preceding with respect to) any Action, other than any Action that involves only the payment of monetary damages not in excess of $500,000 individually or $1,000,000 in the aggregate;

(xiv) incur, make or authorize any capital expenditures in excess of $500,000 in the aggregate;

(xv) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except for the transactions contemplated hereby, the dissolution of any inactive Subsidiary of the Company or any reorganization solely between or among any of the Company’s wholly-owned Subsidiaries;

(xvi) (A) make, revoke or change any material Tax election, except for elections made in the ordinary course of business or consistent with the past practices of the Company and its Subsidiaries or as required by applicable Law, or make or change any material method of accounting for Tax purposes, (B) surrender any claim for a refund of a material amount of Taxes, (C) enter into any closing agreement with respect to material Taxes, (D) file an amended material Tax Return, (E) settle or compromise any material amount of Tax Liability or any audit or proceeding relating to a material amount of Taxes, (F) request or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment in respect of material amount of Taxes (other than pursuant to customary automatic extensions of the due date to file a Tax Return obtained in the ordinary course of business), or (G) knowingly fail to pay any material amount of Tax that becomes due and payable (including estimated Tax payments);

(xvii) make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or material assets or division thereof, in each case, except for (A) purchases of inventory and supplies in the ordinary course of business or (B) any capital expenditures that are permitted under Section 5.1(b)(xiv));

(xviii) recognize any Union as the representative of any of the employees of the Company or any of its Subsidiaries or negotiate, amend, extend, or enter into any Collective Bargaining Agreement or similar agreement with any Union;

(xix) implement or announce any employee layoffs, reductions in force, furloughs, temporary layoffs, salary or wage reductions or other such actions that could reasonably be expected to implicate notification requirements pursuant to the WARN Act;

(xx) engage in any transaction with, or enter into any Contract with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(xxi) make any loans or advances to any other Person, except for (A) extensions of credit to customers in the ordinary course of business; (B) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance with the Company’s policies related thereto as in effect on the date hereof; (C) loans, advances or capital contributions to, or investments in, direct or indirect wholly-owned Subsidiaries of the Company, or (D) prepayments and deposits paid to suppliers of the Company or any of its Subsidiaries in the ordinary course of business;

(xxii) purchase any real property or portion thereof or interest therein;

(xxiii) enter into any new line of business;

(xxiv) other than in the ordinary course of business, materially reduce the amount of insurance coverage under existing insurance policies or fail to renew or replace any material existing insurance policies;

(xxv) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(xxvi) amend or otherwise modify the terms of any Warrant (including any change to the exercise price of any Warrant or the treatment of any Warrant in connection with the Merger or the other transactions contemplated hereby); or

(xxvii) agree, in writing or otherwise, to take any of the foregoing actions.

(c) Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall prevent the Company or its Subsidiaries from taking or failing to take any action that would otherwise be prohibited by Section 5.1(a) to the extent required to establish any policy, procedure or protocol in response to COVID-19 or any COVID-19 Measures so long as, in each case, the Company or its applicable Subsidiary consults in good faith with Parent prior to taking or failing to take such action required by applicable Law.

(d) Nothing contained in this Section 5.1 or elsewhere in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in Section 5.1(a) and Section 5.1(b), the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

Section 5.2 Conduct of Business of Parent and Merger Sub. From the date of this Agreement until the earlier of (a) the Termination Date and (b) the expiration or termination of the waiting period under the HSR Act applicable to the Merger and the receipt of the Consents (or expiration of applicable waiting periods) of the Governmental Entities set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules, Parent and Merger Sub shall not, and shall cause their Subsidiaries and Affiliates not to, acquire or agree to acquire by merger or consolidation with, or by purchasing a material portion of the assets of or equity in, any Person (a “Specified Acquisition”), if the entering into a definitive agreement with respect to or the consummation of a Specified Acquisition would reasonably be expected to (i) prevent or prohibit the obtaining of the expiration or termination of the waiting period under the HSR Act applicable to the Merger and the receipt of Consents (or expiration of applicable waiting periods) of the Governmental Entities set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules, or (ii) materially increase the risk of any Governmental Entity entering an Order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated hereby.

Section 5.3 No Actions Causing Delays. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their respective Subsidiaries and, in the case of Parent and Merger Sub, their HSR Affiliates, not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing.

ARTICLE 6

NO SOLICITATION

Section 6.1 No Solicitation; Alternative Acquisition Proposals.

(a) Except as expressly permitted by this Section 6.1, commencing on the date hereof and continuing until the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use its reasonable best efforts to cause their respective other Representatives not to, directly or indirectly, (i) solicit, initiate, induce, knowingly encourage or knowingly facilitate the making or submission of any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal with, or furnish any nonpublic information relating to the Company or its Subsidiaries to, any Person (other than Parent, Merger Sub or their respective Representatives) relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an Alternative Acquisition Proposal (except, in each case, to notify such Person as to the existence of the provisions of this Section 6.1), or afford any Person (other than Parent, Merger Sub or their respective Representatives) access to the businesses, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries for the purpose of encouraging, inducing or facilitating or otherwise relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an Alternative Acquisition Proposal, (iii) approve, endorse or recommend any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, or (iv) enter into any letter of intent, agreement in principle, memorandum of understanding, or other acquisition agreement, merger agreement or similar agreement with respect to any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal (except for an Acceptable Confidentiality Agreement permitted hereunder). Except as expressly permitted by this Section 6.1, commencing on the date hereof and continuing until the earlier of the Effective Time and the Termination Date, the Company will, and will cause its Subsidiaries and its and their respective officers and directors to, and shall use its reasonable best efforts to cause its other Representatives to, (A) immediately following the execution of this Agreement, cease and cause to be terminated any solicitations, discussions or negotiations with any Person and its Representatives (other than Parent, Merger Sub and their respective Representatives) relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, (B) immediately following the execution of this Agreement, cease providing any information with respect to the Company or its Subsidiaries to any Person or its Representatives relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal and (C) promptly (but in no event later than forty-eight (48) hours following the execution of this Agreement) terminate all access granted to any Person and its Representatives (other than Parent, Merger Sub and their respective Representatives) to any physical or electronic data room (or any other diligence access), and request that each Person (other than Parent and Merger Sub) that has executed a confidentiality agreement in connection with its consideration of any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, return or destroy all confidential information regarding the Company and its Subsidiaries in accordance with the applicable confidentiality agreement. Commencing on the date hereof and continuing until the earlier of the Effective Time and the Termination Date, the Company shall enforce to the fullest extent permitted under applicable Law, and will not waive, release, terminate, assign or modify any standstill provision or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board; provided, that the Company may waive a standstill or similar agreement solely to the extent necessary to allow for an Alternative Acquisition Proposal to be made to the Company Board in a confidential manner so long as (I) the Company notifies Parent thereof (including the circumstances related thereto and the identify of such counterparty) concurrently with granting any such waiver and (II) the Company Board has determined in good faith, after consultation with its outside counsel, that the failure to take such action (x) would prohibit the counterparty from making an Alternative Acquisition Proposal to the Company Board and (y) would be inconsistent with directors’ fiduciary duties to the stockholders of the Company under Delaware Law.

(b) Notwithstanding anything in Section 6.1(a) to the contrary, at any time prior to the receipt of the Company Stockholder Approval, if the Company receives a bona fide written Alternative Acquisition Proposal from a third party that was not solicited or received in response to, or as a result of, a breach of Section 6.1(a), (i) the Company and its Representatives may contact the third party making such Alternative Acquisition Proposal solely to clarify the terms and conditions thereof, and (ii) if the Company Board determines in good faith, after consultation with outside legal and financial advisors, that such Alternative Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by clause (A) or clause (B) of this Section 6.1(b) would be inconsistent with directors’ fiduciary duties under Delaware Law, then the Company may: (A) engage in discussions or negotiations with such third party (including its Representatives and potential equity and debt financing sources) with respect to such Alternative Acquisition Proposal, and (B) furnish nonpublic information to such third party making such Alternative Acquisition Proposal (and its Representatives and potential equity and debt financing sources) if, prior to so furnishing such information, the third party has executed an Acceptable Confidentiality Agreement with the Company; provided, that the Company provides to Parent and Merger Sub (and their respective Representatives) any information or data that is provided to such third party that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such third party (and, for the avoidance of doubt, in any event within twenty-four (24) hours).

(c) Notwithstanding anything herein to the contrary, the Company agrees that any violation of the restrictions set forth in this ARTICLE 6 by any of the Company’s or its Subsidiaries’ Representatives shall be deemed to be a breach of this Agreement by the Company. The Company will not authorize, direct or knowingly permit any Representative of the Company or its Subsidiaries to breach this ARTICLE 6, and, upon becoming aware of any breach or threatened breach of this ARTICLE 6 by a Representative of the Company, the Company shall use its reasonable best efforts to stop such breach or threatened breach.

Section 6.2 Notices. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing (including, for this purposes, via electronic mail) of any offer, proposal, inquiry or request that constitutes, or could reasonably be expected to result in or lead to, an Alternative Acquisition Proposal received by the Company or any of its Affiliates or their respective Representatives which shall identify the material terms and conditions thereof, and the Person or group of Persons making such offer, proposal inquiry or request and include true, correct and complete (unredacted) copies of all documents and other written materials containing any substantive terms relating to such offer, proposal inquiry or request (including any letter of intent, term sheet or draft or definitive agreement). The Company shall keep Parent fully informed on a prompt (and in any event within twenty-four (24) hours) basis of the status or material developments (including all amendments or proposed amendments, whether or not in writing) with respect to, or any material change to the terms of, any such offer, proposal, inquiry or request that constitutes, or could reasonably be expected to result in or lead to, an Alternative Acquisition Proposal (it being understood that any change to the financial terms of such offer, proposal, inquiry or request shall be deemed a material change), including by promptly (and in any event within twenty-four (24) hours) providing true, correct and complete copies of any letter of intent, term sheet, draft or definitive agreement or additional written materials containing any substantive terms relating to such offer, proposal inquiry or request received by the Company, any of its Affiliates or any of their respective Representatives with respect to such offer, proposal, inquiry or request (provided that the Company may provide Parent a redacted copy of any debt commitment fee letter, to the extent unredacted copies thereof are not made available to the Company). Without limiting the parties’ rights and obligations under Section 7.3(e), it is understood and agreed that any contacts, disclosures, discussions or negotiations expressly permitted under Section 6.1(b) and undertaken in compliance with Section 6.1(a) and Section 6.1(b), shall not (in and of itself) constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement.

ARTICLE 7

COVENANTS AND AGREEMENTS

Section 7.1 General Efforts to Complete Merger. Subject to the terms and conditions set forth in this Agreement, each of the Parties hereto shall use their reasonable best efforts to take (or cause to be taken) all actions, and promptly do (or cause to be done) and assist and cooperate with the other Party or Parties in doing (or causing to be done) all things, in each case that are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as reasonably practicable after the date of this Agreement (subject to the terms of this Agreement) and in any event prior to the End Date, including using reasonable best efforts for (a) delivering all required notices or the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”) as set forth on Section 2.2(a)(ii) of the Company Disclosure Schedules, (b) obtaining all Consents from third parties that may be necessary, advisable or reasonably requested by Parent to consummate the Merger and other transactions contemplated by this Agreement, (c) defending of any lawsuits or other legal proceedings through the End Date, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (d) executing and delivering any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its Subsidiaries or Parent or any of its Subsidiaries be required to pay (and without the consent of Parent, none of the Company nor any of its Subsidiaries shall pay or agree to pay) prior to the Effective Time any fee, penalty or other consideration to any third party for any Consent required for or triggered by executing this Agreement or the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise; provided, further, that this Section 7.1 shall not apply to Company Approvals and Parent Approvals from any Governmental Entities, which is subject to Section 7.2, and nothing in this Section 7.1 shall modify or supersede any of the obligations, limitations or restrictions set forth in Section 7.2. For purposes of clarity, Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement, including, but not limited to, immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a written consent adopting this Agreement in accordance with the DGCL.

Section 7.2 Governmental Approvals.

(a) Subject to the terms and conditions herein provided, the Company and its Subsidiaries and Parent and its Subsidiaries (including Merger Sub) shall (i) promptly, but in no event later than fifteen (15) Business Days after the date of this Agreement, file any and all required notification and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and take all other actions necessary to cause the expiration or termination of any applicable waiting periods under the HSR Act as soon as practicable after the date of this Agreement, (ii) as soon as practicable after the date hereof file any and all notification and report forms required under other applicable Antitrust and Foreign Investment Laws with respect to the Merger and the other transactions contemplated by this Agreement, and take all other actions necessary to obtain clearances or approvals or cause the expiration or termination of any applicable waiting periods under applicable Antitrust and Foreign Investment Laws as soon as practicable after the date of this Agreement, (iii) cooperate with each other in promptly making all such filings and timely obtaining all such Consents, (iv) promptly make an appropriate response to any request by a Governmental Entity for any additional information or documents pursuant to any Law, and (v) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, or any other Governmental Entity or other Person may assert under any Law (including in connection with the Company Approvals and Parent Approvals) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable after the date of this Agreement; provided, however, that none of the Company, Parent, Merger Sub or any of their respective Affiliates shall be required to (and the Company and its Subsidiaries shall not, without the prior written consent of Parent) (A) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of any Person, including Parent and Merger Sub (and their respective Affiliates), on the one hand, and the Company and its Subsidiaries, on the other hand; or (B) take (or refrain from taking) any other action or accept or otherwise agree to any other restrictions on the activities of any Person, including Parent and Merger Sub (and their respective Affiliates), on the one hand, and the Company and its Subsidiaries, on the other hand, if such action or restriction that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, properties, assets, operations or financial condition of the Company and its Subsidiaries, or Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries after Closing), taken as a whole, following the Merger. In the event that any information in the filings submitted pursuant to this Section 7.2 or any such supplemental information furnished in connection therewith is deemed confidential by either Party, the Parties shall maintain the confidentiality of the same, and the Parties shall seek authorization from the applicable Governmental Entity to withhold such information from public view. Except as expressly contemplated by the Commitment Letter, nothing in this Section or any other provision of this Agreement shall require any investment funds or investment vehicles affiliated with, or managed, or advised by entities affiliated with the Parent, to agree or otherwise be required to take any action (it being understood that nothing in the Commitment Letter requires any investment funds or investment vehicles affiliated with, or managed, or advised by entities affiliated with the Parent to agree to or otherwise take any action with respect to the Parent’s and its Subsidiaries’ obligations under Section 7.2).

(b) The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 7.2, and, subject to applicable legal limitations and the instructions of any Governmental Entity, the

Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed notifications or filings and any written communications or submissions; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements and (iii) as necessary to address reasonable privilege or confidentiality concerns. The Company agrees not to participate in any meeting or discussion, either in person or by telephone or videoconference, with any Governmental Entity in connection with the proposed transactions unless it consults with the Parent and Merger Sub in advance and, to the extent not prohibited by such Governmental Entity, gives the Parent and Merger Sub the opportunity to attend and participate.

(c) In furtherance and not in limitation of the other covenants of the parties contained in this Section 7.2, but subject to Section 7.2(a), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and, subject to Section 7.2(a), shall contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

Section 7.3 Company Stockholder Approval.

(a) The Company shall prepare and, within twenty five (25) Business Days after the date hereof, file with the SEC a preliminary Proxy Statement; provided, however, that the Company shall not be in breach of this Section 7.3(a) to the extent that any delay in filing the preliminary Proxy Statement is primarily caused by Parent or Merger Sub’s failure to comply with their obligations under this Section 7.3(a) in any material respects. The Parties shall use their respective commercially reasonable efforts to cooperate with each other in the preparation of the preliminary Proxy Statement and furnish all information concerning itself and its Affiliates that is required in connection with the preparation of the preliminary Proxy Statement. Subject to applicable Law, and notwithstanding anything in this Agreement to the contrary, prior to the filing of the preliminary Proxy Statement (or any amendment or supplement thereto), or any dissemination of the Proxy Statement (or any amendment or supplement thereto) to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review such document or response, and the Company shall consider in good faith any reasonable comments proposed by Parent. The Company shall respond promptly to any comments from the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (or any amendment or supplement thereto). The Company shall notify Parent promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the preliminary or final Proxy Statement (or any amendment or supplement thereto) or for additional information and shall supply Parent with true, correct and complete copies of all correspondence between the Company and any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the preliminary or final Proxy Statement (or any amendment or supplement thereto) or the transactions contemplated by this Agreement. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Company Stockholder Meeting (or any adjournment or postponement thereof) any information relating to Parent, Merger Sub or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent (solely with respect to the Parent Information or other information relating to Parent or its Affiliates, officers or directors) or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other Party or Parties hereto (as the case may be) and an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the resolution of any comments of the SEC or the staff of the SEC with respect to the preliminary Proxy Statement (which resolution will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement, the “Clearance Date”).

(b) Subject to the terms of Section 7.3(e), the Company shall take all action necessary in accordance with applicable Law, the rules and regulations of NASDAQ and the certificate of incorporation and bylaws of the Company to promptly set a record date for, duly give notice of, convene and following the mailing of the Proxy Statement hold a meeting of its stockholders as soon as reasonably practicable following the Clearance Date for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholder Meeting”); provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the fortieth (40th) day following the Clearance Date. Unless the Company shall have made a Change of Recommendation in accordance with Section 7.3(e) and Section 7.3(f), the Company shall include the Company Recommendation in the Proxy Statement and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Stockholder Meeting (including by soliciting proxies in favor of the adoption of this Agreement). Within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every two (2) weeks), the Company shall (in consultation with Parent) conduct a “broker search” and consult with Parent regarding the record date for the Company Stockholder Meeting prior to setting such date. Once established, the Company shall not change the record date for the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) or as otherwise required by applicable Law (including any requirement of Law in connection with any rescheduling, postponement or adjournment of the Company Stockholder Meeting that is permitted hereunder). The Company agrees that, unless this Agreement is terminated pursuant to Section 8.1, its obligations pursuant to this Section 7.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Alternative Acquisition Proposal or the making of a Change of Recommendation. The Company shall provide regular updates to Parent with respect to the proxy solicitation for the Company Stockholders Meeting (including interim results).

(c) The Company may adjourn or postpone the Company Stockholder Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, (iii) if the Company reasonably determines in good faith that the Company Stockholder Approval is unlikely to be obtained or (iv) with the prior written consent of Parent; provided, that, without Parent’s prior consent, the Company shall (x) not adjourn the Company Stockholder Meeting to a date that is more than fifteen (15) days past the originally scheduled date for each adjournment and (y) only be permitted to effect up to two (2) adjournments or postponements. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement and a proposal to approve an adjournment of the Company Stockholder Meeting, if such adjournment is permitted by this Agreement, shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

(d) Except as expressly permitted in Section 7.3(e) and Section 7.3(f), the Company Board shall not (i) withdraw, withhold or qualify (or amend or modify in any manner adverse to Parent or Merger Sub), or propose publicly to withdraw, withhold or qualify (or amend or modify in any manner adverse to Parent or Merger Sub), the Company Recommendation (it being understood that it shall be considered a modification adverse to Parent if (A) any Alternative Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (B) any Alternative Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within five (5) Business Days of such public announcement providing that the Company Board reaffirms the Company Recommendation, (ii) adopt, approve, endorse, recommend or declare advisable any Alternative Acquisition Proposal (or propose to adopt, approve, endorse, recommend or declare advisable any Alternative Acquisition Proposal), (iii) fail to publicly reaffirm the Company Recommendation within five (5) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation more than once with respect to any Alternative Acquisition Proposal unless such Alternative Acquisition Approval is subsequently publicly modified in any material respect, in which case, Parent may make such request once each time such a material modification is made), (iv) fail to recommend against any Alternative Acquisition Proposal that is a tender or exchange offer subject to Rule 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within the earlier of three (3) Business Days prior to the Company Stockholder Meeting and ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer or take any other action or make any other recommendation or public statement in connection with a tender offer, (v) fail to include the Company Recommendation in the Proxy Statement or (vi) resolve to effect or publicly announce an intention to effect any of the foregoing (any such action described in the foregoing clauses (i) through (vi), a “Change of Recommendation”).

(e) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may effect a Change of Recommendation and/or cause the Company to terminate this Agreement pursuant to Section 8.1(c)(iii) in response to a Superior Proposal received by the Company at any time after the date of this Agreement that has not been subsequently withdrawn; provided that (i) the Company Board shall have determined in good faith (after consultation with its outside legal and financial advisors) that such Alternative Acquisition Proposal constitutes a Superior Proposal and that the failure to effect a Change of Recommendation or cause the Company to terminate this Agreement pursuant to Section 8.1(c)(iii) in response thereto would reasonably be expected to be inconsistent with directors’ fiduciary duties under Delaware Law, (i) the Company shall have given Parent at least four (4) Business Days prior written notice (the “Board Recommendation Notice Period”) of the Company’s intention to effect a Change of Recommendation or terminate this Agreement in response to such Superior Proposal and the basis for its determinations described in the foregoing clause (i), which notice shall include a description of the terms and conditions of the Superior Proposal, the identity of the Person making the Superior Proposal and a true, correct and complete copy of any proposed agreement(s) relating to such Superior Proposal, (iii) the Company shall have complied in all material respects with its obligations pursuant to ARTICLE 6 and this Section 7.3, (iv) during the Board Recommendation Notice Period, to the extent Parent desires to negotiate, the Company and its Representatives shall have negotiated in good faith with Parent and its Representatives with respect to the terms and conditions of this Agreement or the Commitment Letter so that such Alternative Acquisition Proposal would cease to constitute a Superior Proposal, (v) following the Board Recommendation Notice Period, the Company Board (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement) shall have determined that such Alternative Acquisition Proposal continues to constitute a Superior Proposal and the failure of the Company Board to effect such a Change of Recommendation or to terminate this Agreement pursuant to Section 8.1(c)(iii) in response to such Superior Proposal would reasonably be expected to be inconsistent with directors’ fiduciary duties under Delaware Law and (vi) in the event of a termination of this Agreement in order to cause the Company to enter into a definitive agreement with respect to such Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c)(iii), including paying the Company Termination Fee. In the event of any material amendments or modifications to such Alternative Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 7.3(e) with respect to such new written notice (it being understood that the Board Recommendation Notice Period in respect of such new written notice will instead be equal to the longer of (x) two (2) Business Days and (y) the period remaining under the Board Recommendation Notice Period immediately prior to the delivery of such new written notice).

(f) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, other than in connection with a bona fide Alternative Acquisition Proposal (which shall be the subject of Section 6.1(b)), at any time prior to obtaining the Company Stockholder Approval, the Company Board may effect a Change of Recommendation in response to an Intervening Event if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under Delaware Law; provided, however, that (i) the Company shall have given Parent at least four (4) Business Days prior written notice (the “Intervening Event Notice Period”) of the Company’s intention to effect a Change of Recommendation in response to such Intervening Event and the basis for its determination that the failure of the Company Board to take such action would reasonably be expected to be inconsistent with directors’ fiduciary duties under Delaware Law, which shall include a description in reasonable detail of the applicable Intervening Event, and (ii) during the Intervening Event Notice Period, to the extent that Parent desires to so meet and negotiate, the Company and its Representative shall have negotiated in good faith with Parent and its Representatives during the Intervening Event Notice Period to discuss the Intervening Event and any adjustments or revisions to the terms and conditions of this Agreement of this Agreement proposed by Parent in response thereto to obviate the need to effect a Change of Recommendation, and following the Intervening Event Notice Period, the Company Board, after consultation with the Company’s outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement, shall have again determined that the failure of the Company Board to make such a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with directors’ fiduciary duties under Delaware Law; provided, further, that each time any material amendment or modification to the Intervening Event occurs, the Company shall notify Parent of such amendment or modification in writing and the Intervening Event Notice Period shall instead be equal to the longer of (x) two (2) Business Days and (y) the time period remaining under the Intervening Event Notice Period immediately prior to the delivery of the notice of amendment or modification.

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or rules and policies of NASDAQ, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such disclosure would reasonably be expected to be inconsistent with the exercise of the directors’ fiduciary duties under Delaware Law; provided, however, that (A) any such statement or disclosure pursuant to this Section 7.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board and the rights of Parent under this Section 7.3, and (B) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect a Change of Recommendation other than in accordance with Section 7.3(e) and Section 7.3(f); provided, further that any such statement or disclosure (other than a “stop, look and listen” communication pursuant to Rule 14d-9 under the Exchange Act) shall be deemed a Change of Recommendation unless the Company Board expressly reaffirms the Company Recommendation in such disclosure and expressly rejects any applicable Alternative Acquisition Proposal.

Section 7.4 Parent Financing.

(a) In the event that all conditions contained in the Commitment Letter (other than those conditions that by their nature are to be satisfied at Closing) have been satisfied, Parent shall cause each Equity Investor to comply with its obligations under the Commitment Letter, including to fund the Equity Financing on the Closing Date, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby.

(b) Parent shall not without the prior written consent of the Company permit any amendment or modification to, or any waiver of any provision or remedy under, the Commitment Letter if such amendment, modification, waiver or remedy: (i) adversely affects the ability of Parent to enforce its respective rights against other parties to the Commitment Letter as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its respective rights against the other parties to the Commitment Letter as in effect on the date of this Agreement or (ii) otherwise would reasonably be expected to materially hinder, delay or prevent the Closing. Parent shall promptly deliver to the Company true, correct and complete copies of any written amendment, modification, waiver or replacement relating to the Equity Financing promptly upon execution thereof.

(c) Parent shall provide the Company with prompt written notice of any material breach, default, termination, cancellation or repudiation by any party to the Commitment Letter relating to the Equity Financing contemplated to be funded on Closing of which it becomes aware. The foregoing notwithstanding, compliance by Parent with this Section 7.4 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Equity Financing is available.

(d) Parent may take, or cause to be taken, certain actions, and do, or cause to be done, certain things necessary, proper or advisable to arrange and consummate debt financing in connection with the transactions contemplated hereby (the “Debt Financing”), including, if applicable, negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”). Parent shall promptly deliver to the Company true, correct and complete copies of any Definitive Agreements relating to any Debt Financing promptly upon execution thereof. The foregoing notwithstanding, the Debt Financing is not a condition to Parent’s or Merger Sub’s obligations under, and shall not relieve either Parent or Merger Sub of its obligations to consummate the transactions contemplated by this Agreement, whether or not any Debt Financing is available and, even if Definitive Agreements are entered into by Parent, whether or not the Debt Financing contemplated by such Definitive Agreements, is funded.

(e) From and after the date of this Agreement and prior to the Closing Date, to the extent Parent seeks Debt Financing (except with respect to Section 7.4(e)(iv), with respect to which the Company shall use its reasonable best efforts to provide regardless of whether any such Debt Financing is sought), the Company shall use its reasonable best efforts, and shall cause its Subsidiaries (and their respective Representatives) to use reasonable best efforts, to provide customary cooperation to Parent and Merger Sub, in each case, at Parent’s sole cost and expense, as is customary any such Debt Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Affiliates or cause the Company to not be able to comply with its obligation in Section 7.3(a) of this Agreement), including using reasonable best efforts to:

(i) furnish Parent any pertinent financial and other information with respect to the Company that is customarily required for completion of any such Debt Financing, including, but not limited to, the Required Financial Information;

(ii) participate in a reasonable and limited number of investor and lender meetings (including one-on-one meetings and calls that are requested in advance with or by any parties acting as lead arrangers or agents for, and prospective lenders of, any Debt Financing), presentations, and due diligence sessions at reasonable times and with reasonable advance notice (which meetings, presentations and due diligence sessions may be virtual);

(iii) provide reasonable and customary assistance to Parent and the Debt Financing Sources in the preparation of customary offering documents, lender presentations, private placement memoranda, bank information memoranda, syndication memoranda, and ratings agency presentations to obtain reasonable and customary corporate and facilities credit ratings (including providing customary authorization and representation letters authorizing the distribution of information relating to the Company and its Subsidiaries to prospective lenders or investors and containing representations with respect to the presence of or absence of material non-public information relating to the Company and its Subsidiaries and the accuracy of the information relating to the Company and its Subsidiaries contained therein) for the Debt Financing;

(iv) so long as requested by Parent at least six (6) days prior to the Closing Date, provide at least four (4) days prior to the Closing Date, all documentation and other information relating to the Company or any of its Subsidiaries required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act;

(v) assist in the preparation of, and executing and delivering at Closing, Definitive Agreements (including schedules thereto), including guarantee and collateral documents and instruments as may be reasonably requested by Parent, customary closing certificates, a customary solvency certificate, perfection certificates and other customary documents and instruments as may be reasonably requested by Parent in writing and, in each case, necessary and customary as may be required by such Debt Financing; provided, that the effectiveness of any documentation executed by the Company or any of its Subsidiaries shall be subject to the occurrence of the Closing;

(vi) taking reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing; and

(vii) cooperating in satisfying the conditions precedent set forth in any Definitive Agreement relating to the Debt Financing to the extent satisfaction of such condition requires the cooperation of, or is within the control of, the Company and its Subsidiaries.

(f) The foregoing notwithstanding, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 7.4 that would: (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing, except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing, (ii) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, that is not contingent upon the Closing or that would be effective prior to the Closing (other than the execution of customary authorization letters and representation letters referenced above), (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee (unless Parent has advanced to the Company the funds required to pay such commitment or other similar fee) or incur any other expense, liability or obligation in connection with the Debt Financing prior to the Closing (unless promptly reimbursed by Parent), (iv) cause any director, officer, employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (v) conflict with any Laws, (vi) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Company Material Contract to which the Company or any of its Affiliates is a party (other than any Company Material Contract entered into for purposes of evading this covenant), (vii) provide access to or disclose information that the Company or any of its Affiliates reasonably determines would jeopardize any attorney-client privilege, or (viii) require the Company to prepare any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice. Nothing contained in this Section 7.4 or otherwise shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Parent shall promptly reimburse the Company or any of its Affiliates for all reasonable and documented out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation and shall indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent or its Representatives pursuant to this Section 7.4 and any information used in connection therewith (other than any information provided by the Company and its Subsidiaries for use in connection therewith), except with respect to any losses suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by the Company or any of its Subsidiaries.

(g) The Parties hereto acknowledge and agree that the provisions contained in this Section 7.4 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the Equity Financing or the arrangement of any Debt Financing to be obtained by Parent with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or the Equity Commitment Letter shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Equity Financing or any Debt Financing) by Parent or any of its Affiliates or any other financing be a condition to any of Parent’s obligations under this Agreement.

(h) All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent, Merger Sub or their respective Representatives pursuant to this Section 7.4 shall be kept confidential in accordance with the Confidentiality Agreement; provided, however, that Parent shall be permitted to disclose information as necessary and consistent with customary practices in connection with the Equity Financing or any Debt Financing subject to such Person agreeing to be bound by the Confidentiality Agreement as if it were a party thereto or such Person otherwise being subject to other customary confidentiality arrangements.

(i) The Company hereby consents to the use of the logos of the Company and its Subsidiaries by Parent in connection with the Debt Financing solely in connection with a description of the Company, its business, and products or the merger; provided, however, that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or its Subsidiaries or their reputation or goodwill.

Section 7.5 Convertible Notes; Note Repurchase Agreements; Existing Credit Agreement.

(a) If requested by Parent, the Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case in accordance with the terms of the Convertible Notes Indenture, use their reasonable best efforts to solicit the repurchase of Convertible Notes from any of the Convertible Note Holders (or their respective successors or assigns) on substantially similar terms as the form of Note Repurchase Agreement set forth on Section 3.18 of the Company Disclosure Schedules, or such other terms satisfactory to Parent, and enter into agreements substantially in the form of such Note Repurchase Agreement(s) in order to consummate such repurchase; provided, that any such repurchase shall be subject to and only effective upon the occurrence of the Closing and from funds provided by Parent to the Company or paid directly by Parent to the counterparty to the Note Repurchase Agreement. The Company shall (i) enforce, to the fullest extent permitted under applicable Law, each Note Repurchase Agreement and each other repurchase agreement entered into pursuant to this Section 7.5(a) and (ii) comply with any instructions of Parent to assign its rights and obligations under any Note Repurchase Agreement or any other repurchase agreement entered into pursuant to this Section 7.5(a) to Parent or any Affiliate of Parent.

(b) Parent or Merger Sub will be permitted to commence and conduct, in accordance with the terms of the Convertible Notes Indenture and applicable Law, including SEC rules and regulations, one or more offers to purchase, including any offer in connection with a “Fundamental Change” or “Make-Whole Fundamental Change” (as such terms, or any similar terms, are defined in the Convertible Notes Indenture), any tender offer or any exchange offer, any other purchase of the outstanding Convertible Notes, and/or to conduct a consent solicitation in coordination with the Company, if any (each, a “Debt Offer” and collectively, the “Debt Offers”) with respect to any or all of the outstanding aggregate principal amount of the Convertible Notes in connection with the Merger and the other transactions contemplated hereby; provided, that the closing of any such Debt Offer shall not be consummated prior to the Effective Time. Parent and Merger Sub shall keep the Company reasonably informed of any Debt Offers commenced prior to Closing, including the timing and commencement of any Debt Offers and any tender deadlines. Parent and Merger Sub shall not be permitted to commence any Debt Offer until Parent shall have provided to the Company the necessary offer to purchase, consent solicitation statement, letter of transmittal and press release, if any, in connection therewith, and each other document relevant to the transaction that will be distributed by Parent or Merger Sub to holders of the Convertible Notes (collectively, the “Debt Offer Documents”) at least three (3) Business Days in advance of commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on such Debt Offer Documents (and Parent shall consider in good faith comments of the Company and its counsel thereon). In no event shall the Company or any of its Subsidiaries be required to incur any financing or provide assistance in obtaining any financing for a Debt Offer; it being understood and agreed that no such Debt Offer shall delay the Closing beyond the date that it is required to occur under this Agreement. The closing of the Debt Offers will be expressly conditioned on the occurrence of the Closing. The consummation of the Debt Offer with respect to the Company Notes shall not be a condition to Parent’s or Merger Sub’s obligations to consummate the transactions contemplated by this Agreement and shall not relieve either Parent or Merger Sub of its obligations to consummate the transactions contemplated by this Agreement, whether or not any Debt Offer occurs or closes and, even if Debt Offer Documents are entered into by Parent, whether or not the Debt Offer contemplated by such Debt Offer Documents, closes.

(c) If requested by Parent, the Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case in accordance with the terms of the Convertible Notes Indenture, use their reasonable best efforts to execute, and use reasonable best efforts to cause the Trustee to execute, any supplemental indenture(s) and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such persons in connection with such supplemental indenture(s) in order to make any changes to the Convertible Notes Indenture as described in the Debt Offer Documents as may be necessary or desirable in connection with the Merger and the other transactions contemplated hereby. Prior to the Effective Time, if requested by Parent, in addition to Parent commencing Debt Offers for the Convertible Notes, the Company shall give any notices and take all actions permitted under the terms of the Convertible Notes, the Convertible Notes Indenture or under applicable Law in connection with the Merger and the other transactions contemplated by this Agreement, which actions shall include, without limitation, the Company (or its Subsidiaries or other Representatives, as applicable) (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement, (ii) preparing any supplemental indentures required in connection with the Merger and the other transactions contemplated by this Agreement and the consummation thereof to be executed and delivered to the Trustee at the Effective Time, in form and substance reasonably satisfactory to the Trustee and Parent, (iii) taking all such further actions, including, without limitation, delivering any officer’s certificates and legal opinions, as may be necessary to comply with all of the terms and conditions of the Convertible Notes Indenture in connection with the Merger and the other transactions contemplated by this Agreement and (iv) using reasonable best efforts to prepare and deliver all other documents under the Convertible Notes Indenture (as may be amended in accordance with any Debt Offer) (including any officer’s certificates and legal opinions) to issue notices of redemption to the extent contemplated by such amendments (conditioned upon consummation of the Closing, if issued prior to the Closing) for such Convertible Notes in accordance with the Convertible Notes Indenture providing (x) for the redemption of such Convertible Notes on the Closing Date (or such later date as may be specified by Parent) or (y) for satisfaction and discharge of the Convertible Notes and the Convertible Notes Indenture on the Closing Date, in each case, pursuant to the requisite provisions of the Convertible Notes Indenture (as may be amended in accordance with any Debt Offer) (subject to the consummation of the Closing, if sent prior to the Closing) (the “Redemption” and, together with the Debt Offers, the “Repayments”). Notwithstanding anything to the contrary in this Section 7.5, but subject to the terms of the Convertible Notes Indenture, nothing herein shall require the Company to make any payment (other than any cash interest that would otherwise be payable) with respect to the Convertible Notes in connection with the Merger (including in connection with the settlement of any conversion obligations), prior to the occurrence of the Effective Time.

(d) The Company shall provide Parent and its counsel not less than three (3) Business Days to review and comment on any notices, certificates, press releases, supplemental indentures, or other documents or instruments deliverable pursuant to the Convertible Notes Indenture prior to the delivery thereof and shall consider all reasonable comments provided by Parent and its counsel with respect thereto.

(e) Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time and without limitation to the other provisions of this Section 7.5, the Company shall take all such actions as may be required by the terms of applicable Law, including the giving of any written notices or communication in connection with the Merger. The Company shall provide Parent and its counsel reasonable time and opportunity to review any such written notice or communication prior to the delivery thereof and shall consider all reasonable comments provided by Parent and its counsel with respect thereto.

(f) Subject to the terms and conditions of this Section 7.5, the Company will provide and will use reasonable best efforts to have its Representatives and Subsidiaries provide all cooperation reasonably requested by Parent in connection with the execution of any supplemental indentures or amendments.

(g) The Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation, at Parent’s sole cost and expense, reasonably requested by Parent or Merger Sub in connection with this Section 7.5, including by (i) causing the applicable trustee to agree to proceed with any Repayment, (ii) waiving any conditions to any Repayment as may be reasonably requested by Parent that may be legally waived and may be waived under the terms of the Convertible Notes Indenture (and not, without the written consent of Parent, waive any condition to any Repayment or make any changes to any Repayment unless required by the Convertible Notes Indenture or by Law), (iii) commencing any Repayment on such terms and conditions, including pricing terms and amendments to the terms and provisions of the Convertible Notes Indenture, that are specified, from time to time, by Parent or Merger Sub, (iv) in connection with any consent solicitations, assuming the applicable requisite consents are received, executing (and using reasonable efforts to cause the applicable trustee or lender to execute) supplemental indentures to the applicable indenture promptly after the requisite consents are obtained, provided, that such supplemental indentures will not become operative prior to the Closing Date, (v) upon the request of Parent, extending the offer period or consent period applicable to any Repayment to a date selected by Parent in accordance with the terms of the Convertible Notes Indenture and a Repayment in the event that any tender offer or consent solicitation in connection with a Repayment is commenced by the Company at the request of Parent; provided, that in no event will the Company or any of its Subsidiaries be required to settle any Repayment or make any consent payment prior to the Closing Date, unless Parent funds the settlement of such Repayment and makes any consent payment therewith to satisfy any obligations of the Company to the debt holders of the Company or any of its Subsidiaries that may arise as a result of such Repayment; provided, further that any dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with such Repayment will be selected by Parent after consultation with the Company, and (vi) if requested by Parent, causing its legal counsel to provide all customary legal opinions required in connection with any of the transactions contemplated by this Section 7.5 to the extent such legal opinions are required to be delivered before the Closing Date. The cooperation and other obligations contemplated by this Section 7.5 shall not require (A) the Company to cooperate with respect to any Repayment that would reasonably be expected to be inconsistent with applicable Laws or (B) the Company’s legal counsel to give any opinion that, in the opinion of such legal counsel, does not comply with applicable Laws.

(h) On or after May 15, 2024 and if reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries and direct their respective Representatives to, in each case, use their reasonable efforts to obtain the document contemplated by Section 7.4(h) of the Company Disclosure Schedules.

Section 7.6 Interim Access to Company. Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives (collectively, “Representatives”) reasonable access, solely for purposes of effectuating or consummating the Merger and the other transactions contemplated hereby or integration and transition planning relating thereto, during normal business hours, on reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ properties (including the Leased Real Property), contracts, commitments, personnel, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or any Alternative Acquisition Proposal or Superior Proposal. Nothing in this Section 7.6 shall be construed to require the Company or any of its Subsidiaries or their respective Representatives to prepare any reports, analyses, appraisals or opinions to Parent, its Subsidiaries or their respective Representatives if the Company or its Subsidiaries would incur any out-of-pocket costs in excess of $20,000 in connection with the preparation of any such reports, analyses, appraisals or opinions unless Parent otherwise agrees to reimburse the Company and its Subsidiaries for such excess out-of-pocket costs; provided, however, that the preparation of such reports, analyses, appraisals or opinions does not unreasonably interfere with the operations of the Company and its Subsidiaries. The Company may provide such access by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures). Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company shall not be required to afford such access or furnish such information if it would (a) materially and unreasonably disrupt the operations of the Company or any of its Subsidiaries, (b) cause the loss of attorney-client (or other legal) privilege or trade secret protection to the Company or any of its Subsidiaries, (c) result in the disclosure of any information to be used in connection with any litigation or similar dispute between the Parties hereto or (d) would constitute a violation of any applicable Law; provided, that the Company shall give notice to Parent of the fact that it is withholding such information or access and shall use reasonable efforts to allow the disclosure of such information (or as much of such information as reasonably possible) in a manner that does not (i) in the case of clause (b), result in the loss of any such privilege or protection, (ii) in the case of clause (c), result in the disclosure of any such information and (iii) in the case of clause (d), result in a violation of applicable Law. Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Evaluation Material,” as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Notwithstanding anything to the contrary herein, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, initiate contact with any employee of the Company or any of its Subsidiaries not involved in the negotiation of this Agreement and the transactions contemplated hereby or integration from and after the Effective Date (provided, that, the foregoing shall not apply to any director or officer of the Company or any Company Knowledge Party), or any customer, technology or other partner, vendor or supplier of the Company or its Subsidiaries in connection with the Merger or any of the other transactions contemplated hereby, in each case, without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section 7.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

Section 7.7 Employee Matters.

(a) Change in Control. Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans set forth in Section 7.7(a) of the Company Disclosure Schedules will occur at the Effective Time.

(b) Company Benefit Plans. From and after the Effective Time, the Surviving Corporation shall honor all Company Benefit Plans then in effect as required by their terms (it being understood that nothing in this Agreement shall be deemed to prohibit the Surviving Corporation, Parent or its Affiliates from amending, modifying, replacing or terminating such arrangements in accordance with their terms).

(c) Post-Closing Protection Period. For the period commencing on the Effective Time and ending on the first (1st) anniversary of the Effective Time (or, if shorter, the applicable Company Employee’s period of employment) (such period, the “Continuation Period”), Parent shall cause the Surviving Corporation or its Affiliates to provide to each current employee of the Company and its Subsidiaries as of the Effective Time who remains so employed immediately after the Effective Time (each, a “Company Employees”) (i) annual base salary or base hourly wage rate (as applicable) and target annual or short-term cash incentive opportunities (including target short-term commission-based cash incentive opportunities but excluding change of control, retention-related, and equity-based opportunities) that, in each case, are no less favorable than were provided to the Company Employee immediately before the Effective Time, and (ii) broad-based employee retirement, health, and welfare benefits (excluding, without limitation, defined benefit, retiree medical, non-qualified deferred compensation, long-term incentive, retention-related, change of control, and equity and equity-based compensation) that are substantially comparable in the aggregate to those that were provided to the Company Employee immediately before the Effective Time; provided, however, that nothing set forth in this Section 7.7 will require Parent to provide compensation in the form of equity or equity-based compensation. Without limiting the generality of the foregoing, Parent shall cause the Surviving Corporation or its applicable Affiliate to provide to each Company Employee whose employment terminates during the Continuation Period under circumstances that would give rise to cash severance pay or benefits under the existing terms of the Company Benefit Plans set forth on Section 3.11(a) of the Company Disclosure Schedules and designated thereon as a severance plan, policy or practice (the “Company Severance Plans”), cash severance pay equal to the cash severance pay provided under the Company Severance Plans.

(d) Service Crediting. For all purposes of vesting, eligibility to participate and level of benefits under the corresponding employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent and for the same purpose as such Company Employee was entitled, before the Effective Time, to credit for such service under any analogous Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time (including, but not limited to, participating and vesting in employer 401(k) plan contributions, severance, vacation/paid time off and for any other purposes as may be required under applicable Law); provided, however, that the foregoing shall not apply with respect to any defined benefit pension benefits or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any New Plans to the extent coverage under such New Plan is comparable to and replaces a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, and vision insurance benefits to any Company Employee, Parent shall use commercially reasonable efforts to cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan to the extent such amounts were credited to such person for the same purpose under the Old Plan.

(e) No Employment Commitments. Without limiting the generality of Section 9.12, the provisions of this Section 7.7 are solely for the benefit of the Parties to this Agreement, and no current or former officer, director, employee or independent contractor or any other Person shall be a third-party beneficiary of this Agreement. Nothing herein shall (i) be construed as an amendment to, or the establishment, modification or termination of, any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose, (ii) limit the right of Parent, the Surviving Corporation or any of their respective Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan or other compensation or benefit plan program, policy, practice, agreement, or other arrangement, or (iii) guarantee to any officer, director, employee, independent contractor or any other Person any right to employment or engagement, or continued employment or engagement for any period of time, or any term or condition of employment or engagement, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries, to terminate the employment or engagement of any officer, director, employee, or independent contractor.

Section 7.8 Indemnification and Insurance.

(a) Parent, Merger Sub and the Company agree that all indemnification or other similar agreements between any current or former directors, officers or employees, on the one hand, and the Company or any of its Subsidiaries, on the other hand, in each case in effect on the date hereof as set forth on Section 7.8(b) of the Company Disclosure Schedules and made available to Parent prior to the date hereof (the “Existing Indemnification Agreements”), shall survive the consummation of the Merger and remain in full force and effect in accordance with their respective terms. For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the certificates of incorporation and bylaws or similar organizational documents of the Company and any Subsidiaries of the Company as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.8.

(b) Each of Parent and the Surviving Corporation shall, to the fullest extent provided in the governing and organizational documents of the Company and its Subsidiaries as in effect on the date hereof and any applicable Existing Indemnification Agreement, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by applicable Law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened Action arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or after the Effective Time, in all cases, solely to the extent provided in the governing and organizational documents of the Company and its Subsidiaries as in effect on the date hereof. In the event of any such Action, Parent and the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any such Action.

(c) Prior to the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy on the Company’s current policies of directors’ and officers’ liability insurance on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, however, that the aggregate cost of such “tail” policy shall not exceed 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. Parent and the Surviving Corporation shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for directors’ and officers’ liability insurance hereunder.

(d) The provisions of this Section 7.8 shall survive the consummation of the Merger for a period of six (6) years after the Effective Time and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(e) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.8.

Section 7.9 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover Law (including Section 203 of the DGCL) shall become or is deemed to become applicable to the Company, the Merger or the other transactions contemplated hereby, then the Company’s Board of Directors shall grant such approvals and take any and all such actions necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise use reasonable best efforts to act to eliminate or, if not possible to eliminate, minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 7.10 Public Announcements. Parent and the Company agree to issue a joint press release as the first public disclosure of this Agreement. Subject to Section 6.1, prior to the issuance of a press release or other public statement or comment relating to this Agreement (including any proposed termination hereof) or the transactions contemplated hereby, the Company, Parent and Merger Sub shall consult with each other and provide each other with the opportunity to review and comment on any press release or other public statement or comment relating to this Agreement or the transactions contemplated herein, and shall not issue any such press release or other public statement or comment prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or the listing rules of any national securities exchange or as may be requested by a Governmental Entity; provided, however, that the restrictions in this Section 7.10 shall not apply (a) subject to Section 6.1 and Section 7.3, to any Company communication (including a press release or other public statement) regarding an Alternative Acquisition Proposal or Company communication (including a press release or other public statement) made by the Company from and after a Change of Recommendation by the Company Board, (b) to communications that are disclosures or communications by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers, financing sources and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business, (c) in connection with any dispute between the Parties regarding this Agreement, the Merger or the other transactions contemplated hereby or (d) statements made by the Company or Parent, Merger Sub or their respective Affiliates in response to questions by the press, analysts, investors or those participating in investor calls or industry conferences, so long as such statements are consistent with information previously disclosed in previous press releases, public disclosures or public statements made by the Company and/or Parent in compliance with this Section 7.10.

Section 7.11 Other Investors. Prior to the Effective Time, without the prior written consent of the Company, Parent shall not permit or agree to permit any Person, other than each Equity Investor and its Affiliates, to obtain any equity interests (or rights to obtain any equity interests) in Parent or Merger Sub if such acquisition of equity interests (or rights to obtain such equity interests) would reasonably be expected to (a) delay in any material respect the obtaining of, or increase in any material respect the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (b) increase in any material respect the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement, or (c) increase in any material respect the risk of not being able to remove any such order on appeal or otherwise.

Section 7.12 Management. Prior to the Effective Time, without the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), Parent shall not, and shall not knowingly permit or agree to permit any Representative (acting at its direction) to, directly or indirectly, have any formal or informal discussions, or directly or indirectly, enter into any agreement, arrangement or understanding (whether or not binding) with any director, officer or employee of the Company or any of its Subsidiaries relating to (a) any retention, severance or other compensation, incentives or benefits that may be or become payable in connection with the transactions contemplated hereby or after the Effective Time, (b) any equity rollover or other similar transaction, or any equity or other investment in Parent, the Company or any parent company thereof, or any affiliate of Parent, the Company or any parent company thereof, following the Effective Time or (c) any directorship, employment, consulting arrangement or other similar association with Parent, the Company or any parent company thereof, or Affiliate of Parent, the Company or any parent company thereof, from and after the Effective Time.

Section 7.13 Stock Exchange De-listing; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ and the SEC to enable the de-listing by the Surviving Corporation of the Company Common Stock, and the public Warrants from NASDAQ and the deregistration of the Company Common Stock and the public Warrants under the Exchange Act as promptly as practicable after the Effective Time.

Section 7.14 Rule 16b-3. Prior to the Effective Time, the Company and the Company Board shall take such steps as may be reasonably necessary or advisable to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.15 Stockholder Litigation. Each of the Company and Parent shall keep the other reasonably informed of (including by providing true, correct and complete copies of all pleadings and material written communications with respect thereto), and cooperate with such Party in connection with, any stockholder litigation or claim against such Party or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement (such litigation or claim, “Stockholder Litigation”). Without limiting the generality of the foregoing, prior to the earlier of the Effective Time or the Termination Date, the Company shall (a) give Parent a reasonable opportunity to participate in (but not control) the defense or settlement of any such Stockholder Litigation, (b) consult in good faith with Parent with respect to the defense, settlement and prosecution of any Stockholder Litigation and (c) not compromise or settle, or agree to compromise or settle, any Stockholder Litigation arising or resulting from the transactions contemplated by this Agreement without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 7.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Stockholder Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and be provided with the right to review and comment on all material filings or written responses to be made by the Company in connection with the Stockholder Litigation, and Parent may offer comments or suggestions with respect to such Stockholder Litigation, including the material filings or written responses to be made by the Company in connection therewith, which the Company and its counsel shall reasonably consider in good faith. For the avoidance of doubt, any Stockholder Litigation related to Dissenting Shares will be governed by Section 1.4(d). Notwithstanding the above, the Company shall not need Parent’s consent to settle any Stockholder Litigation to the extent such Stockholder Litigation is settled (i) solely for the payment of monies which are recoverable from insurance policies available to the Company (other than any deductibles or retention amounts applicable thereto) and (ii) includes a full and unconditional release of all liabilities arising out of such claim or action against Parent and its Subsidiaries and Affiliates.

Section 7.16 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

(a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby;

(b) any written notice or other written communication from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby, other than those communications addressed by Section 7.2(b);

(c) any Action commenced or, to its Knowledge, threatened against the Company, Parent, Merger Sub or any of their respective Subsidiaries that relate to the Merger or the other transactions contemplated hereby;

(d) (i) with respect to the Company, any representation or warranty made in ARTICLE 3 becoming untrue or inaccurate such that any of the conditions set forth in Section 2.2(b)(ii), Section 2.2(b)(iii) or Section 2.2(b)(iv) would not be satisfied and (ii) with respect to Parent, any representation or warranty made in ARTICLE 4 becoming untrue or inaccurate such that any of the condition set forth in Section 2.2(c)(ii) would not be satisfied; or

(e) (i) there having occurred a Company Material Adverse Effect or a Parent Material Adverse Effect or (ii) the existence of facts and circumstances reasonably likely to result in Company Material Adverse Effect or a Parent Material Adverse Effect.

The Parties agree that the delivery of any notice pursuant to this Section 7.16 shall not, in and of itself, affect or be deemed to modify any representation or warranty in this Agreement or the conditions to the obligations of the Parties to consummate the Merger or the other transactions contemplated hereby or the remedies available to the Parties hereunder.

Section 7.17 Tax Certificate. At or prior to the Closing, the Company shall deliver to Parent a duly executed certificate in compliance with Treasury Regulations Section 1.1445-2(c)(3) and Section 1.897-2(h) certifying that the Shares do not constitute a United States real property interest under Sections 897 and 1445 of the Code.

Section 7.18 Registration. Within five (5) Business Days from the date of this Agreement, the Company shall use reasonable efforts to cause any Subsidiary that sells its products or services to a Governmental Entity of the United States to (a) reactivate its registration on the System for Award Management (sam.gov) if that registration has expired or become inactive, and (b) update and correct any incorrect information, representations or certifications in its profile on the System for Award Management (sam.gov), including but not limited to any incorrect representations or certifications regarding small business size status.

Section 7.19 LGCS Merger Agreement. The Company shall take (or cause to be taken) all actions, and do (or cause to be done) all things contemplated by Section 7.19 of the Company Disclosure Schedules.

ARTICLE 8

PRE-CLOSING TERMINATION OF AGREEMENT

Section 8.1 Termination or Abandonment. This Agreement may be terminated and the Merger abandoned as follows:

(a) at any time prior the Effective Time, by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Effective Time shall not have occurred on or before August 6, 2024 (the “End Date”); provided, however, that if as of the End Date, any of the conditions set forth in Section 2.2(a)(iii) (solely to the extent such condition has not been satisfied due to a Restraint arising under Antitrust and Foreign Investment Laws) or Section 2.2(a)(ii) shall not have been satisfied but all other conditions set forth in Section 2.2 have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the End Date may be extended by the Company or Parent until November 6, 2024, and such extended date shall be the End Date for all purposes in this Agreement; provided, further, that this Agreement may not be terminated by a Party pursuant to this Section 8.1(b)(i) if such Party’s actions or failure to act are the primary cause of the failure to satisfy the conditions to such Party’s obligation to consummate the Merger under this Agreement on or before the End Date and, in any such case, such actions or failures to act constitute a breach of such Party’s covenants or other obligations under this Agreement;

(ii) at any time prior to the Effective Time, any Governmental Entity of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Law, injunction or other Order permanently enjoining or prohibiting, or making illegal, the consummation of the Merger, and such Law, injunction or other Order shall have become final and non-appealable; provided, however, that this Agreement may not be terminated by a Party pursuant to this Section 8.1(b)(ii) if such Party’s actions or failure to act are the primary cause of such injunction or Order; or

(iii) the Company Stockholder Meeting (including any adjournments or postponements thereof) shall have been held at which a vote is taken to adopt this Agreement and been concluded and the Company Stockholder Approval shall not have been obtained;

(c) by the Company:

(i) at any time prior to the Effective Time, if Parent or Merger Sub shall have breached or failed to perform any of their covenants or other agreements under this Agreement or any of the representations and warranties of Parent and Merger Sub in this Agreement shall have become inaccurate, in any such case where such breach, failure to perform or inaccuracy (A) would result in a failure of a condition set forth in Section 2.2(a) or Section 2.2(c) (assuming for this purpose that the Closing were to occur at such time) and (B) cannot be or is not cured by the earlier of (I) the End Date or (II) within thirty (30) calendar days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; provided, however, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, agreements or covenants in this Agreement that would result in a failure of a condition set forth in Section 2.2(a) or Section 2.2(b) (assuming for this purpose that the Closing were to occur at such time);

(ii) at any time prior to the Effective Time, if (A) all of the conditions in Section 2.2(a) and Section 2.2(b) have been and continue to be satisfied or waived at the time the Closing is required to have occurred pursuant to Section 2.1 (other than those conditions that by their nature are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), (B) the Company has irrevocably confirmed by written notice to Parent and Merger Sub on or after the date that the Closing should have occurred pursuant to Section 2.1 that all conditions set forth in Section 2.2(a) and Section 2.2(c) have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing); and (C) Parent fails to consummate the Closing within two (2) Business Days following delivery of such notice; or

(iii) at any time prior to the receipt of the Company Stockholder Approval, if (A) the Company has received a bona fide written Superior Proposal after the date of this Agreement, (B) the Company Board has authorized the Company to enter into a definitive agreement to consummate the transaction contemplated by such Superior Proposal in compliance with Section 7.3(e), (C) the Company has complied in all material respects with the terms of ARTICLE 6 and Section 7.3(e), and (D) concurrently with (and as a condition to) such termination the Company (I) enters into a definitive agreement with respect to such Superior Proposal and (II) pays Parent the Company Termination Fee in accordance with Section 8.3(a);

(d) by Parent:

(i) at any time prior to the Effective Time, if the Company shall have breached or failed to perform any of its covenants or other agreements under this Agreement or any of the representations and warranties of the Company in this Agreement shall have become inaccurate, in any such case where such breach, failure to perform or inaccuracy (A) would result in a failure of a condition set forth in Section 2.2(a) or Section 2.2(b) (assuming for this purpose that the Closing were to occur at such time) and (B) cannot be or is not cured by the earlier of (I) the End Date or (II) within thirty (30) calendar days following the Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of their representations, warranties, agreements or covenants in this Agreement that would result in a failure of a condition set forth in Section 2.2(a) or Section 2.2(c) (assuming for this purpose that the Closing were to occur at such time); or

(ii) at any time prior to the receipt of the Company Stockholder Approval, if the Company Board effects a Change of Recommendation.

Section 8.2 Manner and Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 8.1, the terminating Party shall forthwith give written notice thereof to the other Party or Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto. In the event of a valid termination of this Agreement pursuant to Section 8.1, this Agreement shall become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates or any other Person, except that: (i) no such termination shall relieve any Party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required pursuant to Section 8.3; (ii) no such termination shall relieve the Company for liability for its fraud or Willful and Material Breach of any covenant or obligation contained in this Agreement prior to the valid termination of this Agreement; and (iii) the Limited Guarantee, the Confidentiality Agreement, the provisions of the last sentence of Section 7.4(f), Section 7.10, this Section 8.2, Section 8.3 and all of ARTICLE 9 (to the extent applicable after a termination of this Agreement) and the definitions referenced in such Sections and Articles, even if not included in such Sections and Articles, shall survive the termination hereof in accordance with their respective terms.

Section 8.3 Termination Fees; Limitation on Liability.

(a) Company Termination Fee. If (i) this Agreement is terminated by the Company pursuant to Section 8.1(c)(iii), (ii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), or (iii) (A) after the date of this Agreement, an Alternative Acquisition Proposal is publicly proposed or publicly disclosed, (B) this Agreement is terminated pursuant to Section 8.1(b)(iii) or Section 8.1(d)(i) or pursuant to Section 8.1(b)(i) and at such time this Agreement could have been validly terminated pursuant to Section 8.1(b)(iii) or Section 8.1(d)(i) and (C) concurrently with or within twelve (12) months after such termination, the Company shall have (I) consummated any Alternative Acquisition Proposal (for this purpose substituting “50%” for “20%” and “80%” in each place each such percentage appears in the definition of Alternative Acquisition Proposal) or (II) entered into a definitive agreement providing for any Alternative Acquisition Proposal (for this purpose substituting “50%” for “20%” and “80%” in each place each such percentage appears in the definition of Alternative Acquisition Proposal) (whether or not consummated), then, in each case, the Company shall pay, by wire transfer of immediately available funds to an account designated in writing by Parent, a fee of $5,261,750 in cash (the “Company Termination Fee”). The payment of any Company Termination Fee shall be made concurrently with (and as a condition to) such termination in the case of clause (i) above, within three (3) Business Days after such termination in the case of clause (ii) above, or within three (3) Business Days after the earlier of (x) the consummation of any such Alternative Acquisition Proposal or (y) entry into a definitive agreement with respect to any Alternative Acquisition Proposal in the case of clause (iii) above (it being understood and agreed that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion). Upon the payment by the Company of the Company Termination Fee as and when required by this Section 8.3(a), none of the Company, its Subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 8.2.

(b) Parent Termination Fee. If (i) this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii), or (ii) this Agreement is terminated by Parent pursuant to Section 8.1(b)(i) and at such time the Company could have validly terminated this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii), then Parent shall pay, by wire transfer of immediately available funds to an account designated in writing by the Company, a fee of $10,000,000 in cash (the “Parent Termination Fee”), such payment to be made within three (3) Business Days of such termination (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion). Upon the payment by Parent of the Parent Termination Fee as and when required by this Section 8.3(b), none of Parent, Merger Sub or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company or its Affiliates or Representatives.

(c) Acknowledgements. Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without Section 8.3(a), Parent would not have entered into this Agreement and that, without Section 8.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 8.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made; provided, that, the Company’s or Parent’s, as applicable, liability pursuant to this sentence shall in no event exceed $1,500,000. The Parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but, in each case, is liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Company Termination Fee or the Parent Termination Fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties further acknowledge that the right to receive the Company Termination Fee or the Parent Termination Fee, as applicable, shall not limit or otherwise affect any such Party’s right to specific performance as provided in Section 9.5; provided that in no event shall either Party be entitled to receive both specific performance to cause the consummation of the Merger and payment of the Company Termination Fee or the Parent Termination Fee, as applicable.

(d) Notwithstanding anything to the contrary in this Agreement, but without limiting or affecting Parent’s rights to specific performance expressly set forth in Section 9.5, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Fee from the Company pursuant to this Section 8.3, the Company Termination Fee and, if applicable, any costs and expenses of Parent pursuant to Section 8.3(c) shall, subject to Section 8.2 and Section 9.5, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Parent Related Parties against the Company, its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any cost, expense, loss or damage suffered as a result of, or arising from or otherwise in connection with (i) this Agreement or any of the other agreements, instruments, and documents contemplated hereby or executed in connection herewith, the transactions contemplated hereby or thereby, (ii) the failure of the Merger or the other transactions contemplated by this Agreement to be consummated, or (iii) any breach (or threatened or alleged breach) of, or failure (or threatened or alleged failure) to perform under, this Agreement or any of the other documents delivered herewith or executed in connection herewith or otherwise (collectively, the “Transaction Related Matters”), and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise. Notwithstanding the foregoing, this Section 8.3(d) will not relieve the Company from liability for fraud or Willful and Material Breach of this Agreement. Except in the case of fraud or Willful and Material Breach of this Agreement, in no event will (A) any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Termination Fee and any amounts due by the Company pursuant to Section 8.3(c) against any of the Company Related Parties, and (B) Parent or Merger Sub be entitled to seek or obtain consequential, special, indirect or punitive damages in excess of the Company Termination Fee and any amounts due by the Company pursuant to Section 8.3(c) against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure.

(e) Notwithstanding anything to the contrary in this Agreement, but without limiting or affecting the Company’s rights to specific performance expressly set forth in Section 9.5, in any circumstance in which this Agreement is terminated and the Company is paid the Parent Termination Fee pursuant to this Section 8.3, the Parent Termination Fee and, if applicable, any costs and expenses of the Company pursuant to Section 8.3(c) (and the obligations of each Equity Investor under the Limited Guarantee in accordance with the terms and conditions thereof with respect thereto), shall, subject to Section 9.5, be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company Related Parties against Parent, Merger Sub, either Equity Investor, and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, direct or indirect equity holders, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, direct or indirect equity holder, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”) for any cost, expense, loss or damage suffered as a result of, or arising from or otherwise in connection with any Transaction Related Matters, and upon payment of such amounts, none of the Parent

Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise; provided, that under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for breaches (including any Willful and Material Breach and, to the fullest extent permitted by Delaware Law, fraud) under this Agreement (taking into account the payment of the Parent Termination Fee pursuant to this Agreement), the Limited Guarantee or the Commitment Letter exceed an aggregate amount equal to (x) the amount of the Parent Termination Fee plus (y) the reimbursement obligations set forth in Section 7.4(f) plus (z) any amounts due by Parent pursuant to Section 8.3(c) for all such breaches (the “Parent Liability Limitation”). To the fullest extent permitted by Delaware Law, in no event will (i) any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against the Parent Related Parties, and (ii) the Company be entitled to seek or obtain consequential, special, indirect or punitive damages in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Commitment Letter, the Limited Guarantee or the transactions contemplated hereby and thereby (including, any breach by either Equity Investor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any such breach, termination or failure. Except as expressly provided in this Section 8.3(e), none of Parent, Merger Sub or the Parent Related Parties shall have any liability or obligation relating to or arising out of or in connection with any Transaction Related Matters, except that nothing shall relieve Parent of its obligations under Section 7.4(f), Section 7.6 and Section 7.10, and none of the Company, its Subsidiaries nor any other Company Related Party shall seek or be entitled to seek or recover any damages or seek or be entitled to any remedy, whether based on a claim at Law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with any Transaction Related Matters. Notwithstanding anything to the contrary in this Agreement, (A) under no circumstances will the Company be entitled to receive more than one of the following: (x) the Parent Termination Fee, (y) a grant of specific performance to cause the Closing to occur and (z) if applicable, any monetary damages or award; and (B) in the event the Company is awarded the Parent Termination Fee and such award is nonappealable or Parent or Merger Sub elects not to appeal such award, if Parent delivers to the Company a written notice stating its intention to consummate the Closing, within ten (10) Business Days following delivery of such notice, the Company shall be obligated to, and shall, promptly consummate the Closing in accordance with such notice and this Agreement in lieu of payment of the Parent Termination Fee.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except for covenants and agreements that contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time, which shall survive in accordance with their terms.

Section 9.2 Expenses. Except as set forth in Section 7.4(f) or Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses, except that all filing fees paid by any Party in respect of any and all filings under the Antitrust and Foreign Investment Laws shall be borne by Parent; provided, however, that except as otherwise set forth in Section 2.3(b)(ii), Parent will pay or cause to be paid all transfer, documentary, sales, use, stamp, registration, real property transfer and other similar Taxes and fees imposed with respect to, or as a result of, entering into this Agreement and the consummation of the Merger, and such Taxes and fees expressly shall not be a liability of holders of Company Common Stock or Company Equity Awards. Parent shall file any necessary Tax Returns and other documentation with respect to all such Transfer Taxes. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent.

Section 9.3 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other Parties.

Section 9.4 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Merger, shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) to the extent such provisions or rules are not mandatorily applicable by statute and would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the Merger, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of Chosen Courts or from any legal process commenced in Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) such action or proceeding in Chosen Courts is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. Each Party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts in the manner provided for notices in Section 9.7. Nothing in this Agreement shall affect the right of any Party hereto to serve process in any other manner permitted by applicable Law.

Section 9.5 Specific Enforcement.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, (i) the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (B) an injunction restraining such breach or threatened breach; (ii) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (iii) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(b) Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent to cause the Equity Financing to be funded under the Commitment Letter and Parent’s and Merger Sub’s obligations to consummate the Merger if, but only if, (i) all of the conditions in Section 2.2(a) and Section 2.2(b) have been, and continue to be, satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)) at the time the Closing is required to have occurred pursuant to Section 2.1, and (ii) the Company has irrevocably confirmed by written notice to Parent and Merger Sub on or after the date that the Closing should have occurred pursuant to Section 2.1 that all conditions set forth in Section 2.2(a) and Section 2.2(c) have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)) or that it is willing to irrevocably waive any unsatisfied conditions in Section 2.2(c) and that it is ready, willing and able to consummate the Closing. The election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 8.3(b); provided, that in no event shall the Company be entitled to receive more than one of the following: (x) the Parent Termination Fee, (y) a grant of specific performance to cause the Closing to occur and (z) if applicable, any monetary damages or award. For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or any other equitable remedies against any Debt Financing Source.

(c) Each Party further agrees that (i) it will not raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement or the Commitment Letter to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement or to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Commitment Letter, and (ii) no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.6.

Section 9.7 Notices. Any notice or other communication required to be given hereunder shall be sufficient if in writing, and sent by email, reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

ZI Intermediate II, Inc.

HI Optimus Merger Sub, Inc.

c/o Haveli Investment Management LLC

405 Colorado St, Suite 1600

Austin, Texas 78701

Attention: [*****]

Email: [*****]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: William M. Shields, David M. Hutchins and Sarah H. Young

Email: william.shields@ropesgray.com, david.hutchins@ropesgray.com and sarah.young@ropesgray.com

To the Company:

ZeroFox Holdings, Inc.

1834 S. Charles Street

Attention: James C. Foster, Chief Executive Officer and President

and Tim Bender

Email: foster@zerofox.com and tim@zerofox.com

with a copy (which shall not constitute notice) to:

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, Maryland 21202

Attention: Michael D. Schiffer and Anthony J. Rosso

Email: mschiffer@venable.com and ajrosso@venable.com

and

Venable LLP

151 West 42nd Street

New York, New York 10036

Attn: Jeffrey N. Ostrager

Email: jnostrager@venable.com

or to such other address as a Party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when sent by email (so long as no transmission error is received), (b) on proof of service when sent by a nationally recognized overnight delivery service, (c) on personal delivery in the case of hand delivery or (d) on the earlier of the fourth (4th) Business Day following the date of dispatch or receipt of the return receipt when sent by certified or registered mail. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this Section 9.7 in accordance with this Section 9.7.

Section 9.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party or Parties; provided, however, that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any of their respective Affiliates; provided, however, that no such assignment pursuant to this Section 9.8 shall relieve Parent or Merger Sub of any of their respective obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 9.9 Severability. Any term or provision of this Agreement that is deemed invalid or unenforceable by a Chosen Court shall be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement. If any provision of this Agreement is deemed to be invalid or unenforceable by a Chosen Court, the Parties shall negotiate in good faith to modify this Agreement by replacing such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

Section 9.10 Confidentiality. The Parties hereto hereby agree that the terms of the Mutual Confidentiality Agreement, dated as of December 12, 2023, by and between the Company and Haveli Investments L.P., as amended by the Amendment to the Mutual Confidentiality Agreement, dated as of January 3, 2024 (the “Confidentiality Agreement”), shall remain in full force and effect and survive any termination of this Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate.

Section 9.11 Entire Agreement. This Agreement (including the Annexes, Exhibits and Schedules hereto), the Commitment Letter, the Limited Guarantee, the Paying Agent Agreement, the Voting Agreements, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof. The Company Disclosure Schedules and the Parent Disclosure Schedules are hereby incorporated by reference and made a part of this Agreement.

Section 9.12 No Third-Party Beneficiaries. Except for the provisions of ARTICLE 1 and ARTICLE 2 (which, from and after the Effective Time, shall be for the benefit of holders of the Company Common Stock), Section 7.8 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), and the provisions of the penultimate sentence of Section 7.4(e) (which shall be for the benefit of the express beneficiaries thereof), this Agreement is not intended to, and will not, confer upon any Person (other than the Persons expressly parties to this Agreement) any rights or remedies hereunder.

Section 9.13 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NASDAQ require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.14 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.15 Disclosure Schedules; Company SEC Documents. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Schedules or Parent Disclosure Schedules will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company, Parent or Merger Sub, as applicable, that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is readily apparent on the face of such disclosure. The Company’s representations and warranties set forth in ARTICLE 3 shall be qualified in their entirety by the Company SEC Documents available on the Electronic Data Gathering, Analysis and Retrieval database of the SEC on or after December 17, 2021 and prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk,” and other disclosures contained or referenced therein of information, factors or risks to the extent they that are predictive, cautionary or forward-looking in nature) (the “Recent Company SEC Documents”) and any information contained in such Recent Company SEC Documents shall be an exception to the Company’s representations and warranties set forth in ARTICLE 3; provided, however, that, notwithstanding anything to the contrary herein, nothing disclosed in the Recent Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4(a), Section 3.4(b)(i), Section 3.8(b), Section 3.21, Section 3.22, Section 3.23 or Section 3.24).

Section 9.16 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase “ordinary course of business” shall be deemed to be followed by the phrase “consistent with past practices (including as to amounts and frequency)”. All references herein to “$” or “dollars” shall be to U.S. dollars. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement defined or referred to herein or in any schedule that is referred to herein means such agreement as from time to time amended, modified or supplemented, including by waiver or consent, together with any addenda, schedules or exhibits to, any purchase orders or statements of work governed by, and any “terms of services” or similar conditions applicable to, such agreement. Any specific law defined or referred to herein or in any schedule that is referred to herein means such law as from time to time amended and to any rules or regulations promulgated thereunder (provided, however, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, such references shall be deemed to refer to such law, as amended, and any rules or regulations promulgated thereunder, in each case, as of such date). Each accounting term used in this Agreement that is not specifically defined herein will have the meaning given to such term under GAAP. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. The words “made available to Parent” and words of similar import refer to documents (a) posted to the “Project Optimus” virtual data room maintained by Donnelley Financial Solutions Venue by or on behalf of the Company or (b) delivered in person or electronically to Parent, Merger Sub or their respective Representatives, in each case, before 5:00 p.m., Eastern Time, on the date that is two (2) days immediately prior to the date of this Agreement. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. If the date on which any payment is required to be made, any action is required to be taken or any notice is required to be given is not a Business Day, such payment, action or notice shall be payable or due on the next succeeding Business Day (and no interest shall accrue on the amount of any such payment from and after such scheduled date to the time of such payment on the next succeeding Business Day).

Section 9.17 Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action. Immediately following the execution of this Agreement, Parent and Merger Sub shall provide the Company with a true, correct and complete copy of Parent’s written consent, in its capacity as sole stockholder of Merger Sub, to adopt this Agreement (by consent in lieu of a stockholder meeting).

Section 9.18 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 9.19 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to the non-performance this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Parties. No former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates (other than the Parties) of any Party, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, this Agreement or in respect of any representations made or alleged to be made in connection with this Agreement. Without limiting the rights of any Party against the other Parties, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, or make any claims for breach of this Agreement against, any Non-Recourse Party. Nothing in this Agreement, including this Section 9.19, precludes the Parties or any Non-Recourse Parties from exercising any rights, and nothing in this Agreement shall limit the liability or obligations of any Party or Non-Recourse Party, in each case under this Agreement or any other agreement to which they are specifically a party or an express third party beneficiary thereof, including without limitation, the Commitment Letter. This Section 9.19 is subject to, and shall not alter the scope or application of, Section 9.5.

Section 9.20 Debt Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, to the extent applicable, each of the Parties: (a) agrees that it will not bring or support any Person in any action, cause of action, suit, litigation, arbitration, investigation, hearing or other legal proceeding, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including, but not limited to, any dispute arising out of or relating in any way to any commitment letter in connection with any Debt Financing in connection with the transactions contemplated by this Agreement obtained by the Parent or its Affiliates on or after the date of this Agreement (a “Debt Commitment Letter”) or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York; (b) agrees that, except as specifically set forth in any such Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources in any way relating to any such Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York; and (c) hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action arising under any such Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, subject to the rights of the parties to any such Debt Commitment Letter, the Company hereby acknowledges and agrees that neither it, nor any of the Company Related Parties shall have any rights or claims against any Debt Financing Sources or their Affiliates or representatives, in any way relating to this Agreement, any Debt Financing, such Debt Commitment Letter or any of the transactions contemplated hereby, whether at law or in equity, in contract, in tort or otherwise; provided, however, that (i) the foregoing shall not apply to any breach by any Debt Financing Source or its Affiliates or representatives of any confidentiality obligation owing to the Company, Parent or their respective Affiliates and (ii) nothing in this Section 9.20 shall in any way limit or modify the rights and obligations of Parent or its Affiliates under any such Debt Commitment Letter. Notwithstanding anything to the contrary contained in this Agreement, (A) the Debt Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this Section 9.20 and (B) no amendments to any provision of this Section 9.20 (or solely for purposes of their use in such Section, the definitions of any terms used in any of such Sections) that materially adverse to the Debt Financing Sources, shall be effective as to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to any Debt Commitment Letter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ZI INTERMEDIATE II, INC.

By:	/s/ Ian Loring
Name: Ian Loring
Title: Vice President

HI OPTIMUS MERGER SUB, INC.

By:	/s/ Ian Loring
Name: Ian Loring
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

ZEROFOX HOLDINGS, INC.

By:	/s/ James C. Foster
Name: James C. Foster
Title: Chief Executive Officer & Chairman

[Signature Page to Agreement and Plan of Merger]

ANNEX A

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings when used herein:

“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (a) in effect as of the date hereof, or (b) executed, delivered and effective after the date hereof, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive non-public information of, or with respect to, the Company and/or its Subsidiaries to keep such information confidential; provided, however, that, with respect to such agreements executed and delivered following the execution and delivery of this Agreement, the provisions contained therein relating to the confidential treatment of information and the use thereof shall not be less favorable in any substantive respect to the Company than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Alternative Acquisition Proposal). An Acceptable Confidentiality Agreement shall not include any provisions (x) granting exclusivity to any Person, (y) prohibiting the Company from satisfying its obligations hereunder (including with respect to Section 6.1(b)) or (z) requiring the Company or any of its Subsidiaries to pay or reimburse the counterparty’s or any of its Affiliates’ fees and expenses.

“Action” means a claim, action, suit, charge, complaint, audit, investigation, inquiry, arbitration (public or private), mediation (public or private) or proceeding, whether civil, criminal or administrative.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Tax Law).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, that, except for purposes of the definition of “Non-Recourse Party”, in no event shall any portfolio company of any investment fund affiliated with each Equity Investor be considered to be an Affiliate of Parent or Merger Sub. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“ALP Note” means that certain Convertible Promissory Note, dated April 21, 2023, issued by ZeroFox Holdings, Inc. in favor of Alsop Louie Capital 2, L.P.

“Alternative Acquisition Proposal” means any offer, inquiry, proposal, request or indication of interest made by any Person or group of Persons (other than Parent or Merger Sub or their respective Affiliates) relating to or concerning (a) a merger, reorganization, share exchange, consolidation, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 80% of the total voting power of the Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (b) the direct or indirect acquisition by any Person (including through the acquisition of one or more Subsidiaries of the Company) of assets constituting or accounting for 20% or more of the consolidated assets or 20% or more of the consolidated revenue or net income of the Company and its Subsidiaries (including equity interests in any Subsidiaries of the Company), (c) the direct or indirect acquisition by any Person or group of Persons of 20% or more of the outstanding shares of Company Common Stock or securities representing 20% or more of the total voting power of the Company, or (d) any other transaction having a similar effect (including such transactions that would preclude or materially restrict or delay the consummation of the Merger) to those described in the foregoing clauses (a) through (c), in each case of the foregoing clauses (a) through (d), whether in a single or series of related transactions.

“Antitrust and Foreign Investment Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other applicable supranational, national, federal, state, county, local or foreign antitrust, competition or trade statutes, rules, regulation, Orders, decrees, administrative and judicial doctrines and other Laws that (a) are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (b) prohibit, restrict, regulate, or screen foreign direct investments into a jurisdiction.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized by law or executive order to be closed.

“CARES Act” means (a) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), and (b) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133), in each case, together with all rules and regulations and guidance issued by any Governmental Entity with respect thereto.

“Collective Bargaining Agreement” means any labor agreement, collective bargaining agreement, collective agreement, works council agreement, or any other Contract with any Union.

“Company Benefit Plans” means all compensation and/or benefit plans, programs, policies, practices, agreements or other arrangements, whether or not reduced to writing, whether or not subject to ERISA, and whether covering a single individual or group of individuals, including any “employee welfare plan” within the meaning of Section 3(1) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, and any bonus, commission, incentive, equity or equity-based compensation, deferred compensation, vacation and other time off, stock purchase, stock option, termination or severance, employment, consulting, retention, change of control, transaction, sick leave, hospitalization, health, welfare, retirement, pension, cafeteria, employee loan, profit-sharing, tax gross-up, fringe, or any other benefit or compensation plan, program, policy, agreement, or arrangement (other than any Multiemployer Plan, or any other plan or program required by applicable Law that is maintained by a Governmental Entity to which the Company or its Affiliates contributes pursuant to applicable

Law), in each case that are sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, officers, directors, or independent contractors of the Company or its Subsidiaries (or such persons’ dependents or beneficiaries), to which the Company or any of its Subsidiaries are party, or with respect to which the Company or any of its Subsidiaries has any Liability.

“Company Equity Awards” means, collectively, the Company Options and Company RSUs.

“Company Equity Plans” means each of the ZeroFox Holdings, Inc. 2022 Incentive Equity Plan, the ID Experts Holdings, Inc. 2017 Equity Incentive Plan, the ID Experts Holdings, Inc. 2016 Stock Option and Grant Plan, and the ZeroFox, Inc. 2013 Equity Incentive Plan, and all award agreements issued thereunder.

“Company ESPP” means the Company’s 2022 Employee Stock Purchase Plan.

“Company Intellectual Property” means the Intellectual Property owned by the Company or any of its Subsidiaries.

“Company IT Assets” means the computer systems, Software, software platform(s), hardware, databases, websites, servers, networks, and other information technology infrastructure and equipment, including any outsourced systems and processes, in each case, that are owned, operated or used by or for, or otherwise relied on by, the Company or any of its Subsidiaries or that are required in connection with the operation of the business of the Company and its Subsidiaries.

“Company Material Adverse Effect” means any event, change, occurrence, effect, state of facts, condition or development that (a) individually or taken together with all other events, changes, occurrences, effects, states of facts, conditions or developments that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent, materially impair or materially delay the consummation by the Company of the Merger prior to the End Date, but solely with respect to clause (a), shall not include any events, changes, occurrences, effects, states of facts, conditions or developments relating to or resulting from (i) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (ii) any decline in the market price or trading volume of the Company Common Stock or any change in the credit rating of the Company or any of its securities (it being understood that the underlying facts giving rise or contributing to such decline or change may be taken into account in determining whether there has been a Company Material Adverse Effect), (iii) changes or developments generally affecting the industries in which the Company or its Subsidiaries operate, (iv) changes in Law after the date hereof or the interpretation or enforcement thereof, (v) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, partnerships, customers or suppliers, (vi) the identity of

Parent or any of its Affiliates as the acquiror of the Company, (vii) compliance with the terms of, or the taking of or omission to take of any action expressly required by, or prohibited by, this Agreement (other than Section 5.1(a)) or consented to in writing or by electronic transmission by Parent, (viii) any act of civil unrest, civil disobedience, war, terrorism, cyber terrorism, military activity, or sabotage, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement, (ix) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (x) any pandemic, epidemic or disease outbreak (including COVID-19) or other comparable events or any COVID-19 Measures, (xi) changes in GAAP after the date hereof or the interpretation or enforcement thereof, (xii) any Stockholder Litigation relating to or resulting from this Agreement or the transactions contemplated hereby, or (xiii) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (it being understood that the underlying facts giving rise or contributing to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect); except, with respect to the foregoing clauses (i), (iii), (iv), (viii), (ix), (x) and (xi), if the impact has a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the operations of other participants operating in the industries in which the Company and its Subsidiaries operate, the incremental material disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Material Contract” shall mean any of the following Contracts:

(a) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as whole;

(b) any Contract containing any covenant or other provision (i) restricting or limiting, or that would reasonably be expected to restrict or limit, the right of the Company or any of its Subsidiaries or Affiliates (including Parent and its Affiliates after the Effective Time) (A) (I) to engage in any line of business or in any business with any Person, (II) to complete with any Person or in any geographic area or market, or (III) from any form of solicitation, hiring or engagement of any Person or (B) pursuant to any “most favored nation”, “favored pricing”, right of first refusal or first offer, “exclusivity” or similar provisions or (ii) which imposes on the Company or any of its Subsidiaries or Affiliates (including Parent and its Affiliates after the Effective Time) any minimum purchase obligation (or similar terms);

(c) with any customer of the Company or any of its Subsidiaries who, as of October 31, 2023 was (i) one of the ten (10) largest sources of annual recurring revenues for the Company’s and its Subsidiaries’ Software-as-a Service platform or technology and related services and (ii) one of the five (5) largest sources of revenues for the Company’s and its Subsidiaries’ breach response, credit response and identity protection services, in each case based on amounts paid or payable for the twelve (12) month period then ended (collectively, “Material Customers”);

(d) with any vendor of the Company or any of its Subsidiaries who, as of October 31, 2023, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable for the twelve (12) month period then ended (“Material Vendors”);

(e) relating to or evidencing Indebtedness of the Company or any Subsidiary of the Company in excess of $2,500,000 (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(f) required to be set forth on Section 3.2(b) of the Company Disclosure Schedules;

(g) required to be set forth on Section 3.15(g) of the Company Disclosure Schedules;

(h) with any Specified Employee and that is not terminable upon notice of less than thirty (30) days without incurring any Liability to the Company or any of its Subsidiaries, or providing for termination or severance pay (whether in case or otherwise) to any current or former Specified Employee (including any separation, release or similar obligation) that has not been fully performed by the Company or any of its Subsidiaries (other than customary confidentiality obligations);

(i) any Contract that involves a joint venture, profit sharing or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $1,000,000 during the Company’s 2023 fiscal year;

(j) any Contract imposing a Lien on any material assets or properties of the Company or any of its Subsidiaries, other than a Permitted Lien;

(k) any Lease;

(l) any Contract (i) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries (including any such Contract under which the Company or any of its Subsidiaries has any obligation which has not been satisfied or performed) other than in the ordinary course of business or (ii) pursuant to which the Company or any of its Subsidiaries has acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(m) any Contract that prohibits (i) the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries, (ii) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or (iii) the issuance of any guaranty by any of the Company or its Subsidiaries;

(n) any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than wholly-owned Subsidiaries), other than extensions of credit in the ordinary course of business;

(o) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries, other than Contracts entered into on substantially the same form as the Company’s and its Subsidiaries’ standard forms previously made available to Parent;

(p) any Contract between Company or any of its Subsidiaries, on the one hand, and any current or former director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent (5%) or more of the Company Common Stock, on the other hand, except for Company Benefit Plans;

(q) any Contract entered into in connection with the settlement or other resolution of an Action or dispute that imposes material obligations, liabilities or restrictions on the Company or any of its Subsidiaries after the date hereof or that involve payment by the Company or any of its Subsidiaries of more than $50,000;

(r) any Contract providing for indemnification of any Person by the Company or any of its Subsidiaries, other than any Contracts entered into with a customer or vendor in the ordinary course of business);

(s) any Collective Bargaining Agreement;

(t) any Government Contract that, in the twelve-month period ended October 31, 2023, was the source of $500,000 or more in revenue for the Company and its Subsidiaries, based on amounts paid or payable;

(u) any Contract with JAR Sponsor, LLC or any of its Affiliates;

(v) any Contract with any holder of the Convertible Notes pursuant to which the Company, any of its Subsidiaries or any permitted assignee thereof agrees to repurchase any outstanding Convertible Notes (including, for the avoidance of doubt, any PIK Notes (as defined in the Convertible Notes Indenture) issued after the date hereof) (each such Contract a “Note Repurchase Agreement”); and

(w) any other Contract that is material to the Company and its Subsidiaries, taken as a whole, or their respective operations.

“Company Options” shall mean each compensatory option to purchase shares of Company Common Stock.

“Company Products” means all of the existing hardware and Software products, including software-as-a-service products offered for sale, sold, licensed, maintained, distributed, or provided by the Company or any of its Subsidiaries or from which the Company and its Subsidiaries are deriving revenue from the sale, license, maintenance, distribution or provision thereof.

“Company RSU” shall mean each restricted stock unit granted pursuant to a Company Equity Plan or otherwise, pursuant to which the holder has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.

“Contract” means any legally binding contract, subcontract, note, bond, mortgage, indenture, deed of trust, lease, license, sublicense, commitment, agreement, sales order, purchase order, task order, delivery order, blanket purchase agreement, basic ordering agreement, letter contract, undefinitized contractual action, statement of work or other obligation, including all amendments, modifications and options thereunder or relating thereto.

“Convertible Notes” means the Company’s 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes due 2025 pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” mean the Indenture, dated as of August 3, 2022, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act.

“Data Requirements” means, collectively, Privacy Laws, together with each of the following to the extent applicable to the privacy or security of Personal Data or Company IT Assets: (a) industry standards to which the Company or its Subsidiaries publicly purports to comply or is otherwise subject, including the Payment Card Industry Data Security Standards; (b) the Company and its Subsidiaries’ own written external policies and notices; and (c) the requirements of any material Contracts to which the Company or its Subsidiaries is bound.

“Debt Financing Sources” means the agents, arrangers, lenders or similar debt financing sources that will provide or arrange any Debt Financing, including the agents, arrangers and lenders party to any Debt Commitment Letter, any joinder agreements, credit agreements or the other definitive documentations relating thereto entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ officers, directors, general or limited partners, shareholders, members, employees, controlling persons, agents and representatives and their respective permitted successors and assigns.

“Earnout Shares” means 1,293,750 shares of Company Common Stock owned by those certain Persons set forth on Section 1.4(e) of the Company Disclosure Schedules.

“Environmental Law” means any Law relating to (a) the pollution or protection of the environment (including natural resources) or human health and safety (as it related to exposure to Hazardous Substances) or (b) the exposure to, or the use, storage, emission, distribution, transportation, handling, disposal, release of or exposure to Hazardous Substances.

“Equity Investor” means, collectively, Haveli Investments Software Fund I, L.P., a Delaware limited partnership, and Haveli Investments Software Fund I Cayman L.P., a Cayman Islands exempted limited partnership.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person treated at any relevant time as a single employer with the Company or any of its Subsidiaries pursuant to Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” means that certain Loan and Security Agreement among the Company, the other loan parties thereto, and Stifel Bank, dated as of January 7, 2021, as amended or supplemented from time to time.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Government Bid” means any bid, proposal, offer or quotation, whether solicited or unsolicited, made by the Company or a Subsidiary, that, if accepted, could reasonably be expected to lead to the award of a Government Contract.

“Government Contract” means any Contract for the sale of supplies or services currently in performance, in performance in the past six (6) years, or that has not been closed that is between the Company or any of its Subsidiaries, on one hand, and a Governmental Entity, on the other hand, or that is entered into by the Company or any of its Subsidiaries and a third party under which the Company’s or Subsidiary’s goods or services are directly or indirectly provided to or for use by a Governmental Entity, including but not limited to any Contract under which the Company or any of its Subsidiaries serves as a subcontractor or supplier at any tier to a prime contractor or higher-tiered subcontractor in connection with a Contract between another Person and a Governmental Entity, and including but not limited to any reseller or distributor agreement pursuant to which the Company or any of its Subsidiaries has agreed to allow a third party to sell its products or services to a Governmental Entity.

“Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality or on behalf of any such public organization.

“Hazardous Substance” means any material, substance or waste that is listed, regulated, or otherwise defined by a Governmental Entity as “hazardous”, “toxic” or “radioactive” or as a “pollutant” or “contaminant” or words of similar meaning under Environmental Laws, including, but not limited to, petroleum, petroleum by-products, asbestos or asbestos-containing material, perfluoroalkyl and polyfluoroalkyl substances, and polychlorinated biphenyls.

“HSR Affiliate” means any Person, trust, affiliated investment fund or other pooled investment or co-investment vehicle that is controlled or otherwise managed by or in conjunction with, or is under common control with, each Equity Investor or any of their Affiliates.

“Intellectual Property” means the following existing anywhere in the world, including: (a) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (this clause (a), collectively, “Patents”); (b) trademarks, service marks, trade dress, logos, slogans, corporate names, trade names, brands and the goodwill associated therewith and other indicia of origin, and all applications and registrations therefor (this clause (b), collectively, “Marks”); (c) works of authorship, copyrights and any other equivalent rights in works of authorship (including rights in Software and other technology) and any other related rights of authors and all applications and registrations therefor (this clause (c), collectively, “Copyrights”); (d) trade secrets and industrial secret rights, inventions (whether or not patentable), know-how, ideas, methods, techniques, specifications, designs, algorithms, source code, data, confidential or proprietary business or technical information, including any of the foregoing that derives independent economic value from not being generally known to other persons (this clause (d), collectively, “Trade Secrets”), (e) social media accounts and Internet domain names, (f) rights of privacy and publicity and moral rights, and (g) any other intellectual property or proprietary rights, in each case together with all goodwill associated therewith and in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights, and all rights arising under Law or Contract, or other forms of protection having equivalent or similar effect anywhere in the world.

“Intervening Event” means any event, change, occurrence or development occurring after the date of this Agreement that materially improves the business, assets or operations of the Company and the Company’s Subsidiaries, taken as a whole, and was not known to, or reasonably foreseeable by, the Company Board on or prior to the date of this Agreement (or, if known or reasonably foreseeable, the consequences of which were not reasonably foreseeable to the Company Board as of or prior to the date of this Agreement); provided, however, that such event, change, effect, state of facts, condition, occurrence or development that involves or relates to (a) an Alternative Acquisition Proposal or Superior Proposal, (b) actions taken pursuant to this Agreement, (c) changes in the trading price or trading volume of Company Common Stock (provided, that, the underlying cause of such changes may be taken into account in determining whether an Intervening Event has occurred) or (d) any overachievement by the Company or any of its Subsidiaries with respect to any revenue, earnings or other financial projections, budgets, plans or forecasts (provided, that, the underlying cause of such overachievement may be taken into account in determining whether an Intervening Event has occurred), in each case, shall not be deemed to be an Intervening Event hereunder.

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Schedule A-I(a) Knowledge of the Parent Disclosure Schedules (“Parent Knowledge Parties”) and (b) with respect to the Company, the knowledge of the individuals listed on Schedule A-I(b) Knowledge of the Company Disclosure Schedules (“Company Knowledge Parties”), after reasonable inquiry of the employees and internal materials reasonably likely to contain information regarding the matter in question.

“Law” means any United States, foreign, federal, state, local, or municipal statute, law, act, statute, ordinance, regulation, rule, code, judicial or administrative order, injunction, judgment, decree, ruling or principle of common law or other similar requirement enacted, promulgated, issued, enforced or entered by any Governmental Entity that is legally binding.

“Lease” means all leases, subleases, occupancy agreements, licenses or sublicenses pursuant to which the Company or any Subsidiary uses or occupies, or has the right to use or occupy, now or in the future any real property, and any ancillary documents pertaining thereto, including amendments, modifications, supplements, guarantees, exhibits, schedules, addenda and restatements thereto and thereof.

“LGCS Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 14, 2023, by and among the Company, LGCS Acquisition Holdings, LLC, Lookingglass Cyber Solutions, Inc., LGCS Holdco, Inc., LGCS Merger Sub, Inc. and Glenn Rieger, as the Stockholder’s Representative (as defined therein).

“Liability” or “Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Lien” means any lien, mortgage, pledge, security interest, license, charge, option, conditional sale agreement, deed of trust, hypothecation, claim, easement, right-of-way, right of first offer or refusal, zoning restriction, defect or irregularity in title, covenant, condition, restriction, reservation, claim, lease, license, encroachment or other encumbrance of any kind or nature whatsoever.

“Malicious Code” means any (a) “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm”, or (b) other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT Asset on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code.

“NASDAQ” means The Nasdaq Stock Market LLC.

“Open Source License” means the GNU General Public License, the Affero General Public License, the GNU Lesser General Public License, the Eclipse Public License, the Common Public License, the Mozilla Public License, any other license identified as an open source license by the Open Source Initiative (www.opensource.org), or any substantially similar license or another “free software” license or “open source software” license.

“Open Source Software” means any Software licensed under an Open Source License.

“Order” means any order, writ, decision, resolution, decree, judgment, award, injunction, ruling, verdict, subpoena, settlement, stipulation or similar order issued, promulgated, made, rendered or entered into by or with any Governmental Entity.

“Other Existing Debt” means that certain (a) Convertible Notes Indenture, (b) Unsecured Promissory Note, dated June 7, 2021, issued by ZeroFox Holdings, Inc. in favor of Infoarmor, Inc. in the principal amount of $3,750,000, and (c) ALP Note.

“Paying Agent Agreement” means that certain paying agent, payments administration or similar agreement, dated as of the Closing Date, by and among the Company, Parent and the Paying Agent.

“Payoff Letters” means one or more customary “payoff letters” or similar documents for all indebtedness set forth on Schedule A-III Debt Payoff of the Company Disclosure Schedules (the obligations under such indebtedness, the “Debt Payoff Amount”), which Payoff Letters shall (a) evidence the repayment of the Debt Payoff Amount, (b) provide instructions for the payment of the Debt Payoff Amount in full, (c) provide for, upon receipt of the Debt Payoff Amount, the automatic termination and release of all Liens on the assets of the Company or any of its Subsidiaries, as applicable, securing such indebtedness, (d) provide for, upon receipt of the Debt Payoff Amount, the automatic termination and release of any guarantees by the Company or any of its Subsidiaries of any such indebtedness and (e) otherwise be in form and substance reasonably satisfactory to the Parent.

“Permitted Lien” means (a) any Lien for Taxes or governmental assessments, charges or claims which are either (i) not yet delinquent or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (b) any statutory or consensual Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising or incurred in the ordinary course of business whether either (i) the amount of which is not material and is not yet delinquent or (ii) the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (c) any non-monetary Lien that is an entitlement, permit, real property license, utility easement or right of way, or zoning, building or other land use or environmental regulation imposed or promulgated by any Governmental Entity having jurisdiction over any of the Leased Real Property that is not violated by the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries or the operation of the business of the Company or any of its Subsidiaries, in each case that do not adversely affect in any material respect the current use, operation or value of the applicable property owned, leased, used or held for use by the Company or its Subsidiary, in each case subject thereto, (d) any Lien that is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, including any purchase money Lien or other Lien securing rental payments under capital lease arrangements, (e) any Lien that is imposed on the underlying fee interest in real property subject to a Lease unless caused by the Company or its Subsidiaries, (f) any Lien that will be terminated and released, as applicable, at or prior to the Closing in accordance with this Agreement, (g) any non-monetary Lien that is an easement, declaration, covenant, condition, reservation, right-of-way, restriction, encroachment, servitude, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases and other charge, instrument or encumbrance with respect to real estate or the underlying fee interest of any Leased Real Property that is not violated by the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries or the operation of the business of the Company or any of its Subsidiaries, in each case that do not adversely affect in any material respect the current use, operation or value of the applicable property owned, leased, used or held for use by the Company or its Subsidiary, in each case subject thereto, (h) rights of parties in possession of real property with or without options to purchase or rights of first refusal that do not materially impair the occupancy, operation or use of such real property for the purposes for which it is used as of the date hereof, (i) any Lien arising in the ordinary course of business under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (j) statutory or contractual Liens in favor of a landlord of the Company or any Subsidiary under any Lease and permitted pursuant to the terms thereof (and which have not been triggered by any default or breach under the applicable Lease), (k) any Lien created under federal, state or foreign securities Laws, (l) non-exclusive licenses of Company Intellectual Property granted to vendors and customers in the ordinary course of business and (m) the Liens set forth on Schedule A-II Permitted Liens. Except for clause (l), no other clause set forth in the foregoing shall apply to Intellectual Property.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, person or group (as such terms are used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Personal Data” shall mean data or information that (a) is defined as “personal data,” “personal information,” or “personally identifiable information” or a similar term under applicable Privacy Laws or Data Requirements, (b) alone or in combination with other information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual or natural person, consumer, household or device, or (c) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or personal identification numbers, financial account numbers, credit report information, biometric or health data, answers to security questions, or any other applicable personal identifiers).

“Privacy Laws” means all applicable privacy, data protection, information security, or security breach notification Laws and other Laws related to the Processing of Personal Data or Company IT Assets including, without limitation, the Health Insurance Portability and Accountability Act, the California Consumer Privacy Act and other comprehensive state privacy laws, the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”) and the General Data Protection Regulation (2016/679) (the “GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR, the United Kingdom’s Data Protection Act 2018, India’s Digital Personal Data Protection Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Family Educational Rights and Privacy Act, the Gramm–Leach–Bliley Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, state data security laws, state unfair or deceptive trade practices laws, state biometric privacy laws, state social security number protection laws, state data breach notification laws, and state data broker laws.

“Process” and its cognates means any operation or set of operations which is performed on Personal Data, whether by automated means, including to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, sell, rent, license, disseminate or otherwise make available or other actions that are otherwise defined as ‘processed’ or ‘processing’ under Privacy Laws or other Data Requirements.

“Public/Private Warrant” means each public or private warrant to purchase shares of Company Common Stock outstanding other than the Stifel Warrants.

“Required Financial Information” means (a) the audited consolidated balance sheet of the Company as of January 31, 2023 and the related audited consolidated statements of comprehensive loss, changes in consolidated statements of stockholders’ equity (deficit), and cash flows for the fiscal years ended January 31, 2023 and the audited consolidated balance sheet of the Company and the related audited consolidated statements of comprehensive loss, changes in consolidated statements of stockholders’ equity (deficit), and cash flows as of and for each fiscal year ended subsequent to January 31, 2023 and at least 90 days prior to the Closing Date and (b) the unaudited consolidated balance sheet of the Company as of October 31, 2023 and the related unaudited consolidated statement of comprehensive loss, statement of stockholders’ equity and statement of cash flows of the Company for the three month period ended October 31, 2023 and the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statement of comprehensive loss, statement of stockholders’ equity and statement of cash flows of the Company as of and for each fiscal quarter ended subsequent to October 31, 2023 and at least 45 days prior to the Closing Date; provided, however, that the Required Financial Information will not include, or be deemed to require the Company or its Subsidiaries to prepare, any (i) financial information concerning the Company or its Subsidiaries that the Company does not compile, prepare or otherwise generate in the ordinary course of business, except to the extent required to prepare a customary bank information memorandum, (ii) other information not reasonably available to the Company and its Subsidiaries under its current internal control and reporting systems, except to the extent required to prepare a customary bank information memorandum, (iii) pro forma financial statements and projections, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, or (iv) consolidating and other financial statements, segment reporting and data that would be required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, or any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Noes. 33-8732A, 34-54302A and IC-27444A, and other customary exceptions.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means any (a) unauthorized or unlawful acquisition of, access to, loss of, or misuse of Sensitive Data; (b) ransomware, phishing or other cyberattack that resulted in a monetary loss or a significant business disruption to Company IT Assets; or (c) other act or omission that compromises the security, confidentiality, integrity or availability of Sensitive Data or Company IT Assets.

“Sensitive Data” means (a) all Personal Data; and (b) other confidential or proprietary business or customer data and trade secret information.

“Software” means software, firmware, and computer programs, whether in source code or object code form.

“Specified Employees” means each Company or Company Subsidiary employee, officer, director or other independent contractor, whose target annual base salary exceeds $250,000.

“Stifel Warrant” means each warrant to purchase shares of Company Common Stock issued under the Stifel Warrant Agreement.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written Alternative Acquisition Proposal substituting in the definition thereof “50%” for “20%” and for 80% in each place each such phrase appears, made after the date hereof, that (a) was not solicited or received in violation of Section 6.1 and (b) the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, and considering such factors as the Company Board considers to be appropriate (including (x) all legal, regulatory and financial aspects of such Alternative Acquisition Proposal and (y) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 7.3(e)), to be more favorable from a financial point of view to the Company and its stockholders than the transaction contemplated by this Agreement.

“Tax” or “Taxes” means any and all federal, state, local and non-U.S. taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, capital gains, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, estimated ad valorem, value added and goods and services taxes or any other duty, fine, charge or levy in the nature of a tax, however denominated, together with any interest, penalty or addition to tax imposed by any taxing authority, in each case, whether disputed or not.

“Tax Return” means any return, report, form, or similar filing made or required to be made with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Union” means any labor union, trade union, works council or other employee representative body.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local, and foreign applicable Laws.

“Warrants” means, collectively, the Public/Private Warrants and the Stifel Warrants.

“Willful and Material Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, a material breach that is a consequence of a deliberate act undertaken by the breaching party or the deliberate failure by the breaching party to take an act it is required to take under this Agreement, where the breaching party knew, or reasonably should have known, that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement.

The following capitalized terms shall have the respective meanings ascribed thereto in the sections of the Agreement noted below opposite each such capitalized term.

Term	Section
Agreement	Preamble
Alternative Financing	7.4(c)
Anti-Corruption Laws	3.9(d)
Board Recommendation Notice Period	7.3(e)
Book-Entry Shares	1.4(b)
Cancelled Shares	1.4(c)
Certificate	1.4(b)
Certificate of Merger	1.2
Change of Recommendation	7.3(d)
Chosen Courts	9.4
Clearance Date	7.3(a)
Closing	2.1
Closing Date	2.1
Code	2.5
Commitment Letter	4.4(a)
Company	Preamble
Company Approvals	3.4(a)
Company Board	Recitals
Company Common Stock	1.4(b)
Company Disclosure Schedules	ARTICLE 3
Company Employees	7.7(c)
Company Knowledge Parties	Knowledge Definition
Company Permits	3.9(b)
Company Preferred Stock	3.2(a)
Company Recommendation	3.3(a)
Company Registered Intellectual Property	3.15(a)
Company Related Parties	8.3(d)
Company SEC Documents	3.5(a)

Term	Section
Company Severance Plans	7.7(c)
Company Stockholder Approval	3.3(b)
Company Stockholder Meeting	7.3(b)
Company Termination Fee	8.3(a)
Confidentiality Agreement	9.10
Consents	7.1
Continuation Period	7.7(c)
Copyrights	Intellectual Property Definition
Debt Commitment Letter	9.20
Debt Financing	7.4(d)
Debt Offer	7.5(b)
Debt Offer Documents	7.5(b)
Debt Payoff Amount	Payoff Letters Definition
Definitive Agreements	7.4(d)
DGCL	Recitals
Dissenting Shares	1.4(d)
Effective Time	1.2
End Date	8.1(b)(i)
Enforceability Exceptions	3.3(d)
Equity Financing	4.4(a)
Existing Indemnification Agreements	7.8(a)
Fair Value	4.13(a)(iv)
Financing Amounts	4.4(d)
Foreign Plan	3.11(e)
Governmental Entity	3.4(a)
HSR Act	3.4(a)
Indemnified Party	7.8(b)
Internal Controls	3.6(a)
Intervening Event Notice Period	7.3(f)
Leased Real Property	3.14
Limited Guarantee	4.5
Material Customers	Company Material Contract Definition
Material Vendors	Company Material Contract Definition
Marks	Intellectual Property Definition
Merger	Recitals

Term	Section
Merger Consideration	1.4(b)
Merger Sub	Preamble
New Plans	7.7(d)
Non-Recourse Party	9.19
OFAC	3.9(g)(iii)
Old Plans	7.7(d)
Note Repurchase Agreement	Company Material Contract Definition
Parent	Preamble
Parent Approvals	4.3(a)
Parent Disclosure Schedules	ARTICLE 4
Parent Information	4.8
Parent Knowledge Parties	Knowledge Definition
Parent Liability Limitation	8.3(e)
Parent Material Adverse Effect	4.1
Parent Related Parties	8.3(e)
Parent Termination Fee	8.3(b)
Parties	Preamble
Party	Preamble
Patent	Intellectual Property Definition
Paying Agent	2.3(a)(i)
Payment Fund	2.3(a)(i)
Permits	3.9(b)
Proxy Statement	3.4(a)
Public/Private Warrant Agreement	1.4(f)(i)
Recent Company SEC Documents	9.15
Redemption	7.5(c)
Repayment	7.5(c)
Representatives	7.6
Restricted Person	3.9(g)(i)
Sanctioned Country	3.9(g)(ii)
Sanctioned Person	3.9(g)(iii)
Second Disbursement Letter	7.19(b)
Special Committee	Recitals
Specified Acquisition	5.2
Stifel Warrant Agreement	1.4(f)(ii)
Stockholder Litigation	7.15
Surviving Corporation	1.1
Termination Date	5.1(a)

Term	Section
Trade Control Laws	3.9(g)(iv)
Trade Secrets	Intellectual Property Definition
Transaction Related Matters	8.3(d)
Trustee	Convertible Notes Indenture Definition
Unvested Company Option	1.5(a)(ii)
Unvested Company Option Consideration	1.5(a)(ii)
Unvested Company RSU Consideration	1.5(b)(ii)
Vested Company Option	1.5(a)(i)
Vested Company Option Consideration	1.5(a)(i)
Vested Company RSU	1.5(b)(i)
Vested Company RSU Consideration	1.5(b)(i)
Voting Agreements	Recitals

Annex B

800 NICOLLET MALL, SUITE 900 MINNEAPOLIS, MN 55402
P 612-303-6000

February 5, 2024

Board of Directors

ZeroFox Holdings, Inc.

1834 S. Charles Street

Baltimore, MD 21230

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (“Company Common Stock”), of ZeroFox Holdings, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to the Agreement and Plan of Merger, to be entered into as of February 6, 2024 (the “Agreement”), to be entered into among the Company, ZI Intermediate II, Inc. (“Parent”) and HI Optimus Merger Sub, Inc. (“Merger Sub”), a newly formed wholly owned subsidiary of Parent. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than (i) Cancelled Shares; (ii) Dissenting Shares; and (iii) Earnout Shares (as such terms are defined in the Agreement), shall be converted into the right to receive $1.14 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated February 4, 2024; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available; (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; (vii) performed a discounted cash flow analysis with respect to the Company’s projections, including on a segmented basis; and (viii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

Board of Directors

ZeroFox Holdings, Inc.

February 5, 2024

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

Board of Directors

ZeroFox Holdings, Inc.

February 5, 2024

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided investment banking services to portfolio companies of funds affiliated with New Enterprise Associates, a related party of the Company, for which we received compensation, and we are currently engaged or mandated on investment banking assignments by New Enterprise

Board of Directors

ZeroFox Holdings, Inc.

February 5, 2024

Associates, their affiliated funds or their portfolio companies. We also acted as financial advisor to ID Experts Holdings, Inc. in connection with its business combination with L&F Acquisition Corp. and ZeroFox, Inc. in August 2022 and received a financial advisory fee in connection with that transaction. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and Parent for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s Research Department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Sandler’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the merger consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company.

Board of Directors

ZeroFox Holdings, Inc.

February 5, 2024

Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the holders of Cancelled Shares, Dissenting Shares and Earnout Shares) as of the date hereof.

Sincerely,

/s/ Piper Sandler & Co.

PIPER SANDLER & CO.

Annex C

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2024 is entered into by and between [•] (“Stockholder”) and ZI Intermediate II, Inc., a Delaware corporation (“Parent”).

WHEREAS, contemporaneously with the execution of this Agreement, Parent, HI Optimus Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and ZeroFox Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company with the Company continuing as the Surviving Corporation (the “Merger”);

WHEREAS, Stockholder is willing to make certain representations, warranties, covenants and agreements as set forth in this Agreement with respect to shares of Company Common Stock currently, or that may become, legally or beneficially owned by Stockholder; and

WHEREAS, as a condition of and material inducement to Parent’s willingness to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Additional Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of this Agreement, including shares of Company Common Stock issued upon the vesting of Company RSUs.

(b) “Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that the Company shall be deemed not to be an Affiliate of Stockholder.

(c) “beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

(d) “Covered Shares” means, collectively, the Owned Shares and Additional Owned Shares.

(e) “Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates as of the date hereof (excluding shares of Company Common Stock issuable upon the vesting of unvested Company RSUs).

(f) “Transfer” means, with respect to a security, (i) any direct or indirect transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), or any offer to make such a transfer, pledge, hypothecation, encumbrance, assignment or other disposition, of such security or the legal or beneficial ownership thereof, and (ii) the entry into any option, agreement, arrangement or understanding, whether or not in writing, to take any of the foregoing actions referred to in the foregoing (i). As a verb, “Transfer” shall have a correlative meaning.

2. Voting Agreement. At any meeting of the stockholders of the Company, however called, and at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, including the Company Stockholder Meeting (each, a “Stockholder Meeting”), Stockholder shall, and shall cause any other holder of record of Covered Shares, to (including by delivery to the Company of a duly executed proxy card) (x) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (y) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:

(a) in favor of adopting the Merger Agreement and each of the transactions contemplated by the Merger Agreement, including the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, the Merger and each of the other actions contemplated by the Merger Agreement and this Agreement;

(b) in favor of any adjournment or postponement recommended by the Company with respect to any Stockholder Meeting with respect to the Merger Agreement and the Merger;

(c) against any Alternative Acquisition Proposal or any proposal relating to an Alternative Acquisition Proposal;

(d) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries; and

(e) against any proposal, action or agreement that would reasonably be expected to (A) impede, interfere with, delay, discourage, adversely affect, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement, (C) result in any of the conditions set forth in Section 2.2 of the Merger Agreement not being fulfilled or (D) except as expressly contemplated by the Merger Agreement, change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company.

Stockholder shall not commit or agree to take any action inconsistent with this Section 2 and any attempt by Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Shares in contravention of this Section 2 shall be null and void ab initio.

3. No Disposition or Solicitation.

(a) No Disposition or Adverse Act. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, Stockholder shall not (i) Transfer, offer to Transfer or consent to any Transfer of any or all of the Covered Shares or any legal or beneficial interest therein without the prior written consent of Parent, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any legal or beneficial interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Stockholder contained herein materially untrue or incorrect or in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, including the Merger. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void ab initio. In furtherance of this Agreement, Stockholder hereby authorizes and instructs the Company to instruct the Company’s transfer agent that there is a stop transfer order with respect to all of the Owned Shares (and that this Agreement places limits on the voting and transfer of the Owned Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the termination of this Agreement in accordance with Section 7. Notwithstanding the foregoing, nothing in this Agreement shall restrict the sale of shares of Company Common Stock pursuant to a trading plan established by the Stockholder pursuant to Rule 10b5-1 under the Exchange Act, which plan is in effect as of, and has been provided to Parent prior to, the date of this Agreement, solely to the extent such sales are sales to cover tax withholding obligations in connection with and upon the vesting of Company RSUs, and any shares of Common Stock sold in accordance with the foregoing shall not be deemed to be Covered Shares.

(b) Non-Solicitation. Stockholder shall not, and shall cause its Affiliates, representatives and agents (including its and their respective directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants and other advisors or representatives) (collectively, its “Representatives”) not to, directly or indirectly, (i) solicit, initiate, induce, knowingly encourage or knowingly facilitate the making or submission of any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal with, or furnish any nonpublic information relating to the Company or its Subsidiaries to, any Person (other than Parent, Merger Sub or their respective Representatives) relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an Alternative Acquisition Proposal (except, in each case, to notify such Person as to the existence of the provisions of this Section 3(b)), or afford any Person (other than Parent, Merger Sub or their respective Representatives) access to the businesses, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its Subsidiaries for the purpose of encouraging, inducing or facilitating or otherwise relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to an Alternative Acquisition Proposal, (iii) approve, endorse or recommend any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal, or (iv) enter into any letter of intent, agreement in principle, memorandum of understanding, or other acquisition agreement, merger agreement or similar agreement with respect to any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal (except for an Acceptable Confidentiality Agreement permitted under the Merger Agreement). Stockholder shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person and its Representatives (other than Parent, Merger Sub and their respective Representatives) relating to any Alternative Acquisition Proposal or any offer, proposal, inquiry or request that constitutes, or would reasonably be expected to result in or lead to, an Alternative Acquisition Proposal. Any violation of the foregoing restrictions by Stockholder or any of its Representatives shall be deemed to be a material breach of this Agreement by Stockholder.

4. Additional Agreements.

(a) Certain Events. If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, combination, exchange of shares, reclassification, recapitalization or other similar transaction affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by Stockholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder or any of its Affiliates.

(b) Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, including the Merger.

(c) Communications. Unless required by applicable law, Stockholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by the Company or Parent of Stockholder’s identity and holding of Covered Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that the Company or Parent reasonably determines to be necessary or desirable in any press release or any other disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify the Company and Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

(d) Additional Owned Shares and Update of Ownership Information. Promptly (and in any event within 48 hours) following (i) the acquisition by Stockholder of any Additional Owned Shares, Stockholder shall notify Parent in writing of the number and description of such Additional Owned Shares, and (ii) the written request of Parent, Stockholder shall notify Parent in writing of the number and description of the number of Covered Shares beneficially owned by such Stockholder or by such Stockholder’s Affiliates.

(e) Additional Purchases. Until the termination of this Agreement, Stockholder agrees that any shares of Company Common Stock, any securities convertible into or exchangeable for shares of Company Common Stock, or any interest in or right to acquire shares of Company Common Stock, whether now owned or hereafter acquired that Stockholder purchases or otherwise hereinafter acquires or with respect to which Stockholder otherwise acquires beneficial or record ownership of or acquires the voting power of after the execution of this Agreement and prior to the termination of this Agreement shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by Stockholder as of the date hereof.

5. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a) Title. Stockholder is the sole record and beneficial owner of the shares of Company Common Stock set forth on Schedule I (except that Stockholder is not the record holder of shares of Common Stock issuable upon the vesting of the Company RSUs as set forth on Schedule I), which constitute all of the Owned Shares owned of record or beneficially by Stockholder and its Affiliates on the date hereof and neither Stockholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any other shares of Company Common Stock or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or such other equity securities, other than shares of Common Stock issuable upon the vesting of Company RSUs as set forth on Schedule I. Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Section 3 and Section 4 and all other matters set forth in this Agreement, in each case, with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all Liens, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than as created by this Agreement).

(b) Organization. If Stockholder is a legal entity, Stockholder is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization.

(c) Authority; Due Execution and Delivery. Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement, the Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes the valid and binding agreement of Parent, this Agreement constitutes the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If Stockholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.

(d) No Filings; No Conflict or Default. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby by Stockholder do not and will not require Stockholder to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect on Stockholder’s ability to perform his, her or its obligations hereunder or consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Stockholder, if Stockholder is a legal entity, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to Stockholder or any of its properties or assets, (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under any Contract, instrument, permit, concession, franchise, right or license binding on Stockholder, (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Stockholder or (v) render Section 203 of the DGCL, or any other state anti-takeover Law or similar Law, applicable to the Merger or any other transaction involving Parent, other than in the case of clauses (ii), (iii) and (iv) above, any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect on Stockholder’s ability to perform his, her or its obligations hereunder or consummate the transactions contemplated hereby.

(e) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

(f) No Fees. Stockholder has not employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement or the Merger Agreement who would be entitled to any fee or any commission from the Stockholder, the Company or Parent in connection with the transactions contemplated hereby or thereby.

(g) Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

6. Representations and Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(a) Organization. Parent is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

(b) Authority; Due Execution and Delivery. Parent has all necessary power and authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement, Parent’s obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes the valid and binding agreement of Stockholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

(c) No Filings; No Conflict or Default. The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby by Parent do not and will not require Parent to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect on Parent’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby, do not and will not contravene or conflict with the organizational or governing documents of Parent or, except as would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect on Parent’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby, contravene or conflict with or constitute a violation of any provision of any Law or agreement binding on or applicable to Parent or any of its properties or assets.

(d) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Parent, threatened against Parent at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Parent to perform its obligations hereunder or consummate the transactions contemplated hereby on a timely basis.

7. Termination. The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (a) the mutual agreement of Parent and Stockholder, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms, including, without limitation, pursuant to Section 8.1(c)(iii) of the Merger Agreement; (d) the Company Board making a Change of Recommendation in compliance with Section 7.3(f) of the Merger Agreement; and (e) the effectiveness of any amendment of the Merger Agreement that decreases the Merger Consideration (as may be adjusted pursuant to Section 1.4(g) of the Merger Agreement) or changes the form of the Merger Consideration payable to holders of Company Common Stock pursuant to the Merger; provided that (i) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (ii) this Section 7 and Section 9 shall survive any termination of this Agreement.

8. No Limitation; Fiduciary Duties. Stockholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Nothing in this Agreement shall limit the Stockholder from complying with his or her fiduciary obligations as an officer of the Company or member of the Company Board solely while acting in such capacity as an officer of the Company or member of the Company Board , and no action taken (or omitted to be taken) by the Stockholder solely in his or her capacity as an officer of the Company or member of the Company Board shall be deemed to constitute a breach of this Agreement if such action (or inaction) complies with the terms of this Agreement and the Merger Agreement, including, without limitation Section 6.1 and Section 7.3 of the Merger Agreement.

9. Miscellaneous.

(a) Entire Agreement. This Agreement (together with Schedule I) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement or any of the foregoing specifically identified documents.

(b) Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

(c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Stockholder (in the case of any assignment by Parent) or Parent (in the case of an assignment by Stockholder); provided that Parent may assign its rights and obligations hereunder to Merger Sub or any other Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void ab initio.

(d) Binding Successors. Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Shares, Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by Stockholder and its Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including Stockholder’s heirs, guardians, administrators, representatives or successors.

(e) Amendments. This Agreement may not be amended, and no provision of this Agreement may be waived or modified, without the prior written consent of each party hereto, and any attempted amendment, waiver or modification hereof without such prior written consent shall be null and void and of no force or effect.

(f) Notice. All notices and other communications under this Agreement shall be given by the means specified in Section 9.7 of the Merger Agreement (and shall be deemed given as specified therein), addressed as follows:

If to Stockholder, to:

At the address and email address set forth on Schedule I hereto.

With a copy (which shall not constitute notice) to:

Venable LLP

750 E. Pratt Street, Suite 900

Baltimore, Maryland 21202

Attention: Michael D. Schiffer and Anthony J. Rosso

Email: mschiffer@venable.com and ajrosso@venable.com

If to Parent, to:

c/o Haveli Investment Management LLC

405 Colorado St, Suite 1600

Austin, Texas 78701

Attention: [*****]

Email: [*****]

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: William M. Shields, David M. Hutchins and Sarah H. Young

Email: william.shields@ropesgray.com, david.hutchins@ropesgray.com and sarah.young@ropesgray.com

(g) Severability. Any term or provision of this Agreement that is deemed invalid or unenforceable by a Chosen Court shall be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement. If any provision of this Agreement is deemed to be invalid or unenforceable by a Chosen Court, the parties hereto shall negotiate in good faith to modify this Agreement by replacing such provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

(h) Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) Extension; Waiver. Any agreement on the part of a party hereto to any extension or waiver of the terms hereof shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The delay or failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(j) No Third Party Beneficiaries. The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

(k) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) to the extent such provisions or rules are not mandatorily applicable by statute and would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of Chosen Courts or from any legal process commenced in Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) such action or proceeding in Chosen Courts is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts in the manner provided for notices in Section 9.7 of the Merger Agreement. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(l) Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9(l).

(m) Specific Performance. The parties hereto agree that Parent would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached by Stockholder, and that Parent would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that Parent shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent is entitled at law or in equity. Stockholder accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 9(m).

(n) Heading; Interpretation. Headings of the Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(o) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties hereto.

(p) Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.

(q) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

[Signature pages follow.]

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

ZI INTERMEDIATE II, INC.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Name and Contact Information for Stockholder	Number of Shares of Company Stock Beneficially Owned[1]	Number of Shares of Company Stock Issuable Upon the Vesting of Company RSUs
[Name]
[Address]
Attention: [•]	[•]	[•]
Email: [•]

[1]	Include [ ] shares issuable upon Company RSUs that will vest within 60 days of the date of this Agreement.

Annex D

CERTIFICATE OF INCORPORATION

OF

HI OPTIMUS MERGER SUB, INC.

1. Name. The name of this corporation is HI Optimus Merger Sub, Inc. (the “Corporation”).

2. Registered Office. The registered office of the Corporation in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. Stock. The total number of shares of stock that the Corporation shall have authority to issue is one hundred (100) shares of common stock, $0.01 par value per share (“Common Stock”). Each share of Common Stock shall be entitled to one vote.

5. Incorporator. The name and mailing address of the incorporator is: Jonathan Egol, c/o Ropes & Gray LLP, 800 Boylston St, Boston, MA 02199.

6. Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

7. Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”). The size of the Board of Directors shall be determined as set forth in the bylaws of the Corporation, as in effect from time to time (the “Bylaws”). The election of directors need not be by written ballot unless the Bylaws shall so require.

8. Authority of Directors. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

9. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

10. Indemnification.

(a) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (ii) in such person’s capacity as an officer, employee or agent of the Corporation or in such person’s capacity as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (i) and (ii), a “Covered Person”), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board of Directors. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

(b) The Corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (i) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (ii) adequate documentation reflecting such expenses.

(c) It is the intent that with respect to all advancement and indemnification obligations under this paragraph 10, the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries). The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this paragraph 10 from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).

(d) The Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Certificate of Incorporation.

11. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph. As used herein, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

12. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the Bylaws.

13. If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

14. The Corporation shall not be governed by Section 203 of the DGCL.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 26th day of January, 2024.

By:	/s/ Jonathan Egol
Name: Jonathan Egol
Title: Sole Incorporator

ANNEX E

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of§ 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) Repealed by 82 Laws 2020, ch. 256, § 15.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex F

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS

OF

ZEROFOX HOLDINGS, INC.

March 8, 2024

THE UNDERSIGNED, being all of the members of the Board of Directors (the “Board”) of ZeroFox Holdings, Inc., a Delaware corporation (the “Company”), acting by written consent without a meeting pursuant to Section 141(f) of the Delaware General Corporation Law (“DGCL”), do hereby consent to, approve and adopt the following resolutions, by written or electronic transmission consent:

WHEREAS, on February 6, 2024, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among ZI Intermediate II, Inc., HI Optimus Merger Sub, Inc. (“Merger Sub”) and the Company, pursuant to which, among other matters, Merger Sub will merge with and into the Company, with the Company surviving as the surviving corporation and a wholly-owned subsidiary of ZI Intermediate II, Inc. (the “Merger”), pursuant to the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Board adopted resolutions on February 5, 2024 (the “Resolutions”), approving, among other matters, the Merger Agreement;

WHEREAS, at a Board meeting on March 7, 2024, the Board received a presentation from Venable LLP, the Company’s outside counsel in connection with the Merger, with respect to the Delaware Court of Chancery’s opinion issued on February 29, 2024 with respect to the case Sjunde AP-Fonden v. Activision Blizzard, Inc., et al., C.A. No. 2022-1001-KSJM (Del. Ch. Feb. 29, 2024) (“Activision”), pursuant to which the court held that, in approving a merger transaction in accordance with Section 251 of the DGCL, the relevant agreement and plan of merger must be, at minimum, “essentially complete” at the time such agreement is adopted by the board of directors of a Delaware corporation;

WHEREAS, certain ministerial updates were made to the Merger Agreement following the Board’s prior approval, as memorialized in the Resolutions, of the Merger Agreement;

WHEREAS, the Board has received the execution version of the Merger Agreement and additional documentation related thereto (including, among other things, the certificate of incorporation of Merger Sub, the Company Disclosure Schedules and the Parent Disclosure Schedules (as such terms are defined in the Merger Agreement));

WHEREAS, the Board believes that its prior approval of the Merger Agreement and the Company’s execution thereof complied with the requirements of DGCL Section 251; however, the Board desires to ratify the adoption and execution of the Merger Agreement pursuant to DGCL

F-1

Section 204 to eliminate the risk that, or any uncertainty as to whether, such approval or execution did not comply with DGCL Section 251 or was otherwise a “defective corporate act” (as defined in DGCL Section 204(h)(1)).

NOW, THEREFORE, BE IT RESOLVED, in light of the Activision decision, the Board hereby (1) confirms that the Board approves, adopts and declares advisable the Merger Agreement, in the execution version that has been provided to the Board, along with additional related documentation which are incorporated by reference in the Merger Agreement; (2) confirms that the Board recommends that the Company’s stockholders approve and adopt the Merger Agreement; (3) ratifies each of the other actions taken pursuant to the Resolutions; (4) pursuant to DGCL Section 204, (i) identifies as potentially defective corporate acts the Board’s approval, adoption and declaration of the advisability of the Merger Agreement on February 5, 2024 and the Company’s execution of and entry into the Merger Agreement on February 6, 2024 (collectively, the “Acts”), (ii) identifies that the nature of the failure of authorization in respect of the Acts is that the Acts may not have been taken in accordance with DGCL Section 251 given that certain ministerial updates were made to the Merger Agreement after the Board’s adoption of the Resolutions and that the Board may not have received all of the related documentation incorporated by reference in the Merger Agreement, and (iii) approves and adopts the ratification of the Acts; and (5) directs the officers of the Company to provide prompt notice, in the name of and on behalf of the Company, of the ratification of the Acts in accordance with DGCL Section 204(g).

F-2

IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent.

BOARD OF DIRECTORS:

/s/ James C. Foster
James C. Foster

/s/ Adam Gerchen
Adam Gerchen

/s/ Todd Headley
Todd Headley

/s/ Paul Hooper
Paul Hooper

/s/ Thomas F. Kelly
Thomas F. Kelly

/s/ Samskriti King
Samskriti King

/s/ Teresa H. Shea
Teresa H. Shea

/s/ Barbara Stewart
Barbara Stewart

[SIGNATURE PAGE TO RESOLUTIONS

OF THE BOARD OF DIRECTORS OF ZEROFOX HOLDINGS, INC.]

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION SCAN TO VIEW MATERIALS & VOTE w ZEROFOX HOLDINGS, INC. 1834 S. CHARLES STREET VOTE BY INTERNET BALTIMORE, MD 21230 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ZFOX2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V34920-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZEROFOX HOLDINGS, INC. The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of February 6, 2024 (the “merger agreement”), by and among ZeroFox Holdings, Inc. (“ZeroFox”), ! ! ! ZI Intermediate II, Inc., a Delaware corporation (“Parent”), and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the merger agreement, Merger Sub will merge with and into ZeroFox and the separate corporate existence of Merger Sub will cease, with ZeroFox continuing as the surviving corporation and a wholly-owned subsidiary of Parent. For Against Abstain 2. To approve one or more adjournments of the Special Meeting to a later date or dates if necessary or advisable, including adjournments to solicit additional ! ! ! proxies if there are insufficient votes at the time of the Special Meeting to approve the merger agreement proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V34921-TBD ZEROFOX HOLDINGS, INC. Special Meeting of Stockholders [TBD], 2024, [TBD] AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of ZeroFox Holdings, Inc., a Delaware corporation, hereby appoint(s) Timothy S. Bender and Thomas P. FitzGerald, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Special Meeting of Stockholders to be held at [TBD] AM, ET on [TBD], 2024, via live webcast at www.virtualshareholdermeeting.com/ZFOX2024SM, and any postponement or adjournment thereof (the “Special Meeting”), to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, each of which are incorporated herein by reference, and hereby revoke(s) any proxy heretofore given with respect to the Special Meeting of Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE PROXYHOLDERS’ DISCRETION ON SUCH MATTER. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side